Exhibit 10.2

EXECUTED VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

October 25, 2018

among

XPONENTIAL FITNESS LLC and ST. GREGORY HOLDCO, LLC,

as Borrower,

THE OTHER LOAN PARTIES PARTY HERETO,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,

as Administrative Agent

Page

SECTION 1	DEFINITIONS	2
1.1.	Definitions	2

1.2.	Other Interpretive Provisions	42

1.3.	Accounting and Other Terms	43
SECTION 2	COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES	45
2.1.	Commitments	45

2.2.	Loan Procedures	45

2.3.	Letter of Credit Procedures	47

2.4.	Commitments Several	49

2.5.	Certain Conditions	49

2.6.	Defaulting Lenders	49

2.7.	Increase in Commitments	51
SECTION 3	EVIDENCING OF LOANS	55
3.1.	Notes	55

3.2.	Recordkeeping	55
SECTION 4	INTEREST	55
4.1.	Interest Rates	55

4.2.	Interest Payment Dates	56

4.3.	Setting and Notice of LIBOR Rates/Replacement of LIBOR Rate	56

4.4.	Computation of Interest	56
SECTION 5	FEES	57
5.1.	Non-Use Fee	57

5.2.	Letter of Credit Fees	57

5.3.	Prepayment Fees	58

5.4.	Administrative Agent’s Fees	58
SECTION 6	REDUCTION OR TERMINATION OF THE REVOLVING
	COMMITMENT; PREPAYMENTS	58
6.1.	Reduction or Termination of the Revolving Commitment	58

6.2.	Prepayments	59

6.3.	Manner of Prepayments	60

6.4.	Repayments	60
SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	61
7.1.	Making of Payments	61

7.2.	Application of Certain Payments	61

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(continued)

Page

7.3.	Due Date Extension	62

7.4.	Setoff	62

7.5.	Proration of Payments	62

7.6.	Taxes	62
SECTION 8	INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS	66
8.1.	Increased Costs	66

8.2.	Basis for Determining Interest Rate Inadequate or Unfair	66

8.3.	Changes in Law Rendering LIBOR Loans Unlawful	67

8.4.	Funding Losses	67

8.5.	Right of Lenders to Fund through Other Offices	67

8.6.	Discretion of Lenders as to Manner of Funding	68

8.7.	Mitigation of Circumstances; Replacement of Lenders	68

8.8.	Conclusiveness of Statements; Survival of Provisions	68
SECTION 9	REPRESENTATIONS AND WARRANTIES	69
9.1.	Organization	69

9.2.	Authorization; No Conflict	69

9.3.	Validity and Binding Nature	69

9.4.	Financial Condition	69

9.5.	No Material Adverse Change	70

9.6.	Litigation and Contingent Liabilities	70

9.7.	Ownership of Properties; Liens	70

9.8.	Equity Ownership; Subsidiaries	70

9.9.	Pension Plans	71

9.10.	Investment Company Act	72

9.11.	Compliance with Laws	72

9.12.	Regulation U	72

9.13.	Taxes	72

9.14.	Solvency, etc.	72

9.15.	Environmental Matters	73

9.16.	Insurance	73

9.17.	Real Property	73

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(continued)

Page

9.18.	Information	73

9.19.	Intellectual Property	74

9.20.	Burdensome Obligations	74

9.21.	Labor Matters	74

9.22.	Anti-Terrorism Laws	74

9.23.	No Default	75

9.24.	Economic Sanctions and AML	75

9.25.	Patriot Act and Anti-Bribery	75

9.26.	Related Agreements, etc.	75

9.27.	Franchise Matters	76

9.28.	Holdings and Intermediate Holdings	80

9.29.	Location of Bank Accounts	81

9.30.	Material Contracts	81

9.31.	Employee and Labor Matters	81

9.32.	No Bankruptcy Filing	82

9.33.	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN	82

9.34.	Hedging Agreements	82
SECTION 10	AFFIRMATIVE COVENANTS	82
10.1.	Reports, Certificates and Other Information	82

10.2.	Books, Records and Inspections	85

10.3.	Maintenance of Property; Insurance	86

10.4.	Compliance with Laws; Payment of Taxes and Liabilities	87

10.5.	Maintenance of Existence, etc.	87

10.6.	Use of Proceeds	87

10.7.	Employee Benefit Plans	88

10.8.	Environmental Matters	88

10.9.	Further Assurances	88

10.10.	Deposit Accounts	89

10.11.	Post Closing Covenants	89

10.12.	Holdings Covenant	90

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(continued)

-iv-

(continued)

Page

14.3.	Delegation of Duties	114

14.4.	Exculpation of Administrative Agent	114

14.5.	Reliance by Administrative Agent	114

14.6.	Notice of Default	115

14.7.	Credit Decision	115

14.8.	Indemnification	115

14.9.	Administrative Agent in Individual Capacity	116

14.10.	Successor Administrative Agent	116

14.11.	Collateral Matters	117

14.12.	Restriction on Actions by Lenders	117

14.13.	Administrative Agent May File Proofs of Claim	117

14.14.	Other Agents; Arrangers and Managers	118

14.15.	Protective Advances	118
SECTION 15	GENERAL	119
15.1.	Waiver; Amendments	119

15.2.	Confirmations	120

15.3.	Notices	120

15.4.	Computations	121

15.5.	Costs, Expenses	122

15.6.	Assignments; Participations	122

15.7.	Register	124

15.8.	GOVERNING LAW	125

15.9.	Confidentiality	125

15.10.	Severability	127

15.11.	Nature of Remedies	127

15.12.	Entire Agreement	127

15.13.	Counterparts	127

15.14.	Successors and Assigns	127

15.15.	Captions	128

15.16.	Customer Identification – USA Patriot Act Notice	128

15.17.	INDEMNIFICATION BY LOAN PARTIES	128

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(continued)

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ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1.1(a)	Disqualified Lenders
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Equity Ownership/Subsidiaries
SCHEDULE 9.13	Reportable Transaction
SCHEDULE 9.17	Real Property
SCHEDULE 9.19	Intellectual Property
SCHEDULE 9.21	Labor Matters
SCHEDULE 9.27	Franchise Matters
SCHEDULE 9.29	Bank Accounts
SCHEDULE 9.30	Material Contracts
SCHEDULE 9.33	Legal Names; Etc.
SCHEDULE 10.11	Post-Closing Obligations
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.11	Investments
SCHEDULE 12.1	Debt to be Repaid

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Assignment Agreement (Section 15.6.1)
EXHIBIT D	Form of Notice of Borrowing (Section 2.2.2)

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 25, 2018 (this “Agreement”) is entered into among (i) Xponential Fitness LLC, a Delaware limited liability company and St. Gregory Holdco, LLC, a Delaware limited liability company, (ii) any Person from time to time joined hereto as a borrower party in accordance with the terms hereof (together with Xponential Fitness LLC and St. Gregory Holdco, LLC, individually and collectively referred to herein as “Borrower”), (iii) the other Loan Parties party hereto, (iv) the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”) and (v) MONROE CAPITAL MANAGEMENT ADVISORS, LLC (in its individual capacity, “Monroe Capital”), as administrative agent for the Lenders.

RECITALS

WHEREAS, Intermediate Holdings, Borrower, the other Loan Parties party thereto, the Lenders and Monroe Capital entered into a Credit Agreement dated as of September 29, 2017 (as amended, restated, modified or supplemented prior to the date hereof, including by that certain Amended and Restated Credit Agreement dated as of June 28, 2018, the “Existing Credit Agreement”);

WHEREAS, Holdings (“Purchaser”) intends to purchase all of the Capital Securities of Pure Barre (“Seller”) via Barre Holdco, pursuant to that certain PB Acquisition Agreement pursuant to which, immediately prior to consummation of the Acquisition of Barre Holdco by Holdings, Merger Sub will merge with and into Barre Holdco, with Barre Holdco being the surviving entity (such transaction, the “Closing Date Acquisition”);

WHEREAS, Borrower has requested that the Lenders make Loans to provide the funds required to refinance the Borrowers’ indebtedness under the Existing Credit Agreement, finance a portion of the Closing Date Acquisition, to pay fees, costs and expenses incurred in connection with the foregoing, and to provide for the ongoing general corporate purposes and working capital needs of Borrower and other Loan Parties as further provided herein, in an aggregate principal amount of $145,000,000 in the form of (a) Existing Term A Loans made pursuant to the Existing Credit Agreement prior to the Closing Date, (b) Additional Term A Loans to Borrower on the Closing Date in an aggregate principal amount of $65,332,106.23, (c) Revolving Loans to Borrower from time to time in an aggregate principal amount not to exceed $10,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein;

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement in its entirety.

WHEREAS, Administrative Agent and the Lenders hereby acknowledge and agree: (i) to the consummation of Closing Date Acquisition and the transactions contemplated thereby; and (ii) that the Closing Date Acquisition and the transactions contemplated thereby shall not constitute an Event of Default under this Agreement or the Existing Credit Agreement; and

WHEREAS, the parties hereto intend that this Agreement not effect a novation of the obligations of Borrower or Guarantors under the Existing Credit Agreement but merely a restatement, and where applicable, an amendment to the terms governing such obligations.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS.

1.1.        Definitions. When used herein the following terms shall have the following meanings:

“Account Debtor” is defined in the Guaranty and Collateral Agreement.

“Account or Accounts” is defined in the UCC or PPSA, as applicable.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger, amalgamation or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Term A Loan” is defined in Section 2.1.2(a).

“Additional Term A Loan Commitment” means, as to any Lender, such Lender’s commitment to make Additional Term A Loans under this Agreement. The amount of each Lender’s Additional Term A Loan Commitment is set forth on Annex A. The aggregate amount of the Additional Term A Loan Commitments of all Lenders as of the Closing Date is $65,332,106.23.

“Administrative Agent” means Monroe Capital in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

“Affected Loan” is defined in Section 8.3.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

“Agent Fee Letter” means, the second amended and restated fee letter dated as of the Closing Date between Borrower and the Administrative Agent.

“Agreement” is defined in the preamble of this Agreement.

“AKTF” means AKT Franchise, LLC, a Delaware limited liability company.

“Allocable Amount” is defined in Section 16.6.

“Applicable Margin” means, as of any date of determination, the applicable rate per annum set forth in the following table that corresponds to the Total Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate delivered to Administrative Agent pursuant to Section 10.1.3. For the period from the Closing Date through the date that Administrative Agent receives the Compliance Certificate for the Computation Period ending December 31, 2018, the Applicable Margin will be the rate per annum in the row styled “Level II”:

Level	Total Debt to EBITDA Ratio	Applicable Margin LIBOR Loans	Applicable Margin Base Rate Loans
I	≥ 4.50:1.00	6.50%	3.25%
II	<4.50:1.00 but ≥ 3.00:1.00	6.00%	2.75%
III	< 3.00:1.00	5.50%	2.25%

Except as otherwise set forth in this definition, the Applicable Margin will be based upon the most recent Compliance Certificate. Notwithstanding the foregoing, the Applicable Margin will be re-determined quarterly on the first day of the month following the date of delivery to Administrative Agent of the applicable Compliance Certificate pursuant to Section 10.1.3. If Borrower fails to furnish or cause Borrower Representative to furnish any Compliance Certificate when that Compliance Certificate is due, then the Applicable Margin will be the rate per annum in the row styled “Level I” as of the first Business Day of the month following the date on which that Compliance Certificate was required to be delivered until the date on which that Compliance Certificate is delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver that Compliance Certificate, the Applicable Margin will be set at the rate per annum based upon the calculations disclosed by that Compliance Certificate. If any information contained in any Compliance Certificate delivered pursuant to Section 10.1.3. is shown to be inaccurate, and that inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin actually applied for that period, then (i) Borrower shall promptly deliver or cause to be delivered to Administrative Agent a correct Compliance Certificate for that period; (ii) the Applicable Margin will be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for that period (irrespective of whether a correct Compliance Certificate is delivered); and (iii) Borrower shall promptly (but in any event within two Business Days after delivery of that corrected Compliance Certificate or after demand by Administrative Agent) deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of the increased Applicable Margin for that period, which payment Administrative Agent shall promptly apply to the affected Obligations.

“Approved Fund” means (a) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; (c) any third party which provides “warehouse financing” to a Person described in the preceding clause (a) or (b) (and any Person described in said clause (a) or (b) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing); and (d) (i) any investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (x) a Lender, (y) an Affiliate of a Lender or (z) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender; provided in no event shall any Disqualified Lender be an Approved Fund.

“Area Representative Agreement” means an agreement between any Company or any Subsidiary and a Franchisee under which such Franchisee (referred to as an area representative) has been granted the right to solicit and screen prospective Franchisees for, and assist such Company or such Subsidiary in providing services to, unit Franchises operating under the trade name of such Company or such Subsidiary in a designated geographical area for a defined period of time, including any addendum, amendment, extension or renewal thereof, and together with any guarantee or other instrument or agreement relating thereto.

“Asset Disposition” means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than Borrower or other Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual condemnation, confiscation, requisition, seizure or taking thereof).

“Assignee” is defined in Section 15.6.1.

“Assignment Agreement” is defined in Section 15.6.1.

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, dated as of June 28, 2018, among TPG Growth III Fitness L.P., Sponsor and Holdings.

“Attorney Costs” means, with respect to any Person, all reasonable documented out-of-pocket fees and charges of any counsel to such Person and all court costs and similar legal expenses.

“Available Amount” means, as of any date of determination (each, a “Reference Date”), (a) an amount equal to the sum of (i) aggregate Excess Cash Flow for all Fiscal Years for which financial statements have been required to be delivered pursuant to Section 10.1.1, commencing with the Fiscal Year ending December 31, 2018, and ending prior to such Reference Date and (ii) the aggregate amount of Net Cash Proceeds from any issuance of Qualified Equity Interests by Holdings or other contributions to the capital of Holdings (other than equity issued in connection with the Borrower’s exercise of its Cure Right under Section 13.4), in each case, received by the Borrower after the Closing Date and prior to the applicable Reference Date; provided that all such Net Cash Proceeds must be used or applied in accordance with this Agreement within one hundred eighty (180) days of the receipt thereof or the Available Amount shall thereafter not include the amount of such Net Cash Proceeds, minus (b) the amount of prepayments required to be made in respect of such Excess Cash Flow pursuant to Section 6.2.2(a)(iv), minus (c) the aggregate usage of the Available Amount by the Loan Parties under this Agreement during the period from the Closing Date through such Reference Date. Notwithstanding anything herein to the contrary, unless (x) no Default or Event of Default has occurred and is continuing or would result from the proposed usage of the Available Amount and (y) there would be no violation of any covenant set forth in Section 11.14 for the most recently ended 12-month period for which Administrative Agent has received financial statements pursuant to Section 10.1.2, as determined on a pro forma basis, after giving effect to the proposed usage of the Available Amount as if such usage occurred on the last day of such 12-month period, using, for purposes of the calculation in clause (y), EBITDA for the most recently ended 12-month period for which Administrative Agent has received financial statements pursuant to Section 10.1.2, the Available Amount as of any Reference Date shall be $0.00.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Agreements” means those certain agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Lender or its Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, controlled disbursement, lockbox, electronic funds transfers (including, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with any Lender or its Affiliates, (c) debit cards and credit cards, or (d) so long as prior written notice thereof is provided by Lender (or its Affiliate) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to, or transaction entered into with, any Loan Party by a Lender or its Affiliates. No Hedging Agreements or Hedging Obligations will be deemed Bank Products or included as Bank Product Obligations without Administrative Agent’s prior written consent.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Barre Holdco” means Barre Holdco, LLC, a Delaware limited liability company.

“Base Rate” means, at any time, a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus 0.5%, (b) the Prime Rate, (c) 4.25% and (d) the LIBOR Rate plus 1.0%.

“Base Rate Loan” means any Loan which bears interest at or by reference to the Base Rate.

“Borrower” is defined in the preamble of this Agreement.

“Borrower Representative” means Xponential Fitness LLC, a Delaware limited liability company.

“Borrowing Availability” means the lesser of (a) the Revolving Commitment and (b) to the extent Borrower requests Revolving Loans and Letters of Credit in an aggregate principal amount in excess of $1,000,000, (i) EBITDA for the most recently ended 12 month period for which Administrative Agent has received financial statements pursuant to Section 10.1.2 multiplied by the maximum Total Debt to EBITDA Ratio permitted under Section 11.14.2 for the most recently ended Computation Period minus (ii) outstanding Total Debt (other than Revolving Outstandings).

“BSA” is defined in Section 9.24.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

“Canadian AML Laws” means the Proceeds of Crime (Money Laundering) and Terrorism Financing Act (Canada), the Criminal Code (Canada), the Special Economic Measures Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the Freezing Assets of Corrupt Foreign Public Officials Act (Canada), the United Nations Act and other applicable Canadian anti-money laundering and “know your client” policies, regulations, laws or rules, together with any guidelines or orders thereunder and any similar Canadian legislation, rules, regulations and interpretations thereunder or related thereto.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan that contains a “defined benefit provision” as defined in subsection 147.1(1) of the ITA, excluding any Canadian Multi-Employer Plans, whether existing on the Closing Date or which would be considered a Canadian Defined Benefit Plan if assumed, adopted or otherwise participated in or contributed to by a Loan Party thereafter.

“Canadian Multi-Employer Plan” means any Canadian Defined Benefit Plan to which a Loan Party or a Subsidiary is required to contribute pursuant to a collective agreement or participation agreement and which is not maintained or administered by a Loan Party or any of its Affiliates, whether existing on the Closing Date or which would be considered a Canadian Multi-Employer Plan if assumed, adopted or otherwise participated in or contributed to by a Loan Party or a Subsidiary thereafter.

“Canadian Pension Plans” means each plan which is a “registered pension plan” as defined in the ITA or which is required to be registered under federal or provincial pension benefits standards legislation established, maintained or contributed to by any Loan Party or any Subsidiary, or under which any Loan Party or any Subsidiary has any liability or contingent liability, in relation to any employees or former employees that it may have in Canada.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, including expenditures in respect of Capital Leases, but excluding any expenditures (a) made in connection with the replacement, substitution or restoration of assets to the extent financed from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) made with Net Cash Proceeds from awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) made with Net Cash Proceeds from any issuance of Capital Securities by any Loan Party directly or indirectly to Sponsor or other existing holders of Capital Securities to the extent used solely to fund Capital Expenditures, (d) made with Net Cash Proceeds of dispositions permitted under this Agreement, (e) made by Holdings or any Subsidiary to effect leasehold improvements to any property leased by Holdings or such Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, and (f) actually paid for by a third party (excluding Holdings or any Subsidiary) and for which none of Holdings or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period). For purposes of this definition, (i) the purchase price of equipment that is purchased substantially simultaneously with the trade-in or sale of existing equipment (or proceeds contributed by an unrelated third party) shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be, (ii) the aggregate consideration paid in connection with permitted investments shall not be included in Capital Expenditures, and (iii) the purchase price of equipment and leasehold improvements purchased in connection with the Fueled Collective Build-Out shall not be reduced by any landlord reimbursement payment.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with

GAAP, is accounted for as a capital lease on the balance sheet of such Person, provided however, for purposes of this Agreement, any obligations of a Person under a lease that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person under GAAP as in effect as of the Closing Date shall not be treated as a capitalized lease as a result of the adoption of changes in GAAP or changes in the application of GAAP.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

“Cash Collateralize” means to deliver cash collateral to an Issuing Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to such Issuing Lender and in an amount equal to 103% of the Stated Amount of such outstanding Letters of Credit. Derivatives of such term have corresponding meanings.

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Administrative Agent.

“CB Purchase Agreement” means that certain Unit Purchase Agreement, dated as of the Original Closing Date, by and among, Holdings, as buyer, Montgomery Ventures Investments, LLC, as seller, CycleBar Holdco, LLC, a Delaware limited liability company, and the CB Principals (as defined therein) named therein.

“CBF” means CycleBar Franchising, LLC, an Ohio limited liability company.

“CFC” means any (i) foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) domestic Subsidiary substantially all of the assets of which consist of the stock of one or more foreign Subsidiaries each of which is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the adoption or phase-in of, or any change in, in each case after the date of this Agreement, any applicable law, rule, or regulation, or any change in the interpretation or administration of any applicable law, rule, or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, will, in each case, be deemed to have been adopted and gone into effect after the date of this Agreement.

“Change of Control” means the occurrence of any of the following events: (a) Sponsor shall cease to, directly or indirectly, (i) own and control at least 51% of the economic and voting interests of Holdings or (ii) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the Governing Body of Holdings or to direct the management policies and decisions of Holdings; (b) Sponsor shall receive consideration in excess of $20,000,000 from the sale or disposition of the Capital Securities of Holdings (or of any direct or indirect parent of Holdings); or (c) Holdings shall cease to, directly or indirectly, own or control 100% (or in the case of a Subsidiary that is not a Wholly-Owned Subsidiary, the applicable percentage owned by Holdings of such Subsidiary on the Closing Date) of each class of the outstanding Capital Securities of each Loan Party and Subsidiary (other than (i) Holdings, (ii) in the case of a Subsidiary that is not a Wholly-Owned Subsidiary, the applicable percentage of such entity owned by Holdings on the Closing Date and (iii) any Loan Party or Subsidiary that ceases to exist or is otherwise sold, transferred or otherwise disposed of following a transaction permitted by Section 11.5).

“Closing Date” is defined in Section 12.1.

“Closing Date Acquisition” is defined in the recitals of this Agreement.

“Club Pilates Purchase Agreement” means that certain Unit Purchase Agreement by and among TPG Growth III Fitness, LP, as Buyer, the Holders of all units of the Company, Club Pilates Franchise, LLC, as the Company, and Anthony Geisler, in his individual capacity and as the unitholder representative dated as of May 2, 2017.

“Club Pilates Royalty Buyout” means the buy-out price payable by Club Pilates Franchise, LLC to St. Gregory Development Group, LLC in respect of the exercise of the buyout of its performance bonus obligation pursuant to that certain Independent Contractor Agreement, dated June 1, 2015, by and between St. Gregory Development Group and Club Pilates Franchise, LLC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means “Collateral” (as defined in the Guaranty and Collateral Agreement) and any and all other property now or hereafter securing Obligations.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Administrative Agent, waives or subordinates any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to remove or sell any Collateral stored or otherwise located thereon.

“Collateral Documents” means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Mortgage Related Document, each Collateral Access Agreement, each Pledge Agreement, each Intellectual Property Security Agreement, each control agreement, the Insurance Assignments, the Reaffirmation Agreement and any other agreement or instrument pursuant to which Borrower or any Loan Party grants or purports to grant collateral to Administrative Agent for the benefit of the Lenders or otherwise relates to such Collateral.

“Commitment” means, as to any Lender, such Lender’s commitment to make Loans under this Agreement, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender’s Commitment is set forth on Annex A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies” means AKTF; CPF; Cycle Bar Holdco, LLC, a Delaware limited liability company; LBF; LBIP; LBP; Pure Barre; RHF; RHT; SLF; St. Gregory Holdco, LLC, a Delaware limited liability company; Holdings, Intermediate Holdings; Xponential Fitness LLC; and Yoga Six.

“Companies’ Knowledge” means the knowledge of (i) any of the following personnel of the Companies or any of their Subsidiaries, as imputed to such personnel after reasonable inquiry and investigation: Jeffrey D. Herr, James M. Jagers, Anthony Geisler, Megan Moen, John Meloun and Shaun Grove, (ii) any other senior officer involved in franchise operations or sales of any such Companies or any of their Subsidiaries and (iii) any other Person who has been identified in Item 2 of any Franchisor’s FDDs within the past three (3) years, which Item 2s are incorporated herein by reference.

“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit B.

“Computation Period” means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries, including the amortization of deferred financing fees, intangible assets (including goodwill), debt issuance costs, commissions, fees and expenses of such Person and its

Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to Holdings and its Subsidiaries for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (other than (x) the recognition of franchise fee income (including without limitation related income arising out of equipment sales the proceeds of which have been received) which income it is agreed will continue to be recognized at the time of signing of a new franchise agreement consistent with past practices and any change thereto shall require the consent of the Administrative Agent in its sole discretion in writing and (y) other deviations from GAAP as are consented to by the Administrative Agent in its sole discretion in writing) excluding (i) any after tax gains or non-cash losses attributable to the sale, exchange or other disposition of assets outside the ordinary course of business, (ii) any extraordinary, unusual or non-recurring gains or non-cash losses, charges or expenses, and (iii) any non-cash gains and non-cash losses from any Hedging Obligation or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induces the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be equal to the amount of the liability so guaranteed or otherwise supported or, if less, the amount to which such Contingent Liability is specifically limited.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Code or, solely with respect to Section 412 of the Code, Section 414(m) or (o) of the Code.

“CPF” means Club Pilates Franchise, LLC, a Delaware limited liability company.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, Cash Equivalent Investments and debts due from Affiliates.

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Debt payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year, the aggregate outstanding principal balance of the Revolving Loan or the Term Loan and any outstanding letters of credit.

“Debt” of any Person means, without duplication, (a) all indebtedness of that Person for borrowed money; (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of that Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of that Person in accordance with GAAP as in effect as of the Closing Date and shall not be treated as a Capital Lease as a result of the adoption of changes in GAAP or changes in the application of GAAP; (d) all obligations of that Person to pay the deferred purchase price of property or services (excluding trade or similar accounts payable incurred in the ordinary course of business); (e) all indebtedness secured by a Lien on the property of that Person, whether or not that indebtedness has been assumed by that Person, but if that Person has not assumed or otherwise become liable for that indebtedness, then that indebtedness will be measured at the fair market value of the property securing that indebtedness at the time of determination; (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances, and similar obligations issued for the account of that Person (including the Letters of Credit); (g) all Hedging Obligations of that Person; (h) all Contingent Liabilities of that Person; (i) all Debt of any partnership of which that Person is a general partner; (j) all non-compete payment obligations, earn-outs, and similar obligations; (k) all monetary obligations under any receivables factoring, receivable sale, or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing, or similar financing; and (l) any Disqualified Equity Interests of that Person or other equity instrument of that Person, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Debt to be Repaid” means Debt listed on Schedule 12.1.

“Default” means any event that, if it continues uncured, will, with lapse of any applicable cure period or notice or both, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within one

Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has been deemed or has a parent company that has been deemed insolvent or become the subject of a bankruptcy or Insolvency Proceeding, (d) has notified Borrower, Administrative Agent, any Issuing Lender or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit or (e) has failed to confirm within three Business Days of a request by Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund Loans and participations in then outstanding Letters of Credit.

“Designated Proceeds” is defined in Section 6.2.2(a).

“Development Agreement” means an agreement between any Company or any Subsidiary and a Franchisee under which the Franchisee has been granted the right to open more than one Franchise under the trade name of such Company or such Subsidiary within a designated geographical area and within a defined period of time, including any addendum, amendment, extension or renewal thereof, and together with any guarantee or other instrument or agreement relating thereto.

“Disposition” is defined in the definition of Asset Disposition.

“Disqualified Equity Interest” means any Capital Security that, by its terms (or by the terms of any security or other Capital Security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, in each case before the date that is 180 days after the Termination Date, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking-fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event are subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments); (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part; (c) provides for the scheduled payments of dividends in cash; or (d) is or becomes convertible into or exchangeable for Debt or any other Capital Securities that would constitute Disqualified Equity Interests.

“Disqualified Lender” means so long as no Specified Event of Default under clauses (i) or (ii) of such definition has occurred and is continuing (a) each of those certain banks, financial institutions and other institutional lenders and entities identified on Schedule 1.1(a) as delivered and acceptable to Administrative Agent on the Closing Date (which schedule (i) may be updated from time to time with the written consent of Administrative Agent (which consent shall not be unreasonably withheld) and (ii) shall be limited to five or less entities at all times), (b) each competitor of any Loan Party that is identified in writing by Borrower to Administrative Agent and (c) in the case of each of clauses (a) and (b), any of their Affiliates (excluding any fund that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans and other similar extensions of credit in the ordinary course) that are either (i) identified in writing by Borrower to Administrative Agent on or before the Closing Date with respect to affiliates of the financial institutions referenced in clause (a) or at any time with respect to the competitors referenced in clause (b) or (ii) readily identifiable on the basis of such Affiliate’s name.

“Dividend Payment Conditions” means, with respect to any Person, that each of the following are true as of any relevant date of determination both before and after giving effect to any distribution (w) EBITDA shall be at least $32,000,000 calculated for the trailing twelve (12)-month period ending on the last day of the most recently completed fiscal quarter with respect to which the Administrative Agent has received financial statements pursuant to Section 10.1.2, (x) the Total Debt to EBITDA Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.1 or 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if such payment was made as of the first day of such period covered thereby), is the lesser of (i) 4.25:1.00 and (ii) the applicable compliance level for the most recently ended Fiscal Quarter less 0.25, (y) Borrower shall have Liquidity of at least $2,000,000 before and after giving effect to the proposed payment and (z) the Fixed Charge Coverage Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.1 or 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if any Existing Earn-Out Obligation was a Fixed Charge), is no less than 1.20:1.00.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)	increased (without duplication) by the following, in each case (other than clauses (vii) and (ix)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(i)

any provision for (or less any benefit, including income tax credits and refunds, from) income taxes (including franchise, gross receipts and single business taxes imposed in lieu of income taxes); plus

(ii)	Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(iii)

the amount of any documented and clearly identifiable restructuring charges; provided that the amounts added to EBITDA pursuant to this clause (iii) shall not exceed 25% of EBITDA for the period ending after September 30, 2018 but on or prior to December 31, 2019 (provided that no more than 15% of such amount is derived from Pure Barre and no more than 10% of such amount is derived from Loan Parties other than Pure Barre) and 5% of EBITDA for any period ending after December 31, 2019;

and provided further, that amounts added to EBITDA pursuant to this clause (iii) when aggregated with amounts added to EBITDA pursuant to clause (vi) (other than pursuant to clause (vi)(1)), clause (vii) and Section 1.3(c) shall not exceed (i) 40% of EBITDA for any period ending after December 31, 2018 but on or prior to March 31, 2019, (ii) 35% of EBITDA for any period ending after March 31, 2019 but on or prior to June 30, 2019, (iii) 30% of EBITDA for any period ending after June 30, 2019 but on or prior to September 30, 2019, (iv) 25% of EBITDA for any period ending after September 30, 2019 but on or prior to December 31, 2019 and (iv) 10% of EBITDA for any period ending thereafter; plus

(iv)

any other non-cash charges or adjustments, including (A) any write offs or write downs reducing Consolidated Net Income for such period, (B) equity-based awards compensation expense and expenses related to or associated with deferred compensation programs, (C) losses on sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets, inventory and investments in debt and equity securities, (D) all losses from investments recorded using the equity method, (E) charges for facilities closed prior to the applicable lease expiration, and (F) non-cash expenses in connection with new studio or other facility openings and closings; plus

(v)

the amount of (i) board of directors fees not to exceed $500,000 in the aggregate for such period and (ii) any management, monitoring, consulting and advisory fees (including termination and transaction fees) and related indemnities and expenses paid or accrued in such period under the Management Agreement; plus

(vi)

(1) all fees, costs, charges or expenses in connection with acquisitions and Investments (including Permitted Acquisitions) including without limitation, consulting fees paid in connection with the Closing Date Acquisition, whether or not such acquisitions are consummated; provided, (A) with respect to acquisitions and Investments (other than the Closing Date Acquisition) that are consummated after the Closing Date, such fees, costs, charges or expenses (a) are incurred within 120 days following the consummation of such acquisition or Investment and (b) shall not exceed (i) $4,000,000 in the aggregate in any period ending on or prior to December 31, 2019 and (ii) $1,500,000 for any period ending after December 31, 2019, and (B) with respect to acquisitions and Investments which are not consummated, the aggregate amount of such fees, costs, charges or expenses added back shall not exceed (x) $1,275,000 in the aggregate for such period with respect to any period ending on or prior to March 31,

2019 and (y) $680,000 in the aggregate for such period with respect to any period ending after March 31, 2019 and (2) the amount of extraordinary, nonrecurring or unusual losses (including all fees and expenses relating thereto), charges or expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities or studios, costs and operating expenses incurred in connection with any strategic initiatives or attributable to the implementation of cost saving initiatives, costs or accruals or reserves incurred in connection with acquisitions (including the Related Transactions and Permitted Acquisitions, and whether or not such acquisitions are consummated) whether on, after or prior to the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), severance costs and expenses, one-time compensation charges, retention or completion bonuses, executive recruiting costs, consulting fees, restructuring costs and reserves, and curtailments or modifications to pension and postretirement employee benefit plans; provided, that the amounts added to EBITDA pursuant to this clause (vi)(2) shall not exceed 20% of EBITDA for such period; and provided further, that amounts added to EBITDA pursuant to this clause (vi) (other than pursuant to clause (vi)(1)) when aggregated with amounts added to EBITDA pursuant to Section 1.3(c), clause (iii) and clause (vii) shall not exceed (i) 40% of EBITDA for any period ending after December 31, 2018 but on or prior to March 31, 2019, (ii) 35% of EBITDA for any period ending after March 31, 2019 but on or prior to June 30, 2019 (iii) 30% of EBITDA for any period ending after June 30, 2019 but on or prior to September 30, 2019, (iv) 25% of EBITDA for any period ending after September 30, 2019 but on or prior to December 31, 2019 and (iv) 10% of EBITDA for any period ending thereafter; plus

(vii)

the amount of “run-rate” cost savings, cost synergies and operating expense reductions related to restructurings, cost savings initiatives or other initiatives that are projected by the Borrower in good faith to result from Permitted Acquisitions and Investments permitted by Section 11.11 (1) with respect to which substantial steps have been taken, in each case, during the 15 month period following such Permitted Acquisition or Investment and (2) with respect to which substantial steps are expected to be taken (in the good faith determination of the Borrower) on or before June 30, 2019 in an amount not to exceed $900,000 in any such period (provided that in each case, such cost savings, cost synergies or operating expense reductions shall be certified by management of the Borrower and calculated on a pro forma basis as though such cost savings, cost synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken (which adjustments shall exclude the annualization of any studio royalties and may be incremental to (but not duplicative of) pro forma cost savings, cost synergies or operating expense reduction adjustments made pursuant to Section 1.3(c)); provided that such cost savings, cost synergies and operating expenses are (i) reasonably identifiable and factually supportable; and (ii) shall not exceed $2,500,000 with respect to Pure Barre and $1,000,000 with respect to all other brands (excluding amounts associated with brands related to the Original Related Transactions in an amount not to exceed $1,250,000); and provided further that the amounts added to EBITDA pursuant to this clause (vii) shall not exceed 20% of EBITDA for such period; and provided further, that amounts added to EBITDA pursuant to this clause (vii) when aggregated with amounts added to EBITDA pursuant to clause (iii) and clause (vi) (other than pursuant to clause (vi)(1)) shall not exceed (i) 40% of EBITDA for any period ending after December 31, 2018 but on or prior to March 31, 2019, (ii) 35% of EBITDA for any period ending after March 31, 2019 but on or prior to June 30, 2019 (iii) 30% of EBITDA for any period ending after June 30, 2019 but on or prior to September 30, 2019, (iv) 25% of EBITDA for any period ending after September 30, 2019 but on or prior to December 31, 2019 and (iv) 10% of EBITDA for any period ending thereafter; plus

(viii)	any non-cash costs or expense incurred by Holdings or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; plus

(ix)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (b) below for any previous period and not added back; plus

(x)	Interest Expense for such period; plus

(xi)	to the extent covered by insurance and actually reimbursed in cash, expenses with respect to liability or casualty events; plus

(xii)	any proceeds of a business interruption insurance claim actually received in cash and solely to the extent replacing lost profits; plus

(xiii)

any losses or start-up costs or expenses (excluding marketing costs and expenses funded or reasonably and in good faith expected to be funded with amounts contributed by franchisees in to marketing funds) incurred and reducing Consolidated Net Income for such period; provided that with respect to any test period, such amounts (A) be solely and directly attributable to any brand acquired by Borrower or any other Loan Party during the trailing twelve month period following the acquisition of such brand, (B) shall not exceed an amount equal to (i) $1,000,000 with respect to any brand in any period, (ii) $5,000,000, in the aggregate for all brands in any period ending on or prior to June 30, 2019, (iii) $2,500,000 in the aggregate for all brands in any period ending after June 30, 2019 but on or prior to December 31, 2019, (iv) $1,500,000 in the aggregate for any period ending after December 31, 2019 but on or prior to March 31, 2020, (v) $1,000,000 in the aggregate for any period ending after March 31, 2020 but on or prior to June 30, 2020 and (vi) $0 in the aggregate for an period ending after June 30, 2020 and (C) be supported by documentation to the satisfaction of the Administrative Agent; plus

(xiv)	[intentionally omitted]; plus

(xv)

solely with respect to the testing of financial covenants all reasonable and documented fees or expenses incurred or paid by Holdings, Borrower or any Subsidiary in connection with the consummation of the Original Related Transactions, including payments to officers, employees and directors as change of control payments, severance payments and charges for repurchase or rollover of, or modifications to, stock options, provided that such fees or expenses shall not (together with all adjustments pursuant to clause (xiii)) exceed $3,955,000 in the aggregate and shall be incurred within 180 days of the Closing Date; plus

(xvi)

all reasonable and documented fees, costs, charges or expenses incurred or paid by Holdings, Borrower or any Subsidiary in connection with the consummation of the Closing Date Acquisition, including payments to officers, employees and directors as change of control payments, severance payments and charges for repurchase or rollover of, or modifications to, stock options; provided that such fees, costs, charges or expenses shall not exceed $5,000,000 in the aggregate and shall be incurred within 180 days of the Closing Date; plus

(xvii)	to the extent funded with proceeds of Incremental Loans and deducted from Consolidated Net Income, up to $10,000,000 invested by the Borrowers on or prior to December 31, 2019 in franchisees in exchange for longer contract terms from such franchisees.

(b)	decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i)

non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; plus

(ii)	any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus

(iii)	extraordinary gains and unusual or non-recurring gains (less all fees and expenses relating thereto); plus

(iv)

in each case to the extent included in determining such Consolidated Net Income for such period and without duplication, the amount of positive EBITDA of Subsidiaries that have not guaranteed the Obligations hereunder and provided Liens on their assets securing the Obligations for such period;

(c)	increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification 460, Guarantees.

For purposes of determining compliance with any financial test or ratio hereunder, EBITDA (computed in accordance with the terms of this definition) of any Target acquired in a Permitted Acquisition by Holdings or any Subsidiary during such period shall be included in determining EBITDA of Holdings and its Subsidiaries for any period as if such Target was acquired at the beginning of such period. Notwithstanding the foregoing, the amount added to EBITDA pursuant to Section 1.3(c), clauses (a)(iii), (a)(vi) (other than pursuant to clause (a)(vi)(1)), (a)(vii) and (a)(xiii) may in the aggregate not exceed (i) 55% of EBITDA of Holdings and its Subsidiaries for any period ending on or prior to December 31, 2018 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (ii) 50% of EBITDA of Holdings and its Subsidiaries for any period ending after December 31, 2018 but on or prior to March 31, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (iii) 45% of EBITDA of Holdings and its Subsidiaries for any period ending after March 31, 2019 but on or prior to June 30, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (iv) 40% of EBITDA of Holdings and its Subsidiaries for any period ending after June 30, 2019 but on or prior to September 30, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (v) 35% of EBITDA of Holdings and its Subsidiaries for any period ending after September 30, 2019 but on or prior to December 31, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), and (vii) 20% of EBITDA of Holdings and its Subsidiaries for any period ending thereafter.

“ECF Percentage” means 75%; provided in the event that the Total Debt to EBITDA Ratio as of the most recently ended Fiscal Quarter is less than or equal to 2.50:1.00, then the ECF Percentage shall be reduced to 50%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) the Issuing Lender, (c) an Affiliate of a Lender or the Issuing Lender; (d) an Approved Fund of a Lender; and (e) any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities; provided that “Eligible Assignee” shall in no event include any Disqualified Lender.

“Environmental Agreement” means each agreement of the Loan Parties with respect to any real estate subject to a Mortgage, pursuant to which Loan Parties agree to indemnify and hold harmless Administrative Agent and Lenders from liability under any Environmental Laws.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances.

“Environmental Laws” means all applicable and legally-binding present or future federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public or worker health and safety (related to Hazardous Substances), or pollution or protection of the environment, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 13.1.

“Excess Cash Flow” means, for any period, the remainder of (a) EBITDA for such period, plus the sum of, (i) the amount of positive EBITDA of Subsidiaries that have not guaranteed the Obligations hereunder and provided Liens on their assets securing the Obligations for such period in an amount not to exceed the amount of cash distributed by such Subsidiary to a Loan Party during such period and (ii) any net decrease in the Working Capital Adjustment during such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of the Term Loans and other Funded Debt (other than payments of revolving Debt that do not include a dollar-for-dollar commitment reduction) permitted hereunder and made during such period, plus (ii) voluntary prepayments of the Term Loan pursuant hereto during such period and voluntary prepayments of the Revolving Loans during such period that are accompanied by a dollar-for-dollar reduction of the Revolving Commitments, plus (iii) cash payments permitted hereunder and made during such period with respect to unfinanced (whether with equity or Debt) Capital Expenditures, plus (iv) all income and franchise taxes paid in cash by the Loan Parties during such period (including, without limitation (but without duplication), Tax Distributions) net of refunds actually received in cash during such period, plus (v) cash Interest Expense (net of interest income) of the Loan Parties during such period, plus (vi) in each case solely to the extent added in determining EBITDA for such period and without duplication of any of the foregoing, any other amounts paid in cash and added back to EBITDA pursuant to the definition thereof, plus (vii) any net increase in Working Capital Adjustments during such period and plus (viii) cash payments (not financed with the proceeds of Equity (including the Available Amount) or Debt other than Revolving Loans) made in such period with respect to Permitted Acquisitions.

“Excluded Accounts” means any deposit accounts (a) having in the aggregate for all such accounts average daily cash balances not to exceed $150,000, (b) any deposit account used solely for the purposes of (i) payroll and accrued payroll benefits, (ii) current and accrued taxes, including withholding taxes, (iii) 401(k) or other retirement plans and employee benefits or healthcare benefits, or (iv) other trust accounts, (c) that are zero balance accounts or (d) in connection with providing cash collateral to secure letters of credit permitted hereunder.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or, with respect to any Lender or Administrative Agent (i) Taxes based upon, or measured by overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such Taxes and including branch profits Taxes), but only to the extent such Taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, imposed as a result of such Lender or Administrative Agent being organized under the laws of such jurisdiction, (b) in a jurisdiction in which a Lender’s or Administrative Agent’s principal office is located, imposed as a result of such Lender or Administrative Agent’s principal office being located in such jurisdiction, (c) in a jurisdiction in which such Lender’s lending office in respect of which payments under this Agreement are made is located, or (d) as a result of any other present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising solely from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) (“Other Connection Taxes”), (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to applicable law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, and (iii) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Earn-Out Obligations” means amounts owing by Holdings to the Sellers (as defined in the CB Purchase Agreement) pursuant to Section 2.5 of the CB Purchase Agreement in an aggregate amount not to exceed $15,000,000.

“Existing Loan Document” means the Existing Credit Agreement and all “Loan Documents” as such term was defined in the Existing Credit Agreement.

“Existing Term A Loans” means the Term Loans as such term was defined in the Existing Credit Agreement.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business consisting of (a) pension plan reversions, (b) proceeds of insurance (including business interruption insurance and representation and warranty insurance), (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than with respect to reimbursement of third party claims), (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments (other than with respect to reimbursement of third party claims), (f) any purchase price adjustment received in connection with any purchase (other than a working capital adjustment), and (g) foreign, United States, state or local tax refunds to the extent not included in the calculation of EBITDA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreement with respect thereto, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or treaty or convention among governmental authorities and implementing the foregoing.

“FCF” means Fueled Collective Franchising, LLC, an Ohio limited liability company.

“FDD” means the Franchise Disclosure Document and its predecessor, Uniform Franchise Offering Circular, and similar documents used in the offer and sale of franchises anywhere in the world by any Company or any of their Subsidiaries in its efforts to comply with any Franchise Laws.

“Federal Funds Rate” means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent. Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year, which period is the 3-month period ending on the last day of each of March, June, September, and December of each year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries, which period shall be the 12 month period ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of EBITDA (without giving effect to the final sentence thereof) minus the sum of (i) income taxes paid or payable in cash by the Loan Parties and their Subsidiaries (including without duplication Tax Distributions) and (ii) all Capital Expenditures made by the by the Loan Parties and their Subsidiaries not financed with (x) the proceeds of Debt (other than Revolving Loans) or (y) Capital Securities (collectively, such clauses (i)-(ii), the “Fixed Charge Adjustments”) to (b) Fixed Charges for such period; provided that for the purpose of calculating the Fixed Charge Coverage Ratio for any period ending prior to the expiration of four full fiscal quarters since the Closing Date, Fixed Charges and the Fixed Charge Adjustments shall be deemed to be Fixed Charges and Fixed Charge Adjustments for the period from the Closing Date to and including the applicable date of determination multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Closing Date to such applicable date of determination.

“Fixed Charges” means, for any period of Holdings and its Subsidiaries on a consolidated basis the sum of the sum for such period of (i) cash Interest Expense plus (ii) scheduled payments (other than payments scheduled to be made on the applicable maturity date) of principal of Funded Debt (including the Term Loans and Permitted Seller Debt but excluding the Revolving Loans and Permitted Earn-Outs) and (iii) management fees paid in cash to Sponsor. For the avoidance of doubt, Fixed Charges shall exclude any principal payments of the Revolving Loans.

“Franchise Agreement” means any contract between a Franchisor and any other Person pertaining to the establishment and operation of a business in connection with a Franchise and under the trade name or otherwise using the Franchise System of such Franchisor or such Subsidiary, including license agreements, option agreements, master franchise agreements, multi-unit or area development agreements, Area Representative Agreements, Development Agreements, Master Franchise Agreements, and any similar agreements that cover the development or franchising of Franchises, and including any addendum, amendment, extension or renewal thereof, and together with any guarantee or other instrument or agreement relating thereto.

“Franchise Law” means the FTC Franchise Rule and any other domestic or foreign law regulating the offer or sale of franchises, business opportunities, seller-assisted marketing plans, distributorships, independent marketing representative arrangements, or similar relationships, or governing the relationships between franchisors and franchisees, manufacturers and dealers, or grantors and distributors or independent marketing representatives, including those laws that address the default, termination, nonrenewal or transfer of franchises, dealerships, distributorships and independent marketing representative arrangements

“Franchise System” means any franchise system that any Company or any Subsidiary has developed and operates (or permits other Persons to operate) under the trade name of the applicable Company or the applicable Subsidiary and otherwise using such Company’s or any Subsidiary’s intellectual property and business system.

“Franchise” means any grant under a Franchise Agreement of the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark owned or licensed to any Company or any Subsidiary, which constitutes a “franchise,” as that term is defined (a) in the U.S., under (i) the FTC Franchise Rule, regardless of the jurisdiction in which the franchised business is located or operates in the U.S. or (ii) the Franchise Law, if any, applicable in the jurisdiction or jurisdictions in which the franchised business is located or operates, or the Franchisee is located, or (b) under any law of a foreign country or jurisdiction.

“Franchisee” means a Person who is a party to a Franchise Agreement with any Company or one of its Subsidiaries.

“Franchisor” means each of AKTF, CBF, CPF, FCF, LBF, LBIP, LBP, Pure Barre, RHF, RHT, SLF, S415 and Yoga Six, or any other Subsidiary that is a franchisor for the operation of fitness studios, health and wellness facilities or shared space concepts.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FTC Franchise Rule” means the FTC trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R Section 436.1 et seq.

“Fueled Collective Build-Out” means the buildout construction of two floors of the Fueled Collective studio located at 3825 Edwards Road, Suite 103, Cincinnati, OH 45209 owned or managed by Coworking Cincinnati, LLC.

“Funded Debt” means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date). Notwithstanding the foregoing, “Funded Debt” shall not include Letters of Credit.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“GAAP Compliant Financial Statements” has the meaning specified in Section 10.1.2.

“Governing Body” shall mean the board of directors or other body having the power to direct or cause the direction of the management and policies of a person that is a corporation, partnership, trust, limited liability company, association, joint venture or other business entity.

“Guarantor” means, collectively, each Person that guarantees payment or performance of any of the Obligations under this Agreement or otherwise.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement dated as of the Closing Date executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to Administrative Agent.

“Hazardous Substances” means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law due to its toxic or hazardous characteristics.

“Hedging Agreement” means any bank underwritten cash and/or derivative financial instrument including, but not limited to, any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement determined (a) for any date on or after the date that Hedging Agreement has been closed out and termination value determined in accordance therewith, using that termination value; and (b) for any date prior to the date referenced in clause (a), using the amount determined as the mark-to-market value for that Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in that Hedging Agreement (which may include a Lender or any Affiliate of a Lender).

“Holdings” means H&W Franchise Holdings LLC, a Delaware limited liability company.

“Holdings LLC Agreement” means that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of Holdings, dated as of October 25, 2018 (and as amended or modified from time to time in accordance with the terms hereof).

“Increase Effective Date” is defined in Section 2.7.1.

“Increase Notice” is defined in Section 2.7.1.

“Increased Fiscal Quarter” is defined in Section 13.4.

“Incremental Loan Commitment” means individually or collectively as the context may so require, any Incremental Revolving Loan Commitment or Incremental Term Loan Commitment provided hereunder in accordance with the terms and conditions set forth in Section 2.7.1.

“Incremental Loan Joinder Agreement” means a joinder agreement executed and delivered in accordance with the provisions of Section 2.7.

“Incremental Loans” means individually or collectively as the context may so require, any Incremental Revolving Loan or Incremental Term Loan made pursuant to the terms and conditions hereof.

“Incremental Revolving Loan” is defined in Section 2.7.1.

“Incremental Revolving Loan Commitment” is defined in Section 2.7.1 and equal to the amount set forth in more detail pursuant to an Incremental Loan Joinder Agreement.

“Incremental Term Loan” is defined in Section 2.7.1.

“Incremental Term Loan Commitment” is defined in Section 2.7.1 and equal to the amount set forth in more detail pursuant to an Incremental Loan Joinder Agreement; provided that, at any time after the funding of an Incremental Term Loan, determination of “Required Lenders” shall include the outstanding amount of such Incremental Term Loan.

“Indemnified Liabilities” is defined in Section 15.18.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) a general assignment for the benefit of creditors.

“Insurance Assignments” means, collectively, (i) that certain Collateral Assignment of Buyer’s Representation and Warranty Insurance Policy as Collateral Security, dated as of the date hereof, by and among the Loan Parties party thereto, the Underwriting Representative (as defined therein) and the Administrative Agent and (ii) that certain Collateral Assignment of Rights Under Business Interruption Insurance Policy, dated as of the date hereof, by and among the Loan Parties party thereto, the Insurer (as defined therein) and the Administrative Agent.

“Interest Expense” means for any period the consolidated interest expense of Borrower and its Subsidiaries for such period, including all interest on Capital Leases, all commissions, discounts and other fees and charges with respect to letters of credit, surety bonds and costs under any derivative or hedging instruments.

“Interest Period” means, as to any LIBOR Loan, a period of one (1) month initially commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that:

(a)        if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; and

(b)        any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Intermediate Holdings” means H&W Franchise Intermediate Holdings LLC, a Delaware limited liability company.

“Intermediate Holdings LLC Agreement” means that certain Limited Liability Company Agreement of Intermediate Holdings dated as of September 29, 2017 (and as amended or modified from time to time in accordance with the terms hereof).

“Inventory” is defined in the Guaranty and Collateral Agreement.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person including any statutory division of a Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition. For purposes of calculating the amount of any Investment, the amount of such Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Lender” means any financial institution that Administrative Agent and Borrower may approve to issue Letters of Credit for the account of Borrower, and their successors and assigns in such capacity. As of the Closing Date, there is no Issuing Lender. For the avoidance of doubt, no Letters of Credit will be available to be issued hereunder until an Issuing Lender is agreed upon as set forth above.

“ITA” means the Income Tax Act (Canada) and the regulations promulgated thereunder, all as amended from time to time.

“Joint Liability Payment” is defined in Section 16.6.

“LBF” means LB Franchising LLC, an Ohio limited liability company.

“LBIP” means LB IP, LLC, an Ohio limited liability company.

“LBP” means LB Product, LLC, an Ohio limited liability company.

“L/C Application” means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by an Issuing Lender at the time of such request for the type of letter of credit requested.

“L/C Fee Rate” means a per annum rate reasonably acceptable to the Borrower, Required Lenders and Issuing Lender.

“Lender” is defined in the preamble of this Agreement. References to the “Lenders” shall include the Issuing Lenders; for purposes of clarification only, to the extent that any Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

“Lender Party” is defined in Section 15.17.

“Letter of Credit” is defined in Section 2.1.3.

“LIBOR Loan” means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Office” means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

“LIBOR Rate” means the rate per annum equal to LIBOR for a period equal to one month as reported in The Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion) on each date of determination divided by (ii) a number determined by subtracting from 1.00 the then-stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Administrative Agent in its sole and absolute discretion (including by way of substituting an alternative interest rate benchmark in the event that the LIBOR Rate is no longer available). Notwithstanding anything contained in this Agreement to the contrary, LIBOR Rate shall not be less than 1.00% per annum.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, hypothec, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Liquidity” means the sum of (i) the amount of unrestricted cash and Cash Equivalent Investments of the Loan Parties on deposit in accounts for which a tri-party agreement in favor of the Administrative Agent has been executed and is in effect at such time plus (ii) Revolving Loan Availability.

“Loan Account” means an account maintained under this Agreement by Administrative Agent on its books of account, and with respect to Borrower, in which Borrower will be charged with all Loans made to, and all other Obligations incurred by, any of the Loan Parties.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, each Perfection Certificate, the Collateral Documents, any Incremental Loan Joinder Agreement, the Sponsor Side Letter, and all documents, instruments and agreements in favor of the Administrative Agent and Lenders delivered in connection with the foregoing.

“Loan Party” means Holdings, Intermediate Holdings, Borrower and each Subsidiary that is not a CFC that has executed a the Guarantee and Collateral Agreement or otherwise guaranteed the Obligations.

“Loan or Loans” means, as the context may require, Revolving Loans and/or Term Loans (including any Incremental Term Loans, if any).

“Management Agreement” means that certain Management Services Agreement, dated as of September 29, 2017, by and among Holdings and TPG Growth III Management, LLC, which was assigned to Sponsor pursuant to the Management Agreement Assignment Agreement.

“Management Agreement Assignment Agreement” means that certain Assignment, Assumption, Waiver and Release Agreement, dated as of June 28, 2018, among TPG Growth III Management, LLC, Holdings and Purchaser

“Mandatory Prepayment Event” is defined in Section 6.2.2(a).

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Marketing Fund” means a fund administered by one or more of the Franchisors that receives mandatory contributions from Franchisees and uses the amounts collected to promote its respective brand on a national level through advertising.

“Marketing Fund Contribution Rate” means the percentage of gross sales that Franchisees contribute to a Marketing Fund.

“Master Franchise Agreement” means an agreement between any Company or any Subsidiary and a Franchisee under which the Franchisee has been granted the right to open, and sublicense third-party subfranchisees to open, more than one Franchise under the trade name of such Company or such Subsidiary within a designated geographical area and within a defined period of time, including any addendum, amendment, extension or renewal thereof, and together with any guarantee or other instrument or agreement relating thereto.

“Master Letter of Credit Agreement” means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by an Issuing Lender at such time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets or business of the Loan Parties taken as a whole, (b) a material impairment of the ability of the Loan Parties taken as a whole to perform any of the payment Obligations under any Loan Document after giving effect to contribution or intercompany loans made in accordance with this Agreement or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Material Contract” means, with respect to any Person, (a) the Related Agreements; (b) each contract or agreement to which that Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by that Person or that Subsidiary of $500,000 or more in any Fiscal Year; and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation, or failure to renew (without contemporaneous replacement of substantially equivalent value) by any party could reasonably be expected to have a Material Adverse Effect.

“Merger Sub” means Pure Barre Acquisition Company, LLC, a Delaware limited liability company.

“Monroe Capital” is defined in the preamble of this Agreement.

“Mortgage” means a mortgage, deed of trust or similar instrument granting Administrative Agent a Lien on real property owned by any Loan Party.

“Mortgage-Related Documents” means with respect to any real property subject to a Mortgage, the following, in form and substance satisfactory to Administrative Agent: (a) a mortgagee title policy (or binder therefor) covering Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Administrative Agent, which must be fully paid on that effective date; (b) all assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as Administrative Agent reasonably requires with respect to other Persons having an interest in the real estate; (c) a current, as-built survey of the real estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Administrative Agent; (d) a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to Administrative Agent; (e) a current appraisal of the real estate, prepared by an appraiser acceptable to Administrative Agent, and in form and substance satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to Administrative Agent, and accompanied by all reports, certificates, studies, or data as Administrative Agent reasonably requires, which must all be in form and substance satisfactory to Required Lenders; and (g) an Environmental Agreement and all other documents, instruments, or agreements as Administrative Agent reasonably requires with respect to any environmental risks regarding the real estate.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower contributes or has an obligation to contribute, or has within the past six (6) years contributed or had an obligation to contribute, or with respect to which Borrower has any liability as a result of being considered a single employer with any other member of the Controlled Group.

“Net Cash Proceeds” means:

(a)        with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance (including 50% of the proceeds of business interruption insurance in excess of $1,500,000) or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), including any Tax Distributions as a result thereof, (iii) principal amount, premium (whether due at maturity, or upon acceleration of maturity for any reason including automatic acceleration triggered by a bankruptcy filing) or penalty, if any, interest and other amounts on any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans), (iv) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); provided, that (A) no net cash proceeds calculated in accordance with the foregoing realized in a transaction or series of related transactions shall constitute Net Cash Proceeds under this clause (a) unless such net cash proceeds shall exceed $500,000 in any Fiscal Year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)) and (B) if the Borrower intends in good faith to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the Loan Parties’ business (so long as Administrative Agent has a first priority and perfected Lien on any newly-acquired asset, subject to Permitted Liens), in each case within 180 days of such receipt, such portion of such proceeds shall not constitute Net Cash Proceeds except to the extent not, within 180 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 180 day period but within such 180 day period are contractually committed to be used, then upon the termination of such contract or if such Net Cash Proceeds are not so used within the later of such 180 day period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry without giving effect to this proviso;

(b)        with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct fees, expenses, and costs relating to such issuance (including sales and underwriters’ commissions); and

(c)        with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct fees, expenses, and costs of such issuance (including up-front, underwriters’ and placement fees).

“Non-Consenting Lender” is defined in Section 15.1.

“Non-Excluded Taxes” means any Taxes other than Excluded Taxes.

“Non-U.S. Lender” is defined in Section 7.6(d).

“Non-Use Fee Rate” means 0.50% per annum.

“Note” means a promissory note substantially in the form of Exhibit A.

“Notice of Borrowing” is defined in Section 2.2.2.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, all Hedging Obligations permitted hereunder which are owed to any Lender (or its Affiliates) or Administrative Agent, and all other Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Notwithstanding the foregoing, “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” is defined in Section 9.22(b).

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

“Original Closing Date” means September 29, 2017.

“Original Purchase Agreements” means that certain (i) Unit Purchase and Contribution Agreement, dated as of the Original Closing Date, by and among Holdings, as buyer, Montgomery Ventures Investments II, LLC, as seller, St. Gregory Holdco, LLC, a Delaware limited liability company, and the STG Principals (as defined therein) named therein, (ii) the CB

Purchase Agreement and (iii) Asset Purchase Agreement by and among AKT Franchise, LLC, Xponential Fitness, AKT inMotion Inc., and Anna Kaiser dated March 22, 2018, (iv) Asset Purchase Agreement by and among Row House Franchise, LLC, Row House Holdings, Inc., the persons identified therein as Equityholders, and Debra Strougo, as Selling Parties’ Representative dated December 8, 2017, and (v) Asset Purchase Agreement by and among Stretch Lab Franchise, LLC, Stretch Lab, LLC, the persons identified therein as Equityholders, and Saul C. Janson, as Selling Parties’ Representative (as defined therein), dated November 15, 2017.

“Original Related Agreements” means the Original Purchase Agreements, the Original Securities Purchase Agreement, the Club Pilates Purchase Agreement, the Management Agreement, the Assignment and Assumption Agreement, the Management Agreement Assignment Agreement and all agreements, instruments and documents executed or delivered in connection therewith and the Original Transactions.

“Original Related Transactions” means the acquisitions consummated pursuant to the Original Related Agreements.

“Original Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of June 28, 2018, by and among TPG Growth III Fitness, L.P., TPG Growth III BDH, L.P., H&W Investco BL Feeder LP and H&W Investco LP.

“Original Term A Loan Commitment” means, as to any Lender, such Lender’s commitment to make the Existing Term Loan under the Existing Credit Agreement. The amount of each Lender’s Original Term A Loan Commitment is set forth on Annex A.

“Original Transactions” means (a) the borrowing of the Loans on June 28, 2018, (b) the consummation of the acquisitions under the Original Purchase Agreements and the other transactions contemplated thereby and (c) the payment of any transaction costs in connection with the foregoing.

“Other Connection Taxes” is defined in the definition of Excluded Taxes.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to any assignment by a Lender (other than an assignment made at the request of any Loan Party).

“Paid in Full” means, with respect to any Obligations, (a) the payment in full in cash of all Obligations (other than (x) Obligations arising pursuant to Letters of Credit, Hedging Obligations and Bank Product Obligations, and (y) contingent indemnification obligations not due and payable), (b) Hedging Obligations have been paid to the extent then due and payable and any continuing Hedging Obligation collateralized in a manner reasonably acceptable to the Lender to whom such Hedging Obligations are owed or terminated, (c) Bank Products Obligations have been paid in cash to the extent then due and payable, and arrangements reasonably satisfactory to the applicable Bank Product provider shall have been made or such arrangements shall have been terminated), (d) the termination of all Commitments and (e) in connection with the termination of the Revolving Commitment, either (i) the cancellation and return to Administrative Agent of all Letters of Credit or (ii) the Cash Collateralization (or other credit support reasonably acceptable to Issuing Lender and Administrative Agent) of all Letters of Credit.

“Participant” is defined in Section 15.6.2.

“Participant Register” is defined in Section 15.6.2.

“Patriot Act” is defined in Section 15.16.

“PB Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Holdings, Merger Sub, Barre Holdco, the unitholders identified therein and CP Barre Holdings, Inc., a Delaware corporation.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Borrower has any current or contingent liability, including any liability by reason of being considered a single employer with any other member of the Controlled Group, by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Certificate” means a perfection certificate executed and delivered to Administrative Agent by a Loan Party.

“Permitted Acquisition” means any Acquisition of a health and wellness franchise by the Borrower or any other Loan Party if (a) unless Administrative Agent agrees otherwise, Administrative Agent shall have received written notice of a proposed Permitted Acquisition not less than ten (10) Business Days prior to the consummation thereof, together with each of the following: (A) a copy of the acquisition agreement (together with schedules and exhibits) and any other material related documents, (B) all financial statements of Target and auditors’ opinions thereon, if any, made available to any Loan Party, (C) with respect to any Acquisition with an aggregate purchase price equal to or in excess of $350,000, pro forma financial statements of Holdings and its Subsidiaries after giving effect to the consummation of the proposed Permitted Acquisition, (D) a Compliance Certificate demonstrating on a pro forma basis, after giving effect to the consummation of the proposed Permitted Acquisition, (I) compliance with the covenant set forth in Section 11.14.1 hereof, (II) a Total Debt to EBITDA Ratio of not greater than the Total Debt to EBITDA Ratio required pursuant to Section 11.14.2 for the most recently ended measurement period, and (III) a Total Debt to EBITDA Ratio of not greater than 5.25:1.00, (E) upon request of Administrative Agent, such environmental audits with respect to the proposed Permitted Acquisition to the extent such materials have been made available to Loan Parties and (F) a quality of earnings report to the extent the aggregate purchase price for such proposed Acquisition exceeds $1,000,000; (b) upon reasonable request of Administrative Agent, Loan Parties will make available to Administrative Agent all customary due diligence materials with respect to the proposed Permitted Acquisition to the extent such materials have been made available to Loan Parties, together with such other material diligence information as Administrative Agent may reasonably request; (c) such Permitted Acquisition shall be structured as (i) an asset acquisition by Borrower or another Loan Party, (ii) a merger or amalgamation of the Target with and into Borrower or another Loan Party, with Borrower or such Loan Party as the surviving entity in such merger or amalgamation, (iii) a purchase of no less than 50.1% of the Capital Securities (both economic and voting interests) of the Target by Borrower or another Loan Party provided 100% of the Capital Securities of Target shall be pledged as collateral security in favor of Administrative Agent or (iv) a purchase of no less than 80% but no more than 99.9% of the Capital Securities (both economic and voting interests) of the Target by Borrower or another Loan Party for which such Borrower or such Loan Party goes not pledge such Capital Securities as collateral security in favor of the Administrative Agent, provided that the aggregate amount payable in connection with such Permitted Acquisitions ((including all transaction costs, all Debt, liabilities and Contingent Obligations incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith (it being agreed that any such earn-out or comparable payment obligation shall be subject to a maximum amount), whether or not reflected on a consolidated balance sheet of Borrower and Target) shall not exceed $2,000,000 during the term of this Agreement (such Permitted Acquisition, a “Permitted JV Acquisition”); (d) such Permitted Acquisition shall involve assets principally located in the United States (and, in connection with the acquisition of the Capital Securities of a Target, such Target shall be organized under the laws of a state within the United States); provided that an aggregate of up to $750,000 of consideration may be paid in connection with (x) Permitted Acquisitions involving assets outside of the United States and (y) the acquisition of the Capital Securities of a Target organized under the laws of a jurisdiction other than the United States; (e) such proposed Permitted Acquisition shall be consensual, shall have been approved by the Target’s board of directors (or comparable governing board) and shall be consummated in accordance in material compliance with all applicable Laws; (f) at or prior to the closing of any such proposed Permitted Acquisition (or such later date as to which Administrative Agent may agree in its reasonable discretion), all actions required to be taken with respect to such acquired Subsidiary or acquired assets under Section 10.9 shall have been taken in accordance therewith (to the extent required); (g) all amounts payable in connection with all Permitted Acquisitions ((including all transaction costs, all Debt, Contingent Liabilities incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith (it being agreed that any such earn-out or comparable payment obligation shall be subject to a maximum amount), whether or not reflected on a consolidated balance sheet of Borrower and Target) shall not exceed $6,500,000 with respect to all Permitted Acquisitions consummated by Loan Parties during any Fiscal Year, and shall not exceed $15,000,000 with respect to all Permitted Acquisitions consummated by Loan Parties during the term hereof (excluding amounts funded from the Available Amount); (h) the Target shall have for the trailing twelve (12) month period preceding the date of the applicable proposed Permitted Acquisition, EBITDA (as defined on the Compliance Certificate) of not less than zero, in each case as determined based upon the Target’s financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such proposed Permitted Acquisition; (i) after giving effect to the consummation of such proposed

Permitted Acquisition, the Revolving Loan Availability minus the Revolving Outstandings is equal to or greater than $1,000,000; and (j) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

“Permitted Dividends” means any distribution permitted under Section 11.4(f).

“Permitted Earn-Out” means with respect to any Person, obligations of such Person arising from the Related Transactions, the Original Related Transactions or a Permitted Acquisition which are payable based on the achievement of specified financial results over time and are subject to subordination terms (or a subordination agreement in favor of Administrative Agent and Lenders) acceptable to Administrative Agent in its reasonable credit judgment. The amount of any Permitted Earn-Outs for purposes of the financial covenants set forth in this Agreement shall be the amount earned and due to be paid at such time, as determined in accordance with GAAP, and for the avoidance of doubt, shall not include any amounts, contingent or otherwise, that are not due and payable as of the date of determination.

“Permitted JV Acquisition” has the meaning ascribed to such term in the definition of Permitted Acquisition.

“Permitted Lien” means a Lien expressly permitted hereunder pursuant to Section 11.2.

“Permitted Securities Issuance” means any issuance of Capital Securities (a) to the Sponsor or any other existing holder of Capital Securities, (b) in connection with the Borrower’s exercise of the Cure Right pursuant to Section 13.4, (c) pursuant to any employee or director option program, benefit plan or compensation program, plan or agreement, (d) issued pursuant to preemptive rights appertaining to any of the foregoing issuances, (e) any issuance by a Subsidiary to Borrower or another Subsidiary in accordance with Section 11.4 or (f) the Net Cash Proceeds of which are used to fund Permitted Acquisitions, Existing Earn-Out Obligations, working capital needs of Borrower and its Subsidiaries, Investments permitted hereunder and Capital Expenditures.

“Permitted Seller Debt” means unsecured debt incurred in accordance with Section 11.1(t) and in connection with a Permitted Acquisition, payable to the seller in connection therewith and containing subordination terms (or subject to a subordination agreement in favor of Administrative Agent and Lenders) and other terms and conditions acceptable to Administrative Agent in its reasonable credit judgment.

“Person” means any natural person, corporation, partnership, trust, limited liability company, unlimited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Post-Closing Cash Payments” means the Post-Closing Cash Payment as defined in that certain Asset Purchase Agreement, dated as of March 22, 2018, by and among AKT Franchise, LLC, as Purchaser, AKT inMotion Inc., as Seller and Anna Kaiser, as equityholder.

“PPSA” means the Personal Property Security Act, R.S.O. 1990, c.P.10, as now and hereafter in effect, or any successor statute, or any similar or equivalent legislation of any

Canadian province or territory the laws of which are required by such legislation to be applied in connection with the validity, perfection, enforcement or effect of security interests.

“Prime Rate” means, for any day, the rate of interest in effect for that day equal to the prime rate in the United States as reported from time to time in The Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion), or as Prime Rate is otherwise determined by Administrative Agent in its sole and absolute discretion. Administrative Agent’s determination of the Prime Rate will be conclusive, absent manifest error. Any change in the Prime Rate will take effect at the opening of business on the day of that change. In the event The Wall Street Journal (or any other authoritative source) publishes a range of “prime rates,” the Prime Rate will be the highest of the “prime rates.”

“Pro Rata Share” means:

(a)        with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lenders, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;

(b)        with respect to a Lender’s obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loans, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the aggregate amount of all Lenders’ Term Loan Commitments, and (y) from and after the making of the Term Loans, the percentage obtained by dividing (i) the principal amount of such Lender’s Term Loan by (ii) the principal amount of all Term Loans of all Lenders;

(c)        with respect to a Lender’s obligation to make an Additional Term A Loan, the percentage obtained by dividing (i) such Lender’s Additional Term A Loan Commitment, by (ii) the aggregate amount of all Lenders’ Additional Term A Loan Commitments; and

(d)        with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Commitment plus such Lender’s Term Loan Commitment, by (ii) the aggregate amount of Revolving Commitment of all Lenders plus the Term Loan Commitment of all Lenders; provided that in the event all the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (a) the principal amount of such Lender’s Revolving Outstandings plus the unpaid principal amount of such Lender’s Term Loan by (b) the principal amount of all outstanding Revolving Outstandings plus the unpaid principal amount of all Term Loans of all Lenders.

“Purchaser” is defined in the recitals of this Agreement.

“Pure Barre” means, collectively, Barre Holdco, LLC, PB Franchising, LLC, Pure Barre, LLC (f/k/a PB Holdco, LLC), Barre Midco, LLC, PB 1001, LLC, PB 1002, LLC, PB 1005, LLC, PB 1006, LLC, PB 1007, LLC, PB 1012, LLC, PB 1016, LLC, PB 1018, LLC, PB 1020, LLC,

PB 1021, LLC, PB 1029, LLC, PB 1035, LLC, PB 1042, LLC, PB OPCO, LLC, PBH 1001, LLC, and PB Product, LLC, each a Delaware limited liability company.

“Qualified Cash” means cash of any Loan Party on deposit in a Deposit Account subject to a Deposit Account control agreement in favor of Administrative Agent and, in form and substance reasonably acceptable to Administrative Agent, but not to exceed $5,000,000.

“Qualified Equity Interests” means any Capital Securities that are not Disqualified Equity Interests.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement dated as of the date hereof among Administrative Agent and the Loan Parties.

“Real Estate Documents” means, with respect to any owned real property not subject to a Permitted Lien of Borrower or any Loan Party, all of the following (except to the extent waived by Administrative Agent in its sole discretion): (a) a duly executed Mortgage providing for a first priority perfected Lien, in favor of Administrative Agent, in all right, title and interest of Borrower or such Subsidiary in such real property, subject to Permitted Liens; (b) an ALTA Loan Title Insurance Policy issued by an insurer reasonably acceptable to Administrative Agent, insuring Administrative Agent’s first priority Lien (subject to Permitted Liens) on such real property and containing such endorsements as Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to Administrative Agent); (c) copies of all documents of record concerning such real property as shown on the commitment for the title insurance policy referred to above; (d) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document; (e) a survey certified to Administrative Agent meeting such standards as Administrative Agent may reasonably establish and otherwise reasonably satisfactory to Administrative Agent; (f) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973; and (g) an appraisal, prepared by an independent appraiser reasonably acceptable to Administrative Agent, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

“Reference Date” is defined in the definition of Available Amount.

“Register” is defined in Section 15.7.

“Regulation D” means Regulation D of the FRB.

“Regulation U” means Regulation U of the FRB.

“Related Agreements” means the Original Purchase Agreements, the PB Acquisition Agreement, the Club Pilates Purchase Agreement, Management Agreement, the Assignment and Assumption Agreement, the Management Agreement Assignment Agreement and all

agreements, instruments and documents executed or delivered in connection therewith and the Transactions.

“Related Transactions” means the acquisitions to be consummated on the Closing Date pursuant to the Purchase Agreements.

“Reportable Event” means a reportable event as defined in Section 4043(c) of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a) by applicable regulation.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 51% as determined pursuant to clause (d) of the definition of “Pro Rata Share”; provided that the Pro Rata Shares held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restricted Payment” is defined in Section 11.4.

“Revolving Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans (including Incremental Revolving Loans, if any), and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Annex A. The initial aggregate amount of the Revolving Commitments of all Lenders is $10,000,000.

“Revolving Loan” is defined in Section 2.1.1.

“Revolving Loan Availability” means the lesser of (i) the Revolving Commitments of all Lenders and (ii) Borrowing Availability.

“Revolving Outstandings” means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

“RHF” means Row House Franchise, LLC, a Delaware limited liability company.

“RHT” means Row House Tustin, LLC, a Delaware limited liability company.

“S415” means Shred415 Franchising LLC, a Delaware limited liability company.

“Seller” is defined in the recitals of this Agreement.

“Senior Officer” means, with respect to any Loan Party, any of the president, the chief executive officer, the chief or other senior financial officer or the treasurer of such Loan Party.

“SLF” means Stretch Lab Franchise, LLC, a Delaware limited liability company.

“Specified Event of Default” means an Event of Default arising under any of the following Sections hereof: (i) Section 13.1.1, (ii) Section 13.1.4 or (iii) Section 13.1.5 resulting solely from Borrower’s failure to comply with Section 10.1.1, 10.1.2 or 11.14.

“Sponsor” means collectively, H&W Investco LP, any of its affiliated investment funds under their common control (excluding any of their portfolio companies) and any blocker corporations and splitter partnerships through which any of the foregoing hold their interest in Holdings.

“Sponsor Side Letter” means (i) that certain letter agreement between TPG Growth III Fitness, L.P., Holdings and Administrative Agent dated as of the Original Closing Date and (ii) that certain letter agreement between Sponsor and Administrative Agent dated as of June 28, 2018.

“Stated Amount” means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

“STGH” means St. Gregory Holdco, LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

“Swap Obligation” means any Hedging Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Target” means the Person, or business or substantially all of the assets of a Person, acquired in an Acquisition.

“Tax Distributions” means the tax distributions based on the operations of the Borrower and its Subsidiaries that are required to be made under the Holdings LLC Agreement (as in effect on the Original Closing Date) calculated using a tax rate equal to the lesser of the highest marginal rate of any member of Holdings and 50% (and, for the avoidance of doubt, taking into account the effect of any deduction under Section 199A of the Code).

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings imposed by any governmental authority, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term A Loan” is defined in Section 2.1.2.

“Term Loan Commitment” means, collectively, the Original Term A Loan Commitment and the Additional Term A Loan Commitment.

“Term Loan Maturity Date” means the earlier of (a) October 25, 2023 or (b) the Termination Date.

“Term Loans” means the Term A Loans and any Incremental Term Loans.

“Termination Date” means the earlier to occur of (a) October 25, 2023, or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

“Termination Event” means, with respect to a Pension Plan, (a) a Reportable Event, (b) the withdrawal of Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

“Total Debt” means all Debt of Loan Parties, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting (i) Contingent Liabilities in respect of Debt of a Person other than any Loan Party or (ii) Contingent Liabilities in respect of undrawn letters of credit), (b) Hedging Obligations, (c) Debt of Borrower to other Loan Parties and Debt of other Loan Parties to other Loan Parties or Borrower, (d) the Existing Earn-Out Obligations and Permitted Earn-Outs and (e) Contingent Liabilities set forth on Schedule 11.1 as of the Closing Date.

“Total Debt to EBITDA Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day minus Qualified Cash as of such day to (b) EBITDA for the Computation Period ending on such day.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using the plan’s ongoing actuarial assumptions.

“Transactions” means (a) the borrowing of the Loans hereunder on the Closing Date, (b) the consummation of the acquisitions under the Purchase Agreements and the other transactions contemplated thereby and (c) the payment of any transaction costs in connection with any of the foregoing.

“UCC” is defined in the Guaranty and Collateral Agreement.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using the plan’s ongoing actuarial assumptions.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to Wholly-Owned Subsidiaries shall be a reference to Wholly-Owned Subsidiaries of Borrower.

“Withholding Certificate” is defined in Section 7.6(d).

“Working Capital” means as to Borrower and its Subsidiaries on a consolidated basis Current Assets less Current Liabilities.

“Working Capital Adjustment” means the excess or loss of Working Capital determined as at the end of the Fiscal Year over the Working Capital for the prior Fiscal Year.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yoga Six” means Yoga Six Franchise, LLC, a Delaware limited liability company.

1.2.        Other Interpretive Provisions.

(a)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)        Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)        The term “including” is not limiting and means “including without limitation.”

(d)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)        In the determination or computation of dates for delivery or performance, if the date determined or calculated for delivery or performance as set forth in this Agreement is not a Business Day, then the date for performance or delivery shall be the next succeeding Business Day.

(f)        Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(g)        This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms; provided that in the event of a conflict, the provisions of this Agreement control unless expressly stated otherwise in such other Loan Document.

(h)        This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrower, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against Administrative Agent or the Lenders merely because of Administrative Agent’s or Lenders’ involvement in their preparation.

(i)        Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

(j)        A Default or Event of Default will be deemed to exist at all times during the period commencing on the date that Default or Event of Default occurs to the date on which that Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement, and an Event of Default will “continue” or be “continuing” until that Event of Default has been waived in writing by the Required Lenders.

(k)        For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Securities at such time.

1.3. Accounting	and Other Terms.

(a)        Unless otherwise expressly provided in this Agreement, each accounting term used in this Agreement has the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in that change, the change is disclosed and consented to by Administrative Agent, and Section 11.14 is amended in a manner satisfactory to Administrative Agent to take into account the effects of the change. Notwithstanding the foregoing, it is understood and agreed that for all purposes hereunder the recognition of franchise fee income (including without limitation related income arising out of equipment sales the proceeds of which have been received by the Loan Parties) by the Loan Parties is not consistent with GAAP and it is agreed that franchise fee income will continue to be recognized at the time of signing of a new franchise agreement consistent with past practices until such time as consented to in writing by the Administrative Agent in its sole discretion. Following December 31, 2018 franchise fee income will be recognized as required by GAAP (including with respect to the guidance under ASC 606) for purposes of the GAAP Compliant Financial Statements although for all other purposes hereunder (including, without limitation, calculation of financial covenants) franchise fee income shall continue to be treated as specified in the foregoing sentence.

(b)        All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC or the PPSA, as applicable, and which are not otherwise defined in this Agreement have the same meanings in this Agreement as set forth therein, except that terms used in this Agreement which are defined in the UCC as in effect in the New York on the date of this Agreement will continue to have the same meaning notwithstanding any replacement or amendment of that statute except as Administrative Agent may otherwise determine.

(c)        Whenever pro forma effect is to be given to a Permitted Acquisition, the pro forma calculations shall be made in good faith by a Senior Officer of the Borrower and may include, for the avoidance of doubt, (i) the amount of “run-rate” cost savings, operating expense reductions and cost synergies projected by the Borrower in good faith to result from or relating to any Permitted Acquisition which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and cost synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent test period in which the effects thereof are expected to be realized) relating to such Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than twelve (12) months after the date of such Transaction, (C) recommended (in reasonable detail) by any due diligence quality of earnings report conducted by an unaffiliated nationally recognized independent financial advisor retained by Borrower and (D) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period, and (ii) pro forma adjustments which are directly attributable to such event or events that are factually supportable, and are reasonably expected to have a continuing impact on Holdings, Intermediate Holdings, Borrower and its Subsidiaries, and which are (x) recommended (in reasonable detail) by any due diligence quality of earnings report conducted by an unaffiliated nationally recognized independent financial advisor retained by Borrower, (y) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), or (z) otherwise determined in such other manner reasonably acceptable to the Administrative Agent); provided, all such amounts pursuant to this Section 1.3(c) shall be subject to the limitations set forth in clauses (a)(vii) and (viii) of the definition of EBITDA.

SECTION 2

COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER

OF CREDIT PROCEDURES.

2.1.      Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, Borrower as follows:

2.1.1.   Revolving Commitment. Each Lender with a Revolving Commitment agrees to make loans on a revolving basis (including any Incremental Revolving Loans, “Revolving Loans”) from time to time and Borrower may repay such Revolving Loans without prepayment or penalty from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as Borrower may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability. The Commitments of the Lenders to make Revolving Loans will expire on the Termination Date.

2.1.2.   Existing Term Loans; Additional Term A Loan Commitment.

(a)        Prior to the date hereof, the Lenders made the Existing Term A Loans in the aggregate principal amount of $75,000,000, of which an aggregate principal amount of $69,667,893.77 was outstanding immediately prior to the Closing Date. Each Lender, as applicable, agrees to maintain outstanding to Borrower hereunder the Existing Term A Loans made by such Lender. Each Lender with an Additional Term A Loan Commitment as of the Closing Date agrees to make an additional term loan to Borrower (each such loan, individually and collectively, “Additional Term A Loan” and together with the Existing Term A Loans, individually and collectively “Term A Loan”) on the Closing Date in the aggregate amount of such Lender’s Pro Rata Share of the aggregate amount of the Additional Term A Loan Commitments of all Lenders. The Commitments of the Lenders to make Additional Term A Loans shall expire concurrently with the making of such Additional Term A Loan on the Closing Date. Additional Term A Loans, whether or not repaid prior to the Term Loan Maturity Date, may not be re-borrowed. After giving effect to the Additional Term A Loan funded on the Closing Date, the parties hereto agree that the total outstanding principal amount of Term A Loan on the Closing Date is $135,000,000.

2.1.3.   L/C Commitment. Subject to Section 2.3.1, each Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to such Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of Borrower from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender with a Revolving Commitment agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $500,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

2.2.      Loan Procedures

2.2.1.   Type of Loans. Each Revolving Loan shall be, and each Term Loan shall be, a LIBOR Loan, subject to Section 8 and Section 2.2.2(c). LIBOR Loans having the same

Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. All borrowings and repayments of Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all Groups of Loans.

2.2.2.   Borrowing Procedures.

(a)        Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Borrowing) to Administrative Agent and each Lender with a Revolving Commitment of each proposed borrowing not later than 12:00 P.M., Chicago time, at least three (3) Business Days (or such shorter period as is agreed by the Required Lenders) prior to the proposed date of such borrowing, or in the case of Term Loans, on the Closing Date. Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable, and shall specify the date and amount of borrowing. On the requested borrowing date, each Lender with a Revolving Commitment shall provide Borrower with immediately available funds covering such Lender’s Pro Rata Share of such borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied. After Administrative Agent’s receipt of the proceeds of the applicable Loans from Lenders with applicable Commitments, Administrative Agent shall make the proceeds of those Loans available to Borrower on the applicable borrowing date by transferring to Borrower immediately available funds equal to the proceeds received by Administrative Agent. Each Base Rate borrowing must be on a Business Day. Each borrowing shall be in an aggregate amount of at least $100,000. Each Lender with a Revolving Commitment hereby agrees, upon request of Administrative Agent, to deliver to Administrative Agent a list of all Revolving Loans made by such Lender, together with such information related thereto as Administrative Agent may reasonably request. Borrower Representative may not deliver a Notice of Borrowing more than six (6) times in any month.

(b)        Borrower Representative shall give a Notice of Borrowing or telephonic notice (followed immediately by a Notice of Borrowing) to Administrative Agent of each proposed Additional Term A Loan borrowing not later than 12:00 P.M., Chicago time, at least three (3) Business Days (or such later time as Administrative Agent may agree to) prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable, and shall specify the date and amount of borrowing. On the requested borrowing date, each Lender with an Additional Term A Loan Commitment shall provide Borrower with immediately available funds covering such Lender’s Pro Rata Share of such borrowing so long as the applicable Lender has not received written notice from Administrative Agent that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied. Each borrowing shall be on a Business Day. Each borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $100,000. Each Lender with an Additional Term A Loan Commitment hereby agrees, upon request of Administrative Agent, to deliver to Administrative Agent a list of all Additional Term A Loans made by such Lender, together with such information related thereto as Administrative Agent may reasonably request.

(c)        Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges) will be deemed to be a request for a Base Rate borrowing of a Revolving Loan on the due date, in the amount of those Obligations. The proceeds of those Revolving Loans will be disbursed as direct payment of the relevant Obligations. In addition, Administrative Agent may, at its option, charge when due any Obligations against any operating, investment or other account of any Borrower maintained with Administrative Agent or any of its Affiliates.

2.3.        Letter of Credit Procedures.

2.3.1.    L/C Applications. Borrower shall execute and deliver to each Issuing Lender each Master Letter of Credit Agreement from time to time in effect with respect to such Issuing Lender. Borrower Representative shall give notice to Administrative Agent and the applicable Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as Required Lenders and such Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by Borrower and in all respects satisfactory to Administrative Agent and the applicable Issuing Lender, together with such other documentation as Administrative Agent or such Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of an Issuing Lender shall be the sole responsibility of such Issuing Lender. So long as the applicable Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, such Issuing Lender shall issue such Letter of Credit on the requested issuance date. Each Issuing Lender shall promptly advise Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2.    Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the applicable Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and Borrower’s reimbursement obligations with respect thereto. If Borrower does not pay any reimbursement obligation when due, Borrower shall be deemed to have immediately requested that the Lenders with Revolving Commitments make a Revolving Loan in a principal amount equal to such reimbursement obligations. Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise such Lender shall make available to the applicable Issuing Lender its Pro Rata Share of such Loan for the account of Borrower in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing

Lender’s “participation” therein. Each Issuing Lender hereby agrees, upon request of Administrative Agent or any Lender, to deliver to Administrative Agent or such Lender a list of all Letters of Credit issued by such Issuing Lender, together with such information related thereto as Administrative Agent or such Lender may reasonably request.

2.3.3.   Reimbursement Obligations.

(a)        Borrower hereby unconditionally and irrevocably agrees to reimburse each Issuing Lender for each payment or disbursement made by such Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the applicable Issuing Lender is reimbursed by Borrower therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus, beginning on the third Business Day after receipt of notice from such Issuing Lender of such payment or disbursement, 2%. Each Issuing Lender shall notify Borrower and Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of an Issuing Lender to so notify Borrower or Administrative Agent shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.

(b)        Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, the Issuing Lenders, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which an Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by Administrative Agent or any Lender (excluding any Lender in its capacity as an Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of Administrative Agent or any Lender to Borrower, or relieve Borrower of any of its obligations hereunder to any such Person.

2.3.4.  Funding by Lenders to Issuing Lender. If any Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) Borrower has not reimbursed such Issuing Lender in full for such payment or disbursement by 10:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by such Issuing Lender from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of Borrower or otherwise, each other Lender with a Revolving Commitment shall be obligated to pay to the applicable Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of Borrower under Section 2.3.3), and, upon notice from such Issuing Lender, Administrative Agent shall promptly notify each other Lender thereof. Each other Lender with a Revolving Commitment irrevocably and unconditionally agrees to so pay the applicable Issuing Lender in immediately available funds the amount of such other Lender’s Pro Rata Share of such payment or disbursement. If and to the extent any such Lender shall not have made such amount available to the applicable Issuing Lender by 2:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the applicable Issuing Lender forthwith on demand, for each day from the date such amount was to have been delivered to the applicable Issuing Lender to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender’s failure to make available to the applicable Issuing Lender its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the applicable Issuing Lender such other Lender’s Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the applicable Issuing Lender such other Lender’s Pro Rata Share of any such payment or disbursement.

2.4.        Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.5.        Certain Conditions. Except as otherwise provided in Section 2.3.4 of this Agreement, no Lender shall have an obligation to make any Loan, and no Issuing Lender shall have any obligation to issue any Letter of Credit, if an Event of Default or Default exists.

2.6.        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

2.6.1.    Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 5.1.

2.6.2.    If any Letters of Credit are outstanding at the time a Lender becomes a Defaulting Lender then:

(a)        all or any part of the Defaulting Lender’s obligation to participate in Letters of Credit shall be reallocated among the non-Defaulting Lenders with Revolving Commitments in accordance with their respective Pro Rata Shares as determined pursuant to clause (a) of the definition of “Pro Rata Share” but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Outstandings plus such Defaulting Lender’s obligation to participate in Letters of Credit does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 12.2 are satisfied at such time; and

(b)        if the reallocation described in clause (a) above cannot, or can only partially, be effected, Borrower shall within one Business Day following notice by Administrative Agent Cash Collateralize such Defaulting Lender’s obligation to participate in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 2.3.1 for so long as such obligation to participate in Letters of Credit is outstanding;

(c)        if Borrower Cash Collateralizes any portion of such Defaulting Lender’s obligation to participate in Letters of Credit pursuant to Section 2.6.2, Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 5.2 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit during the period such Defaulting Lender’s obligation to participate in Letters of Credit is Cash Collateralized;

(d)        if the obligation to participate in Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to Section 2.6.2, then the fees payable to the Lenders pursuant to Section 5.1 and Section 5.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares (as determined pursuant to clause (a) of the definition of “Pro Rata Share”);

(e)        if any Defaulting Lender’s obligation to participate in Letters of Credit is neither Cash Collateralized nor reallocated pursuant to Section 2.6.2, then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 5.2 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit shall be payable to the applicable Issuing Lender until such obligation to participate in Letters of Credit is Cash Collateralized and/or reallocated; and

(f)        Subject to Section 15.21, no reallocation under this Section 2.6.2 will constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of that non-Defaulting Lender’s increased exposure following that reallocation.

2.6.3.    So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders with Revolving Commitments and/or cash collateral will be provided by Borrower in accordance with Section 2.6.2, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.6.2(a) (and Defaulting Lenders shall not participate therein).

2.6.4.    In the event that Administrative Agent, Borrower and the applicable Issuing Lender(s) each agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations to participate in Letters of Credit of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other

Lenders as Administrative Agent determines is necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share (as determined pursuant to clause (a) of the definition of “Pro Rata Share”).

2.6.5.    Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 7.5 but excluding Section 8.7(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender(s) hereunder, (iii) third, to the funding of any Revolving Loan or the funding or Cash Collateralization of any participating interest in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iv) fourth, if so determined by Administrative Agent and Borrower, held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of draws under Letters of Credit with respect to which the Issuing Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 12.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Revolving Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

2.6.6.    No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder (including any consent to any amendment or waiver pursuant to Section 15.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

2.7.    Increase in Commitments.

2.7.1.    Borrower may by written notice to Administrative Agent (each, an “Increase Notice”), seek an increase to the existing (i) Term Loan Commitment (each an “Incremental Term Loan Commitment”, and each Term Loan provided thereunder in accordance with the terms and conditions of this Section 2.7.1, an “Incremental Term Loan”) or (ii) Revolving Commitment (each an “Incremental Revolving Loan Commitment”, and each additional Revolving Loan provided thereunder in accordance with the terms of conditions of this Section 2.7.1, an “Incremental Revolving Loan”) by an amount not in excess of $35,000,000 in the aggregate (of which not more than $5,000,000 may consist of increases to the Revolving Loan Commitment), so long as, on a pro forma basis on the date of incurrence, immediately after giving effect to the incurrence of any such Incremental Loan Commitment (assuming the full amount of any such concurrently established Incremental Revolving Commitment is drawn) and after giving effect to any transactions consummated in connection therewith, (x) the Total Debt to EBITDA Ratio for the most recently completed fiscal quarter with respect to which the Administrative Agent has received financial statements pursuant to Section 10.1.2, shall be equal to or less than the lesser of (1)(A) 4.25 to 1.00 with respect to any Incremental Loan the proceeds of which will be used to fund a Permitted Dividend or (B) 5.25 with respect to any Incremental Loan the proceeds of which will be used for a purpose permitted by Section 2.7.2(iv) other than Permitted Dividends and (2) the applicable compliance level for the most recently ended Fiscal Quarter less 0.25 and (y) with respect to any Incremental Loan the proceeds of which will be used to fund a Permitted Dividend, EBITDA shall be at least $32,000,000 calculated for the trailing twelve (12)-month period ending on the last day of the most recently completed fiscal quarter with respect to which the Administrative Agent has received financial statements pursuant to Section 10.1.2. Administrative Agent shall promptly deliver a copy of such Increase Notice to each Lender. Each such Increase Notice shall specify (i) the amount of the requested Incremental Revolving Loan Commitment or Incremental Term Loan Commitment, as applicable, and (ii) the date on which the Incremental Loan Commitment is intended to be effective (each, an “Increase Effective Date”), which shall be a date not less than 10 Business Days after the date on which such Increase Notice is delivered to Administrative Agent (or such shorter time period as agreed to in writing by Administrative Agent).

2.7.2.    Such Incremental Loan Commitment shall become effective as of such Increase Effective Date; so long as the following terms are satisfied:

(i)        both immediately before and after giving effect to such Incremental Loan Commitment, no Event of Default shall have occurred and be continuing;

(ii)        no Event of Default shall exist as of the date of funding of such Incremental Loan;

(iii)        as certified by an authorized officer of the Borrower, all representations and warranties of Borrower and the other Loan Parties set forth in this Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if then made, without duplication of any “materiality” or “Material Adverse Effect” qualifiers (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any “materiality” or “Material Adverse Effect” qualifiers) as of such earlier date) as of the Increase Effective Date;

(iv)        the proceeds of such Incremental Term Loans shall be used solely to fund Capital Expenditures, Investments, Permitted Acquisitions and Permitted Dividends, in each case to the extent permitted hereunder and the proceeds of such Incremental Revolving Loans shall be used for working capital and general corporate needs;

(v)        the initial “yield” (including any original issue discount or similar yield-related discounts, deductions or payments, but excluding any customary arrangement, structuring, underwriting, amendment or similar fees in connection therewith that are not paid to all of the Lenders of such Incremental Loan Commitment) of the Incremental Loan Commitments shall be no greater than one-half percent (0.50%) per annum higher than the combined “yield” for the Term Loans (including any prior Incremental Term Loans), respectively, provided however, the Borrowers may request an increase of the “yield” on the Term Loans in order to comply with this clause (v), which Administrative Agent shall approve;

(vi)        the maturity date of the Incremental Term Loans shall be as set forth in the Incremental Term Loan Joinder Agreement; provided that, such date shall not be earlier than the Term Loan Maturity Date;

(vii)        the weighted average life to maturity of any Incremental Term Loan shall be equal to the weighted average life to maturity of the Term Loans (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of Term Loans prior to such date of determination);

(viii)        the Incremental Term Loans shall rank pari passu in right of payment and rank pari passu in right of security with the Obligations;

(ix)        the terms and provisions of additional Revolving Loans made under any Incremental Revolving Commitment shall be identical to those of the existing Revolving Loans;

(x)        shall not be secured by property other than the Collateral or be incurred or guaranteed by any Person other than a Loan Party; and

(xi)        Administrative Agent shall have provided its prior written consent with respect to any Incremental Loan Commitment, to be granted or denied in the Administrative Agent’s sole discretion.

2.7.3.    The Borrower agrees that no Lender shall have any obligation to provide an Incremental Loan Commitment. No Incremental Loan Commitment shall become effective until all existing and/or new Lenders committing to such Incremental Loan Commitment have delivered to Administrative Agent a writing in form reasonably satisfactory to Administrative Agent pursuant to which such existing Lenders and/or new Lenders state the amount of their Incremental Term Loan Commitment, or Incremental Revolving Loan Commitment, as applicable, and agree to assume and accept the obligations and rights of a Lender hereunder; provided that no new Lenders may become Lenders hereunder or commit to provide any of the Incremental Loan Commitment except with the prior written consent of the Administrative Agent, to be granted or denied in the Administrative Agent’s sole discretion. Upon the Increase Effective Date, pursuant to this Section 2.7, Annex A shall be deemed amended and replaced with a new Annex A reflecting the new Commitments hereunder and, to the extent the pricing on the Term Loans is increased pursuant to this Section 2.7, the definition of Applicable Margin and any other relevant definitions shall be deemed amended to reflect such pricing increase.

2.7.4.    At least five (5) Business Days prior to the applicable Increase Effective Date, the Borrower Representative shall provide Administrative Agent with a written offer to the Lenders (which offer Administrative Agent shall promptly deliver to the Lenders) to commit to the applicable Incremental Term Loan Commitment, (i) first on a pro rata basis to Lenders, which each Lender may in its sole and absolute discretion accept or decline (it being understood that any Lender not affirmatively committing in writing to its pro rata portion, within five (5) Business Days after the delivery thereof, shall be deemed to have declined) and (ii) second, if any Lender has declined its pro rata share or any part thereof, such remaining amounts on a non-pro rata basis to the Lenders accepting their pro rata share of such requested Incremental Term Loan Commitment. Within five (5) Business Days of Administrative Agent’s receipt of such offer from Borrower, Administrative Agent shall deliver to Borrower written notice from any Lenders committing to the requested Incremental Loan Commitment pursuant to which such Lenders shall state the amount of their Incremental Term Loan Commitment or Incremental Revolving Loan Commitment, as applicable. If following the application of the two immediately preceding sentences, some or all of the Lenders do not agree to fund the entire requested Incremental Loan Commitment, Borrower may propose new lender(s), which new lender(s) must be a Person which would be an eligible assignee pursuant to Section 15.6 hereof, to which Borrower proposes to offer the remaining requested Incremental Term Loan Commitment and request Administrative Agent’s consent (within three (3) Business Days following receipt of such request, Administrative Agent shall provide written notice to Borrower indicating that such proposed new lender(s) is or is not acceptable to Administrative Agent (which consent shall be provided or withheld at the sole discretion of the Administrative Agent).

2.7.5.    Other than with respect to pricing, margins, interest rate floors, fees and original issue discount, amortization and maturity date (which may be later but not before), the terms and provisions of any Incremental Term Loans shall be identical to the Term Loans existing immediately prior to giving effect to any such Incremental Term Loan; provided that representations, warranties, covenants and events of default with respect to such Incremental Term Loan may be inconsistent with the Term Loans (including all prior Incremental Term Loans) so long as, if any such representation, warranty, covenant or event of default is in addition to, or more restrictive than, those applicable to the Term Loans (including all prior Incremental Term Loans), either (x) such Term Loans shall receive the benefit of any such additional or more restrictive representation, warranty, covenant or event of default or (y) such representations, warranties, covenants or events of default shall be effective after the maturity date applicable to the Term Loans (including all prior Incremental Term Loans).

2.7.6.    Unless otherwise specifically provided herein, all references in the Loan Documents (a) to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans and (b) to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to any additional Revolving Loans provided under any Incremental Revolving Commitment.

2.7.7.    Any amendments to this Agreement or any other Loan Document to reflect the incurrence of and terms and conditions of any Incremental Loans in accordance with the terms and conditions hereof, shall require the approval of Administrative Agent and participating Lenders but shall not require the approval any Lenders not providing any such Incremental Revolving Loans or Incremental Term Loans, as applicable.

2.7.8.    The Incremental Loan Commitments and Incremental Loans shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Collateral Documents.

SECTION 3

EVIDENCING OF LOANS.

3.1.      Notes. At a Lender’s request, the Loans of such Lender shall be evidenced by a Note, with appropriate insertions, payable to such Lender and its registered assigns in a face principal amount equal to the sum of such Lender’s Revolving Commitment plus the principal amount of such Lender’s Term Loans.

3.2.      Recordkeeping. Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4

INTEREST.

4.1.      Interest Rates. Borrower agrees to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)        at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans; and

(b)        at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the Applicable Margin for LIBOR Loans;

provided that, upon the occurrence and during the continuance of an Event of Default, upon the election of the Required Lenders, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at 2% per annum), provided further that such increase may thereafter be rescinded by the Administrative Agent and Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase and such bearing of interest shall occur automatically. In no event shall interest payable by Borrower to any Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

4.2.      Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar month, upon a prepayment of such Loan and at maturity. Accrued interest on each LIBOR Loan shall be payable in arrears on the last Business Day of each calendar month and on the last day of the Interest Period with respect thereto, upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, overdue interest on all Loans shall be payable on demand. Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 7.1.2 with the amount of any interest payment due under this Agreement.

4.3.      Setting and Notice of LIBOR Rates/Replacement of LIBOR Rate.

4.3.1.        The applicable LIBOR Rate for each Interest Period shall be determined by Administrative Agent. Each determination of the applicable LIBOR Rate by Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

4.3.2.        Replacement of LIBOR Rate. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for loans similar to the Loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 15.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.

4.4.      Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBOR Rate and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate and the applicable interest rate for each LIBOR Loan will change simultaneously with each change in the LIBOR Rate.

For purposes of the Interest Act (Canada), whenever any interest or fee under this Agreement is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (a) the applicable rate based on a year of 360 days, as the case may be, (b) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (c) divided by the number of days based on which such rate is calculated.

If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such Lender and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid.

SECTION 5

FEES.

5.1.      Non-Use Fee. Borrower agrees to pay to Administrative Agent for the account of each Lender with a Revolving Commitment (except as provided in Section 2.6) a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the average daily unused amount of the Revolving Commitments. For purposes of calculating usage under this Section, the Revolving Commitments shall be deemed used to the extent of Revolving Outstandings. Such non-use fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2.      Letter of Credit Fees.

(a)        Except as provided in Section 2.6, Borrower agrees to pay to Administrative Agent for the account of each Lender with a Revolving Commitment (except as provided in Section 2.6) a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate of such Lender’s Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, upon the occurrence and during the continuance of an Event of Default, upon the election of the Required Lenders, the rate applicable to each Letter of Credit shall be increased by 2% per annum. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b)        In addition, with respect to each Letter of Credit, except as provided in Section 2.6, Borrower agrees to pay to any Issuing Lender, for its own account, (i) such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by Borrower and such Issuing Lender.

5.3.      Prepayment Fees. If Borrower shall pay or prepay all or any portion of the Term Loans pursuant to Section 6.2.1 prior to the second anniversary of the Closing Date, whether by voluntary prepayment by Borrower, by reason of a mandatory prepayment pursuant to Section 6.2.2 (excluding Section 6.2.2(a)(iv), (v) and (vi)), by reason of the occurrence of an Event of Default or the acceleration of the Term Loans and whether before or after acceleration of the Obligations, Borrower shall pay to Administrative Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder a fee (the “Prepayment Fee”) in an amount equal to the Applicable Percentage (as defined below) multiplied by the principal amount of the Term Loans prepaid or paid after acceleration. As used herein, the term “Applicable Percentage” shall mean (x) two percent (2%), in the case of a prepayment on or prior to the first anniversary of the Closing Date; and (y) one percent (1%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date. The Loan Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Term Loans. Notwithstanding the foregoing, in the event Borrower consummates an acquisition or investment involving a Target for cash consideration in excess of the greater of (i) 75% of the enterprise value of the Loan Parties as of the Closing Date and (ii) 75% of the enterprise value of the Loan Parties as of the date of such acquisition or investment prior to the first anniversary of the Closing Date, Borrower shall have the right to prepay the Term Loans (x) subject to an early termination fee of one percent (1%) multiplied by the principal amount of the Term Loans prepaid or paid after acceleration if Borrower has offered Agent and Lenders an opportunity to provide a new term loan facility for such acquisition or investment on terms not less favorable than the terms of this Agreement and Agent and Lenders shall have elected not to participate in such alternate financing and (y) without paying an early termination fee if the Agent and Lenders provide the alternate financing.

5.4.      Administrative Agent’s Fees. Borrower agrees to pay to Administrative Agent such agent’s fees as are described herein and the fees set forth in the Agent Fee Letter.

SECTION 6

REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT;

PREPAYMENTS.

6.1.      Reduction or Termination of the Revolving Commitment.

6.1.1.        Voluntary Reduction or Termination of the Revolving Commitment. Borrower may from time to time on at least five Business Days’ prior written notice (which notice may be revocable and conditional), received by Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitments to an amount not less than the Revolving Outstandings (after giving effect to any concurrent repayments of Loans and terminations or cash collateralizations or other backstop of any Letter of Credit). Any such reduction shall be in an amount not less than $250,000 or a higher integral multiple of $50,000. Concurrently with any reduction of the Revolving Commitments to zero,

Borrower shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full or otherwise backstop in a manner satisfactory to Administrative Agent all obligations arising with respect to the outstanding Letters of Credit, if any.

6.1.2.        Mandatory Reductions of Revolving Commitment. On the date of any Mandatory Prepayment Event, the Revolving Commitments shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.

6.1.3.        All Reductions of the Revolving Commitment. All reductions of the Revolving Commitments shall reduce the Revolving Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2.      Prepayments.

6.2.1.        Voluntary Prepayments. Subject to Section 5.3, Borrower may from time to time prepay any or all of the Loans in whole or in part, either Term Loans and/or Revolving Loans, as selected by Borrower, without penalty or premium except as otherwise provided in Section 8.4 or any other Loan Document; provided that Borrower Representative shall give Administrative Agent (which shall promptly advise each Lender) notice thereof, which may be revocable and conditional, not later than 10:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment of the Term Loans shall be in an amount equal to $250,000 or a higher integral multiple of $50,000.

6.2.2.        Mandatory Prepayments.

(a)        Borrower shall make a prepayment of the Term Loans until paid in full upon the occurrence of any of the following (each a “Mandatory Prepayment Event”) at the following times and in the following amounts (such applicable amounts being referred to as “Designated Proceeds”):

(i)        Promptly after, and in no event more than five (5) Business Days after, the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition made pursuant to Section 11.5(b)(ii) or (xiii), in an amount equal to 100% of such Net Cash Proceeds.

(ii)        Promptly after, and in no event more than five (5) Business Days after, the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party other than a Permitted Securities Issuance, in an amount equal to 100% of such Net Cash Proceeds.

(iii)        Promptly after, and in no event more than five (5) Business Days after, the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

(iv)        Within the earlier of (x) one hundred twenty-five (125) days after the end of each Fiscal Year (commencing with the Fiscal Year ending on December 31, 2018) and (y) five (5) Business Days after Borrower’s delivery of the Fiscal Year-end audited financial statements delivered pursuant to Section 10.1.1 (commencing with the Fiscal Year ending on December 31, 2018), in an amount equal to the ECF Percentage of Excess Cash Flow for such Fiscal Year minus (x) the amount of any voluntary prepayments of the revolving loans to the extent accompanied by a permanent reduction of the Commitments pursuant to Section 6.1.1 and (y) the amount of any voluntary prepayments of the Term Loans pursuant to Section 6.2.1 (excluding payments funded from the Available Amount), in each case, made during such Fiscal Year;

(v)        Concurrently with the receipt by any Loan Party of any Cure Amounts pursuant to Section 13.4, in an amount equal to 100% of such Cure Amounts; and

(vi)        Promptly after, and in no event more than five (5) Business Days after the receipt by any Loan Party of any Extraordinary Receipts, in an amount equal to 100% of those Extraordinary Receipts.

(b)        If on any date the Revolving Outstandings exceed Revolving Loan Availability, Borrower shall promptly (and in any event within two (2) Business Days) first prepay Revolving Loans and second Cash Collateralize the outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess; provided that any Letter of Credit that is Cash Collateralized in order to comply with this provision shall not be included in the calculation of Revolving Outstandings for purposes of determining whether Revolving Outstandings exceed Revolving Loan Availability.

(c)        If on any day on which the Revolving Commitments are reduced pursuant to Section 6.1.2 the Revolving Outstandings exceeds Revolving Loan Availability, Borrower shall immediately first prepay Revolving Loans and second Cash Collateralize the outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess; provided that any Letter of Credit that is Cash Collateralized in order to comply with this provision shall not be included in the calculation of Revolving Outstandings for purposes of determining whether Revolving Outstandings exceed Revolving Loan Availability.

6.3.      Manner of Prepayments.

6.3.1.        All Prepayments. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof and, as to each Term Loan, voluntary prepayments shall be applied as directed by the Borrower and mandatory prepayments shall be applied pro rata to the first four installments thereof and thereafter to the remaining installments thereof (including, without limitation, the final installment thereof) on a pro rata basis.

6.4.      Repayments.

6.4.1.        Revolving Loans. The Revolving Loans of each Lender shall be paid in full and the Revolving Commitments shall terminate on the Termination Date.

6.4.2.        Payment of Principal. On the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2018, the Term A Loan shall be repaid to Administrative Agent, for the benefit of the Lenders in accordance with each Lender’s Pro Rata Share of the aggregate principal amount of funded Term A Loans, in an amount equal to: (a) with respect to each of the first seven full fiscal quarters after the Closing Date, one-quarter of one percent (1/4%) of the aggregate amount of Term A Loans made hereunder and (b) with respect to each fiscal quarter ending thereafter, one and one-quarter of one percent (1 1/4%) of the aggregate amount of Term A Loans made hereunder (as such amounts shall be reduced in connection with prepayments in accordance with Section 6.3.1). Unless sooner paid in full, the outstanding principal balance of the Term A Loans shall be paid in full on the Term Loan Maturity Date. The principal amounts of any Incremental Term Loan shall be repaid in installments as set forth in the applicable Incremental Term Loan Joinder Agreement.

SECTION 7

MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1.      Making of Payments.

7.1.1.        All payments of principal or interest on the Note(s), and of all fees, shall be made by Borrower to Administrative Agent in immediately available funds at the office specified by Administrative Agent not later than 12:00 P.M., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Administrative Agent on the following Business Day. Subject to Section 2.6, Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.1.2.        The Lenders and the Borrower hereby authorize Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account of Borrower with any amount due and payable by Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that Administrative Agent may make any such charges regardless of whether any Default or Event of Default has occurred and is continuing or whether any of the conditions precedent in Section 12.2 have been satisfied. Any amount charged to the Loan Account of the Borrower will be deemed a Revolving Loan under this Agreement made by the applicable Lenders to the Borrower, funded by Administrative Agent on behalf of the applicable Lenders, and subject to Section 2.1. The Lenders and the Borrower confirm that any charges that Administrative Agent may so make to the Loan Account of the Borrower as provided in this Agreement will be made as an accommodation to the Borrower and solely at Administrative Agent’s discretion. Administrative Agent shall from time to time upon the request of any Lender charge the Loan Account of the Borrower with any amount due and payable under any Loan Document to that Person.

7.2.      Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Administrative Agent shall determine in its discretion or, in the absence of a specific determination by Administrative Agent, as set forth in the Guaranty and Collateral Agreement.

7.3.      Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4.      Setoff. All payments made by Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, except with respect to Excluded Accounts and the Administrative Agent and each Lender hereby waive any such rights in respect of Excluded Accounts, and in addition thereto, Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of Borrower and each other Loan Party hereunder, to the extent then due, any and all balances, credits, deposits, accounts or moneys of Borrower and each other Loan Party then or thereafter with Administrative Agent or such Lender to the extent not constituting Excluded Accounts.

7.5.      Proration of Payments. Except as provided in Section 2.6, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of (a) principal of or interest on any Loan (but excluding (i) any payment pursuant to Section 8 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6.      Taxes.

(a)        All payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Loan Parties free and clear of and without deduction or withholding for, or on account of, any Taxes now or hereinafter imposed by any taxing authority, except as required by applicable laws.

(b)        If a Loan Party makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Non-Excluded Taxes, such Loan Party shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Non-Excluded Taxes deducted or withheld (including any Non-Excluded Taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or Administrative Agent equals the amount that was payable hereunder or under any such Loan Document had such deduction or withholding not been made. To the extent any Loan Party deducts or withholds any Taxes on payments hereunder or under any Loan Document, such Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such taxing authority (or other evidence satisfactory to Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)        If any Lender or Administrative Agent is required by law to make any payments of any Non-Excluded Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Non-Excluded Tax is assessed against a Lender or Administrative Agent with respect to its activities hereunder or any other Loan Document or against amounts received or receivable hereunder or under any other Loan Document, the Loan Parties will indemnify such person, within 10 days after demand therefor, against (i) such Non-Excluded Tax, (ii) any Non-Excluded Taxes imposed as a result of the receipt of the payment under this Section 7.6(c), and (iii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant taxing authority. A certificate prepared in good faith as to the amount of such payment by such Lender or Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)        (i)        To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”) shall deliver to Borrower and Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY (accompanied by appropriate attachments) or any successor or other applicable form prescribed by the IRS certifying, to the extent applicable, to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments or other withholdable payments to be made hereunder or any Loan Document. If a Lender that is a Non-U.S. Lender is claiming a complete exemption from withholding on interest pursuant to Sections 871(h) or 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN or W-8BEN-E, or, to the extent such Lender is not the beneficial owner, IRS W-8IMY, accompanied by appropriate attachments) a certificate in form and substance reasonably acceptable to Administrative Agent certifying that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Lender agrees that from time to time after the

Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrower and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or Administrative Agent, to the extent applicable, to an exemption from, or reduction in, United States withholding tax on interest payments or other withholdable payments to be made hereunder on any Loan.

(ii)        Each Lender that is not a Non-U.S. Lender shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respect as result of expiration or a change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Administrative Agent’s exemption from United States backup withholding tax. The Administrative Agent shall comply with this Section 7.6(d)(ii) (and be subject to Section 7.6(d)(iii)) as if it were a Lender.

(iii)        Notwithstanding any provision in this Agreement to the contrary, Borrower shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

(iv)        If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)        Each Lender agrees to indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this

Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by Borrower pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 10 days from the date Administrative Agent makes written demand therefor. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)        If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 7.6, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 7.6 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Lender, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund), provided that the Loan Party, upon the request of the Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Tax authority) to the Lender in the event the Lender is required to repay such refund to such Tax authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Lender be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)        The Loan Parties shall timely pay to the relevant taxing authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(h)        As soon as practicable after any payment of any Taxes by any Loan Party to a taxing authority pursuant to this Section 7.6, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(i)        For purposes of this Section 7.6, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(j)        Each party’s obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 8

INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1.      Increased Costs.

(a)        If any Change in Law (i) imposes, modifies or deems applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition (excluding Taxes, which for the avoidance of doubt are addressed in Section 7.6) affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

(b)        If any Lender shall reasonably determine that any Change in Law has or would have the effect of reducing the rate of return on any Lender’s or any Person controlling such Lender’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

8.2.      Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)        Administrative Agent reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)    the Required Lenders advise Administrative Agent that the LIBOR Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3.      Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4.      Funding Losses. Borrower hereby agrees that within 30 days after demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Administrative Agent), Borrower will indemnify such Lender against any net loss or expense (other than loss of profit) which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of Borrower to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement. For this purpose, all notices to Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5.      Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such

Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

8.6.      Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

8.7.      Mitigation of Circumstances; Replacement of Lenders.

(a)        Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b)        If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, or any Lender becomes a Defaulting Lender, Borrower may designate another bank which is acceptable to Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement and any other Loan Document, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

8.8.      Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Note(s), expiration or termination or Cash Collateralization of the Letters of Credit and termination of this Agreement.

SECTION 9

REPRESENTATIONS AND WARRANTIES.

To induce Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and participate in Letters of Credit hereunder and the Issuing Lenders to issue Letters of Credit hereunder, Borrower represents and warrants to Administrative Agent and the Lenders that on the Closing Date and on each date required by Section 12.2.1(a) of the Credit Agreement and on any other date required in any Loan Document:

9.1.      Organization. Each Loan Party and its Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party and its Subsidiaries is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2.      Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, except, in the case of clauses (i) and (iii), to the extent such violations would not reasonably be expected to result in a Material Adverse Effect or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents or permitted by Section 11.2).

9.3.      Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4.      Financial Condition. The audited consolidated financial statements of each of (i) Club Pilates Franchise, LLC and its Subsidiaries, Cycle Bar Holdco LLC and its Subsidiaries, St. Gregory Holdco, LLC and its Subsidiaries, AKTF and its Subsidiaries, SLF and its Subsidiaries and RHF and its Subsidiaries for the Fiscal Year ended December 31, 2017, (ii) the unaudited consolidated financial statements of such Persons for the four month period ended April 30, 2018, and (iii) the audited consolidated financial statements for Pure Barre and its Subsidiaries for the Fiscal Year ended December 31, 2017 and the unaudited consolidated financial statements for such Persons for the eight month-period ended September 30, 2018, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to GAAP to cash adjustment, to the absence of footnotes and to normal year-end adjustments and with franchise fee revenue recognition as permitted by Section 1.3(a) hereof) and present fairly in all material respects the financial condition of Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

9.5.      No Material Adverse Change. Since December 31, 2017, there has been no material adverse change in the financial condition, operations, assets or business of the Loan Parties taken as a whole.

9.6.      Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Loan Party’s knowledge, threatened against any of the Loan Parties and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, none of the Loan Parties and their Subsidiaries has any material contingent liabilities which would reasonably be expected to have a Material Adverse Effect not listed on Schedule 9.6 or permitted by Section 11.1.

9.7.      Ownership of Properties; Liens. As of the Closing Date, except as would not reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and its Subsidiaries owns good and, in the case of real property, marketable title to, and in the case of leased real property, a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including any registered or issued patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges, and claims (including infringement claims with respect to any registered or issued patents, trademarks, service marks, and copyrights owned by that Loan Party and/or that Subsidiary), except as permitted by Section 11.2. No effective financing statement or other public notice effective to create or perfect a security interest with respect to all or any part of the Collateral is on file or of record in any public office, except filings (i) evidencing Permitted Liens and filings for which termination statements have been delivered to Administrative Agent, and (ii) with respect to terminated security interests in intellectual property at the United States Patent and Trademark Office or United States Copyright Office, or any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof including, without limitation, the Canadian Intellectual Property Office.

9.8.      Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party and its Subsidiaries (other than Holdings) are duly authorized and validly issued, fully paid and to the extent such Loan Party is a corporation, non-assessable and free and clear of all Liens other than those in favor of Administrative Agent, and such securities were issued in compliance in all material respects with all applicable state, provincial and federal laws, as the case may be, concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each of the Loan Parties and its Subsidiaries as of the Closing Date. All of the issued and outstanding Capital Securities of each of the Loan Parties and its Subsidiaries are owned as set forth on Schedule 9.8 as of the Closing Date, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary are, directly or indirectly, owned by Borrower. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any of the Loan Parties and its Subsidiaries.

9.9.      Pension Plans.

(a)        Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans; (ii) except as would not reasonably be expected to have a Material Adverse Effect, each Pension Plan complies in all material respects with all applicable requirements of law and regulations; (iii) no contribution failure under Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, that will give rise to a Lien under Section 303(k) of ERISA; (iv) there are no pending or, to the knowledge of any Loan Party, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Borrower or other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to result in material liability to Borrower or any other Loan Party; (v) neither Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan; (vi) within the past five years, neither Borrower nor any other member of the Controlled Group has engaged in a transaction that resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group; and (vii) no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

(b)        Except as would not reasonably be expected to have a Material Adverse Effect: (a) all contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; (b) neither Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan that remains outstanding or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan that remains outstanding, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and (c) neither Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions are reasonably expected to be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or is reasonably expected to be terminated, or that any such plan is insolvent.

(c)        No Loan Party maintains or contributes to any Canadian Defined Benefit Plan.

9.10.      Investment Company Act. No Loan Party is required to be registered as an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11.      Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.12.      Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13.      Taxes. Each Loan Party and its Subsidiaries has filed all federal, state and local income tax returns and reports and all other material tax returns and reports required by law to have been filed by it (after giving effect to filing extensions) and has paid all federal, state and local income and other material taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with past custom and practice shall have been set aside on its books. The Loan Parties and their Subsidiaries have made adequate reserves on their books and records in accordance with their past custom and practice for all unpaid Federal and other material taxes of the Loan Parties and their Subsidiaries for operations and transactions that have accrued but which are not yet due and payable. Except as set forth on Schedule 9.13, no Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.14.      Solvency, etc. As of the Closing Date and immediately after giving effect to the issuance of each Letter of Credit and making of each Loan hereunder and the after giving effect to the application of the proceeds of each Loan, with respect to the Loan Parties (taken as a whole), (a) the fair value of their assets on a going concern basis is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets on a going concern basis is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) they are able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, and (d) they do not have unreasonably small capital to conduct the business in which they are now engaged as such business is now conducted and proposed to be conducted following the Closing Date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

9.15.      Environmental Matters. The on-going operations of each of the Loan Parties and its Subsidiaries comply in all respects with all Environmental Laws, except for such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each of the Loan Parties and its Subsidiaries has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each of the Loan Parties and its Subsidiaries is in compliance with all terms and conditions thereof, except where the failure to obtain, maintain or comply would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Loan Parties or their Subsidiaries and none of their properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any federal, state, provincial or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except as would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no conditions of contamination by Hazardous Substances or other environmental conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party or any Subsidiary thereof that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party nor any Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

9.16.      Insurance. Each Loan Party and its Subsidiaries and their respective properties are insured with what are reasonably believed by the Borrower to be financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size, engaged in similar businesses and owning similar properties in localities where such Loan Parties and Subsidiaries operate.Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all material real property owned or leased by any of the Loan Parties and their Subsidiaries, together with, in the case of leased property, the name and mailing address of the lessor of such property. Each of the Loan Parties and their respective Subsidiaries enjoys peaceful and undisturbed possession under all real property leases, space sharing agreements or similar arrangements to which such Loan Party or Subsidiary is a party or under which such Loan Party or Subsidiary is operating its businesses, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Party’s and their respective Subsidiaries’ real property leases, space sharing agreements or similar arrangements are valid and subsisting and no Loan Party or Subsidiary has knowledge of a default by such Loan Party or Subsidiary under any such lease, agreement or arrangement, except to the extent the failure to do so or such default would not reasonably be expected to result in a Material Adverse Effect.Information. All factual information concerning the Loan Parties and their Subsidiaries (other than projections, budgets, estimates, other forward looking information and any general industry or market data) heretofore or contemporaneously herewith furnished in writing by any Loan Party to Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to Administrative Agent or any Lender pursuant hereto or in connection herewith will be, when taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information, taken as a whole, is or will be incomplete by omitting to state any material fact necessary to make such information not materially misleading when taken as a whole and in light of the circumstances under which made and as of the time at which made (it being recognized by Administrative Agent and the Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).

9.19.      Intellectual Property. Except as set forth on Schedule 9.19, as of the Closing Date, each of the Loan Parties and its Subsidiaries owns and possesses or has a license or other right to use or exploit all rights in patents trademarks, trade names, service marks, copyrights, and all other intellectual property rights as are necessary for the conduct of the business of such Loan Party or Subsidiary as currently conducted by such Loan Party or Subsidiary, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.20.      Burdensome Obligations. None of the Loan Parties or their Subsidiaries is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.21.      Labor Matters. Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters, except as could not reasonably be expected to have a Material Adverse Effect.

9.22.      Anti-Terrorism Laws.

(a)        No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) is in violation in any material respects of any applicable United States or Canada requirements of law relating to counter-terrorism, economic sanctions or anti-money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”), the Patriot Act and Canadian AML Laws.

(b)        No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise targeted under the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list (the “SDN List”) published by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”).

(c)        No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i), (b)(ii) and (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or any Canadian AML Laws or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

9.23.      No Default. No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

9.24.      Economic Sanctions and AML. Borrower and each Subsidiary of Borrower is and will remain in compliance in all material respects with all applicable U.S. and Canada economic sanctions and related international trade laws, Executive Orders and implementing regulations including as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act (“BSA”) and all regulations issued pursuant to it. Neither Borrower nor any Subsidiary of Borrower (i) is a Person designated on the SDN List with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law. If Borrower is required to file annual or quarterly reports under Section 13(a) of the Securities and Exchange Act of 1934 the foregoing sentence shall apply to Affiliates of Borrower as well.

9.25.      Patriot Act and Anti-Bribery. Borrower and each Subsidiary of Borrower are in compliance to the extent applicable with (a) the Trading with the Enemy Act, and each of the OFAC regulations (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations including Canadian AML Laws. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or any Canadian AML Laws.

9.26.      Related Agreements, etc.

(a)        Borrower has heretofore furnished Administrative Agent a true and correct copy of the Related Agreements.

(b)        Each Loan Party has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

(c)        The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner, and other material consents, approvals, and exemptions required to be obtained by the Loan Parties and, to each Loan Party’s knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions.

(d)        The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment, or decree of any court or governmental body binding on any Loan Party or, to any Loan Party’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, or other document, or any judgment, order, or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to any Loan Party’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

(e)        As of the Closing Date, no statement or representation made in the Related Agreements by any Loan Party or, to any Loan Party’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect.

9.27.      Franchise Matters. Since September 1, 2016, LBF is the only Person that has operated an “@ the LB” Franchise System or offered or sold “@ the LB” Franchises, and S415 is the only Person that has operated a “Shred415” Franchise System or offered “Shred415” Franchises. The “@ the LB” Franchise System is the only Franchise System that LBF has operated, and “Shred415” is the only Franchise System that S415 has operated. Except as set forth on Schedule 9.27(a), neither the Company nor any Subsidiary of the Company has offered or sold or otherwise granted rights to any Person conferring upon that Person area development, area representative, master franchise, sub-franchise or other multi-unit or multilevel rights with respect to the “Shred415” and “@ the LB” brands.

(b)        Since April 1, 2014, CBF and its Subsidiaries are the only Persons that have operated the “CycleBar” Franchise System or offered or sold “CycleBar” Franchises. The “CycleBar” Franchise System is the only franchise network or system that CBF and its Subsidiaries have operated. Except as set forth on Schedule 9.27(b), neither CBF nor any Subsidiary of any of the Companies has offered or sold or otherwise granted rights to any Person conferring upon that Person area development, area representative, master franchise, sub-franchise or other multi-unit or multilevel rights with respect to the “CycleBar” brand.

(c)        Since March 2, 2015, CPF is the only Person that has operated a “Club Pilates” franchise system or offered or sold “Club Pilates” franchises. The “Club Pilates” Franchise System is the only franchise system that CPF has operated. Except as set forth on Schedule 9.27(c), neither CPF nor any other Subsidiary of any of the Companies has offered or sold or otherwise granted rights to any Person conferring upon that Person area development, area representative, master franchise, sub-franchise or other multi-unit or multilevel rights with respect to the “Club Pilates” brand. Only CPF has entered into the Franchise Agreements. Except as set forth on Schedule 9.27(c), all Franchise Agreements entered into by CP Global, LLC were validly assigned to CPF on March 12, 2015 and all such Franchise Agreements remain binding on the parties and their assignee(s).

(d)        (i) The Franchisors are the only Subsidiaries of any of the Companies that have offered Franchises or entered into Franchise Agreements. Except as set forth on Schedule 9.27(d), all Franchise Agreements entered into by the Franchisors remain binding on the parties and their assignee(s). (ii) AKTF is the only Person that has operated an “AKT in Motion” franchise system or offered or sold “AKT in Motion” franchises. The “AKT in Motion” Franchise System is the only franchise system that AKTF has operated. RHF is the only Person that has operated a “Row House” franchise system or offered or sold “Row House” franchises. The “Row House” Franchise System is the only franchise system that RHF has operated. SLF is the only Person that has operated a “Stretch Lab” franchise system or offered or sold “Stretch Lab” franchises. The “Stretch Lab” Franchise System is the only franchise system that SLF has operated. The “Pure Barre” Franchise System is the only franchise system that Pure Barre has operated.

(e)        Schedule 9.27(e) contains, as of the date set forth in such Schedule, a complete and accurate list of all currently effective Franchise Agreements (excluding Area Representative Agreements, Development Agreements and Master Franchise Agreements, which are disclosed in Schedule 9.27(p)) between any of the Franchisors and any Franchisee, including the following information for each such Franchise Agreement, which information reflects the provisions of each such Franchise Agreement currently in effect after taking into account all waivers, alterations, amendments or other modifications thereof (including those responsive to clause (ix) below): (i) the Franchise System licensed, (ii) the business address of each franchised location operated by such Franchisee, (iii) the name, address and telephone number of the Franchisee, (iv) the royalty rate required to be paid by the Franchisee, (v) the required Marketing Fund Contribution Rate, (vi) the required minimum monthly royalty, (vii) the stated effective date or the effective date reflected by the Franchisor’s date of signature, (viii) the renewal date if such date is not 10 years after the effective date, and (ix) whether or not there have been any material waivers, alterations, amendments or other material modifications of any Franchise Agreement (including changes related to any fees, costs, expenses, defaults, covenants, term, termination, renewal or transfer rights, or other material obligations of a Franchisee) since the execution of such Franchise Agreement that a Franchisor has agreed to, entered into or acquiesced to.

(f)        Except as set forth on Schedule 9.27(f), to the Companies’ Knowledge, no Franchisee is in, or has received written notice of, any material violation or material default of (including any condition that with the passage of time or the giving of notice, or both, would cause such a material violation or material default under) any Franchise Agreement. None of the

Franchisors are in, nor have any of them received written notice of any, violation of or default under (including any condition that with the passage of time or the giving of notice, or both, would cause such a violation or default under) any Franchise Agreement or that would permit termination or rescission of any such Franchise Agreement. None of the Franchisors have received any written demand by any Franchisee for rescission of any Franchise Agreement. To the Companies’ Knowledge, (i) there is no basis for any claim by any Franchisee for rescission of any Franchise Agreement, and (ii) no Franchisee is entitled to any set-off or reduction in any payment required under any Franchise Agreement. Each Franchise Agreement is a valid and binding agreement between the applicable Franchisor and such Franchisee, and is in full force and effect, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)        Schedule 9.27(g) sets forth a list of all forms of FDDs that the Franchisors have used to offer or sell Franchises. The Companies have made available to the Administrative Agent accurate and complete copies of each such form of FDD.

(h)        Except as set forth on Schedule 9.27(h) and except for such noncompliance as would not either individually or in the aggregate reasonably be expected to be material, the Franchisors are and since their formation have been, in compliance with all applicable Franchise Laws in connection with the offer and sale of Franchises, the ongoing relationships with current and former Franchisees, the termination, non-renewal and transfers of Franchises, and the operation and administration of their Franchise Systems.

(i)    To the Companies’ Knowledge, no current or former Franchisee, or any governmental authority, has delivered written notice to any of the Franchisors alleging that any of the Franchisors failed to comply with any applicable Laws during the offer and sale of a Franchise or the operation of either of their Franchise Systems.

(j)        Schedule 9.27(j) contains a summary of all (i) Franchise-related or Franchisee-related proceedings, orders, material complaints or material disputes raised since formation, (ii) proceedings or orders required to be disclosed in FDDs under applicable Franchise Laws, or (iii) other proceedings or complaints that are pending or, to the Companies’ Knowledge, have been threatened against any of the Companies or any other Subsidiary of any of the Companies (including any of the Franchisors) since formation, (A) from any existing or former Franchisee, or (B) any association purporting to represent a group of Franchisees, except where such proceeding, either individually or in the aggregate, would not be expected to be material. There are no stop orders or other proceedings in effect or, to the Companies’ Knowledge, threatened that would inhibit any of the Franchisors’ ability to offer or sell Franchises or enter into Franchise Agreements immediately following the Closing Date, except for (x) any pending renewal filings and (y) any amendment filings and changes to their respective FDDs that might be required to describe the Related Transaction.

(k)        To the Companies’ Knowledge, since formation, all collections and contributions to the Marketing Funds have been undertaken in accordance with the terms and conditions of each Franchise Agreement, and the use and administration of the Marketing Fund contributions have at all times materially complied with all Franchise Agreements, FDDs and

Franchise Laws. The use of the Marketing Funds has not and does not violate any Franchise Law. There are no loans owed to, or owing from, the advertising program. To the Companies’ Knowledge, there are no, and none of the Companies (including the Franchisors) have received written notice of, allegations that any of the expenditures from the advertising program have been improperly collected, accounted for, maintained, used or applied.

(l)        Except as set forth on Schedule 9.27(l), none of the Companies or its Subsidiaries (including the Franchisors) have engaged or hired an agent, broker, third party, Franchisee or licensee to provide material services, assistance or support to any Franchisee or to identify, offer or sell to potential Franchisees.

(m)        To the Companies’ Knowledge, no franchise association or other organization is acting as a representative of any group of two or more Franchisees. Any franchise council or advisory group presently in place (whether independently formed or sponsored by a Franchisor) is purely advisory in nature. Except as set forth on Schedule 9.27(m), none of the Franchisors have granted any enforceable right of first refusal, option or other right or arrangement to sign any Franchise Agreement or acquire any Franchise Agreement.

(n)        Except as set forth on Schedule 9.27(n), none of the Companies or any other Subsidiary of any of the Companies (including any of the Franchisors) has received, or been a party to any agreement, contract, obligation or commitment, whether oral or written, under which any of such entities has the right to receive, material rebates, other material payments or material consideration from suppliers or other third parties, including the ability to purchase products, goods and services at lower prices than those charged to Franchisees, on account of direct or indirect Franchisees’ purchases from those suppliers or third parties. None of the Companies or any other Subsidiary of any of the Companies (including any of the Franchisors) has made any offer, promise, agreement, contract, obligation or commitment, whether oral or written, with respect to any future or contingent rebates or other payments from suppliers or other third parties to or for the benefit of a Franchisee or another Person. There are no agreements, contracts, obligations, commitment or special arrangements, whether oral or written, with any Franchisee that are prohibited by the applicable Franchise Agreement or that have not been properly disclosed in accordance with applicable Franchise Laws.

(o)        Neither the execution of this Agreement nor the consummation of the Related Transaction requires the consent of any party to a Franchise Agreement or will result in a violation of or a default under, or give rise to a right of termination, modification, cancellation, rescission or acceleration of any material obligation or loss of material benefits under, any Franchise Agreement.

(p)        Schedule 9.27(p) contains, as of the date set forth in such schedule, a complete and accurate list of all currently effective Area Representative Agreements, Development Agreements and Master Franchise Agreements between any of the Franchisors and any Franchisee, including the following information for each such Area Representative Agreements, Development Agreements and Master Franchise Agreements which information reflects the provisions of each such Area Representative Agreements, Development Agreements and Master Franchise Agreements currently in effect after taking into account all waivers, alterations, amendments or other modifications thereof: (i) the name, address and telephone number of the Franchisee, (ii) the geographical area covered by such Area Representative Agreements, Development Agreements and Master Franchise Agreements, (iii) the number of Franchises currently open and operated by such Franchisee pursuant to the Area Representative Agreements, Development Agreements and Master Franchise Agreements including the business address of each; (iv) the development schedule showing the number of Franchises and the number and scheduled date of openings for each additional Franchise to be opened by such Franchisee; (v) the status as to whether the Franchisee is in compliance with the development schedule and the support services that are required under the Area Representative Agreements, Development Agreements and Master Franchise Agreements; (vi) the amount of the initial area representative fee, development fee or master franchise fee paid and number of Franchises remaining to be opened with the associated initial franchise fee required to be paid for those scheduled to be opened; (vii) the stated effective date of the Area Representative Agreements, Development Agreements and Master Franchise Agreements, term of the development schedule and stated expiration date of the Area Representative Agreements, Development Agreements and Master Franchise Agreements; (viii) whether or not there have been any material waivers, alterations, amendments or other material modifications of any Area Representative Agreements, Development Agreements and Master Franchise Agreements (including changes related to any fees, costs, expenses, defaults, covenants, term, development schedule, territory or development area, termination, renewal or transfer rights, or other material obligations of an area representative or Franchisee) since the execution of such Area Representative Agreements, Development Agreements and Master Franchise Agreements that the Franchisor has agreed to, entered into or acquiesced to; and (iv) the number of third-party Franchises supported by each Franchisee in its territory pursuant to the Area Representative Agreement.

(q)        Each franchisee of the Franchisors is in compliance with the requirements of their Franchise Agreements to maintain coverage under such insurance policies, except to the extent such non-compliance could not reasonable be expected to result in material liability to the applicable Franchisor.

(r)        Each Franchisor has appropriate data privacy and cyber liability policies and procedures in place that are customary for companies engaged in similar businesses as the Loan Parties.

(s)        Each Franchisor has obtained an acknowledgment of receipt of the FDD from each of its renewing franchisees and new franchisees.

(t)        Each Franchisor will review its FDD, Franchise Agreement, Operations Manuals, and standards and procedures no less frequently than on an annual basis and make any reasonably necessary revisions to minimize risks that its franchise relationship with its franchisees or franchisee personnel will be characterized as a joint employer relationship or expose the franchisor to claims of vicarious liability, and otherwise conform their FDD, Franchise Agreement, Operations Manuals, and standards and procedures with then-current customary practices for franchisors providing similar goods and services.

9.28.      Holdings and Intermediate Holdings. Except as otherwise permitted under Section 10.12, (a) Holdings has not engaged in any activities other than acquiring all of the Capital Securities of Intermediate Holdings, acting as a holding company and transactions incidental thereto, entering into and performing its obligations under the Loan Documents and the other Related Agreements and agreements permitted hereunder and does not hold any assets other than all of the issued and outstanding Capital Securities of Intermediate Holdings, and contractual rights and obligations pursuant to the Loan Documents, the Related Agreements, the Holdings LLC Agreement and any other agreement governing equity related matters and other documents incidental thereto and (b) Intermediate Holdings has not engaged in any activities other than acquiring all of the Capital Securities of Borrower, acting as a holding company and transactions incidental thereto, entering into and performing its obligations under the Loan Documents and the other Related Agreements and agreements permitted hereunder and does not hold any assets other than all of the issued and outstanding Capital Securities of Borrower, and contractual rights and obligations pursuant to the Loan Documents, the Related Agreements, the Purchase Agreement, the Intermediate Holdings LLC Agreement and any other agreement governing equity related matters and other documents incidental thereto. Location of Bank Accounts. Schedule 9.29 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer or other securities intermediary, and all other similar accounts maintained by each Loan Party, together with a description thereof (including the bank, broker dealer, or securities intermediary at which each such account is maintained and the account number and the purpose thereof).

9.30.      Material Contracts. Set forth on Schedule 9.30 is a complete and accurate list as of the Closing Date of all Material Contracts of each of the Loan Parties and their Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each of the Loan Parties and their Subsidiaries that is a party thereto and, to each Loan Party’s knowledge, all other parties thereto in accordance with its terms; (b) has not been otherwise amended or modified; and (c) is not in default due to the action of any of the Loan Parties and their Subsidiaries or, to the knowledge of any Loan Party, any other party thereto.

9.31.      Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary thereof before any governmental authority and no grievance or arbitration proceeding pending or threatened against any of the Loan Parties and their Subsidiaries that arises out of or under any collective bargaining agreement; (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any of the Loan Parties and their Subsidiaries; or (c) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any of the Loan Parties and their Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of the Loan Parties and their Subsidiaries. None of the Loan Parties and their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law that remains unpaid or unsatisfied. The hours worked and payments made to employees of each of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent any such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any of the Loan Parties and their Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of that Loan Party or that

Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.32.      No Bankruptcy Filing. None of the Loan Parties and their Subsidiaries is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of that Loan Party’s or that Subsidiary’s assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against any of the Loan Parties and their Subsidiaries.

9.33.      Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 9.33 sets forth a complete and accurate list as of the Closing Date of (a) the exact legal name of each of the Loan Parties and their Subsidiaries; (b) the jurisdiction of organization of each of the Loan Parties and their Subsidiaries; (c) the organizational identification number of each Loan Party (or indicates that that Loan Party has no organizational identification number); (d) each place of business of each of the Loan Parties and their Subsidiaries; (e) the chief executive office of each of the Loan Parties and their Subsidiaries; and (f) the federal employer identification number of each Loan Party.

9.34.      Hedging Agreements. None of the Loan Parties and their Subsidiaries is a party to, nor will it be a party to, any Hedging Agreement other than a bona fide (not speculative) unsecured Hedging Agreement, in form and substance reasonably acceptable to Administrative Agent.

SECTION 10

AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1.      Reports, Certificates and Other Information. Furnish to Administrative Agent:

10.1.1.      Annual Report. Within 120 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Holdings and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Holdings and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Administrative Agent (except to the extent such qualification is due to the scheduled maturity date of any Debt), together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year, (b) an internally prepared annual report of Holdings and its Subsidiaries for such Fiscal Year which internally prepared report shall reconcile the statements of earnings and cash flows of Holdings and its Subsidiaries as at the end of such Fiscal Year to the audit report solely to address the recognition of franchise fee income by Holdings and its Subsidiaries which recognition shall be as permitted pursuant to Section 1.3(a) hereof and (c) commencing with the Fiscal Year 2019, a balance sheet of Holdings and its Subsidiaries as of the end of that Fiscal Year and statement of earnings and cash flows for Holdings and its Subsidiaries for that Fiscal Year, certified by a Senior Officer of Holdings.

10.1.2.      Interim Reports. (a) Within 30 days after the end of each month, consolidated balance sheets of Holdings and its Subsidiaries as of the end of such month, together with consolidated statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year for the twelve month period ending on the last day of such month, certified by a Senior Officer of Borrower (which financial statements shall be in substantially the same form, and include substantially the same reporting items as the financial statements delivered to Administrative Agent prior to the Closing Date); and (b) within 30 days after the end of each Fiscal Quarter, consolidated balance sheets of Holdings and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and a consolidated statement of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year for the twelve month period ending on the last day of such Fiscal Quarter, certified by a Senior Officer of Borrower (which financial statements shall be in substantially the same form, and include substantially the same reporting items as the financial statements delivered to Administrative Agent prior to the Closing Date); provided that for any comparison required pursuant to either clause (a) or (b) above for any period ending on or prior to September 30, 2018, such comparison does not need to include a cash flow statement. For any monthly period following December 31, 2018, Borrower shall deliver two sets of monthly or quarterly financial statements hereunder one which complies with GAAP (without giving effect to the carveout for franchise fee income in Section 1.3(a) hereof) (the “GAAP Compliant Financial Statements”) and the other set reflecting the recognition of franchise fee income as required by Section 1.3(a) hereof; provided if the Administrative Agent has in its sole discretion agreed to permit Holdings and its Subsidiaries to utilize GAAP compliant reporting for purposes of the financial covenants and other provisions hereof only GAAP Compliance Financial Statements will be required to be delivered hereunder.

10.1.3.      Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of annual and quarterly statements pursuant to Section 10.1.2 for each month ending on the last day of a Fiscal Quarter, (i) a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such statements and signed by a Senior Officer of Borrower, containing a computation of each of the financial ratios set forth in Section 11.14 and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of Holdings’ management setting forth a discussion of Holdings’ and its Subsidiaries’ financial condition, changes in financial condition and results of operations.

10.1.4.      Notice of Default, Litigation and ERISA Matters. Promptly upon a Senior Officer becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the Subsidiary affected thereby with respect thereto:

(a)        the occurrence of a Default or an Event of Default;

(b)        any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Loan Party to the Lenders which has been instituted or, to the knowledge of a Senior Officer of the Borrower, is threatened against any Loan Party or Subsidiary of any Loan Party or to which any of the properties of any thereof is subject which, in each case, would reasonably be expected to have a Material Adverse Effect;

(c)        to the extent a Senior Officer has knowledge that a Material Adverse Effect or Lien in excess of $1,000,000 on the assets of any Loan Party, would reasonably be expected to result therefrom, (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan, (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that Borrower furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to result in the incurrence by any member of the Controlled Group of any liability, fine or penalty (including any claim or demand for withdrawal liability from any Multiemployer Pension Plan), or (v) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions are reasonably expected to be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or is reasonably expected to been funded at a rate less than that required under Section 412 of the Code, that any such plan is or will be terminated, or that any such plan is or is reasonably expected to become insolvent; or

(d)        any cancellation (other than pursuant to a replacement or renewal thereof) or material adverse change in any insurance maintained by any Loan Party.

10.1.5.      Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Holdings, Borrower or any Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books of Holdings, Borrower or such Loan Party.

10.1.6.      Projections. Not later than 60 days after the commencement of each Fiscal Year, financial projections for Holdings and its Subsidiaries for such Fiscal Year (including a business plan, monthly operating and cash flow budgets and a capital expenditures budget) prepared in a manner consistent with the projections delivered by Borrower to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to Administrative Agent, accompanied by a certificate of a Senior Officer of Borrower to the effect that (a) the projections were prepared by Holdings in good faith; (b) Holdings has a reasonable basis for the assumptions contained in the projections, as of the date of delivery; and (c) the projections have been prepared in accordance with those assumptions (it being recognized by

Administrative Agent and the Lenders that any projections and forecasts provided by Holdings are based on good-faith estimates and assumptions believed by Holdings to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).

10.1.7.      Updated Schedule. Contemporaneously with the furnishing of each annual audit report pursuant to Section 10.1.1, an updated version of Schedule 9.17 showing information as of the date of such audit report (it being agreed and understood that this requirement shall be in addition to the other notice and delivery requirements set forth herein).

10.1.8.      Related Transactions Notices. Promptly following receipt, copies of any material notices (including notices of default or acceleration) received in connection with the Related Transactions.

10.1.9.      Material Contract Notices. Promptly following receipt, copies of any material notices (including notices of default) received in connection with any Material Contract that is a Franchise Agreement.

10.1.10.      Other Information. Promptly from time to time, such other information reasonably related to the business or financial data, reports, appraisals and projections of the Loan Parties, their properties, collateral or business, as Administrative Agent may reasonably request; provided the Loan Parties shall not be obligated to provide such information to the extent such disclosure would, in the good faith determination of the Loan Parties, violate attorney-client privilege or applicable confidentiality requirements, constitute disclosure of attorney work product or otherwise be prohibited by law or fiduciary duty from disclosing.

10.2.      Books, Records and Inspections. Keep, and cause each other Loan Party and their Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, Administrative Agent or any representative thereof to inspect the corporate properties and operations (or any properties and operations if an Event of Default exists) of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with Administrative Agent or any representative thereof so long as it has been afforded an opportunity to be present), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral, provided the Loan Parties shall not be obligated to provide such information to the extent such disclosure would, in the good faith determination of the Loan Parties, violate attorney-client privilege or applicable confidentiality requirements, constitute disclosure of attorney work product or otherwise be prohibited by law or fiduciary duty from disclosing. All such inspections or audits by Administrative Agent shall be at Borrower’s expense; provided that so long as no Default or Event of Default exists, Borrower shall not be required to reimburse any Lender or the Administrative Agent for inspections, audits or appraisals (x) for amounts in excess of $50,000 and (y) more frequently than twice each Fiscal Year.

10.3.      Maintenance of Property; Insurance.

(a)        Keep, and cause each of the Loan Parties and their Subsidiaries to keep, all property (other than intellectual property) useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear, casualty loss and condemnation excepted, except (i) as permitted by Section 11.5, (ii) to the extent that any such properties are obsolete, are being replaced or, in the good faith judgment of such Loan Party or Subsidiary, are no longer useful or desirable in the conduct of the business of the Loan Parties and their Subsidiaries or (iii) where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)        Maintain, and cause each of the Loan Parties and their Subsidiaries to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (including, without limitation, business interruption insurance), but which shall insure against all risks and liabilities as are customarily carried by companies engaged in similar businesses; and, upon reasonable request of Administrative Agent, furnish to Administrative Agent original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. Borrower shall cause each issuer of an insurance policy in respect of any Loan Party to provide Administrative Agent with an endorsement (i) showing Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance with respect to the Collateral and naming Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Administrative Agent. Each Loan Party shall execute and deliver to Administrative Agent a collateral assignment, in form and substance satisfactory to Administrative Agent, of each business interruption insurance policy and representation and warranty insurance policy maintained by that Loan Party.

(c)        UNLESS BORROWER PROVIDES ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE, AFTER NOTICE TO BORROWER OF SUCH INTENT, TO PROTECT ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. BORROWER MAY LATER

CANCEL ANY INSURANCE PURCHASED BY ADMINISTRATIVE AGENT, AND ADMINISTRATIVE AGENT SHALL COOPERATE WITH BORROWER IN THIS REGARD, BUT ONLY AFTER PROVIDING ADMINISTRATIVE AGENT WITH EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4.      Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each of the Loan Parties and their Subsidiaries to comply, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply would not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each of the Loan Parties and their Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls any of the Loan Parties and their Subsidiaries is or shall be (i) listed on the SDN List, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each of the Loan Parties and their Subsidiaries to comply, with all applicable BSA and anti-money laundering laws and regulations and (d) pay, and cause each of the Loan Parties and their Subsidiaries to pay, prior to delinquency, all Taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property (other than Permitted Liens); provided that the foregoing shall not require any Loan Party or Subsidiary to pay any such Tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP or would not reasonably be expected to result in a Material Adverse Effect, and, in the case of a claim which could become a Lien (other than a Permitted Lien) on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

10.5.      Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.5) cause each of the Loan Parties and their Subsidiaries to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect).

10.6.      Use of Proceeds. (i) Use the proceeds of the Loans, and the Letters of Credit under the Existing Credit Agreement, solely to finance the Related Transactions (as defined in the Existing Credit Agreement) and any related earn-outs, to finance the Club Pilates Royalty Buyout and transaction fees relating to the Club Pilates acquisition, to repay the Debt to be

Repaid (as defined in the Existing Credit Agreement), to pay fees and expenses related to the transactions contemplated hereby, for working capital purposes, for Permitted Acquisitions, and other Investments and Restricted Payments permitted hereunder, for Capital Expenditures and for other general business purposes; (ii) use the proceeds of the Additional Term A Loans, the Revolving Loans and the Letters of Credit to finance the Related Transaction, the Closing Date Acquisition and Permitted Acquisitions and associated fees and expenses, for working capital purposes, for the payment of costs and expenses associated with the credit facility hereunder, for Capital Expenditures, and for other general business purposes; and (iii) not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

10.7.      Employee Benefit Plans.

Except as would not reasonably be expected to result in a Material Adverse Effect:

(a)        Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan and each Canadian Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)        Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)        Not, and not permit any other member of the Controlled Group to (i) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (ii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC or other applicable authority to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan.

10.8.      Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any of the Loan Parties and their Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, Borrower shall, or shall cause the applicable Loan Party or applicable Subsidiary of a Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets to the extent required by all Environmental Laws. Without limiting the generality of the foregoing, Borrower shall, and shall cause each of the Loan Parties and their Subsidiaries to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance that could reasonably be expected to result in a Material Adverse Effect. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws, except as could not reasonably be expected to result in a Material Adverse Effect.

10.9.      Further Assurances. Take, and cause each other Loan Party to take, such actions as are reasonably necessary or as Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan

Documents are secured by a first priority perfected (subject to Permitted Liens and, with respect to intellectual property, if and to the extent contemplated under the Guaranty and Collateral Agreement) Lien in favor of Administrative Agent (subject to Permitted Liens) on substantially all of the assets of Borrower and each Loan Party constituting Collateral (as well as all Capital Securities of each first-tier Subsidiary of a Loan Party that is not a CFC (excluding (i) any non-Wholly Owned Subsidiary owned by the Loan Parties on the Closing Date following the use of commercially reasonable efforts by such Loan Party to cause such non-Wholly Owned Subsidiary to consent to the lien in favor of Administrative Agent on such Capital Securities and (ii) any Subsidiary acquired pursuant to a Permitted JV Acquisition) and 65% of all voting Capital Securities and 100% of all non-voting Capital Securities of each first-tier Subsidiary) of a Loan Party that is a CFC (excluding (i) any non-Wholly Owned Subsidiary owned by the Loan Parties on the Closing Date following the use of commercially reasonable efforts by such Loan Party to cause such non-Wholly Owned Subsidiary to consent to the lien in favor of Administrative Agent on such Capital Securities and (ii) any Subsidiary acquired pursuant to a Permitted JV Acquisition) and guaranteed by each Loan Party (including, immediately upon the acquisition or creation thereof (or such longer period as the Administrative Agent may provide in its sole discretion), any Subsidiary that is not a CFC acquired or created after the Closing Date), in each case as Administrative Agent may reasonably determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements, opinions of counsel and other documents, in each case in form and substance reasonably satisfactory to Administrative Agent, and the filing or recording of any of the foregoing, (b) the prompt delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession, and (c) with respect to any owned real property with a fair market value in excess of $1,000,000, acquired by any Loan Party after the Closing Date, the delivery within sixty (60) days after the date such real property was acquired (or such longer period as the Administrative Agent may provide in its sole discretion) of each of the Real Estate Documents with respect to such real property; provided, however, that notwithstanding any provision set forth hereunder or under any Loan Document to the contrary, in no event shall (x) the assets of any CFC constitute security or secure, or such assets or the proceeds of such assets be available for, payment of the obligations of the Borrower, or (y) more than 65% of the total combined voting power of all classes of stock of any first-tier CFC of any Loan Party be required to be pledged to secure the obligations of the Borrower.

10.10.      Deposit Accounts. Unless Administrative Agent otherwise consents in writing, and subject to Section 10.11, in order to facilitate Administrative Agent’s and the Lenders’ maintenance and monitoring of their security interests in the collateral, maintain, and cause each other Loan Party to maintain, all of their deposit accounts that are not Excluded Accounts with an institution that has entered into a control agreement with the Administrative Agent and the applicable Loan Party granting control of such account to the Administrative Agent.

10.11.      Post Closing Covenants. Borrower shall satisfy the requirements and/or provide to the Administrative Agent each of the documents, instruments, agreements and information set forth on Schedule 10.11, in form and substance reasonably acceptable to the Administrative Agent, on or before the date specified for such requirement in such Schedule or such later date to be determined by the Administrative Agent in its sole discretion, each of which shall be completed or provided in form and substance reasonably satisfactory to the Administrative Agent. Until the expiration and passage of the date so stipulated, no breach of any warranty, condition or covenant shall be deemed to have occurred as a result of the failure to deliver or perform such requirements.

10.12.      Holdings Covenant. Holdings and Intermediate Holdings shall not (i) enter into any agreement outside the ordinary course of business (including any agreement for incurrence or assumption of Debt (except to the extent permitted by this Agreement), any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the Loan Documents to which it is a party, the Original Related Agreements and the Related Agreements, any agreement related to any Debt, Contingent Liability, Investment or Liens permitted hereunder, any agreements with other Loan Parties and Sponsor to the extent permitted hereunder, any agreements with respect to cash and cash equivalents or bank accounts or other ordinary course agreements, any agreements with any equityholders, agreements entered into in connection with the issuance, sale, repurchase or redemption of any equity securities, the Holding LLC Agreement or Intermediate Holding LLC Agreement, as applicable, agreements incidental to permitted activities, such as agreements with employees, officers, directors, accountants, attorneys, advisors, landlords and similar activities and any other agreements required by law or otherwise (collectively, the “Holdings Documents”), (ii) engage in any business or conduct any business activity or transfer any of its assets (except as otherwise permitted hereunder), other than activities relating to the agreements set forth in clause (i), the making of Investments in Intermediate Holdings or Borrower, as applicable, existing on the Original Closing Date or permitted or required by this Agreement, the performance of its obligations under the Holdings Documents in accordance with the terms thereof, the making of Restricted Payments permitted hereunder and the performance of ministerial activities and the payment of taxes and administrative fees and the maintenance of its state law existence or (iii) consolidate, merge or amalgamate with or into any other Person. Holdings and Intermediate Holdings shall each preserve, renew and keep in full force and effect its existence.

10.13.      STGH Covenant. STGH shall not (i) enter into any agreement (including any agreement for incurrence or assumption of Debt (excluding Debt consisting of the Obligations under this Agreement), any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the Loan Documents to which it is a party and the Original Related Agreements, any agreements with respect to cash and cash equivalents or bank accounts, any agreements with equityholders, or other ordinary course agreements necessary in connection with its business as a holding company, (ii) engage in any business or conduct any business activity or transfer any of its assets, other than activities relating to the agreements set forth in clause (i), the making of Investments in its Subsidiaries that are Loan Parties, existing on the Original Closing Date or permitted or required by this Agreement, the performance of its obligations under the agreements set forth in clause (i) in accordance with the terms thereof, the making of Restricted Payments permitted hereunder and the performance of ministerial activities and the payment of taxes and administrative fees and the maintenance of its state law existence or (iii) consolidate, merge or amalgamate with or into any other Person. STGH shall preserve, renew and keep in full force and effect its existence.

10.14.      Real Property.

10.14.1.      Each Loan Party and its Subsidiaries shall comply in all material respects at all times with the provisions of all real property leases, space sharing agreements or similar arrangements to which such Loan Party or Subsidiary is a party, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect. Except to the extent that would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and its Subsidiaries shall pay when due (giving effect to all applicable grace periods) all rents and other amounts payable under any real property lease, space sharing agreements or similar arrangements to which such Loan Party is a party.

10.14.2.      Each Loan Party and its Subsidiaries shall use commercially reasonable efforts to cause each lease, space sharing agreement or similar arrangement entered into after the Original Closing Date (including each lease, space sharing agreement or similar arrangement that is amended, restated, supplemented, renewed, extended or otherwise modified after the Original Closing Date) to not contain (a) any provisions that could result in such lease, space sharing agreement or similar arrangement (including each lease, space sharing agreement or similar arrangement that is amended, restated, supplemented, renewed, extended or otherwise modified after the Original Closing Date) to be breached, violated, defaulted, voided or terminated (or could result in a Loan Party’s rights to be reduced or a lessor’s rights to be expanded) due to a change of control or ownership or similar event of such Loan Party, or (b) any provisions that otherwise restrict or prohibit a change of control or ownership or similar event of a Loan Party. The requirements of this Section 10.14.2 may be waived by the Administrative Agent in its sole discretion.

10.15.      Fueled Collective Covenant. Promptly (and in any event within two (2) Business Days) of the Companies’ Knowledge that FCF or any of its Subsidiaries have achieved the lesser of (i) $750,000 of EBITDA for the fiscal quarter most recently ended and (ii) EBITDA for the fiscal quarter most recently ended in an amount equal to or greater than an amount equal to five percent (5%) of the EBITDA of Holdings and its Subsidiaries for the fiscal quarter most recently ended, then either case of the foregoing clauses (i) or (ii), Holdings shall notify the Administrative Agent in writing of such information and Holdings shall take, and cause each other Loan Party to take, such actions as are reasonably necessary or as Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first priority perfected (subject to Permitted Liens and, with respect to intellectual property, if and to the extent contemplated under the Guaranty and Collateral Agreement) Lien in favor of Administrative Agent (subject to Permitted Liens) on substantially all of the assets of FCF and its Subsidiaries, including, without limitation, causing FCF and its Subsidiaries to become Loan Parties hereunder.

SECTION 11

NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

11.1.      Debt. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)        Obligations under this Agreement and the other Loan Documents;

(b)        Debt of any of the Loan Parties (other than Holdings and Intermediate Holdings) and their Subsidiaries secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $750,000;

(c)        (i) Debt of Borrower to any other Borrower, (ii) Debt of any Loan Party to Borrower or (iii) Debt of Borrower to any Loan Party, (iv) Debt of Holdings or Intermediate Holdings to Borrower to the extent such Debt could otherwise be made as a restricted payment permitted by Section 11.4 and (v) Debt of any Subsidiary that is not a Guarantor to any Loan Party and Debt of any Loan Party to any Subsidiary that is not a Guarantor in an aggregate amount outstanding not to exceed $1,000,000 less that amount of Investments made pursuant to Section 11.11(c); provided that if such Debt shall be evidenced by a note, it shall be a demand note in form and substance reasonably satisfactory to Administrative Agent and pledged and delivered to Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the obligations of the Loan Parties under the Loan Documents (including the Obligations of Borrower under this Agreement) in a manner reasonably satisfactory to Administrative Agent;

(d)        Debt in respect of surety or appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Loan Party in the ordinary course of business, including guarantees or obligations of any Loan Party with respect to letters of credit supporting such surety or appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(e)        Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(f)        Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(g)        Contingent Liabilities to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, Contingent Liabilities of the Loan Parties incurred in the ordinary course of business;

(h)        Debt consisting of accrued and unpaid management fees, operator costs or expenses under the Management Agreement;

(i)        Debt consisting of any final judgment rendered against any Loan Party that has not been paid, discharged or vacated or had execution thereof stayed pending appeal prior to such final judgment constituting an Event of Default in accordance with Section 13.1.8;

(j)        Hedging Obligations incurred for bona fide hedging purposes and not for speculation in form and substance reasonably satisfactory to Administrative Agent;

(k)        Debt described on Schedule 11.1(a) and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(l)        the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

(m)        Contingent Liabilities arising with respect to (i) customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.5, and (ii) the guaranty by a Loan Party of a lease, sublease, license or sublicense entered into in the ordinary course of business by another Loan Party;

(n)        Debt incurred solely to finance Borrower’s insurance premiums under insurance policies maintained by Borrower in the ordinary course of business for insurance required under this Agreement in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy;

(o)        Debt arising out of judgments, attachments or awards not resulting in an Event of Default;

(p)        Accretion of interest paid in kind on Debt permitted hereunder;

(q)        any guarantee by Holdings or Intermediate Holdings of Debt or other obligations of the Borrower otherwise permitted under this Agreement;

(r)        unsecured Debt of Holdings or its Subsidiaries subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent in its reasonable discretion owing to any former director, officer or employee of Holdings, the Borrower or its Subsidiaries, in connection with the termination of their employment or appointment, or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any Capital Securities of Holdings held by them;

(s)        the Existing Earn-Out Obligations;

(t)        Permitted Earn-Outs and Permitted Seller Debt in an aggregate outstanding amount not at any time exceeding $6,500,000 (excluding Permitted Earn-Outs in connection with the Original Related Agreements in an amount not to exceed $15,000,000); provided, that (x) the aggregate outstanding amount of any Permitted Earn-Outs shall not exceed $3,500,000 at any time and (y) for purposes of this Section 11.1(s) the amount of Permitted Earn-Outs shall be deemed to be equal to the maximum amount payable under such obligation;

(u)        other unsecured Debt in an aggregate amount not to exceed $1,500,000 at any time outstanding;

(v)        all premium (if any, whether due at maturity, or upon acceleration of maturity for any reason including automatic acceleration triggered by a bankruptcy filing), interest, fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (u) above;

(w)        Debt consisting of obligations of Holdings or any Subsidiary under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Transactions, any Permitted Acquisition or any other Investment or other acquisition permitted hereunder;

(x)        Debt representing deferred compensation to employees of Borrower, Holdings or any Subsidiary incurred in the ordinary course of business; and

(y)        Guarantee by Holdings or its Subsidiaries of certain lease obligations existing as of the Closing Date and set forth on Schedule 11.1(b) in an aggregate amount not to exceed $2,500,000.

Notwithstanding anything contained in this Section 11.1 to the contrary, STGH may not incur any Debt or liabilities of any sort other than the Obligations.

11.2.      Liens. Not, and not permit any other Loan Party and their Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)        Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b)        Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue more than 90 days or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed or the failure to pay would not reasonably be expected to result in a Material Adverse Effect;

(c)        Liens described on Schedule 11.2 as of the Closing;

(d)        subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party or its Subsidiaries (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(e)        easements, rights of way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar real estate charges or encumbrances, minor defects or irregularities in title and other similar real estate Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(f)        Liens arising out of judgments, attachments or awards not resulting in an Event of Default;

(g)        leases, subleases, licenses or sublicenses of the assets or properties of any of the Loan Parties or their Subsidiaries, in each case entered into in the ordinary course of business and not interfering in any material respect with the business of any of the Loan Parties and their Subsidiaries;

(h)        bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are nonconsensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt for borrowed money;

(i)        licenses or sublicenses of intellectual property granted by any Loan Party or Subsidiary in the ordinary course of business;

(j)        the filing of UCC or PPSA financing statements solely as a precautionary measure in connection with Operating Leases or consignment of goods;

(k)        Liens incurred with respect to obligations (other than obligations for borrowed money) that do not in the aggregate exceed $1,250,000 at any time outstanding;

(l)        Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(m)        Liens of sellers of goods to Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction or the equivalent provision in the PPSA, as applicable, in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;

(n)        Landlord liens arising by operation of law and/or contract and any interest or title of a lessor, sublessor, licensor or licensee under any lease or license entered into by Borrower or any Subsidiary in the ordinary course of business;

(o)        Liens on an insurance policy of any Loan Party or any Subsidiary and the identifiable cash proceeds thereof in favor of the issuer of such policy and securing Debt permitted to finance the premiums of such policies;

(p)        reasonable and necessary cash deposits made in the ordinary course of business to secure the performance of contracts, leases or bid obligations, or other such contracts entered into in the ordinary course of business for which pledges or deposits are customary;

(q)        Liens arising under the Loan Documents;

(r)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s)        Liens given to a public or private utility or any other governmental authority in the ordinary course;

(t)        Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by Borrower, Holdings or any Subsidiary in the ordinary course of business; and

(u)        Liens solely on any cash earnest money deposits made by Borrower, Holdings or any Subsidiary in connection with any letter of intent or purchase agreement entered into in connection with a Permitted Acquisition or other Investment permitted hereunder.

11.3.      [Reserved].

11.4.      Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities including any distribution of assets pursuant to a plan of statutory division, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees, transaction based fees or similar fees (other than payments of ordinary course compensation to employees) to any of its equity holders or any Affiliate thereof, (d) make any payment on account of Debt that has been contractually subordinated in right of payment to the Obligations if that payment is not permitted at that time under the applicable subordination terms and conditions; or (e) set aside funds for any of the foregoing (the foregoing in clauses (a) through (d), collectively, “Restricted Payments” and each a “Restricted Payment”). Notwithstanding the foregoing:

(a)        any Subsidiary may pay dividends or make other distributions to Borrower or to a domestic Wholly-Owned Subsidiary and Borrower and its Subsidiaries may pay any intercompany debt permitted pursuant to Section 11.1(c);

(b)        so long as (x) no Specified Event of Default exists or would result therefrom, (y) the Borrower is in compliance with the covenants set forth in Section 11.14 (as calculated on a pro forma basis after giving effect to such payment or portion thereof actually paid) for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if such payment was made as of the first day of such period covered thereby), and (z) Borrower shall have Liquidity of at least $1,000,000 before and after giving effect to the proposed payment, Borrower may pay or cause any other Loan Party to pay on a quarterly or monthly basis the annual management fees to Sponsor pursuant to the Management Agreement (or portion of such annual management fees as would allow the Borrower to comply with clauses (x), (y) and (z) above) in an aggregate amount not exceeding $750,000 in any Fiscal Year;

(c)        so long as (x) no Event of Default or Default shall have occurred and be continuing or would result therefrom and (y) Borrower shall have Liquidity of at least $750,000 before and after giving effect to the proposed payment, the Borrower may, or may make distributions to Intermediate Holdings and Intermediate Holdings may, or may make distributions to Holdings so that Holdings may, in an amount not to exceed an aggregate of $750,000 per year, repurchase with cash its Capital Securities owned by employees of Holdings, the Borrower or the Subsidiaries or make cash payments to employees of Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees;

(d)        Borrower may make Restricted Payments to Intermediate Holdings and Intermediate Holdings may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to any direct or indirect equity holder thereof) (x) in an amount not to exceed an aggregate of $500,000 per year to the extent necessary to pay for the general corporate and overhead expenses incurred by Intermediate Holdings or Holdings (or to any direct or indirect parent thereof) in the ordinary course of business, and (y) in the amount of the Tax Distributions (at such times as provided in the Holdings LLC Agreement as in effect on the Closing Date); provided that with respect to any Tax Distribution in an amount in excess of the actual cash taxes in good faith estimated to be due by the members of Holdings and arising solely out of the taxable income of Borrower and its Subsidiaries for the current taxable year of Borrower and its Subsidiaries (net of losses distributed to such persons in respect of their ownership in Holdings and net of tax refunds in respect of any prior actual taxes paid in respect of prior Tax Distributions), such Restricted Payment may only be paid so long as (x) no Default or Event of Default exists or would result therefrom, (y) the Total Debt to EBITDA Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if such payment was made as of the first day of such period covered thereby), is no greater than the applicable compliance level for the most recently ended Fiscal Quarter less 0.50, and (z) Borrower shall have Liquidity of at least $2,000,000 before and after giving effect to the proposed payment;

(e)        the Loan Parties may make payments in connection with the Existing Earn-Out Obligations so long as (x) the Total Debt to EBITDA Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if such payment was made as of the first day of such period covered thereby), is no greater than 4.50:1.00, (y) Borrower shall have Liquidity of at least $2,000,000 before and after giving effect to the proposed payment and (z) the Fixed Charge Coverage Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if such Existing Earn-Out Obligation was a Fixed Charge), is no less than 1.20:1.00; provided that if the conditions set forth in clauses (x) and (y) are not satisfied the Loan Parties may make payments in connection with the Existing Earn-Out Obligations to the extent funded with proceeds of Capital Securities so long as no Default or Event of Default exists or would result therefrom;

(f)        solely on or after June 30, 2019, Borrower may make distributions to Intermediate Holdings and Intermediate Holdings may make distributions to Holdings (and Holdings may make distributions to any direct or indirect equity holder thereof) using the proceeds of any Incremental Term Loan so long as the Dividend Payment Conditions are satisfied; and

(g)        in each case to the extent due and payable on a non-accelerated basis and permitted under the applicable subordination provisions thereof, Borrower and any applicable Subsidiary may make payments (i) in respect of Permitted Earn-Outs, so long as (x) the Total Debt to EBITDA Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.1 or 10.1.2 of the Credit Agreement have been delivered to Administrative Agent (such pro forma ratio to be determined as if such payment was made as of the first day of such period covered thereby), is no greater than 4.25:1.00, (y) Borrower shall have Liquidity of at least $2,000,000 before and after giving effect to the proposed payment and (z) the Fixed Charge Coverage Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.1 or 10.1.2 of the Credit Agreement have been delivered to Administrative Agent (such pro forma ratio to be determined as if such Existing Earn-Out Obligation was a Fixed Charge), is no less than 1.20:1.00, and (ii) in respect of Post-Closing Cash Payments, so long as (x) no Default or Event of Default exists or would result therefrom, (y) the Total Debt to EBITDA Ratio for the twelve month period ending as of the calendar month then most recently ended for which financial statements pursuant to Section 10.1.1 or 10.1.2 have been delivered to Administrative Agent (such pro forma ratio to be determined as if such payment was made as of the first day of such period covered thereby), is no greater than the applicable compliance level for the most recently ended Fiscal Quarter less 0.50, and (z) Borrower shall have Liquidity of at least $2,000,000 before and after giving effect to the proposed payment.

For the avoidance of doubt, any payment blocked by the restrictions in this Section 11.4 shall accrue and may be paid at any time the conditions for such payment in this Section 11.4 have been satisfied.

11.5.      Mergers, Consolidations, Sales. Not, and not permit any of the Loan Parties and their Subsidiaries to, (a) be a party to any merger, amalgamation, statutory division, or consolidation, except (x) Permitted Acquisitions, (y) any such merger, amalgamation, statutory division, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into Borrower or into any other domestic Wholly-Owned Subsidiary or any Borrower into another Borrower and (z) any such merger of a non-Wholly Owned Subsidiary into Borrower or another Loan Party so long as both before and after giving effect to such merger the Loan Parties are in compliance with the negative covenants set forth in Section 11

(including the covenants in Section 11.14); or (b) sell, transfer, dispose of, convey or lease any of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary, but excluding Capital Securities of Intermediate Holdings or Holdings) except for (i) sales of inventory in the ordinary course of business, (ii) the disposition of any asset which is to be replaced and is in fact replaced, or a binding contract is in place to replace, within 180 days with another asset useful in the Loan Parties’ business (so long as Administrative Agent has a first priority and perfected Lien on any newly-acquired asset, subject to Permitted Liens), (iii) a disposition of Collateral that is obsolete, unmerchantable or otherwise unsalable or unusable in the ordinary course of business (including the lapse, abandonment, or disposition of any intellectual property rights that are no longer material to the conduct of the business of the Loan Parties, or expiration of any patent or copyright in accordance with its statutory term), (iv) the discount, write-down, sale or other disposition in the ordinary course of business of trade or accounts receivable, (v) dividends, distributions and payments by Loan Parties, in each case solely to the extent permitted by Section 11.4 of this Agreement, (vi) sales, leases, licenses or other transfers of assets between or amongst the Loan Parties, (vii) dispositions of cash and Cash Equivalent Investments, (viii) termination, surrender or sublease of real estate in the ordinary course of business, (ix) the granting of leases, licenses, subleases or sublicenses of real property or intellectual property (as lessor or licensor) in the ordinary course of business the Net Cash Proceeds of which do not in the aggregate exceed $750,000, (x) dispositions constituting Permitted Acquisitions and Permitted Liens, (xi) transfers of property subject to any event that gives rise to the receipt by Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property, (xii) the unwinding of any Hedging Obligations, (xiii) other dispositions in any Fiscal Year the Net Cash Proceeds of which do not in the aggregate exceed $1,500,000 or (c) sell or assign with or without recourse any receivables, except for the discount, write-down, sale or other disposition in the ordinary course of business of trade or accounts receivable.

To the extent any Collateral is disposed of as expressly permitted by this Section 11.5 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

11.6.      Modification of Organizational Documents. Not permit the charter, articles, bylaws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; not change, or allow any Loan Party to change, its state of formation or its organizational form without 30 days prior written notice to Administrative Agent.

11.7.      Transactions with Affiliates. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than another Loan Party) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (and to the extent such transaction is between any Loan Party and any Affiliate that is not a Loan Party (including any Subsidiary that is not a Loan Party or any portfolio company or subsidiary of the Sponsor) and such transaction involves an annual out-of-pocket costs by such Loan Party in excess of $500,000 the Administrative Agent shall have provided a written consent acknowledging that such transaction meets the arm’s-length requirement of this Section) other than (a) Restricted Payments otherwise permitted under Section 11.4, (b) pursuant to the Management Agreement or the Holdings LLC Agreement, (c) employment and severance arrangements between the Loan Parties and their Subsidiaries and their respective officers and employees and transactions pursuant to stock option plans and employee benefit plans and similar arrangements in the ordinary course of business, (d) the payment of customary fees, compensation, independent contractor fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers and employees of the Loan Parties and their Subsidiaries in the ordinary course of business, (e) the existence of, or the performance by Borrower or any Subsidiary of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, (f) the Transactions, and the payment of all fees and expenses related to the Transactions, and (g) payment of or reimbursement of indemnitees and reimbursement for reasonable, documented out-of-pocket costs and expenses to the Sponsor or its Affiliates in connection with services rendered to a Loan Party or pursuant to the Management Agreement; provided payment of such reimbursable amounts shall not exceed $150,000 in the aggregate at any time an Event of Default has occurred and is continuing.

11.8.      Unconditional Purchase Obligations. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9.      Inconsistent Agreements. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (a) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder; (b) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt; (c) customary provisions in leases and other contracts restricting the assignment thereof; and (d) the Loan Documents.

11.10.      Business Activities; Issuance of Equity. Not, and not permit any of the Loan Parties and their Subsidiaries to, engage in any line of business other than the businesses engaged in on the Original Closing Date and businesses reasonably related or complimentary thereto. Not permit any of its Subsidiaries to, issue any Capital Securities other than (a) any Permitted

Securities Issuance, and (b) any issuance of shares of Borrower’s common Capital Securities (i) to Holdings or (ii) pursuant to any employee or director option program, benefit plan or compensation program.

11.11.      Investments. Not, and not permit any of the Loan Parties or their Subsidiaries to, make or permit to exist any Investment in any other Person, except the following:

(a)        Investments by Holdings, Borrower, and/or any Loan Party in their respective Subsidiaries that are Loan Parties;

(b)        any Permitted Securities Issuance;

(c)        Investments by any Loan Party in any Subsidiary that is not a Guarantor in an aggregate amount outstanding not to exceed $1,000,000 less that amount of Debt incurred pursuant to Section 11.1(c)(v);

(d)        Investments constituting Debt permitted by Section 11.1, including without limitation intercompany loans and guarantees between Loan Parties and Hedging Agreements;

(e)        Guarantees by Holdings or any Subsidiary of operating leases or of other obligations of another Loan Party that do not constitute Debt, in each case entered into in the ordinary course of business;

(f)        Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2 and other Contingent Liabilities in the ordinary course of business;

(g)        Cash Equivalent Investments;

(h)        Subject to Section 10.10, bank deposits in the ordinary course of business;

(i)        Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(j)        Investments comprised of loans to employees, officers and directors to purchase Capital Securities of the Loan Parties;

(k)        Investments comprised of loans and advances in the ordinary course of business to employees, officers and directors so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $750,000;

(l)        extensions of trade credit in the ordinary course of business;

(m)        Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(n)        intercompany loans and advances to Holdings to the extent Borrower may pay dividends to Intermediate Holdings to be distributed by Intermediate Holdings to Holdings pursuant to Section 11.4 (and in lieu of paying such dividends); provided that such intercompany loans and advances (i) shall be made for the purposes, and shall be subject to all applicable limitations set forth in, Section 11.4 and (ii) shall be unsecured.

(o)        additional Investments by Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (determined without regard to any write downs or write offs of such investments, loans and advances) does not exceed $1,000,000 plus the Available Amount; provided that the aggregate amount of Investments in joint ventures and Subsidiaries that are not Loan Parties shall not exceed $5,400,000;

(p)        Holdings, the Borrower and each Subsidiary may acquire and hold receivables, accounts, notes receivable, chattel paper, payment intangibles and prepaid accounts owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(q)        Holdings, the Borrower or any Subsidiary may make deposits and Investments (x) in connection with Permitted Liens and/or (y) in the ordinary course of business to secure the performance of operating leases and payment of utility or similar contracts;

(r)        Holdings may make contributions to the capital of Intermediate Holdings and Intermediate Holdings may make contributions to the capital of the Borrower;

(s)        Investments consisting of securities or instruments received pursuant to a disposition of assets not prohibited by this Agreement;

(t)        Hedging Obligations incurred for bona fide hedging purposes and not for speculation in form and substance reasonably satisfactory to Administrative Agent;

(u)        Permitted Acquisitions;

(v)        Investments held by a Person acquired pursuant to a Permitted Acquisition; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, statutory division, consolidation or transfer;

(w)        Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(x)        Investments listed on Schedule 11.11 as of the Closing Date; and

(y)        Investments consisting of acquired franchisee locations; provided (i) such locations are resold within 12 months of purchase, (ii) the aggregate amount of such Investments shall not exceed $3,000,000, (iii) on a pro forma basis, after giving effect to the consummation of the proposed acquisition, the Loan Parties shall be in compliance with the covenants set forth in Section 11.14 hereof and (iv) no Event of Default shall exist either before or after giving effect to such Investment.

Notwithstanding anything to the contrary contained in this Section 11.11, the Loan Parties may not make any Investments in any Subsidiaries that are not Loan Parties in an amount in excess of $170,000 in the aggregate for all such Investments in any Fiscal Year (including the usage of the Available Amount for any such Investment) unless such excess amounts are funded with Net Cash Proceeds of a substantially simultaneous Permitted Securities Issuance.

11.12.      Restriction of Amendments to Certain Documents. Except with the consent of the Required Lenders, not amend or otherwise modify, or waive any rights under any Related Agreement other than amendments, modifications and waivers not materially adverse to the interests of the Lenders (it being understood that any amendment, modification, or waiver increasing or expanding the payment obligations of any Loan Party will be deemed to be adverse to the interests of Lenders).

11.13.      Fiscal Year. Not, and not permit any of the Loan Parties and their Subsidiaries to change its Fiscal Year.

11.14.      Financial Covenants.

11.14.1.      Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than 1.20:1.00.

11.14.2.      Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Total Debt to EBITDA Ratio
September 30, 2018	6.00:1.00
December 31, 2018	6.00:1.00
March 31, 2019	6.00:1.00
June 30, 2019	6.00:1.00
September 30, 2019	5.50:1.00
December 31, 2019	5.50:1.00
March 31, 2020	5.00:1.00
June 30, 2020	4.50:1.00
September 30, 2020	4.50:1.00
December 31, 2020	4.50:1.00
March 31, 2021	4.00:1.00
June 30, 2021	4.00:1.00
September 30, 2021	4.00:1.00

December 31, 2021	4.00:1.00
March 31, 2022	3.50:1.00
June 30, 2022	3.50:1.00
September 30, 2022	3.50:1.00
December 31, 2022	3.50:1.00
March 31, 2023	3.50:1.00
June 30, 2023	3.50:1.00
September 30, 2023 and each Computation Period ending thereafter	3.50:1.00

11.15.      Compliance with Laws. Borrower shall not, and shall not permit any of the Loan Parties and their Subsidiaries, to fail to comply with the laws, regulations and executive orders referred to in Sections 9.22, 9.24 and 9.25.

11.16.      New Company Owned Locations. Borrower shall not, and shall not permit any of the Loan Parties and their Subsidiaries to open more than one owned franchise location per Franchise System.

11.17.      Non-Loan Party Subsidiaries. The Borrower and each other Loan Party shall cause (or to the extent not permitted under the applicable operating agreement of such Subsidiary use good faith efforts to cause) each of its Subsidiaries that are not Loan Parties to distribute cash on the last Business Day of each month to such Loan Party an amount equal to all cash and Cash Equivalent Investments in excess of $350,000 of such non-Loan Party Subsidiary; provided that if on such testing day the non-Loan Party Subsidiaries have more than $650,000 of cash and Cash Equivalent Investments in the aggregate the Loan Parties shall cause the non-Loan Party Subsidiaries to distribute cash to the Loan Parties such that the collective aggregate balance of cash and Cash Equivalent Investments of the non-Loan Party Subsidiaries is less than $650,000.

11.18.      Canadian Defined Benefit Plans. Not permit any Loan Party to establish, maintain or contribute to any Canadian Defined Benefit Plan.

SECTION 12

EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loans and of the Issuing Lenders to issue Letters of Credit is subject to the following conditions precedent:

12.1.      Initial Credit Extension. The obligation of the Lenders to make the Loans on the Closing Date and the obligation of the Issuing Lenders to issue their initial Letters of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be Repaid has been (or substantially concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or substantially concurrently with the initial borrowing will be) terminated and (b) Administrative Agent shall have received, subject to Section 10.11, all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to Administrative Agent), in form and substance reasonably satisfactory to Administrative Agent

(and the date on which all such conditions precedent have been satisfied or waived in writing by Administrative Agent and the Lenders is called the “Closing Date”):

12.1.1. Agreement, Notes and other Loan Documents. This Agreement and, to the extent requested by any Lender, a Note made payable to such Lender, and all other Loan Documents.

12.1.2. Authorization Documents. For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state in which a Loan Party is qualified to do business and in which failure to be so qualified would result in a Material Adverse Effect; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3. Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

12.1.4. Reaffirmation Agreement. The Reaffirmation Agreement executed by each Loan Party.

12.1.5. Collateral Access Agreements.

(a)        In the case of any leased real property that is the chief executive office of the Borrower or where Collateral in an amount in excess of $200,000 is located, Borrower shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the landlord of such property waiving any landlord’s Lien in respect of personal property kept at the premises subject to such lease.

(b)        Borrower shall use commercially reasonable efforts to obtain a Collateral Access Agreement with respect to each bailee with which Borrower or any Subsidiary keeps Inventory or other assets that are required under the Guaranty and Collateral Agreement to be delivered on the Closing Date.

12.1.6. Opinions of Counsel. Opinions of counsel from Buchalter and local counsel (excluding Canada) executed as of the Closing Date, in form and substance reasonably satisfactory to Administrative Agent.

12.1.7. Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Administrative Agent has been named as a lender’s loss payee and an additional insured, as appropriate, under all such insurance policies.

12.1.8. Related Transactions.

(a)        Administrative Agent has received copies of the Related Agreements certified by the secretary or assistant secretary (or similar officer) of Borrower Representative as being true, accurate, and complete.

(b)        Administrative Agent has received evidence, reasonably satisfactory to Administrative Agent, that Company has completed, or concurrently with the initial credit extension hereunder will complete, the Related Transactions in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by the Lenders).

(c)        Administrative Agent has received the Insurance Assignments executed by each Loan Party thereto.

12.1.9. Payment of Fees. Evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date (including, without limitation, fees under the Agent Fee Letter), together with all reasonable Attorney Costs of Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

12.1.10. Solvency Certificate. A Solvency Certificate executed by a Senior Officer of Borrower.

12.1.11. Pro Forma. A consolidated pro forma balance sheet of Borrower as at September 30, 2018, adjusted to give effect to the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

12.1.12. Financial Condition. Administrative Agent has completed a satisfactory examination of the financial condition of the Loan Parties, including, without limitation, the following: (a) review of the books (including historical, current, and interim financial statements), records, and assets of the Loan Parties; (b) review of all financial projections for the next five Fiscal Years; (c) satisfactory verification of business and competitive analysis, including, without limitation, site visits, one or more meetings with the Loan Parties’ management, examining market studies and existing industry intelligence provided by the Loan Parties, and conducting independent customer calls; and (d) receipt of a satisfactory review, conducted by a firm acceptable to Administrative Agent, of (i) the books, records, and Collateral of the Loan Parties (including historical cash flow), (ii) a quality-of-earnings report, (iii) trailing 12-month EBITDA, and (iv) EBITDA adjustments as conducted by PwC.

12.1.13. Search Results; Lien Terminations. Copies of Uniform Commercial Code and PPSA search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code, PPSA or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code or PPSA termination statements as Administrative Agent may reasonably request.

12.1.14. Filings, Registrations and Recordings. Administrative Agent shall have received each document (including Uniform Commercial Code and PPSA financing statements) required by the Collateral Documents or under law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create in favor of Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein (but only to the extent that perfection may be achieved by such filing), prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.15. Closing Certificate, Consents and Permits. A certificate executed by an officer of Borrower Representative on behalf of Borrower certifying (a) the matters set forth in Section 12.2.1 as of the Closing Date and (b) the repayment of the Debt to be Repaid.

12.1.16. No Material Adverse Change. There shall not have occurred since December 31, 2017, any developments or events which individually or in the aggregate with other such circumstances have had or could reasonably be expected to have a Material Adverse Effect.

12.1.17. Investment Documents. The Administrative Agent shall have received confirmation of ownership and capital structure of the Loan Parties and be satisfied with the constituent documents of the Loan Parties and related investment agreements.

12.1.18. Financial Tests. Administrative Agent shall have received evidence satisfactory to it that (a) Borrower shall have a trailing twelve (12) month EBITDA of at least $25,000,000 (with at least $9,000,000 attributable to Pure Barre) as of September 30, 2018 on a pro forma basis after giving effect to (i) the funding of the Loans on the Closing Date as provided hereunder and the use of proceeds thereof, including the payment of all fees, costs and expenses as set forth above, and (ii) year-end and other adjustments reasonably satisfactory to the Administrative Agent, in each case, as set forth in the financial accounting diligence report prepared by PwC and delivered to the Administrative Agent prior to the Closing Date, (b) Borrower shall have a Total Debt to EBITDA Ratio as of September 30, 2018 on a pro forma basis after giving effect to the funding of the initial Loans as provided hereunder of not more than 5.25:1.00, (c) an accounting firm acceptable to Administrative Agent has verified the foregoing clause (a) as provided in the quality of earnings report dated as of June 2018, (d) minimum implied purchase price of Pure Barre of at least 8.5x, and (e) the Loan Parties shall have sufficient liquidity to operate their business plan (assuming that all accounts payable, taxes and other obligations are paid current in accordance with the Loan Parties’ historical business practices) after giving effect to the funding of the initial Loans as provided hereunder and the use of the proceeds thereof, including the payment of all fees, costs and expenses as set forth above.

12.1.19. Diligence. Administrative Agent has received and is satisfied with all due diligence materials requested by Administrative Agent.

12.1.20. Background Checks. Administrative Agent has reviewed and is satisfied with background checks on certain key management and shareholders of the Loan Parties.

12.1.21. Approvals. Administrative Agent has received approval of its executive credit committee.

12.1.22. Non-Compete. Key management and certain shareholders of the Loan Parties identified by Administrative Agent have entered into employment or other agreements containing customary provisions, including, without limitation, non-compete, non-solicitation, and confidentiality, all on terms satisfactory to Administrative Agent.

12.1.23. Maximum Revolving Outstandings. After giving effect to the initial Loans on the Closing Date, there shall not be any Revolving Outstandings.

12.1.24. Other. Administrative Agent has received all other documents reasonably requested by Administrative Agent or any Lender

For purposes of determining compliance with the conditions specified in this Section 12.1, each Lender that has signed this Agreement and funded Loans hereunder shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

12.2. Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lenders to issue each Letter of Credit is subject to the following further conditions precedent that:

12.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)        the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made without duplication of any “material” or “Material Adverse Effect” qualifier (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any “material” or “Material Adverse Effect” qualifier) as of such earlier date);

(b)        no Default or Event of Default shall have then occurred and be continuing; and

(c)        the Loan Parties shall be in compliance on a pro forma basis with the financial covenants set forth in Section 11.14 computed using the covenant levels and financial information for the most recently ended quarter for which information is available; in addition to the foregoing.

12.2.2. Confirmatory Certificate. If requested by Administrative Agent or any Lender, Administrative Agent shall have received a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of Borrower Representative as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit).

SECTION 13

EVENTS OF DEFAULT AND THEIR EFFECT.

13.1.     Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1. Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five Business Days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or any other amount payable by Borrower hereunder or under any other Loan Document.

13.1.2. Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $1,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, after giving effect to all applicable grace and notice periods, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity after giving effect to all applicable grace and notice periods; provided that this clause (b) shall not apply to secured Debt that becomes due as a result of a voluntary sale or transfer of the property or assets securing such Debt.

13.1.3. Departure of Keyman. Either Anthony Geisler or Mark Grabowski (each, a “Keyman”) fails to be employed by Borrower or an Affiliate of Borrower in his current capacity and Borrower fails to replace such Keyman with a replacement acceptable to Administrative Agent in its commercially reasonable judgment as exercised by a commercial lender within the 200 day period following the departure of such Keyman.

13.1.4. Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, monitor, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5. Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform (a) any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, and continuance of such failure described in this clause (a) for 10 Business Days (or if any Loan Party has previously failed to comply with or perform any such covenant during the preceding 12 month period or twice during the term of this Agreement, for 5 Business Days), (b) any covenant set forth in Sections 10.1.4(a), 10.2, 10.3(b), 10.5(a), 10.6, 10.11, 10.12 or Section 11 (subject to the provisions of Section 13.4); or (c) any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (c) for 30 days.

13.1.6. Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7. Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination a Material Adverse Effect would result; (b) a contribution failure occurs with respect to any Pension Plan that gives rise to a Lien on the assets of Borrower under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability and a Material Adverse Effect results, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) results in a Material Adverse Effect.

13.1.8. Judgments. Final judgments which exceed an aggregate of $1,000,000 (which are not covered by insurance as to which the insurance company has been notified of such judgment and has acknowledged coverage thereof), shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments (or such other longer time period as permitted by the judgment).

13.1.9. Invalidity of Loan Documents, etc. Any Loan Document shall cease to be in full force and effect other than in accordance with its terms; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document.

13.1.10. Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing any subordination provision in any subordination agreement that relates to any subordinated debt, or any subordination provision in any guaranty by any Loan Party of any subordinated debt, shall cease to be in full force and effect (other than in accordance with its terms), or any Loan Party by, through or on behalf of any Loan Party shall contest in any manner the validity, binding nature or enforceability of any such provision (other than in accordance with its terms).

13.1.11. Change of Control. A Change of Control shall occur.

13.2. Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and Borrower shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Administrative Agent may (and, upon the written request of the Required Lenders shall) declare, in a written notice to Borrower Representative, the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that Borrower immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or Borrower shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind (other than as expressly provided for above in this sentence). Administrative Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to Borrower or as a court of competent jurisdiction may elect.

13.3. Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Administrative Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Administrative Agent, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders may not direct Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations).

For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by Administrative Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

13.4.    Right to Cure Financial Covenant Breach. Notwithstanding anything to the contrary contained in this Section 13, for purposes of determining whether the Loan Parties have failed to comply with any covenant contained in Section 11.14, Borrower shall have the right (the “Cure Right”) to increase EBITDA for any Fiscal Quarter by the amount of Net Cash Proceeds (the “Cure Amount”) actually received by Holdings from the Sponsor and any other owners of the Capital Securities of Holdings (by way of common equity contributions or in return for the issuance of Capital Securities) during or after the end of such Fiscal Quarter and on or prior to the date that is ten Business Days after the date on which financial statements with respect to such Fiscal Quarter are required to be delivered pursuant to Section 10.1.2 (the “Cure Date”), in each case so long as, and to the extent that, such amounts are then contributed by Holdings in cash to the common equity of Intermediate Holdings and then contributed by Intermediate Holdings to Borrower, and that, on or prior to the Cure Date, Borrower shall inform the Administrative Agent of the Cure Amount, whereupon the covenants contained in Section 11.14 shall be recalculated giving effect to the following pro forma adjustments:

(i)        EBITDA shall be increased, solely for the purpose of determining the existence of a Default or Event of Default under the covenants contained in Section 11.14 for the Computation Period for which the Cure Right was exercised with the Cure Amount applied to the Fiscal Quarter for which the Cure Right was exercised (such Fiscal Quarter, an “Increased Fiscal Quarter”) and for any subsequent Computation Period which includes such Increased Fiscal Quarter by the Cure Amount; it being understood that for purposes of calculating the Total Debt to EBITDA Ratio as of the end of the Fiscal Quarter for which the Cure Right was exercised, Total Debt shall not be reduced by the amount of any prepayment or repayment of Debt made with the Cure Amount; and

(ii)        if, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of all covenants contained in Section 11.14, Borrower shall be deemed to have satisfied the requirements of the financial performance covenants contained in Section 11.14 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date and the applicable breach or default that had occurred shall be deemed cured for purposes of this Agreement.

Notwithstanding anything herein to the contrary, (a) the Cure Right may not be exercised in consecutive Fiscal Quarters, (b) during the term of this Agreement there shall be no more than five Fiscal Quarters in which a Cure Right is exercised, (c) the Cure Amount allowed shall be, at the option of the Borrower, the greater of (x) $250,000 or (y) the amount required to cause Borrower to be in compliance with the covenants contained in Section 11.14, (d) the amount of any individual Cure Amount shall not exceed 15% of the trailing twelve month EBITDA for the most recently ended month for which financial statements have been delivered and the aggregate amount of all Cure Amounts during the term of this Agreement shall not exceed $6,500,000, and (e) Borrower shall apply all Cure Amounts to the prepayment of outstanding Term Loans in accordance with Section 6.2.2(a)(vi); provided that until the day that is ten Business Days after the day on which financial statements are required to be delivered for the period ending on the last day of the applicable Fiscal Quarter, notwithstanding any other provision of this Agreement or any other Loan Document, no Event of Default resulting solely from a breach of the covenants set forth in Section 11.14 shall be deemed to have occurred (other than for purposes of Section 12.2) and neither the Administrative Agent nor any Lender shall have any right to declare all or any portion of any one or more of the Commitments of any Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, declare all or any portion of the unpaid principal amount of any outstanding Loans, interest accrued and unpaid thereon, and all amounts owing or payable hereunder or under any other Loan Document to be due and payable and/or exercise any other rights and remedies available under the Loan Documents or applicable law (including, without limitation, any right to foreclose on or take possession of Collateral or to increase the interest rate applicable to each Loan or other Obligation hereunder or the rate applicable to each Letter of Credit) in each case prior to the Cure Date solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 13.1.5 due to failure by the Loan Parties to comply with any financial covenant set forth in Section 11.14 (for avoidance of doubt, none of Administrative Agent, any Issuing Lender nor any Lender shall be required to advance any Loans and/or issue any Letters of Credit during such period).

SECTION 14

ADMINISTRATIVE AGENT.

14.1.    Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2.    Issuing Lenders. The Issuing Lenders shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by them and the documents associated therewith. The Issuing Lenders shall have all of the benefits and immunities (a) provided to Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lenders in connection with Letters of Credit issued by them or proposed to be issued by them and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included the Issuing Lenders with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lenders.

14.3.    Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.4.    Exculpation of Administrative Agent. None of Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower’s Subsidiaries or Affiliates.

14.5.    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in

Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

14.6.    Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

14.7.    Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Administrative Agent.

14.8.    Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified

Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Administrative Agent.

14.9.    Administrative Agent in Individual Capacity. Monroe Capital and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Securities in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though Monroe Capital were not Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Monroe Capital or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledges that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Monroe Capital and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Monroe Capital were not Administrative Agent, and the terms “Lender” and “Lenders” include Monroe Capital and its Affiliates, to the extent applicable, in their individual capacities.

14.10.    Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring

Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.11.    Collateral Matters. Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Administrative Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected (with respect to intellectual property, if and to the extent contemplated under the Guaranty and Collateral Agreement) the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other outstanding obligations of Borrower hereunder and the expiration or termination or Cash Collateralization of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any Guarantor); or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(d)(i) or (d)(iii) (it being understood that Administrative Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11.

14.12.    Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender that are not Excluded Accounts. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.

14.13.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent

(irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.14.    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

14.15.    Protective Advances. Administrative Agent may, from time to time at any time that an Event of Default has occurred and is continuing, make all disbursements and advances (“Protective Advances”) that Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Loan Parties of the Loans and other Obligations or to pay any other amount chargeable to the Loan Parties pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, costs, fees and expenses as described in Section 15.5. Protective Advances are repayable on demand and will be secured by the Collateral and bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans. The maximum aggregate amount of Protective Advances that Administrative Agent may make is $5,000,000. Protective Advances constitute Obligations under this Agreement and may be charged to the Loan Account in accordance with Section 7.1.2. No Protective Advance made by Administrative Agent and charged to the Loan Account will be deemed to constitute a Loan and no Lender will have any obligation to fund any amount to Administrative Agent as a result thereof. The Administrative Agent shall notify each Lender and the Borrower Representative in writing of each Protective Advance made by Administrative Agent, which notice must include a description of the purpose of that Protective Advance.

SECTION 15

GENERAL.

15.1.    Waiver; Amendments.

15.1.1. No delay on the part of Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the Agent Fee Letter may be amended, waived, consented to or modified by the parties thereto. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except (i) for periodic adjustments of interest rates and fees resulting from a change in the LIBOR Rate and the Base Rate as provided for in this Agreement, and (ii) that Required Lenders may rescind any increase in the interest rate under and in accordance with Section 4.1).; or (d) release any Guarantor from its obligations under the Guaranty and Collateral Agreement, other than as part of or in connection with any disposition permitted hereunder, or all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11), change the definition of Required Lenders, any provision of this Section 15.1, any provision of Section 13.3, change the definition of Pro Rata Share, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (d), the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lenders in their capacities as such shall be amended, modified or waived without the consent of the Issuing Lenders.

Notwithstanding the foregoing, this agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent and Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans, the Revolving Commitments and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

15.1.2. Either (a) if, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders or all affected Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is required and not obtained being referred to as a “Non-Consenting Lender”) or (b) upon the receipt by the Borrower of notice and demand from any Lender for any payment provided in Section 8.1 (such Lender, together with any Non-Consenting Lender, each an “Affected Lender”), then, so long as Administrative Agent is not an Affected Lender, Administrative Agent and/or a Person or Persons reasonably acceptable to Administrative Agent (who shall in no event be a Disqualified Lender) shall have the right to purchase from such Affected Lenders (on the express condition that upon such purchase such purchasing Person will consent to the proposed amendment), and such Affected Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or such Person or Persons, all of the Loans and Revolving Commitments of such Affected Lenders for an amount equal to the principal balance of all such Loans and Revolving Commitments held by such Affected Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

15.2.    Confirmations. Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

15.3.    Notices.

15.3.1. Generally. Except as otherwise provided in Section 2.2.2, all notices hereunder shall be in writing (including facsimile or other electronic transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile or electronic transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.2.2, Administrative Agent shall be entitled to rely on telephonic instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.3.2. Electronic Communications.

(a)        Notices and other communications to any Lender under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, but the foregoing does not apply to notices to any Lender pursuant to Section 2.1.3 if that Lender has notified Administrative Agent and Borrower Representative that it is incapable of receiving notices under Section 2.1.3 by electronic communication. Administrative Agent or any of Holdings, Intermediate Holdings and Borrower may, in its respective sole discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it, and approval of any such procedures may be limited to particular notices or communications.

(b)        Unless otherwise agreed by the sender and the intended recipient, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement); (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that the notice or communication is available and identifying the website address therefor; and (iii) for both clauses (i) and (ii) of this Section 15.3.2(b), any notice, e mail or other communication that is not sent during the normal business hours of the intended recipient will be deemed to have been sent at the opening of business on the next Business Day for the intended recipient.

15.4.    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if Borrower notifies Administrative Agent that Borrower wishes to amend any covenant in Sections 10 or 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Administrative Agent notifies Borrower that the Required Lenders wish to amend Sections 10 or 11.14 (or any related definition) for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and the Required Lenders.

15.5.    Costs, Expenses. Each Loan Party, jointly and severally agrees to pay on demand, subject to any limitations set forth in Section 10.2 with respect to audits and inspections, (a) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent and following the occurrence and during the continuance of an Event of Default any Lender (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and (b) all reasonable and documented out-of-pocket costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof; provided, however, that such Attorney Costs described in each of clauses (a) and (b) above shall be limited to Attorney Costs of one counsel to the Administrative Agent and Lenders taken as a whole, one counsel for franchise counsel to Administrative Agent (and, if reasonably necessary, one local counsel to the Administrative Agent and all the Lenders taken as a whole in any relevant jurisdiction), unless the representation of the Administrative Agent and one or more Lenders by counsel for all Lenders would be inappropriate due to the existence of an actual conflict of interest that is not waived, in which case Borrower shall also be required to reimburse the Attorney Costs of one counsel to such affected Lenders similarly-situated (taken as a whole). In addition, each Loan Party agrees to pay, and to save Administrative Agent and the Lenders harmless from all liability for, any fees of Borrower’s auditors in connection with any reasonable exercise by Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

15.6.    Assignments; Participations.

15.6.1. Assignments.

(a)        Any Lender may at any time assign to one or more Eligible Assignees other than the Sponsor, Borrower or any Affiliate thereof (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of Administrative Agent, the Issuing Lenders (for an assignment of the Revolving Loans and the Revolving Commitments) and Borrower (which consent of Borrower shall not be unreasonably withheld or delayed), provided, however, (i) such consent of Borrower shall not be required (x) for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund, or (y) upon the occurrence and during the continuance of a Specified Event of Default, (ii) such consent of Administrative Agent and the Issuing Lenders shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund and (iii) no such assignment shall be to a Disqualified Lender. Except as Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 and the tax forms required by Section 7.6(d); provided, that, no processing fee shall be payable in connection with an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund. If an assignment is made to any Person and at the time of such assignment Borrower would be obligated to pay a greater amount under Sections 7.6 or 8 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Sections then Borrower will not be required to pay such greater amounts to such Assignee. Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. If Borrower has not expressly objected to any assignment requiring its consent hereunder within three Business Days after notice thereof, Administrative agent shall provide Borrower with a second copy of such notice and Borrower shall be deemed to have granted unless Borrower has expressly objected to such assignment within seven days after receipt of such second notice thereof.

(b)        From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Revolving Commitments plus the principal amount of the Assignee’s Term Loans (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitments retained by the assigning Lender plus the principal amount of the Term Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Administrative Agent of such Note(s), the assigning Lender shall return to Borrower any prior Note held by it.

(c)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6.2. Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”), provided that such Person shall not be a Disqualified Lender. In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided (i) that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation and (ii) that each Participant complies with Section 7.6(d) as if it were an Assignee, it being understood that the documentation required under Section 7.6(d) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of and stated interest on each Participant’s interest in the Loans, Commitments or other interests hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under this Agreement or any Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

15.7.    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans, and Borrower, Administrative Agent, and Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

15.8.    GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

15.9.    Confidentiality. As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party, except that Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by Administrative Agent or such Lender or such Lender’s Affiliates or Approved Funds in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant, other than a Disqualified Lender, that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) (i) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or (ii) as reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; provided Administrative Agent or such Lender shall notify the Borrower prior to making such disclosure, unless such notification is prohibited; (d) as, on the advice of Administrative Agent’s or such Lender’s counsel, is required by law provided the Administrative Agent or such Lender shall notify the Borrower prior to making such disclosure, unless such notification is prohibited; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of Administrative Agent, the Issuing Lenders or any Lender who may provide Bank Products to the Loan Parties; (h) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential; (i) that ceases to be confidential through no fault of Administrative Agent or any Lender; (j) to any person appointed by the Administrative Agent or any Lender to provide administration or settlement services in respect of one or more of the Loan documents including without limitation, in relation to the trading of participations in respect of the Loan Documents, such confidential information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (j) if the service provider to whom the confidential information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the Administrative Agent or Lender, as applicable; or (k) the Administrative Agent or such Lender may disclose to any national or international numbering service provider appointed by the Administrative Agent or such Lender to provide identification numbering services in respect of this Agreement and/or one or more Loan Parties the following information:

(i)       names of Loan Parties;

(ii)      country of domicile of Loan Parties;

(iii)     place of incorporation of Loan Parties;

(iv)     date of this Agreement;

(v)       the name of the Administrative Agent;

(vi)       date of each amendment and restatement of this Agreement;

(vii)     amount of total Commitments;

(viii)     currencies of the Loans;

(ix)       type of Loans;

(x)       ranking of Loans;

(xi)      Termination Date for the Loans;

(xii)      changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)     such other information agreed in writing between the Administrative Agent or such Lender and the Loan Party,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services. The Loan Parties acknowledge and agree that each identification number assigned to this Agreement and/or one or more Loan Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. Each Loan Party represents that none of the information set out in paragraphs (i) to (xii) above is, nor will at any time be, unpublished price-sensitive information.

Notwithstanding the foregoing, (i) in the case of clauses (c)(ii), (d), (j) and (k) above, the Administrative Agent shall use commercially reasonable efforts to (A) give the applicable Loan Party written notice prior to disclosing the information, in the case of clauses (c) and (d), to the extent permitted by such requirement and in the case of clauses (j) and (k), providing a copy of the written agreement pursuant to which disclosure of information to other parties will be conducted; (B) in the case of clauses (c)(ii) and (d), cooperate with the Loan Party to obtain a protective order or similar confidential treatment, and (C) in the case of clauses (c)(ii) and (d), only disclose that portion of the confidential information as counsel for the Administrative Agent or Lender, as applicable, advises such Administrative Agent or Lender that it must disclose pursuant to such requirement and (ii) in no event shall the Administrative Agent or any Lender disclose any such confidential information to any Disqualified Lender. The Administrative Agent or any Lender may publish a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, nondisclosure agreement or other similar agreement between Borrower and Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

15.10. Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.11. Nature of Remedies. All Obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.12. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Administrative Agent or the Lenders.

15.13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

15.14. Successors and Assigns. This Agreement shall be binding upon Borrower, the Lenders and Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of Borrower, the Lenders and Administrative Agent and the successors and assigns of the Lenders and Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

15.15. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.16. Customer Identification – USA Patriot Act Notice. Each Lender and Monroe Capital (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Monroe Capital, as applicable, to identify the Loan Parties in accordance with such legislation.

15.17. INDEMNIFICATION BY LOAN PARTIES. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, APPROVED FUNDS AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (a) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (b) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (c) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (d) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (e) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES; PROVIDED, HOWEVER, THAT NO LOAN PARTY SHALL HAVE ANY LIABILITY UNDER THIS SECTION 15.17 TO ANY INDEMNITEE WITH RESPECT TO ANY INDEMNIFIED LIABILITIES OR ANY EXPENSES TO THE EXTENT THAT SUCH LIABILITY (A) HAS RESULTED FROM THE APPLICABLE LENDER PARTY’S (EXCLUDING THE ADMINISTRATIVE AGENT IN ITS CAPACITY AS SUCH) BAD FAITH, FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN EACH CASE, AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION OR (B) RELATES TO ANY DISPUTES SOLELY AMONG INDEMNITEES OR ANY OF THEIR AFFILIATES. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE

UNENFORCEABLE FOR ANY REASON, EACH LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT. THIS SECTION 15.17 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

15.18. Nonliability of Lenders. The relationship between Borrower on the one hand and the Lenders and Administrative Agent on the other hand shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT (EXCEPT FOR ANY SUCH DAMAGES ARISING ON ACCOUNT OF THE BAD FAITH, FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR MATERIAL BREACH OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS BY THE APPLICABLE LENDER PARTY OR SUCH LENDER PARTY’S OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS, IN EACH CASE, AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION, NO PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH PARTY ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan

Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders

15.19. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER APPROPRIATE JURISDICTION. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. ADMINISTRATIVE AGENT, EACH LENDER AND EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.20. WAIVER OF JURY TRIAL. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.21. Acknowledgement and Consent to Bail In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in that EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

15.22. Existing Credit Agreement.

15.22.1. The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a)        The Existing Credit Agreement shall, as of the Closing Date, be deemed to be amended and restated in its entirety in the form of, and pursuant to, this Agreement, and the Existing Credit Agreement shall thereafter be of no further force or effect except to evidence (i) the representations and warranties of the parties hereto prior to the Closing Date and (ii) any agreement to be performed or required to be performed pursuant to the Existing Credit Agreement prior to the Closing Date. Notwithstanding the foregoing, (a) the amendment and restatement effected by this Agreement shall not cure any breach thereof existing prior to the Closing Date, (b) this Agreement and the documents executed and delivered in connection herewith and the transactions contemplated hereby do not constitute a novation, payment and reborrowing or termination of any of the obligations of the Loan Parties under the Existing Credit Agreement as in effect prior to the Closing Date or a novation or payment and reborrowing of any amount owing under the Existing Credit Agreement as in effect prior to the Closing Date, (c) all such obligations of the Loan Parties are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, and (d) all Liens in the Collateral created under the Collateral Documents shall, except as expressly provided by this Agreement, continue in full force and effect and shall secure all of the Obligations.

(b)        The Borrower and each Guarantor hereby acknowledges and agrees that each of the Existing Loan Documents that are not superseded by corresponding Loan Documents or such executed and delivered in connection with this Agreement to which the Borrower or such Guarantor is a party remains in full force and effect and hereby ratifies and reaffirms all of its respective repayment and performance obligations, contingent or otherwise, under each of such Existing Loan Documents (including each grant of security interests pursuant to the Collateral Documents) and, to the extent such Guarantor guaranteed any of the “Obligations”, as defined in the Existing Credit Agreement pursuant to any such Existing Loan Documents as security for such Obligations, such Guarantor hereby ratifies and reaffirms such guaranty and agrees that such guaranty secures all of the Obligations under this Agreement and remains in full force and effect after giving effect to this Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or any Existing Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any other Existing Loan Document, except as specifically set forth herein or in a corresponding Loan Document.

(c)        All “Loans” outstanding under the Existing Credit Agreement shall be deemed to be Loans under this Agreement. All issued and outstanding “Letters of Credit” issued pursuant to the Existing Credit Agreement shall be deemed to be Letters of Credit issued under this Agreement and all obligations with respect to Letters of Credit existing under the Existing Credit Agreement shall be deemed to be outstanding under this Agreement and shall in all respects be continuing after the Closing Date and shall be deemed to be obligations with respect to Letters of Credit governed by this Agreement. All other “Obligations” existing under the Existing Credit Agreement shall be deemed to be outstanding under this Agreement and, in each case (i) are in all respects enforceable without the terms thereof being modified as provided by this Agreement and (ii) shall in all respects be continuing after the Closing Date and shall be deemed to be Obligations governed by this Agreement.

(d)        Each reference in any other Loan Document to the Existing Credit Agreement shall be deemed to be a reference to this Agreement.

SECTION 16

JOINT AND SEVERAL LIABILITY

16.1.    Applicability of Terms. Borrower is defined collectively to include all Persons constituting Borrower; provided, however, that any references herein to “any Borrower”, “each Borrower”, “a Borrower” or similar references, shall be construed as a reference to each individual Person comprising Borrower. In addition, each Person comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each Person comprising Borrower unless expressly otherwise stated herein.

16.2.    Joint and Several Liability. Each Borrower shall be jointly and severally liable for all of the Obligations of each other Borrower, regardless of which Borrower actually receives the proceeds or other benefits of the Loans or other extensions of credit hereunder or the manner in which Borrowers, Administrative Agent or any Lender accounts therefor in their respective books and records.

16.3.    Benefits and Best Interests. Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by each other Borrower because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of each other Borrower as contemplated by this Agreement and the other Loan Documents.

16.4.    Accommodations. Each of Administrative Agent and the Lenders have advised each Borrower that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith

(A) because of the desirability to each Borrower of the credit facilities hereunder and the interest rates and the modes of borrowing available hereunder and thereunder, (B) because each Borrower may engage in transactions jointly with other Borrowers and (C) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities contemplated hereunder would not be made available on the terms herein in the absence of the collective credit of all the Borrowers, and the joint and several liability of all the Borrowers. Accordingly, each Borrower acknowledges that the benefit of the accommodations made under this Agreement to the Borrower, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Borrower.

16.5.    Maximum Amount. To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Person’s obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Borrower’s obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 16 were not a part of this Agreement.

16.6.    Joint Liability Payments. To the extent that any Borrower shall make a payment under this Section 16 of all or any of the Obligations (a “Joint Liability Payment”) which, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Joint Liability Payments in the same proportion that such Person’s “Allocable Amount” (as defined below) (as determined immediately prior to such Joint Liability Payments) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of such Joint Liability Payments, then, following payment in full in cash of the Obligations (other than contingent indemnification Obligations not then asserted), the expiration, termination or Cash Collateralization of all Letters of Credit and the termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 16 without rendering such claim voidable or avoidable under §548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

16.7.    Financial Condition. Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by such other Borrower of their Obligations, and each Borrower agrees that neither Administrative Agent nor any Lender shall have any duty to advise such Borrower of information known to Administrative Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Administrative Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower or any other Person on any subsequent occasion.

16.8.    Administrative Agent Authorizations. Administrative Agent is hereby authorized to, at any time and from time to time, (a) in accordance with the terms of this Agreement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Borrower or any other Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower or any other Loan Party and delivered to Administrative Agent or any Lender; (b) accept partial payments on an Obligation incurred by any Borrower; (c) take and hold security or collateral for the payment of an Obligation incurred by any Borrower hereunder or for the payment of any guaranties of an Obligation incurred by any Borrower or other liabilities of any Borrower and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion, may determine; and (e) settle, release, compromise, collect or otherwise liquidate an Obligation incurred by any Borrower and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Borrower. In accordance with the terms of this Agreement, Administrative Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on each Borrower. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Borrower as Administrative Agent shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of any other Borrower. Nothing in this Section 16 shall modify any right of any Borrower or any Lender to consent to any amendment or modification of this Agreement or the other Loan Documents in accordance with the terms hereof or thereof.

16.9.    Unconditional Obligations. Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by Borrower from any Borrower or any Guarantor or other action to enforce the same; (b) failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Borrower; (c) of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any Borrower or any other Loan Party, or Administrative Agent’s or any Lender’s election in any such proceeding of the application of §1111(b)(2) of the Bankruptcy Code; (d) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under §364 of the Bankruptcy Code; (e) the disallowance, under §502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s or any Lender’s claim(s) for repayment of any of an Obligation incurred by any Borrower; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless such legal or equitable discharge or defense is that of a Borrower in its capacity as a Borrower.

16.10. Notices. Any notice given by Borrower Representative hereunder shall constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by Administrative Agent or any Lender to Borrower Representative hereunder or pursuant to any other Loan Documents in accordance with the terms hereof or thereof shall constitute notice to each Borrower. The knowledge of any Borrower shall be imputed to all Borrower and any consent by Borrower Representative or any Borrower shall constitute the consent of and shall bind all Borrower.

16.11. No Impairment of Obligations or Limitations of Liability. This Section 16 is intended only to define the relative rights of Borrower and nothing set forth in this Section 16 is intended to or shall impair the obligations of Borrower, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 16 shall limit the liability of any Borrower to pay the credit facilities made directly or indirectly to such Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

16.12. Rights of Contribution and Indemnification. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing. The rights of any indemnifying Borrower against the other Borrowers under this Section 16 shall be exercisable upon the full and payment of the Obligations, the termination of the Letters of Credit and the termination of the Commitments.

16.13. Subrogation. No payment made by or for the account of a Borrower, including, without limitation, (a) a payment made by such Borrower on behalf of an Obligation of another Borrower or (b) a payment made by any other Person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of property of such other Borrower and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until, in each case, the termination of the Commitments, payment in full of all Obligations (other than contingent indemnification Obligations not then asserted) and the expiration or termination or Cash Collateralization of all Letters of Credit.

SECTION 17

APPOINTMENT OF BORROWER REPRESENTATIVE.

17.1. Appointment; Proceeds. Each Borrower hereby irrevocably appoints and constitutes the Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents) from Lenders in the name or on behalf of each such Borrower. Administrative Agent may disburse such proceeds to the bank account of

Borrower Representative (or any other Borrower) without notice to any other Borrower or any other Loan Party.

17.2.    Appointment; Documentation and Other Actions. Each Borrower hereby irrevocably appoints and constitutes the Borrower Representative as its agent to (i) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (ii) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Borrower under this Agreement or the other Loan Documents; and (iii) otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents.

17.3.    Irrevocable Appointment; Reliance. The authorizations contained in this Section 17 are coupled with an interest and shall be irrevocable, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by such Borrower or Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Party to join in the execution of any writing in connection herewith shall not relieve any Borrower or other Loan Party from obligations in respect of such writing.

17.4.    Termination. No purported termination of the appointment of Borrower Representative as agent shall be effective without the prior written consent of Administrative Agent.

SECTION 18

RELEASE.

18.1. Release. In consideration of the agreements of Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (collectively, the “Releasors” and each, a “Releasee”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and their successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (collectively, Administrative Agent, each Lender, and all such other Persons, the “Releasees”, and each, a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, and rights of set off whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or that reasonably should be known, suspected or that reasonably should be suspected, both at law and in equity (and all defenses that may arise out of the foregoing), which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time prior to the date of this Agreement for or on account of, or relating to the Existing Credit Agreement or any of the other Loan Documents or transactions thereunder.

18.2.    Defense. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense in respect of the matter covered thereby and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

18.3.    Final, Absolute and Unconditional Release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

18.4.    Covenant. Each Loan Party, on behalf of itself and each Releasor, hereby absolutely, unconditionally, and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by such Loan Party pursuant to this Section 18.

[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

XPONENTIAL FITNESS LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name: Anthony Geisler
Title: Chief Executive Officer

ST. GREGORY HOLDCO, LLC, a Delaware limited liability company

By:	/s/ James Jagers
Name: James Jagers
Title: President

OTHER LOAN PARTIES:

H&W FRANCHISE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name: Anthony Geisler
Title: Co-Secretary

H&W FRANCHISE INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name: Anthony Geisler
Title: Co-Secretary

Signature Page to Credit Agreement

CLUB PILATES FRANCHISE, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PILATES LICENSING, LLC, a Delaware limited liability company

By:	Club Pilates Franchise, LLC, a Delaware limited liability company, its sole member

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

CYCLEBAR HOLDCO, LLC, a Delaware limited liability company

By:	/s/ James Jagers
Name:	James Jagers
Title:	President

CYCLEBAR FRANCHISING, LLC, an Ohio limited liability company

By:	CycleBar Holdco, LLC, a Delaware limited company, its sole member

By:	/s/ James Jagers
Name:	James Jagers
Title:	President

Signature Page to Credit Agreement

CYCLEBAR WORLDWIDE INC., an Ohio corporation

By:	/s/ James Jagers
Name:	James Jagers
Title:	Vice President

CYCLEBAR INTERNATIONAL INC., an Ohio corporation

By:	/s/ James Jagers
Name:	James Jagers
Title:	President and Chief Executive Officer

CB IP, LLC, an Ohio limited liability company

By:	CycleBar Holdco, LLC, a Delaware limited company, its sole member

By:	/s/ James Jagers
Name:	James Jagers
Title:	President

FC JV, LLC, an Ohio limited liability company

By:	/s/ James Jagers
Name:	James Jagers
Title:	Chief Operating Officer

ST. GREGORY DEVELOPMENT GROUP, LLC, an Ohio limited liability company

By:	/s/ James Jagers
Name:	James Jagers
Title:	Chief Operating Officer

Signature Page to Credit Agreement

FF&E PROCUREMENT COMPANY OF AMERICA, LLC, an Ohio limited liability company

By:	/s/ James Jagers
Name:	James Jagers
Title:	Chief Operating Officer

Signature Page to Credit Agreement

J3T LOGISTICS, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name: James Jagers
Title:	Chief Operating Officer

REMOP SERVICES, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name: James Jagers
Title: Chief Operating Officer

LB HYDE PARK, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name: James Jagers
Title:	Chief Operating Officer

COWORKING CINCINNATI, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name: James Jagers
Title:	Chief Operating Officer

MODULAR OFFICE COMPANY OF AMERICA, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name: James Jagers
Title:	Chief Operating Officer

Signature Page to Credit Agreement

ROW HOUSE FRANCHISE, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Co-Secretary

ROW HOUSE TUSTIN, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Chief Executive Officer

STRETCH LAB FRANCHISE, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Chief Executive Officer

AKT FRANCHISE, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Chief Executive Officer

AKT STUDIO, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Chief Executive Officer

Signature Page to Credit Agreement

CYCLEBAR CANADA FRANCHISING, ULC, a British Columbia unlimited liability corporation

By:	/s/ James Jagers

Name:	James Jagers
Title:	Vice President

LB FRANCHISING, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

LB PRODUCT, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

LB IP, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

YOGA SIX FRANCHISE, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Chief Executive Officer

Signature Page to Credit Agreement

YOGA SIX STUDIO, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler

Name:	Anthony Geisler
Title:	Chief Executive Officer

EXPERIENCE BRAND DEVELOPMENT, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

EBD RH, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

EBD SL, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

EBD CP, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

Signature Page to Credit Agreement

EBD CB, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

EBD FC, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

EBD AKT, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

EBD YS, LLC, a Delaware limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

STG BRAND AMBASSADOR FRANCHISING, LLC, an Ohio limited liability company

By:	/s/ James Jagers

Name:	James Jagers
Title:	Chief Operating Officer

Signature Page to Credit Agreement

BARRE MIDCO, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1001, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1002, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1005, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1006, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

Signature Page to Credit Agreement

PB 1007, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1012, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1016, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1018, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1020, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

Signature Page to Credit Agreement

PB 1021, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1029, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1035, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB 1042, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB FRANCHISING, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

Signature Page to Credit Agreement

PB OPCO LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PBH 1001, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PB PRODUCT, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

PURE BARRE, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

BARRE HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Anthony Geisler
Name:	Anthony Geisler
Title:	Chief Executive Officer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/ Kyle Asher
Name:	Kyle Asher
Title:	Authorized Signatory

Signature Page to Credit Agreement

LENDERS:

MONROE CAPITAL PRIVATE CREDIT FUND II LP

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

MONROE CAPITAL PRIVATE CREDIT FUND II FINANCING SPV LLC

By: MONROE CAPITAL PRIVATE CREDIT FUND II LP, as Designated Manager

By: Monroe CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

MONROE CAPITAL PRIVATE CREDIT FUND II (UNLEVERAGED) LP

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

Signature Page to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND II (UNLEVERAGED OFFSHORE) LP

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

MONROE PRIVATE CREDIT FUND A FINANCING SPV LLC

By: MONROE PRIVATE CREDIT FUND A LP, as its Designated Manager

By: MONROE PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

MONROE CAPITAL PRIVATE CREDIT FUND I LP

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

Signature Page to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND I FINANCING SPV LLC

By: MONROE CAPITAL PRIVATE CREDIT FUND I LP, as its Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

MONROE CAPITAL MML CLO 2017-1, LTD.

By: MONROE CAPITAL MANAGEMENT LLC, as Collateral Manager Attorney-in Fact

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

MONROE CAPITAL MML CLO VI, LTD.

By: MONROE CAPITAL MANAGEMENT LLC, as Asset Manager and Attorney-in-fact

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: Authorized Signatory

Signature Page to Credit Agreement

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Existing Term A Loan	Pro Rata Share	Additional Term A Loan Commitment	Pro Rata Share	Revolving Loan	Pro Rata Share
Monroe Capital Private Credit Fund II LP	$1,166,001.93	1.67%	$19,043,491.05	29.15%	$3,429,347.27	34.29%
Monroe Capital Private Credit Fund II Financing SPV LLC	$15,823,480.15	22.71%	$0	0%	$0	0%
Monroe Capital Private Credit Fund II (Unleveraged) LP	$2,308,803.01	3.31%	$2,587,933.93	3.96%	$492,761.29	4.93%
Monroe Capital Private Credit Fund II (Unleveraged Offshore) LP	$2,606,487.52	3.74%	$0	0%	$0	0%
Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP	$0	0%	$0	0%	$221,339.16	2.21%
Monroe Private Credit Fund A LP	$0	0%	$21,631,424.98	33.11%	$4,143,447.72	41.43%
Monroe Private Credit Fund A Financing SPV LLC	$21,904,772.61	31.44%	$0	0%	$0	0%
Monroe Capital Private Credit Fund I LP	$1,896,583.41	2.72%	$2,069,256.27	3.17%	1,713,104.56	17.13%
Monroe Capital Private Credit Fund I Financing SPV LLC	$14,034,160.32	20.14%	$0	0%	$0	0%
MC Financing SPV I, LLC	$0	0%	$20,000,000	30.61%	$0	0%
Monroe Capital MML CLO 2017-1, Ltd.	$4,963,802.41	7.12%	$0	0%	$0	0%
Monroe Capital MML CLO VI Ltd.	$4,963,802.41	7.12%	$0	0%	$0	0%

Totals	$69,667,893.77	100%	$65,332,106.23	100%	$10,000,000	100%

ANNEX B

ADDRESSES FOR NOTICES

BORROWER AND BORROWER REPRESENTATIVE:

H&W Franchise Holdings LLC

3185 Pullman St.,

Costa Mesa, CA 92626

Attention: Megan Moen, EVP of Finance

Telephone: (949) 374-0203

With mandatory copies to:

Mark Grabowski

17 Palmer Lane

Riverside, CT 06878

Email: grabowskimark@gmail.com

and

Buchalter

1000 Wilshire Blvd., Suite 1500

Los Angeles, CA 90017

Attention: Jeremy Weitz

Telephone: (213) 891-5285

Facsimile: (213) 896-0400

ADMINISTRATIVE AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent and a Lender

c/o Monroe Capital LLC

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attention: Alex Franky

Telephone: (312) 523-2368

Facsimile: (312) 258-8350

With a mandatory copy to reporting@monroecap.com with respect to deliverables pursuant to Sections 10.1.1, 10.1.2 and 10.1.3.

With a mandatory copy to:

Mayer Brown

71 SouthWacker Drive

Chicago, Illinois 60601

Attention: Jaime Gatenio

Telephone: 312-701-8523

Facsimile: 312-706-8722

Schedule 1.1(a)

Disqualified Lenders

1. Cerberus Capital Management and their affiliates

Schedule 9.6

Litigation and Contingent Liabilities

None.

Schedule 9.8

Equity Ownership/Subsidiaries

Company	Holder of Equity Interests	Number and Nature of Equity Interests
H&W Franchise Intermediate Holdings LLC	H&W Franchise Holdings, LLC	100% of the Membership Interests
Xponential Fitness LLC	H&W Franchise Intermediate Holdings LLC	100% of the Membership Interests
St. Gregory Holdco, LLC	H&W Franchise Intermediate Holdings LLC	100% of the Membership Interests
Club Pilates Franchise, LLC	Xponential Fitness LLC	100% of the Membership Interests
CycleBar Holdco, LLC	Xponential Fitness LLC	100% of the Membership Interests
Pilates Licensing, LLC	Club Pilates Franchise, LLC	100% of the Membership Interests
CycleBar Franchising, LLC	CycleBar Holdco, LLC	100% of the Membership Interests
CB IP, LLC	CycleBar Holdco, LLC	100% of the Membership Interests
CycleBar Worldwide Inc.	CycleBar Holdco, LLC	665 Shares of Common Stock (which constitutes all of the Common Stock held outside of the treasury of the Company)
CycleBar International Inc.	CycleBar Holdco, LLC	850 Shares of Common Stock (which constitutes all of the Common Stock held outside of the treasury of the Company)
CycleBar Canada Franchising, ULC	CycleBar Worldwide Inc.	100% of the Common Stock (153,853 Shares of Common Stock)
Shred415 Cincinnati, LLC	St. Gregory Holdco, LLC	66.66% of the Membership Interests (49.9% voting)
FC JV, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
St. Gregory Development Group, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
Shred415 Franchising, LLC	Shred415 Cincinnati, LLC	50% of the Membership Interests
Shred415 Franchising IP, LLC	Shred415 Franchising, LLC	100% of the Membership Interests
Fueled Collective Franchising, LLC	FC JV, LLC	60% of the Membership Interests

Fueled Collective IP, LLC	FC JV, LLC	60% of the Membership Interests
FF&E Procurement Company of America, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
J3T Logistics, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
REMOP Services, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
LB Hyde Park, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
Coworking Cincinnati, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
Modular Office Company of America, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
LB Franchising, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
LB IP, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
LB Product, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
AKT Franchise, LLC	Xponential Fitness LLC	100% of the Membership Interests
Row House Franchise, LLC	Xponential Fitness LLC	100% of the Membership Interests
Stretch Lab Franchise, LLC	Xponential Fitness LLC	100% of the Membership Interests
Row House Tustin, LLC	Row House Franchise, LLC	100% of the Membership Interests
Yoga Six Franchise, LLC	Xponential Fitness, LLC	100% of the Membership Interests
Experience Brand Development, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
EBD RH, LLC	Experience Brand Development, LLC	100% of the Membership Interests
EBD SL, LLC	Experience Brand Development, LLC	100% of the Membership Interests
EBD CP, LLC	Experience Brand Development, LLC	100% of the Membership Interests
EBD CB, LLC	Experience Brand Development, LLC	100% of the Membership Interests

EBD FC, LLC	Experience Brand Development, LLC	100% of the Membership Interests
EBD AKT, LLC	Experience Brand Development, LLC	100% of the Membership Interests
EBD YS, LLC	Experience Brand Development, LLC	100% of the Membership Interests
PB 1001, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1002, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1005, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1006, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1007, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1012, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1016, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1018, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1020, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1021, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1029, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1035, LLC	PB OPCO, LLC	100% of the Membership Interests
PB 1042, LLC	PB OPCO, LLC	100% of the Membership Interests
PB Franchising, LLC	Pure Barre, LLC	100% of the Membership Interests
PB OPCO, LLC	Pure Barre, LLC	100% of the Membership Interests
PB Product, LLC	Pure Barre, LLC	100% of the Membership Interests

PBH 1001, LLC	Pure Barre, LLC	100% of the Membership Interests
Pure Barre, LLC (f/k/a PB Holdco, LLC)	Barre Midco, LLC	100% of the Membership Interests
Barre Midco, LLC	Barre Holdco, LLC	100% of the Membership Interests
STG Brand Ambassador Franchising, LLC	St. Gregory Holdco, LLC	100% of the Membership Interests
Yoga Six Studio, LLC	Yoga Six Franchise, LLC	100% of the Membership Interests
AKT Studio, LLC	AKT Franchise, LLC	100% of the Membership Interests
Barre Holdco, LLC	Xponential Fitness, LLC	100% of the Membership Interests

Schedule 9.13

Reportable Transaction

None.

Schedule 9.17

Real Property

Company	Address	Owned/Leased	Lessor
St. Gregory Development Group, LLC	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	Leased	Rookwood Exchange Operating LLC
LB Hyde Park, LLC	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, Suite 102A, Cincinnati, Ohio 45209	Leased	Rookwood Exchange Operating, LLC
Coworking Cincinnati, LLC	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	Leased	Rookwood Exchange Operating LLC
Coworking Cincinnati, LLC	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, 2nd Floor, Cincinnati, Ohio 45209	Leased	Rookwood Exchange Operating LLC
Club Pilates Franchise, LLC	3001 Red Hill Avenue, Building 1, Suite 103, Costa Mesa CA, 92626	Leased	Orange County Department of Education Facilities Corporation
Xponential Fitness LLC	17877 Von Karman Avenue, Irvine, CA 92614	Leased	Quintana Office Property, LLC
Row House Tustin, LLC	15020 Kensington Park Drive Suite J100, Tustin, CA 92870	Leased	2C Tustin Legacy, LLC
Stretch Lab Franchise, LLC	30271 Golden Lantern, Suite C, Laguna Niguel, CA 92677	Leased	Shea Properties (Laguna Heights Marketplace, LLC)
Club Pilates Franchise LLC	2270 Northwest Parkway #120, Marietta, GA	Leased	Avistone Northwest, LLC

Club Pilates Franchise LLC	3186 Pullman St., Costa Mesa, CA 92626 (5275 sf warehouse)	Leased	Watermark OC Church
Club Pilates Franchise LLC	3186 Pullman St., Costa Mesa, CA 92626 (3653 sf warehouse expansion)	Leased	Watermark OC Church
Club Pilates Franchise LLC	17877 Von Karman Avenue, Irvine, CA 92614	Leased	Quintana Office Property, LLC
PB 1001, LLC	522 E Woolbright Road #220, Boynton Beach, FL 33435	Leased	E&A Sunshine, LLC
PBH 1001, LLC	1512 Larimer Street, Suite 20R, Denver, CO 80202	Leased	Writer Square Investors, LLC
PB 1002, LLC	2408 North Federal Highway, Ft Lauderdale, FL 33305	Leased	Union Planters (E&A), LLC
PB 1005, LLC	14932 S. Lagrange Road, Orland Park, IL 60462	Leased	Park Pointe Plaza Associates Joint Venture
PB 1006, LLC	107 Turnpike Street, North Andover, MA 01845	Leased	Eaglewood Properties, LLC
PB 1007, LLC	8025 Jericho Turnpike, Woodbury, NY 11797	Leased	8025 Realty Corp
PB 1012, LLC	345 Main Street, Huntington, NY 11743	Leased	345 Main Street Associates LLC

PB 1016, LLC	884 Eastlake Parkway, Suite No. 1624, Chula Vista, CA 91914	Leased	VWE Owner, LLC
PB 1018, LLC	319 Franklin Avenue, Suite 109, Wyckoff, NJ 07481	Leased	Munico Associates
PB 1020, LLC	530 Market Street, Lynnfield, MA 01940	Leased	Market Street South LLC
PB 1021, LLC	3575 Long Beach Road, Oceanside, NY 11572	Leased	G&L Building Corp.
PB 1029, LLC	9834 Glades Road, Suite C-12, Boca Raton, FL 33434	Leased	RREEF AMERICA REIT II CORP. J
PB 1035, LLC	2 Cedar Street, Bronxville, NY 10708	Leased	Mosbacher Properties Group LLC
PB 1042, LLC	232 Route 25A, East Setauket, NY 11733	Leased	Dinoffer & Tobias, LLC
PB Holdco, LLC	154 Magnolia St., Spartanburg, SC 29306	Leased	Spring and Magnolia, LLC
PB Holdco, LLC	100 Dunbar Street, Suite 301, Spartanburg, SC 29306	Leased	Opportunity Block, LLC

Schedule 9.19

Intellectual Property

None.

Schedule 9.21

Labor Matters

None.

Schedule 9.27

Franchise Matters

(a)

1.	Area Representative Rights have been granted to the following Area Representatives for LBF:

Robert Palazzi and Diane Palazzi

Business Entity: Bob Palazzi, LLC

Agreement: LBF AR Agreement_LBF_Bob Palazzi, LLC_Eff. 6/26/17

As modified by a Memorandum of Understanding dated 6/26/17

Territory: New Jersey counties – Bergen, Essex, Passaic, Morris, Union, Middlesex, Somerset

Address: 59 May Dr., Chatham, NJ 07928

Phone: (973) 408-9019

Carl Kirkham Peacock and Pamela J. Tanase

Business Entity: N/A

Agreement: LBF AR Agreement_LBF_C.Peacock&P.Tanase_Eff. 4/20/17

As modified by a Memorandum of Understanding dated 4/20/17

Territory: Los Angeles, CA

Address: 220 Salido del Sol, Santa Barbara, CA 93109

Phone: Unknown

2.	Area Development Rights have been granted to the following Area Developers for S415:

Jane K. Fletcher

Business Entity: N/A

Agreement: S415 Development Agreement_S415_J.Fletcher_Eff. 09/08/17

Territory: Denver, CO

Address: 1169 South York Street, Denver, CO 80210

Phone: (303) 284-6739

David Jones and Kathleen Jones

Business Entity: N/A

Agreement: S415 Development Agreement_S415_D.Jones & K.Jones_Eff. 9/25/17

Territory: Louisville, KY

Address: 516 Saddle Ridge Dr. Knoxville, TN 37934

Phone: (865) 567-1163

Megan E. Lawler and Timothy G. Lawler

Business Entity: N/A

Agreement: S415 Development Agreement_S415_M.Lawler & T.Lawler_Eff. 09/11/17

Territory: Denver, CO

Address: 3341 Vrain Street, Denver, CO 80212

Phone: (708) 334-7108

Craig A. Brummell and Marta R. Brummell

Business Entity: N/A

Agreement: S415 Development Agreement_S415_C.Brummell & M.Brummell_Eff. 09/12/2017

Territory: Denver, CO

Address: 2709 Twixwood Lane, South Bend, IN 46617

Phone: (574) 286-9026

Corey Goldberg, Sara Goldberg, and Domenic V. Poeta

Business Entity: N/A

Agreement: S415 Development Agreement_S415_C.Goldberg, S.Goldberg, & D.Poeta_Eff. 09-12-2017

Territory: Milwaukee, WI

Address: 1350 Bayberry Lane, Deerfield, IL 60015

Phone: (847) 912-1289

Katie Blickhan, Scott Blickhan, Chad Hemminger & Sara Wortman

Business Entity: N/A

Agreement: S415 Development Agreement_S415_K.Blickhan & S.Blickhan & C.Hemminger & S.Wortman_Eff. 09/29/2017

Territory: Columbus, OH

Address: 7749 Mellacent Dr. Columbus, OH 43235

Phone: (614) 769-1728

Jeff Hall

Business Entity: N/A

Agreement: S415 Development Agreement_S415_J.Hall_Eff. 10/28/2017

Territory: Memphis, TN

Address: 717 Riverside Drive, Unit 1509, Memphis, TN 38103

Phone: (901) 335-1292

Giovanni De Choudens & Lilliam Cordero

Business Entity: N/A

Agreement: S415 Development Agreement_S415_G.DeChoudens & L.Cordero_Eff. 12/27/2017

Territory: San Francisco, CA

Address: 762 Liquidamber Pl. Danville, CA 94506

Phone: (479) 366-2261

Salil Bhatnagar

Business Entity: N/A

Agreement: S415 Development Agreemen_S415_S.Bhatnagar_Eff. 02/22/2018

Territory: Northern Virginia

Address: 22354 N. Greenmeadow Drive, Kildeer, IL 60047

Phone: (312) 420-0105

Pure Barre

Schedule 9.27(a) Dated: June 10, 2015
	Location	Street	City	State	Franchisee Entity Name	Franchisee entity address	Franchisee Phone(s)	Royalty Rate on Services Sales	Royalty Rate on Product Sales	Ad Fee Rate	Minimum Monthly Royalty	Minimum Cumulative Royalties	Franchise Agreement (“FA”) Sign Date	Renewal Date (if not 5 Years after FA Sign Date)	Signed Amendment
1	Lexington, KY	867 East High Street, Suite 150	Lexington	Kentucky	Pure A&E LLC	867 E. HIGH ST., STE. 150, LEXINGTON, KY 40502	Amanda Arnold (859) 335-2391	6.0%	6.0%	0.0%	$750	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	12/24/2011
2	Ann Arbor, MI	3139 Oak Valley Drive	Ann Arbor	Michigan	Tumnus LLC	12769 Dennison Road, Milan, MI 48160	Victoria L Gordon (734) 731-7178	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/5/2014
3	Los Angeles, CA - Brentwood	11819 Wilshire Boulevard, Suite 213	Los Angeles	California	Marni Chaikin and Kayla Allen	NA	Marni Chaikin (310) 463-7873	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/23/2013
4	Newport Beach, CA	234 E. 17th Street, Suite 116	Costa Mesa	California	Monica Pommier	NA	Monica Pommier (858) 663-0554	8.0%	8.0%	0.0%	$1,000	NA	1/24/2009	Autorenewed
5	Nashville, TN - Green Hills	2207 Crestmoor Road, Suite 203	Nashville	Tennessee	Deck-Cort, LLC	330 Franklin Rd. Suite 137A, Brentwood, TN 37027	Kady Decker (615) 504-6520	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/22/2014
6	Saginaw, MI	30 N Center Road	Saginaw	Michigan	PB Saginaw, LLC	30 N. Center Road, Saginaw, MI 48638	Ann Marie Goidosik (989) 793-2673	0.0%	0.0%	0.0%	$750	NA	6/9/2014	9/30/2018
7	Denver, CO - Cherry Creek	201 University Boulevard, Suite 107	Denver	Colorado	LJGirardot, Inc.	2621 South Grant Street, Denver, CO 80210	Lindsey Girardot Teets (720) 276-1493	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/21/2014		✓
8	Birmingham, AL - Homewood	2826 18th Street South	Birmingham	Alabama	dlain, LLC	1827 Ridge Ave, Apt. #6, Montgomery, AL 36106	Danielle Davis (859) 621-1253	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/12/2014		✓
9	Los Gatos, CA	50 University Avenue, Suite B-101	Los Gatos	California	Emily’s Health & Fitness Ltd. Liability Co.	17830 Bruce Ave. Los Gatos, CA 95030	Emily Pearl (408) 458-6811	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/25/2014
10	Irvine, CA	6791 Quail Hill Parkway	Irvine	California	Mr Pommier, Inc.	234 E. 17th Street, Suite 116, Costa Mesa, CA 92627	Monica Pommier Grubin (858) 663-0554	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/15/2014		✓
11	Brentwood, TN	330 Franklin Road, Suite 137A	Brentwood	Tennessee	Yoakum Holdings, LLC	330 Franklin Rd. Suite 137A, Brentwood, TN 37027	Crystal Hinz (858) 245-9604	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/3/2015
12	Charlotte, NC - Myers Park	603 Providence Road	Charlotte	North Carolina	Pure Barre Ballantyne, LLC	7516 Hwy 70 So., Suite 150, Nashville, TN 37221	G.H. Christianson, II & Ellen Christianson (615) 300-8787	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/17/2015		✓
13	Boca Raton, FL	350 Esplanade Royal Palm Place, Suite 56	Boca Raton	Florida	East Boca PB, LLC	350 Esplanade #56, Boca Raton FL, 33432	Amy Blair Booth (954) 895-9829	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/29/2015		✓
14	Mission Viejo, CA	28321 Marguerite Parkway, Suite 201	Mission Viejo	California	Monica Pommier	NA	Monica Pommier (858) 663-0554	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/10/2010
15	Seattle, WA - University	5001 25th Avenue NE, Suite 102	Seattle	Washington	Sami Dinsmore Sweeney	NA	Sami Dinsmore Sweeney (206) 595-2092	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/24/2010		✓
16	Dallas, TX - University Park	5919 Greenville Avenue	Dallas	Texas	Pure Barre Partners, LLC	3437 Ashbury St., Dallas TX, 75205	Garrett Mills (918) 671-5787	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/30/2010	6/30/2015	✓
17	Philadelphia, PA - Center City	503 W. Lancaster Avenue	Wayne	Pennsylvania	elleon, LLC	1701 Walnut Street, Philadelphia, PA 19103	Noelle Zane (267) 234-7825	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/16/2015		✓
18	Santa Rosa Beach, FL - 30a	174 Watercolor Way, Suite 101	Santa Rosa Beach	Florida	AS Fit, LLC	174 Watercolor Way, Suite 101, Santa Rosa Beach, FL 32459	Ashley Singleton (850) 231-0147	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/29/2015
19	Scottsdale, AZ	10050 North Scottsdale Road, Suite 107	Scottsdale	Arizona	Weyand Enterprises, LLC	10050 N. Scottsdale Road, Suite 107, Scottsdale, AZ 85253	Marirose Anne Weyand (989) 529-8170	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/25/2015		✓
20	Chattanooga, TN - East Brainerd	1414 Jenkins Road, Suite 122	Chattanooga	Tennessee	Amanda Harkins Holmes	1414 Jenkins Rd., Chattanooga TN, 37421	Amanda Harkins Holmes (423) 468-4960	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/27/2010
21	Austin, TX - Westlake	3267 Bee Caves Road	Austin	Texas	Anani Star, LLC	6661 Valley Park Dr., Nashville TN, 37221	Rashanna Moss-Laury (512) 574-8644	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/12/2010		✓
22	Atlanta, GA - Buckhead	3145 Peachtree Road NE	Atlanta	Georgia	Mo Deck LLC	301 Maybelle Lane, Nashville, TN 97205	Kady Decker (615) 504-6520	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/10/2015		✓
23	Denver, CO - Greenwood Village	5375 Landmark Place, Suite 109	Greenwood Village	Colorado	B Studios, LLC	5375 Landmark Place #109 Greenwood Village, CO 80111	Briget Russomanno (303) 953-9367	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/16/2015		✓
24	Germantown, TN	7820 Poplar Avenue, Suite 12	Germantown	Tennessee	Laurenzi & Morgan, LLC	800 Dent Rd, Eads, TN 38028	Kimberly Morgan (901) 484-0705	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/5/2010
25	Las Vegas, NV	3330 S. Hualapai Way #140	Las Vegas	Nevada	L.E.X. Barre, LLC	2635 Cottonwillow St, Las Vegas, NV 89135	Lauren O’Nan (702) 525-3454	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/29/2015		✓
26	Chapel Hill, NC	608 Meadowmont Village Circle	Chapel Hill	North Carolina	PB Apex, LLC	15 Pilling Place, Durham, NC 27707	Lynn Toms (919) 419-1361	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/24/2010		✓
27	Denver, CO - Highlands	3420 West 32nd Ave	Denver	Colorado	LJGirardot Highlands, LLC	3420 West 32nd Avenue, Denver, CO 80211	Lindsey Girardot Teets (720) 276-1493	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/3/2015		✓
28	Raleigh, NC	4209-134 Lassiter Mill Road	Raleigh	North Carolina	PB Apex LLC	507 Guilford Circle, Raleigh, NC 27608	Ami Desai Seier & Denise Alala (919) 896-7464	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/20/2015		✓
29	Atlanta, GA - Dunwoody	5539 Chamblee Dunwoody Road	Dunwoody	Georgia	Mo Deck LLC	150 Saddleview Run, Atlanta GA, 30350	Deb Perlstein (404) 931-9643	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/31/2014		✓
30	Bellevue, WA	909 112th Avenue NE, Suite 107	Bellevue	Washington	IMAS Holdings	349 NE 54th st, Seattle, WA 98105	Sami Dinsmore Sweeney (206) 595-2092	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/16/2010		✓
31	Huntington Beach, CA	7101 Yorktown Avenue, Suite 101	Huntington Beach	California	Mr Pommier, Inc.	234 E. 17th Street, Suite 116, Costa Mesa, CA 92627	Monica Pommier Grubin (858) 663-0554	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/15/2014		✓
32	Boulder, CO	1750 29th Street, Suite 2026	Boulder	Colorado	Suzanne Suzanne LLC	1750 29th Street # 2026, Boulder, CO 80301	Michelle Metz & Shalisa Pouw (303) 443-3054	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/29/2015
33	Vail, CO	216 Main Street, Suite C-103	Edwards	Colorado	JAAG LLC	216 Main Street, Unit C-103, Edwards, CO 81632	Rebecca Pellican (720) 810-5488	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/5/2014
34	Louisville, KY - Westport Village	1321 Herr Lane, Suite 180	Louisville	Kentucky	2 Chicks & A Nickel, LLC	517 Culpepper Rd, Lexington, KY 40502	Karen Handel (859) 559-1106	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/28/2010		✓
35	Charlotte, NC - Ballantyne	8430 Rea Road, Suite 120	Charlotte	North Carolina	PB Ballentyne LLC	5250 Virginia Way, Suite 100, Brentwood, TN 37027	Bratschi Johnson (615) 429-0886	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/18/2010
36	New Orleans, LA	3923 Magazine Street	New Orleans	Louisiana	Studio J, L.L.C.	3923 Magazine st, New Orelans, LA 70115	Jennifer L Thomas (985) 707-5686	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	10/14/2010		✓
37	Auburn, AL	2415 Moores Mill Road, Suite 240	Auburn	Alabama	Barre Investments, LLC	2415 Moores Mill Road, Suite 240, Auburn, AL 36830	Ashley Caldwell (334) 887-0007	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/14/2015
38	Columbus, OH - Grandview Heights	960 West 5th Avenue	Columbus	Ohio	Pure Barre Columbus, LLC	960 W. Fifth Ave, Columbus OH, 43212	Emily C. Johnson (989) 450-1189	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	10/25/2010
39	Denver, CO - Lone Tree	9360 Station Street, Suite 150	Lone Tree	Colorado	Lindsey Girardot	3420 W. 32ND Ave, Denver, CO 80211	Lindsey Girardot (720) 276-1493	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/10/2010		✓
40	Ridgeland, MS	201 Northlake Avenue, Suite 107	Ridgeland	Mississippi	SMK Dining LLC	1922 West End Avenue, Nashville, TN, 37203	Heidi Hogrefe (615) 500-9574	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	10/18/2010
41	Huntsville, AL	4769 Whitesburg Drive S, Suite 201	Huntsville	Alabama	Pure Hunt, LLC	4769 Whitesburg Drive, Suite 201, Huntsville, AL 35802	Meredith Davis (330) 607-7270	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	12/13/2010
42	Birmingham, AL - 280	5426 Highway 280 East, Suite 6	Hoover	Alabama	dlain280, LLC	2415 Agnew St, Montgomery, AL 36106	Deanna Pizitz 205-994-1343	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	12/2/2010
43	San Diego, CA - Hillcrest	3650 5th Avenue, Suite 102	San Diego	California	Pure Barre Hillcrest, LLC	3650 Fifth Avenue, Suite 102, San Diego, CA 92103	Christina Douglas (760) 887-9945	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/27/2014
44	Newton, MA	1300 Centre Street	Newton	Massachusetts	Rachel Roberts LLC	1300 Centre Street, Newtown MA, 02459	Rachel Roberts (508) 733-4777	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	12/9/2010
45	Broomfield, CO	11961 Bradburn Boulevard, Suite 500	Westminster	Colorado	Carrie Ray	3230 Balsam St., Wheat Ridge, CO 80033	Carrie Ray (720) 480-7396	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/13/2010
46	Phoenix, AZ	4219 E. Indian School Road, Suite 101	Phoenix	Arizona	Weyand Enterprises, LLC	9590 E Ironwood Square Drive, STE 105, Scottsdale, AZ 85258	Marirose A Weyand (989) 529-8170	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/26/2011		✓
47	Redondo Beach, CA	403 North Pacific Coast Highway, Suite 200	Renondo Beach	California	Beach Wilson Partners, LLC	409 N. Pacific Coast Highway, #576, Redondo Beach, CA 90277	Keri Wilson (310) 415-3662	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/6/2013	2/7/2016
48	Jackson, MS	4500 I-55 North, Suite 235-A	Jackson	Mississippi	SMK Dining LLC	1922 West End Avenue, Nashville, TN, 37203	Heidi Hogrefe (615) 500-9574	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/31/2011
49	Austin, TX - Arboretum	10710 Research Boulevard, Suite 316	Austin	Texas	Anani Star, LLC	2215 Abbot Martin Rd, Apt 111, Nashville, TN 37215	Rashanna Moss-Laury (512) 574-8644	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	2/13/2011
50	Westfield, NJ	708 North Avenue	Westfield	New Jersey	Pure Venture, LLC	524 Cary Place, Westfield, NJ 07090	Elizabeth M Flynn (732) 995-4083	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/15/2010
51	Sarasota, FL	3800 S. Tamiami Trail, Suite 16	Sarasota	Florida	PB SRQ, LLC	3800 S. Tamiami Trail, Unit #16, Sarasota, FL 34239	Jodi H Bearman (205) 936-9377	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/1/2014		✓
52	Mandeville, LA	1814 North Causeway Boulevard, Suite 8	Mandeville	Louisiana	Studio 116, LLC	1814 North Causeway Boulevard, Suite 8, Mandeville, LA 79448	Hope Clay (601) 201-8153	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/18/2014
53	Anaheim Hills, CA	5655 E La Palma Avenue, Suite 145	Anaheim Hills	California	Michele Fitness, Inc	7700 E Misty Glen CT, Anaheim, CA 92808	Michele McCutcheon (949) 735-9980	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/29/2011
54	Hollywood, CA	7519 Sunset Boulevard	Los Angeles	California	PB Hollywood, LLC	7519 W. Sunset Blvd, Los Angeles, CA 90046	Vanessa Henderson (760) 822-2001	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/5/2014		✓
55	Okemos, MI	3544 Meridian Crossings Drive, Suite 160	Okemos	Michigan	Glowen, LLC	915 N. Michigan Ave, Howell, MI 48843	Dana Owen (269) 275-9875	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/8/2014
56	Ft. Wright, KY	3420 Valley Plaza Parkway	Ft. Wright	Kentucky	Greater Cincinnati Pure Barre, LLC	321 Albany Road, Lexington, KY 40502	Kelly Dicken (859) 983-4969	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/17/2011
57	Cincinnati, OH	3083 Madison Road	Cincinnati	Ohio	The Ranini Group	NA	Lea Warner (859) 221 8487	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/15/2011
58	Mobile, AL	9 Du Rhu Drive, Suite 368	Mobile	Alabama	Pure Bay, LLC	2415 Agnew St, Montgomery, AL 36106	Ashlye Hix (251) 786-3639	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/25/2011
59	Beverly Hills, CA	231 S. La Cienega Boulevard	Beverly Hills	California	KW Health	1155 S. Brand Ave, #2204, Los Angeles, CA	Kelsey J. Rood (310) 469-3787	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/22/2011
60	Charleston, SC - Mt. Pleasant	919 Houston Northcutt Blvd	Mt. Pleasant	South Carolina	Pure Barre Charleston LLC	2 Office Park Court, Columbia, SC 29223	Jenn Vannatta (843) 725-8546	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/26/2011
61	Philadelphia, PA - Main Line	1701 Walnut Street, 4th Floor	Philadelphia	Pennsylvania	elleon, LLC	1703 Addison Street, Philadelphia, PA 19146	Noelle Zane (267) 234-7825	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/19/2011		✓
62	Memphis, TN	4700 Spottswood Avenue	Memphis	Tennessee	Pure Barre Germanto	NA	Kim Morgan (901) 484-0705	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/12/2011
63	Mason, OH	5939 Deerfield Boulevard, Suite 103	Mason	Ohio	Greater Cincinnati Fitness, LLC	5939 Deerfield Blvd, Mason, OH 45040	Kelly Dicken Newman (513) 204-1978	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	2/11/2015
64	New York, NY (Upper West Side (Columb	1841 Broadway, Suite 330	New York	New York	Pure Barre Manhattan, LLC	1010 Northern Boulevard, Suite 322, Great Neck, NY 11021	Kaitlin Vandura (704) 651-9381	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/22/2011		✓
65	Aspen, CO	620 East Hyman Street	Aspen	Colorado	Jordan Bullock	NA	Jordan Bullock (720) 331-8878	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/28/2011
66	Grand Rapids, MI	2107 E Beltline Avenue NE	Grand Rapids	Michigan	Studio Elza-Kemp LLC	2107 E. Bettline Ave NE, Suite C, Grand Rapids, MI 49525	Kiersten Kemp (989) 488-8883	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/29/2011
67	Southlake, TX*	480 W. Southlake Boulevard, Suite 131	Southlake	Texas	PL Blondie LLC	5900 Lovell Ave, Suite A, Fort Worth, TX 76107	Lindsey White (214) 718-9424	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/11/2011
68	Palo Alto, CA	299 California Ave, Palo Alto, CA 94306	Palo Alto	California	Emily’s Health & Fitness LLC	46 W Santa Clara St., San Jose, CA 95113	Emily Najour [Pearl] (408) 458-6811	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	12/28/2011
69	Indianapolis, IN - Carmel*	726 Adams Street, Suite 130	Carmel	Indiana	Rebecca J. Retrum	NA	Rebecca J. Retrum (317) 331-5128	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	10/8/2011
70	Minneapolis, MN - St. Louis Park*	5620A W. 36th Street	Minneapolis	Minnesota	RK Healthy and Wellness LLC	4929 5th Ave S, Minneapolis, MN 55419	Kelsey Rood (310) 469-3787	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/18/2011
71	Pasadena, CA*	107 South Fair Oaks Avenue, Suite 109	Pasadena	California	Harden & Goedhart, LLC	1200 Highland Dr, Newport Beach, CA 92660	Alexis Hovden (714) 642-1009	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/12/2011
72	Bozeman, MT	34 East Mendenhall Street, Suite R-6	Bozeman	Montana	Unsinkable LLC	300 N. Wilson Ave, Suite 3004, Bozeman, MT 59715	R Brooke Amini (406) 581-9591	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/23/2014
73	Bradenton, FL - Lakewood Ranch	5275 University Parkway, Suite 131	Bradenton	Florida	Pure Barre Lakewood Ranch LLC	5275 University Parkway, Suite 131, Bradenton, FL 34201	Meg Wittmer (941) 320-4005	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/31/2014
74	Houston, TX - Voss Road	1379 South Voss Road, Suite B	Houston	Texas	Anani Houston, LLC	2215 Abbot Martin Rd, Apt 111, Nashville, TN 37215	Kathryn Holleman (832) 788-8246	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	2/1/2012
75	Columbus, OH - Dublin	3650 W. Dublin-Granville Road	Columbus	Ohio	Pure Barre Columbus	960 W. Fifth Ave, Columbus OH, 43212	Emily C. Johnson (989) 450-1189	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/11/2011
76	Charlottesville, VA	2200 Old Ivy Road	Charlottesville	Virginia	Pure Barre Charlottesville, LLC	603 Providence RD, Charlotte, NC 28207	G.H. Christianson, II (980) 329-4640	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/24/2012
77	Draper, UT*	280 East 12300 South, Suite 104	Draper	Utah	Stephanie Blodgett	NA	Stephanie Blodgett (801) 243-9677	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	12/19/2011
78	Jacksonville Beach, FL	1056 3rd Street North	Jacksonville Beach	Florida	The Wallace Group, LLC	214 North Tryon Street, Charlotte, NC, 28202	Lacey Wallace (904) 412-8806	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/13/2012
79	Baton Rouge, LA*	3033 Perkins Road, Suite B	Baton Rouge	Louisiana	Pure Passion BR-1 LLC	3033 Perkins Road, Suite B, Baton Rouge, LA 70808	Amy M Parkman (205) 790-1060	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/16/2011
80	Greenville, SC - Augusta Road	1922 Augusta Street, Suite 113	Greenville	South Carolina	Barre 3, LLC	111 Williams Street, Greenville, SC 29601	Lauren Wilson (704) 975-9540	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/16/2012
81	Louisville, KY - Summit*	4284 Summit Plaza Drive	Louisville	Kentucky	Barre Kentucky LLC	3800-A Springhurst Blvd., Louisville, KY 40241	Annie S Locke (270) 313-5636	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/9/2012
82	Tuscaloosa, AL	1520 McFarland Boulevard North	Tuscaloosa	Alabama	PBT-TOWN, LLC	3344 Sandhurst Road, Birmingham, AL 35223	Jodi Bearman (205) 936-9377	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/7/2012
83	Atlanta, GA - Johns Creek	9810 Medlock Bridge Road, Suite 500	Duluth	Georgia	Mo Deck LLC	896 Beaverbrook Dr. Atlanta, GA 30318	Philip Russ (Burton Franchising, LLC) (404) 822-0675	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/25/2014		✓
84	Miami, FL - Coral Gables	205 Altara Avenue	Miami	Florida	PB Miami LLC	7 Trinity Drive, Lumboroton, NC 28358	Ami Seier (303) 918-3889	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/10/2011		✓
85	Chattanooga, TN - North Shore	214 Manufacturers Boulevard	Chattanooga	Tennessee	Amanda Holmes	NA	Amanda J Holmes (423) 468-4960	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/13/2012
86	New York, NY - Union Square	78 Fifth Avenue, 4th Floor	New York	New York	Pure Barre Fifth Avenue, LLC	1841 Broadway, Room 330, New York, NY 10023	Kaitlin Vandura (704) 651-9381	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/12/2012		✓
87	Cary, NC	1412 Village Market Place	Cary	North Carolina	PB Apex, LLC	507 Guilford Circle, Raleigh, NC 27608	Ami Seier (303) 918-3889	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/10/2012	4/17/2015
88	Pittsburgh, PA - Shadyside	5986 Penn Circle South, Suite 202	Pittsburgh	Pennsylvania	LGD Studios	5986 Penn Circle South, Suite 202 Pittsburgh, PA 15206	Laura Dick (412) 427-1234	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/20/2012		✓
89	Seattle, WA - Queen Anne	500 Mercer Street	Seattle	Washington	IMAS Holdings, LLC	349 NE 54th st, Seattle, WA 98105	Sami Sweeney (206) 595-2092	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/19/2012		✓
90	Winston-Salem, NC - Reynolda Village	114K Reynolda Village	Winston-Salem	North Carolina	Pure Barre Piedmont Triad, LLC	925 Euclid Ave. Suite 2020 Cleveland, OH 44115	Carolyn Hern (202) 538-4980	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/12/2012
91	South Tampa, FL	3830 West Neptune Street, Suite C5	Tampa	Florida	Pure Barre Tampa, LLC	3830 West neptune St, Ste. C5, Tampa, FL 33629	Eleanor McComb (941) 323-6111	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/9/2012
92	Madison, AL*	14 Main Street, Suite A	Madison	Alabama	PureMad, LLC	1009 Springtime Blvd., Huntsville, AL 35802	Meredith Davis (330) 607-7270	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/16/2012
93	Marin, CA	800 Redwood Highway Frontage Road, Suite 616	Mill Valley	California	MG-Elliot, LLC	NA	Margaret Elliott (970) 471-4544	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/23/2012
94	Columbia, MO	124 E Nifong Boulevard	Columbia	Missouri	Pure Barre Columbia	3050 Ridley Wood Street, Columbia, MO 65203	Gayla Miller (573) 268-4070	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/25/2012
95	Columbia, SC - Five Points	2123A Greene Street	Columbia	South Carolina	Afar, LLC	607 Baker Mill Lake Lane, Gaston, SC 29053	Addie Fairey (803) 292-1730	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/20/2012
96	Wilmington, NC*	1123-B Military Cutoff Road	Wilmington	North Carolina	ADK Barre LLC	NA	Alexandra O’Rourke (919)-332-9428	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/29/2012		✓

Schedule 9.27(a) Dated: June 10, 2015
	Location	Street	City	State	Franchisee Entity Name	Franchisee entity address	Franchisee Phone(s)	Royalty Rate on Services Sales	Royalty Rate on Product Sales	Ad Fee Rate	Minimum Monthly Royalty	Minimum Cumulative Royalties	Franchise Agreement (“FA”) Sign Date	Renewal Date (if not 5 Years after FA Sign Date)	Signed Amendment
97	Burlington, MA	82 Burlington Mall Road	Burlington	Massachusetts	Jessica Grasso LLC	82 Burlington mall Rd, Burlington MA, 01803	Jessica J. Grasso (617) 233-3386	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/22/2012
98	Savannah, GA*	5521 Abercorn Street, Suite 500	Savannah	Georgia	Pure Barre Savannah, LLC	215 Fair View Drive, Richmond Hill, GA 31324	Ashley Brook Nash (706) 340-3451	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	5/8/2012
99	Austin, TX - Lakeway	2300 Lohman’s Spur, Suite 186	Austin	Texas	Sierra Barre, LLC	103 Black Wolf Run, Austin TX 78738	Denyse Kroll (512) 771-5711	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/6/2012
100	Overland Park, KS	4945 West 119th Street, Suite 24	Overland Park	Kansas	PureKC	6630 W 109 St., Apt. B, Leawood, KS 66211	Katie Conger (913) 777-9564	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/30/2012
101	Metairie, LA*	701 Metairie Road, Suite 101-2A	Metarie	Louisiana	Studio J, LLC	3923 Magazine st, New Orelans, LA 70115	Jennifer Thomas (985) 707-5686	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/1/2012
102	Hudson, OH*	50 W. Streetsboro Street, Suite 3 & 4	Hudson	Ohio	Pure Hud, LLC	NA	Meredith Davis (330) 607-7270	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/13/2012
103	Sherman Oaks, CA	13559 Ventura Boulevard	Sherman Oaks	California	Pure Barre Sherman Oaks, LLC	390 S Sepulveda BLVD, Apt 301, Los Angeles, CA 90049	Jamie Wells (310) 625-7585	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	4/30/2012
104	Dayton/Centerville, OH	62 W. Franklin Street	Dayton	Ohio	Pure Barre Dayton, LLC	NA	Janna Williams (513) 464-0300	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/24/2012
105	San Francisco, CA - Marina	3727 Buchanan Street	San Francisco	California	Pure Partners, LLC	2400 Pacific Ave, #510, San Francisco, CA 94349	Kara Kokorelis (415) 309-3026	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/16/2011
106	Greenwich, CT*	280 Railroad Avenue, 1st Floor	Greenwich	Connecticut	Asheley Kate Pure Barre Studios LLC	280 Railroad Ave, Greenwich, CT 06830	Ashley Allen (508) 361-8638	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/1/2012
107	Boston, MA*	350 Newbury Street	Boston	Massachusetts	Boom LLC	32 Shady Hill Rd., Weston, MA 02493	Lauren Marett Sherman (617) 633-1096	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	2/28/2012		✓
108	Eastern Shore, AL	1802 US Highway 98	Daphne	Alabama	Bay Barre	713 Belrose Avenue, Daphne, AL 36526	Ashlye Hix (251) 786-3639	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/5/2012
109	Glendale, AZ	19420 N. 59th Avenue, Suite C122	Glendale	Arizona	KoCap Investment, LLC	301 Deer Valley, Phoenix, AZ 85027	Gena Kohner (602) 689-6544	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/30/2012
110	Wellesley, MA	200 Linden Square	Wellesley	Massachusetts	PB Wellesley LLC	1300 Centre Street, Newtown MA, 02459	Rachel Roberts (508) 733-4777	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/26/2012
111	Pittsburgh, PA - Mt. Lebanon	1612 Cochran Road	Pittsburgh	Pennsylvania	Three Puppies, LLC	1414 Council Place, Jefferson Hills, PA 15025	Melissa Evancic (412) 260-3237	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/16/2012		✓
112	Charleston, SC - Downtown	164 Market Street, Suite C	Charleston	South Carolina	Pure Barre Downtown LLC	2 Office Park Court, Columbia, SC 29223	Jenn Vannatta (843) 725-8546	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	10/6/2012		✓
113	Westlake/Avon, OH	33576 Detroit Road	Avon	Ohio	Penelope Lane, Inc	NA	Lori Standen (440) 773-6251	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	9/10/2012
114	Tampa - Carrollwood, FL	12921 N. Dale Mabry Highway	Tampa	Florida	Pure Barre TPA, LLC	12921 N. Dale Mabry Hwy, Tampa, FL 33618	Shannon O’Brien (941) 737-5153	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/3/2012
115	Montgomery, AL	507 Cloverdale Road, Suite 102	Montgomery	Alabama	Kathryn Lee Lowder	NA	Kathryn Lee Lowder (334) 322-6248	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	7/20/2012
116	Brighton, MI	9418 Village Place Boulevard	Brighton	Michigan	Bedford-Weyand, LLC	Bedford-Weyand, LLC, 3544 Meridian Crossing Dr. #160, Okem	Allison Weyand (989) 992-0840	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/7/2012
117	Woodland Hills, CA	21728 Ventura Boulevard	Woodland Hills	California	Woodland Pure, LLC	810 Fernwood Pacific Dr., Topanga, CA 90290	Marni Rosenthal Chaikin (310) 463-7873	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/20/2012		✓
118	Plano, TX	3450 E Hebron Parkway, Suite 116	Carrollton	Texas	Running on Joy, LLC	3900 Grapevine Mills pkwy Unit 1725, Grapevine, TX 76051	Jill LaMonica (614) 562-1831	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/12/2012		✓
119	Little Rock, AR	11525 Cantrell Road, Suite 306	Little Rock	Arkansas	Michele Fitness, Inc	7700 E. Misty Glen Court, Anaheim Hills, CA 92808	Lindsey Newton (501) 804-8326	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/15/2013
120	Chandler, AZ	2055 W Frye Road, Suite 5	Chandler	Arizona	Weyand Enterprises, LLC	9590 E Ironwood Square Drive, STE 105, Scottsdale, AZ 85258	Marirose Weyand (989) 529-8170	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	10/4/2012		✓
121	Arlington, TX	2500 NE Green Oaks Boulevard, Suite 128	Arlington	Texas	Studio Firm, LLC	9900 Spectrum Dr., Austin, TX 78717	Deshanda Firmin (985) 703-1858	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/17/2012		✓
122	Spartanburg, SC	1200 E. Main Street, Suite 7	Spartanburg	South Carolina	Emerge Pilates, LLC	519 South Helena ST, Roebuck, SC 29376	Carol E Corson (864) 909-0216	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/15/2012		✓
123	Washington, DC - Dupont Circle	2130 P Street NW	Washington	DC	District PB, LLC	2033 Huidekoper Place NW, Washington, DC 20007	Michelle Davidson (239) 269-6095	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	8/18/2012		✓
124	Red Bank, NJ	127 Broad Street	Red Bank	New Jersey	M Two Fitness, LLC	175 Helen Street, Fanwood, NJ 07023	Melanie Coleman (201) 736-6036	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/22/2013
125	South Jersey, NJ - Haddonfield	112 Kings Highway East	Haddonfield	New Jersey	elleon, LLC	105 S. 18th Street, Unit 3A, Philadelphia, PA 19103	Noelle A Zane (267) 234-7825	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	6/27/2012		✓
126	Lake Norman, NC - Birkdale	16815 Carnlyn Road, Suite A	Huntersville	North Carolina	LKN Barre, LLC	17247 Pennington Drive, Huntersville, NC 28070	Katie Moscovitch (203) 994-2914	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/20/2012		✓
127	South Tulsa, OK	8921 S. Yale Avenue, Suite C	Tulsa	Oklahoma	MJMK, LLC	3503 W. 106th Street South, Jenks, OK 74037	Katrina Morgan (256) 337-2917	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/15/2013		✓
128	Fort Worth, TX	6333 Camp Bowie Boulevard, Suite 220	Fort Worth	Texas	Steber PB, LLC	815 Mercury Avenue, Duncanville, TX 75137	Kelsey Tortorigi (205) 902-2974	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/15/2013
129	Virginia Beach, VA	741 First Colonial Road, Suite 104	Virginia Beach	Virginia	Barre One, LLC	7608 Atlantic Avenue, Virginia Beach, VA 23451	Deanna Graham (757) 287-7869	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	2/27/2013
130	Spring Lake, NJ	1200 Third Avenue	Spring Lake	New Jersey	Pure Venture, LLC	708 North Ave, Barlwood, NJ 07027	Beth Flynn (312) 404-2384	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	11/14/2012
131	Greenville, SC - Pelham Road	3722 Pelham Road	Greenville	South Carolina	Jackson Hughes, Lauren Wilson, and Stephanie Reynold	601 Cleveland St, 7A, Greenville, SC 29601	Lauren Wilson (704) 975-9540	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/20/2013
132	Madison, WI - Hilldale	702 N. Midvale Boulevard	Madison	Wisconsin	Pure Madison, LLC	PO Box 3524, Spartanburg, SC 29304	Susanna Presnell Johnson (864) 590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/24/2013
133	Chicago, IL - Lakeview	3245 N Ashland Avenue, Suite 1	Chicago	Illinois	HNV Lakeview, LLC	408 Jackson Blvd., Nashville, TN 37205	Hanah Vinson (615) 319-9023	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/15/2013		✓
134	Fort Collins, CO	2948 Council Tree Avenue, Suite 119	Ft. Collins	Colorado	SS Holdings, Inc.	2370 Andrew Drive, Superior, CO 80027	Stephanie Spalding (303) 884-4220	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/25/2013
135	Lubbock, TX	4505 98th Street, Suite 240	Lubbock	Texas	Lemon Barre, LLC	3317 22nd Street, Lubbock, TX 79410	Laura Marie Staron (502) 418-8366	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/18/2013
136	Chicago, IL - Bucktown Wicker Park	1837 W North Avenue	Chicago	Illinois	Pure Bucktown, LLC	100 Dunbar Street, Suite 400, Spartanburg, SC 29306	Susanna Presnell Johnson (864) 590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/2/2013
137	Evanston, IL	910 Church Street	Evanston	Illinois	Pure Evanston, LLC	PO Box 3524, Spartanburg, SC 29304	Susanna Presnell Johnson (864) 590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/24/2013
138	Greensboro, NC	1310 Westover Terrace, Suite 105	Greensboro	North Carolina	GCPB, LLC	1909 Lafayette Avenue, Greensboro, NC 27408	Christina Cromwell (336) 402-1881	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/30/2013
139	Chicago, IL - River North	1 E. Huron Street, 2nd Floor	Chicago	Illinois	Orson, LLC	3186 Parthenon Avenue, Unit H, Nashville, TN, 37203	Emily Henson (615) 604-5034	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/18/2013
140	Atlanta, GA - Druid Hills	2951 N. Druid Hills Road	Atlanta	Georgia	ATL PB Toco Hills, LLC	896 Beaverbook Drive, Atlanta GA, 30318	Philip Russ (404) 822-0675	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	12/14/2013
141	Athens, GA	191 Alps Road, Suite 17	Athens	Georgia	Costance C. Popwell	2285 Plaster Avenue, Atlanta GA, 30305	Constance C Popwell (901) 356-7316	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/14/2013		✓
142	Westford, MA	9 Cornerstone Square	Westford	Massachusetts	PB Westford, LLC	25 Lois Lane, Lexington, MA 02420	Jessica Grasso (617) 233-3386	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/20/2013
143	Cranston, RI	2000 Chapel View Boulevard, Suite 125	Cranston	Rhode Island	PBRI, LLC	One Financial Plaza, Suite 1800, Providence RI, 02903	Alexandra York (774) 238-6420	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/7/2013
144	Asheville, NC	1865 Hendersonville Road, Suite 114	Asheville	North Carolina	Asheville PB 01, LLC	310 McDaniel Ave, Greenville SC 29601	Flavia Harton (864) 477-8312	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/7/2013		✓
145	Macon, GA	4420 Forsyth Rd, Suite 140	Macon	Georgia	Healthy Living Partners, LLC	61 Jennifer Drive, Forsyth, GA 31029	Whitney R Berry (770) 312-3672	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/27/2013		✓
146	Billings, MT	1595 Grand Avenue, Suite 200	Billings	Montana	HighSeats, LLC	4332 Ridgewood Ln S, Billings MT, 59106	Kaitlyn Kurn (858) 228-0003	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/22/2013
147	Fairfax, VA	4201 Ridge Top Road	Fairfax	Virginia	PB Fairfax, LLC	269 Lkerd Drive SE, Concord, NC 28025	Ashleigh Brooke Sides (704) 796-2982	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/18/2013		✓
148	Wexford, PA	12091 Perry Highway	Wexford	Pennsylvania	LGD Stuidios, LLC	136 Kissel Springs Road, Ligonier, PA 15658	Laura G Dick (412) 427-1234	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/8/2013		✓
149	Naples, FL	1410 Pine Ridge Road, Suite 10	Naples	Florida	OLLE, Inc	7755 Ionio Court, Naples, FL 34114	Lenka Valigurska (239) 250-6467	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/17/2013
150	Beachwood, OH - Pepper Pike	31100 Pinetree Road, Suite 115	Pepper Pike	Ohio	Purebeach LLC	1003 Rison Ave NE, Huntsville AL 35801	Meredith Davis (330) 607-7270	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/12/2013		✓
151	Roanoke, VA	5036 Keagy Road, Suite 202	Roanoke	Virginia	Dancing Turtle, LLC	4870 Sadler Road, Glen Allen, VA 23060	Traci Dority-Shanklin (310) 418-2433	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/27/2013
152	Westport, CT	275 Post Road East	Wesport	Connecticut	Westport Barre, LLC	2 Pinehurst Rd, Coventry, RI 02816	Laura A Laboissonniere (401) 578-2678	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/7/2013		✓
153	Spokane, WA	13910 E Indiana Avenue, Suite E	Spokane Valley	Washington	KT. WOOD, LLC	509 E 31st St, Bryan TX, 77803	Katie Wood (509) 710-2353	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/12/2013		✓
154	Atlanta, GA - Vinings	4300 Paces Ferry Road SE, Suite 476	Atlanta	Georgia	ATL PB Vinings, LLC	896 Beaverbook Drive, Atlanta GA, 30318	Philip Russ (404) 822-0675	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	7/23/2013		✓
155	Columbus, OH - New Albany	180 Market Street, Suite D	New Albany	Ohio	Pure Barre Columbus, LLC	960 West 5th Ave, Columbus, OH 43212	Emily C. Johnson (989) 450-1189	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	2/21/2013
156	Jacksonville, FL - Riverside	1661 Riverside Avenue, Suite 125	Jacksonville	Florida	The Koster Group, Inc.	113 Findhorn Court, St John’s, FL32259	Victoria Koster (205) 401-2960	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/3/2013		✓
157	Boise, ID	550 S. Broadway, Suite 110	Boise	Idaho	Bucci Barre, LLC	1393 W. Villa Norte, Boise ID 83702	Lorain Banducci (208) 250-8666	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/6/2013
158	Birmingham, AL - Riverchase	1870 Chase Drive, Suite 100	Birmingham	Alabama	Landie, Inc	1336 Legacy Drive, Birmingham, AL 35242	Shelly W. Smith (205) 914-3131	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/23/2013		✓
159	Annapolis, MD	2484 Solomons Island Road	Annapolis	Maryland	Greer Hancock, LLC	115 Cedar Road, Severna Park, MD 21146	Anne Hancock Fava (410) 236-7131	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/25/2013		✓
160	Burlingame, CA	1440 Chapin Avenue, Suite 100	Burlingame	California	Alyssa Bothman	20385 Iron Springs Road, Los Gatos, CA 95033	Alyssa Bothman (917) 344-9175	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/15/2013
161	St. Petersburg, FL	3637 Fourth Street North	St. Petersburg	Florida	St. Pete Barre	1124 North Lake Shore Drive, Sarasota FL, 34231	Elleanor McComb (941) 323-6111	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/22/2013
162	Indianapolis, IN - Fishers	11501 Geist Pavilion Drive, Suite 112	Fishers	Indiana	Curly Top, LLC	278 Providence Blvd, Carmel, IN 46032	Rbecca Retrum (317) 331-5128	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/1/2013		✓
163	Buffalo, NY	7660 Transit Road	Buffalo	New York	S.R. McKie, LLC	561 Bird Avenue, Buffalo, New York 14222	Shayna R. McKie (315) 436-0304	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/21/2013		✓
164	Chicago, IL - Old Town	1350 N. Wells Street, Suite 1200	Chicago	Illinois	True Form, LLC	1660 N. LaSalle Drive, Apt 1708, Chicago IL, 60614	Rachel Reisman True (312) 649-9069	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/22/2013		✓
165	Sonoma, CA	201 W. Napa Street, Suite 15	Sonoma	California	MG-Elliot, LLC	800 Redwood Highway, Suite 616, Mill Valley, CA 94941	Margaret G. Elliott (970) 471-4544	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/30/2013		✓
166	Greenville, DE	3801 Kennett Pike, Building E, Suite 209	Greenville	Delaware	M2 Yoga Productions, LLC	1 Heatherwood Drive, Malvern, PA 19355	Maura Markley (610) 348-3825	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/8/2013
167	Geneva, IL	500 S Third Street, Suite 123	Geneva	Illinois	Stuido 26, LLC	210 Logan Avenue, Geneva, IL 60134	Brynn Hanson (630) 254-7228	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/28/2013		✓
168	Tampa, FL - Westchase	12233 West Linebaugh Avenue	Tampa	Florida	PB Florida, LLC	336 Orchid Drive South, Ellenton, FL 34222	Aimee O’Neil (813) 760-7298	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/6/2013		✓
169	Wheaton, IL	33 Rice Lake Square	Wheaton	Illinois	Pure Wheaton, LLC	100 Dunbar Street, Suite 400, Spartanburg, SC 29306	Susanna Presnell Johnson (864) 590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/12/2013
170	Santa Margarita, CA	22411 Antonio Parkway, Suite C150	Rancho Santa Margarita	California	Vicencia Fitness, LLC	7707 E Margaret Drive, Anaheim, CA 92808	Kerry Vicencia (714) 269-3249	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/8/2013		✓
171	Brooklyn, NY - Cobble Hill	266 Court Street	Brooklyn	New York	Studio TC, LLC	82 Congress Street, Apt 4, Brooklyn NY, 11201	Tiffany N. Currid (850) 502-0100	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	1/30/2013		✓
172	Atlanta, GA - Virginia Highlands	1402-4 North Highland Avenue NE	Atlanta	Georgia	Goot Gibson, LLC	435 10th Street #16, Atlanta, GA 30309	Ashley Goot (864) 616-3766	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/9/2013		✓
173	Novi, MI	42972 Grand River Avenue	Novi	Michigan	Bedford-Weyand, LLC	8612 Hornbeam, Saginaw, MI 48603	Allison Weyand (989) 992-0840	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/29/2013
174	Jacksonville, FL - Tapestry Park	4828 Deer Lake Drive West	Jacksonville	Florida	Pure Aptitude, LLC	319 North Roscoe Blvd. Ponte Vedra Beach, Florida 32082	Rachel Robertson (904) 710-6450	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/18/2013		✓
175	Seattle, WA - Capitol Hill	1222 E Pine Street, Suite B	Seattle	Washington	IMAs Holdings, LLC	345 NE 54th St., Seattle, WA 98105	Sami Dinsmore Sweeney (206) 595-2092	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/23/2013		✓
176	Flower Mound, TX	5801 Long Prairie Road, Suite 820	Flower Mound	Texas	LTB FM, LLC	1303 Cheyenne Trail, Corinth, TX 76210	Amanda Lewis (832) 928-6174	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/4/2013		✓
177	Rockville, MD	402 King Farm Boulevard, Suite 140	Rockville	Maryland	JCD Fitness LLC	2222 Q Street NW, Apartmnet 43, Washington, DC 20008	Jill DeNinno (412) 680-6648	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/26/2013		✓
178	Kildeer, IL - Deer Park	20771 North Rand Road	Kildeer	Illinois	Pure Barre Kildeer, LLC	100 Dunbar Street, Suite 400, Spartanburg, SC 29306	Susanna Johnson 864-590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/15/2013
179	Rocky River, OH	19940 Detroit Road	Rocky River	Ohio	Penny Lane, Inc.	31027 Walden Drive, Westlake, OH 44145	Lori Standen (440) 773-6251	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/30/2013		✓
180	Bethesda, MD	4930 Hampden Lane	Bethesda	Maryland	Chip Christianson	7516 Hwy. 70 So., Suite 100, Nashville TN, 37221	Chip Christianson (615) 300-8787	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/20/2013		✓
181	North Raleigh, NC	9660 Falls of Neuse Road, Suite 149	Raleigh	North Carolina	PB Apex, LLC	507 Guilford Circle, Raleigh, NC 27608	Ami Seier (303) 918-3889	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/6/2013
182	Manhasset, NY	1681 Northern Boulevard	Manhasset	New York	Pure Results Long Island, LLC	147 Bayview Ave., Port Washington, NY 11050	Deena Cavalli (516) 365-9090	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/19/2013		✓
183	Syracuse, NY	6789 E. Genesee Street	Fayetteville	New York	Cathy McKie	7586 Calvary Circle, Manlius, NY 13104	Cathy McKie (315) 436-0276	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/14/2013		✓
184	Pure Barre - Richmond - Short Pump	4017 Lauderdale Drive	Richmond	Virginia	G.H. Christianson, II	5000 Harding Place, Nashville, TN 37211	Chip Christianson (615) 300-8787	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/6/2013
185	Brookline, MA	1333 Beacon Street	Brookline	Massachusetts	PB Brookline, LLC	1300 Centre Street, Newtown MA, 02459	Lauren Sherman (617) 633-1096	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/17/2013
186	Irmo, SC	1230 B3A Bower Parkway, Columbia, SC 29212	Columbia	South Carolina	AFAR 2 LLC	607 Baker Mill Lake Lane, Gaston, SC 29053	Addie Fairey (803) 292-1730	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/15/2013		✓
187	Durham, NC	737 Ninth Street, Suite 260	Durham	North Carolina	PB Partners, LLC	15 Piling Place, Durham NC 27707	Charlotte Jones (919) 949-1302	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/6/2013
188	Peters Township, PA	4000 Washington Road, Suite 108	McMurray	Pennsylvania	Kaylee Barre, LLC	1414 Council Place, Jefferson Hills, PA 15025	Melissa Evancic (412) 260-3237	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/13/2013		✓
189	Santa Monica, CA	201 Wilshire Boulevard	Santa Monica	California	Marni Chaikin and Kayla Allen	11819 Wilshire Boulevard, Suite 213, Los Angeles, CA 90025	Kayla Allen (310) 745-8500	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/7/2013		✓
190	San Francisco, CA - West Portal	162 West Portal Avenue	San Francisco	California	Huntley Fike PB, LLC	45 Lark Place, Alamo, CA 94507	Lauren Fike (925) 389-0038	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/29/2013		✓
191	Atlanta, GA - Westside	1100 Howell Mill Road, Suite A07	Atlanta	Georgia	ATL PB 1, LLC	896 Beaverbook Drive, Atlanta GA, 30318	Philip Russ (404) 822-0675	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/1/2013		✓
192	McLean, VA	6825 Redmond Drive, Suite E	Mclean	Virginia	G.H. Christianson, II	7516 Hwy 70 So., Suite 150, Nashville, TN 37221	G.H. Christianson, II (615) 300-8787	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/1/2014		✓
193	West Palm Beach, FL	501 Fern Street	West Palm Beach	Florida	MLH Fitness, Inc.	7732 Sandhill Court, West Palm Beach, FL 33412	Melissa Hirsch (856) 685-8075	7.0%	7.0%	1.0%	$1,000	No less than $14,000 in year 1, $17,500 for the TTM after 21 months, $21,000 for the TTM a	6/25/2013		✓
194	Naperville, IL	144 W Jefferson Avenue	Naperville	Illinois	Pure Naperville, LLC	100 Dunbar Street, Suite 400, Spartanburg, SC 29306	Susanna Presnell Johnson (864) 590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/15/2013
195	Frisco, TX	5570 FM 423, Suite 500	Frisco	Texas	Jesler Group, LLC	4571 Siena Drive, Frisco TX, 75033	Jessica Miller (469) 662-4686	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/18/2013		✓
196	Knoxville, TN	133 S. Forest Park Boulevard	Knoxville	Tennessee	PB Knoxville, LLC	4902 Timberhill Drive, Nashville, TN 37211	Lauren Luftman (859) 608-2043	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/19/2013		✓

Schedule 9.27(a) Dated: June 10, 2015
	Location	Street	City	State	Franchisee Entity Name	Franchisee entity address	Franchisee Phone(s)	Royalty Rate on Services Sales	Royalty Rate on Product Sales	Ad Fee Rate	Minimum Monthly Royalty	Minimum Cumulative Royalties	Franchise Agreement (“FA”) Sign Date	Renewal Date (if not 5 Years after FA Sign Date)	Signed Amendment
197	Deerfield, IL	720 Waukegan Rd, Suite J	Deerfield	Illinois	Pure Deerfield, LLC	100 Dunbar Street, Suite 400, Spartanburg, SC 29306	Susanna Presnell Johnson (864) 590-6947	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/8/2013
198	Alexandria, VA	429 John Carlyle Street	Alexandria	Virginia	Mary Beth Coleman, Katie Shearin and G.H. Christians	5000 Harding Place, Nashville, TN 37211	Chip Christianson (615) 300-8787	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/27/2013		✓
199	Washington, DC - Capitol Hill	407 8th Street SE	Washington	DC	PB CAP HILL, LLC	2033 Huidekoper Place NW, Washington, DC 20007	Michelle Davidson (239) 269-6095	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/21/2013		✓
200	The Woodlands, TX	8000 Research Forest Drive, Suite 110	The Woodlands	Texas	Monies, LLC	8000 Research Forrest Drive, Suite 123, The Woodlands, TX 773	Heather Berntone Sanders (832) 722-7767	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/16/2014
201	Roswell, GA	1115 Woodstock Road, Suite 705	Roswell	Georgia	ATL PB Roswell, LLC	869 Beaverbrook Drive, Atlanta, GA 30318	Philip Russ (404) 822-0675	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	10/30/2013
202	New Tampa, FL	18091 Highwoods Preserve Parkway, Suite 3	Tampa	Florida	PB New Tampa, LLC	10325 OrangeGrove Drive, Tampa, FL 33618	Casey Neubert (727) 422-2713	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/13/2013		✓
203	Wellington, FL	11924 West Forest Hill Boulevard, Suite 22	Wellington	Florida	MLH Fitness, Inc.	480 Hibiscus Street Apt 709, West Palm Beach, FL 33401	Melissa Hirsch (856) 685-8075	7.0%	7.0%	1.0%	$1,000	No less than $14,000 in year 1, $17,500 for the TTM after 21 months, $21,000 for the TTM a	11/20/2013
204	Brooklyn, NY - Williamsburg	204 Wythe Avenue	Williamsburg	New York	Portside Group, LLC	719 8th Avenue 1A, Brooklyn, NY 11215	Rebecca Fagan (303) 961-4502	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/2/2013		✓
205	Tulsa, OK - Midtown	3807 South Peoria Avenue, Suite M	Tulsa	Oklahoma	MJMK, LLC	3503 W. 106th Street South, Jenks, OK 74037	Katrina Morgan (256) 337-2917	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/30/2013		✓
206	Oxford, MS	265 North Lamar Boulevard, Suite E	Oxford	Mississippi	XOLTB, LLC	232 Private Road 3049, Oxford, MS 38665	Kelly Waite (949) 500-3717	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/20/2013
207	Snellville, GA	1350 Scenic Hwy, Suite 808	Snellville	Georgia	PB Snellville, LLC	1350 Scenic Highway, Snellvile, GA 30078	Keisha Hayes (678) 570-7996	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/19/2013
208	Owensboro, KY	2680 Frederica Street	Owensboro	Kentucky	Andrea McCrary	229 Taylor Drive B, Lexington, KY 40511	Andrea McCrary (270) 313-5636	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/6/2014		✓
209	Franklin, TN	1556 West McEwen Drive	Franklin	Tennessee	Barre Fitness, LLC	4906 Maymanor Circle, Nashville, TN 37205	Martha Nemer (615) 481-8400	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/9/2014		✓
210	Peachtree City, GA	405 City Circle, Suite 1620	Peachtree City	Georgia	PTCbarre, LLC	26 Audubon Place, Newnan, GA 30265	Bronwyn Williams (770) 632-8855	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	6/2/2015
211	Jupiter, FL	6240 West Indiantown Road, Suite 6	Jupiter	Florida	MLH Fitness, Inc.	380 Hibiscus St, Apt 709, West Palm Beach, FL 33401	Melissa L Hirsch (856) 685-8075	7.0%	7.0%	1.0%	$1,000	No less than $14,000 in year 1, $17,500 for the TTM after 21 months, $21,000 for the TTM a	11/19/2013
212	East Greenwich, RI	1000 Division Street, Suite 16	East Greenwich	Rhode Island	PBRI-II, LLC	One Financial Plaza, Suite 1800, Providence RI, 02903	Jaime Sweeney (401) 248-1408	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/20/2014		✓
213	Manalapan, NJ	357 Route 9 South	Manalapan	New Jersey	Pure Partners Limited Liability Company	524 Cory Place, Westfield, NJ 07090	Beth Flynn (312) 404-2384	7.0%	7.0%	1.0%	$1,000	No less than (50%) of system average in year 1, (60%) in year 2, (70%) in year 3	3/21/2013
214	Fairfield, CT	1275 Post Road	Fairfield	Connecticut	Fairfield Barre LLC	1275 Post Road, Suite A3, Fairfield, CT, 06824	Laura Laboissonniere (401) 578-2678	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/10/2014		✓
215	Norfolk, VA	320 West 21st Street	Norfolk	Virginia	Barre One, LLC	7608 Atlantic Avenue, Virginia Beach, VA 23451	Deanna Graham (757) 287-7869	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/27/2013		✓
216	Destin, FL	34940 Emerald Coast Parkway, Suite 186	Destin	Florida	AS Fit, LLC	174 Watercolor Way #3208, Santa Rosa Beach, FL 32459	Ashley Singleton (850) 231-0147	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/7/2013		✓
217	Richmond, VA - Near West End	6235 River Road	Richmond	Virginia	RVA Barre, LLC	256 Silver Sloop Way, Carolina Beach, NC 28428	Carlca C. Brown (703) 323-0776	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/15/2013		✓
218	Palm Beach Gardens, FL	11290 Legacy Avenue, Suite K120	Palm Beach Gardens	Florida	MLH Fitness, Inc.	450 Hibiscus St., Apt. 709, West Palm Beach, FL 33401	Melissa Hirsch (856) 685-8075	7.0%	7.0%	1.0%	$1,000	No less than $14,000 in year 1, $17,500 for the TTM after 21 months, $21,000 for the TTM a	12/4/2013
219	Southampton, NY	5 Windmill Lane, Suite 4	Southampton	New York	PB Southhampton, LLC	78 Fifth avenue, 4th floor, New York, NY 10011	Kaitlin Vandura (704) 651-9381	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/10/2014		✓
220	Bend, OR	520 SW Powerhouse Drive, Suite 150	Bend	Oregon	Erin Anderson Griffith	70 SW Century Drive, Suity 100-460, Bend OR 97702	Erin Anderson Griffith (406) 570-1646	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/11/2013
221	Cumming, GA	410 Peachtree Pkwy, Suite 216	Cumming	Georgia	ATL PB Cumming, LLC	896 Beaverbrook Drive, Atlanta Ga 30318	Philip Russ (404) 822-0675	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	11/19/2013
222	Orlando, FL - Dr. Phillips	7339 West Sand Lake Road, Suite 412	Orlando	Florida	Pure Dr. Phillips, LLC	1008 Glendalyn Circle, Spartanburg, SC 29302	Ann Hopkins (864) 590-1972	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	11/26/2013
223	Hingham, MA	18 Shipyard Drive, Suite 1C	Hingham	Massachusetts	PBH Studio, LLC	21 Parker Road, Wellsley, MA 02481	Tracie Reynolds (508) 479-1748	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/7/2013		✓
224	Atlanta, GA - Inman Park	240 North Highland Avenue, Building 3, Suite B-2	Atlanta	Georgia	ATL PB Inman, LLC	896 Beaverbrook Dr., Atlanta, GA 30318	Philip Russ (404) 822-0675	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	3/25/2014
225	San Antonio, TX - Stone Oak	21019 US Highway 281 North, Suite 33	San Antonio	Texas	Santon & Price, LLC	18723 Keegan’s Bluff, San Antonio, TX 78258	Kelly Price (901) 428-5593	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/11/2013		✓
226	San Rafael, CA	315 3rd Street	San Rafael	California	Shannon Piro	31 McNear Drive, San Rafael, CA 94901	Shannon Piro (925) 324-3251	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/15/2014		✓
227	Seattle, WA - Green Lake	406 NE 71st Street	Seattle	Washington	IMAs Holdings, LLC	345 NE 54th St., Seattle, WA 98105	Sami Dinsmore Sweeney (206) 595-2092	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/22/2013
228	Lake Norman, NC - Mooresville	129 Market Place Drive, Suite C	Mooresville	North Carolina	LKN Barre, LLC	17247 Pennington Drive, Huntersville, NC 28070	Katheryn Moscovitch (203) 994-2914	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/31/2013		✓
229	Arlington, VA	1024 North Garfield Street	Arlington	Virginia	G.H. Christianson, II	7516 Highway 70 South, Suite 100, Nashville, TN 37221	G.H. Christianson, II (615) 300-8787	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/19/2013
230	Orlando, FL - Mills Park	1430 North Mills Avenue, Suite 160	Orlando	Florida	Pure Lake Mary, LLC	1008 Glendalyn Circle, Spartanburg, SC 29302	Ann Johnson Hopkins (864) 590-1972	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	10/21/2013		✓
231	Rossmoor, CA - Seal Beach	12501 Seal Beach Boulevard	Seal Beach	California	L&M Fitness, LLC	19172 Lindsay Lane, Hungtington Beach, CA 92646	Alexandria Martinez (714) 323-7569	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/11/2013		✓
232	Allen, TX	972 Village Green Drive	Allen	Texas	Amanda Kovach	3430 McFarlin Boulevard #4, Dallas TX, 73205	Amanda Kovach (832) 928-6174	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/14/2014
233	Grosse Pointe, MI	75 Kercheval Avenue, Suite 301	Grosse Pointe Farms	Michigan	Lia Amine and Renae Lange	5718 Meadowview Street, Ypsilanti, MI 48197	Lia Amine (248) 633-5310	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/27/2014		✓
234	West Omaha, NE	577 North 155th Plaza	Omaha	Nebraska	Emma’s PB, LLC	12925 West Dodge Road, Suite 102, Omaha, NE 68154	Emma Sodoro (402) 690-4056	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/27/2014		✓
235	Murfreesboro, TN	1970 Medical Center Parkway, Suite C	Murfreesboro	Tennessee	PB Murfreesboro, LLC	3444 Deerview Drive, Murfreesboro, TN 37128	Sunshine Burns (615) 944-4335	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/18/2013		✓
236	Chesapeake, VA	733 Eden Way North, Suite 406	Chesapeake	Virginia	Erin Rhamstine	1444 S. Veaux Loop, Norfolk VA, 23509	Erin Rhamstine (757) 620-5735	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/6/2014		✓
237	Tucson, AZ - Casas Adobes	7121 North Oracle Road	Tucson	Arizona	Briana Acuna and Vanessa Palestino	3342 North Sierra Springs Drive, Tucson, AZ 85716	Briana Acuna (619) 806-7410	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/6/2014		✓
238	Dallas, TX - Preston Hollow	6025 Royal Lane, Suite 203	Dallas	Texas	Pure Lakewood, LLC	2402 College Hills, San Angelo, TX 76904	Britta Lofgren (612) 310-1500	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/4/2013		✓
239	Houston, TX - River Oaks	1948A West Gray Street	Houston	Texas	Taylored Dietetics LLC d/b/a Barre Lots	4310 Dunlavy Street, #443, Houston, TX 77006	Taylor Larson (281) 660-5964	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/9/2014		✓
240	Clemmons, NC	6252 Towncenter Drive, Suite 104 & 105	Clemmons	NC	PB Piedmont Triad, LLC	114K Reynolda Village, Winston-Salem NC, 27106	Carolyn Hern (202) 538-4980	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/17/2014		✓
241	Rancho Cucamonga, CA	8792 19th Street, Alta Loma Square	Rancho Cucamonga	California	PB Rancho Cucamonga, LLC	301 N. Lake Avenue, 7th Floor, Pasadena, CA 91101	Ashley Sinkeldam (858) 254-1674	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/6/2014		✓
242	Seattle, WA - Redmond	16015 Cleveland Street	Redmond	Washington	IMAs Holdings, LLC	1420 Delridge Way, Seattle, WA 98108	Sami Dinsmore Sweeney (206) 595-2092	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/7/2014		✓
243	Sudbury, MA	435 Boston Post Road	Sudbury	Massachusetts	Studio Thirty-Three, LLC	6 Wintergreen Court, Lunenberg, MA 01462	Elizabeth Tuzzolo (978) 758-8626	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/13/2014		✓
244	Napa, CA	3632 Bel Aire Plaza	Napa	California	Wine Country Sculpt, LLC	2125 Inglewood Avenue, St. helena, CA 94574	Shelley Nicole Sinegal (425) 891-3245	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/6/2014
245	St. Louis, MO - Ladue	8885F Ladue Road	St. Louis	Missouri	HEJ Fund, LLC	35 Briarcliff St, St. Louis, MO 63124	Ellie Williams (314) 567-7786	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	1/30/2014		✓
246	Chicago, IL - Lincoln Park	2058 North Halsted Street	Chicago	Illinois	Double A Fitness Lincoln Park, LLC	600 N McClurg St, Apt 3502A, Chicago, IL 60611	Ashley Paro (630) 965-1175	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/8/2014		✓
247	Hilton Head Island, SC	38 Shelter Cove Lane, Suite 129	Hilton Head Island	South Carolina	PB Hilton Head, LLC	1297 May River Road, #324, Bluffton, SC 29910	Kara Brandis Letien (803) 468-3950	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/10/2014		✓
248	Portland, OR - Lloyd	1504 NE Broadway Street	Portland	Oregon	Richen PB LLC	2437 N. Alberta Street, Portland, OR 97217	Stephanie Richen (206) 427-8386	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/22/2014		✓
249	Minneapolis, MN - Edina	7101 France Avenue South, Suite 201	Edina	Minnesota	PB Twin Cities LLC	4122 Linden Hills Boulevard, Minneapolis, MN 55410	Margo McCarthy Farrell (612) 655-4281	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/24/2014
250	Katy, TX	23501 Cinco Ranch Boulevard, Suite D120	Katy	Texas	Queen Tiye Wellness, Inc.	3100 Hazy Park Drive, Houston, TX 77082	Tonia M Jones (310) 612-8296	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/23/2014
251	Darien, CT	313 Heights Road	Darien	Connecticut	Darien Barre LLC	158 Holmes Avenue, Darien, CT 06820	Kristin McClutchy (203) 247-0165	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/11/2014
252	Houston, TX - The Heights	1436 Studewood Street	Houston	Texas	PB The Heights, LLC	2121 Mid Lane, #515, Houston, TX 77027	Dorinda M Blackey (713) 396-9851	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/17/2014		✓
253	Park City, UT	1708 Uinta Way, Suite F-2	Park City	Utah	Haase-Eubank Resources, LLC	8136 N. Ranch Club Trail, Park City Utah, 84099	Susanna Eubank (859) 806-8801	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/28/2014		✓
254	West Hattiesburg, MS	163 Turtle Creek Drive	Hattiesburg	Mississippi	BRP Enterprises LLC	5 North Bridle Bend, Hattiesburg MS, 39402	Brittany Price (601) 596-3183	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/28/2014
255	Columbia, MD	8801-1 Centre Park Drive	Columbia	Maryland	LTB Columbia, LLC	5620 44th Avenue, Hyattsville MD, 20781	Carmel McGuire (202) 422-4147	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/13/2014		✓
256	Omaha, NE - Loveland Centre	2501 South 90th Street, Suite 118	Omaha	Nebraska	PBK Enterprises, LLC	702 N 57th Avenue, Omaha, NE 68132	Kristen Papenfuss (402) 332-8551	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/28/2014		✓
257	Colorado Springs, CO	5262 North Nevada Avenue, Suite 120	Colorado Springs	Colorado	PB Colorado Springs LLC	301 Delaney Woods Road, Nicholasville, KY 40356	Griffin Wendt (859) 221-1552	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/20/2014		✓
258	Dallas, TX - Uptown	3700 McKinney Avenue, Suite 130	Dallas	Texas	PB UPTOWN, LLC	7035 Orchid Lane, Dallas, TX 75230	Elizabeth Slough (214) 361-2882	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/27/2014
259	Pleasanton, CA	6750 Bernal Avenue, Suite 730	Pleasanton	California	PB Studios LLC	6750 Bernal Avenue, #730, Pleasanton, CA 94566	Adrienne Richmond (530) 965-0611	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/25/2014		✓
260	Burlington, VT	150 Dorset Street South	Burlington	Vermont	PB Burlington, LLC	83 Tracy Drive, Burlington VT, 05408	Anna-Bridgette Shorten (330) 618-1586	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/8/2014		✓
261	Doylestown, PA	1745 South Easton Road	Doylestown	Pennsylvania	Tradewinds Capital, LLC	4503 Everview Drive, Doylestown, Pennsylvania 18902	Michele Hartung (267) 935-925	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/19/2014		✓
262	El Paso, TX	5610 North Desert Boulevard	El Paso	Texas	PB EP, LLC	877 Forest Willow Circle, El Paso, TX 79922	Joey D’Adarno-Hass (609) 638-2345	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/20/2014		✓
263	Portland, OR - Pearl District	1124 NW 13th Street	Portland	Oregon	PDX Wolfpack, LLc	520 SW Yamhill, Suite 212, Portland, OR 97204	Richard Bourland (808) 264-6933	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/22/2014		✓
264	Fort Mill, SC	734 Stockbridge Drive	Fort Mill	South Carolina	LTBSC, LLC	100 N Tryon Street, 42nd Floor, Charlotte, NC 28202	Jane E. Robinson - Jones (864) 266-8684	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/24/2014		✓
265	Pensacola, FL	6 S Palafox Place	Pensacola	Florida	PB Pensacola, LLC	741 Forgotten Creek Lane, Pensacola, FL 32514	Catalina J Soto-Aguilar (251) 635-9149	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/24/2014		✓
266	Los Angeles, CA - Downtown	740 South Olive Street, Suite 106	Los Angeles	California	K Tini, LLC	1330 California Avenue #303, Santa Monica CA, 90403	Katelin Thompson (310) 923-0496	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/27/2013		✓
267	Vancouver, WA - Grand Central	2410 Columbia House Boulevard, Suite 102	Vancouver	Washington	VanderHouwen Fitness, LLC	24320 NE 132nd Circle, Brush Prairie, WA 98606	Cynthia Vanderhouwen (503) 789-6219	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/28/2014		✓
268	Whitefish Bay, WI	418 East Silver Spring Drive	Whitefish Bay	Wisconsin	JHS Holdings, LLC	2217 E. Ivanhoe Place, Milwaukee, WI 53202	Jess H Stark (414) 870-3771	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/8/2014		✓
269	Greenville, NC	420 East Arlington Boulevard, Unit J	Greenville	North Carolina	LTB Greenville LLC	500 Cottonport Drive, Grimesland, NC 27837	Jennifer Robinson (801) 502-9146	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/29/2014		✓
270	Addison, TX	5000 Belt Line Road, Suite 200	Dallas	Texas	Giselle Gafford	11272 Russwood Circle, Dallas TX 75229	Giselle Gafford (469) 323-7353	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/5/2014
271	San Clemente, CA	1041 Avenida Pico, Suite A	San Clemente	California	PB San Clemente, LLC	21731 Rushford Drive, Lake Forrest, CA 92630	Erica McGinley (650) 533-1770	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/17/2014		✓
272	Brooklyn, NY - Park Slope	178 5th Avenue	Brooklyn	New York	Studio TS, LLC	178 5th Avenue, Brooklyn, NY 11217	Tiffany Currid (850) 502-0100	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/22/2014		✓
273	Estero, FL	21740 South Tamiami Trail, Suite 113	Estero	Florida	PB Estero, LLC	7755 Ionio Court, Naples, FL 34114	Jessie Stevens (720) 854-9053	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/5/2014		✓
274	Bradenton, FL	6745 Manatee Avenue West	Bradenton	Florida	Bradenton Barre, LLC	2828 S. Tamiami Trail, Sarasota, FL 34239	Eleanor McComb (941) 323-6111	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/14/2014		✓
275	Berkeley, CA	2055 Center Street, Suite C	Berkeley	California	PB Berkeley LLC	117 Michele Circle, Novato CA 94947	Alexandra Tartour (415) 497-7633	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/25/2014		✓
276	Short Hills, NJ	255 Millburn Avenue	Millburn	New Jersey	M Two Fitness, LLC	175 Helen Street, Fanwood, NJ 07023	Molly D’Allesio (908) 938-0449	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/3/2014
277	Nashville, TN - White Bridge	21 White Bridge Road, Suite 210	Nashville	Tennessee	Modecktn, LLC	2207 Crestmoor Road, Suite 203; Nashville, TN 37215	Kathryn Decker (615) 504-6520	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/30/2014		✓
278	Jacksonville, FL - San Marco	1988 San Marco Boulevard	Jacksonville	Florida	The Koster Group, Inc.	3612 Eastbury Drive, Jacksonville, FL 32224	Victoria Koster (205) 401-2960	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/18/2014
279	Fort Myers, FL	7381 College Parkway, Suite 100	Fort Myers	Florida	PB RSW, LLC	5516 Montilla Drive, Fort Myers, FL 33919	Jennifer Hissam (239) 560-8023	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/28/2014		✓
280	Youngstown, OH	1393 Boardman-Canfield Road, Suite J	Boardman	Ohio	Starry Night by Sela, LLC	7432 Christopher Drive, Poland OH, 44514	Beth Klingensmith Karzmer and Jonah Karzmer (330) 518-8187	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/22/2014
281	Charleston, SC - West Ashley	1300 Savannah Highway, Suite 5	Charleston	South Carolina	PB West Ashley LLC	1054 Anna Knapp Blvd, Unit 4G, Mount Pleasant, SC 29464	Jennifer Vannatta (843) 725-8546	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/24/2014		✓
282	Nashua, NH	112 Spit Brook Road	Nashua	New Hampshire	KBOSS, LLC	10 Viau Road, Windham, NH 03087	Adrienne Boss (780) 881-6107	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/1/2014
283	Maui, HI- Kahului	70E Kaahumanu Avenue	Kahului	Hawaii	PB Studios Hawaii, LLC	P.O. Box 171, Paauilo, HI 96776	Kris Batalona Thomas (808) 989-8414	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/24/2013		✓
284	Clearwater, FL	2524A North McCullen Booth Road	Clearwater	Florida	Lauren McComb; Elle McComb	1124 North Lake Shore Drive, Sarasota FL, 34231	Elle McComb (941) 323-6111	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/25/2014		✓
285	Augusta, GA	2907 Washington Road	Augusta	Georgia	Jill Kraft	811 Stevens Creek Road, Augusta GA, 30907	Jill Kraft (480) 321-6500	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/31/2014		✓
286	Tallahassee, FL - North	3425 Thomasville Road, Suite 8	Tallahassee	Florida	Connie Popwell	1075 Baxter St., Unit A303, Athens, GA 30606	Connie Popwell (901) 356-7316	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/19/2014
287	Weston, FL	4575 Weston Road	Davie	Florida	PBJ Weston, LLC	2505 Eagle Run Drive, Weston FL, 33327	Nicole Anders (954) 612-9579	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/22/2014		✓
288	Atlanta, GA- Decatur	2951 North Druid Hills Road	Atlanta	Georgia	GG Decatur, LLC	1402 North Highland Avenue, Atlanta, GA 30306	Katy Bayless (803) 331-9099	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	7/22/2014		✓
289	New Providence, NJ	1260 Springfield Avenue, Suite 9	New Providence	New Jersey	Wellness Essentials, Limited Liability Company	114 Ashwood Avenue, Summit, NJ 07901	LaRonda Gumm (908) 273-0730	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/28/2014
290	North Hollywood, CA	4929 Lankershim Boulevard, Suite D	North Hollywood	California	Brittany Egbert LLC	6261 Surfpoint Circle, Huntington Beach, CA 92648	Brittany Egbert (714) 277-6093	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/9/2014		✓
291	Eagle, ID	6700 North Linder Rd. #174	Meridian	Idaho	Bucci Barre, LLC	1393 W. Villa Norte, Boise ID 83702	Lorain Gibson Banducci (208) 250-8666	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/9/2014
292	Denville, NJ	20 West Main St	Denville	New Jersey	Healthy Investments LLC	2 Oakwood Court, Morris Plains NJ, 07950	Elizabeth Billmeier (732) 995-4083	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/23/2014		✓
293	New York, NY - Upper West Side	412 Columbus Ave.	New York	New York	PB TURNING POINT LLC	5713 Rockhill Road, Forth Worth, TX 76112	Margo McCann (817) 721-8966	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/14/2014
294	Cincinnati, OH- Kenwood	8154 Montgomery Rd #102	Cincinnati	Ohio	The Ranieri Grou, LLC	2517 Pascoli Place, Lexington, TN 40509	Lea Ranier-Warner 859 221 8487	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/12/2014
295	Denton, TX	1400 Loop 288 S Suite 116	Denton	Texas	LTB Guhn Enterprises LLC	1312 Wildflower Lane, Flower Mound, TX 75028	Rita Guhn (214) 914-2934	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/5/2014
296	North Scottsdale, AZ	7000 East Mayo Blvd. #3	Phoenix	Arizona	Weyand Enterprises, LLC	8311 E. Via De Ventura, Scottsdale, AZ 85258	Veronica L Weyand (989) 239-9048	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/18/2014		✓

Schedule 9.27(a) Dated: June 10, 2015
	Location	Street	City	State	Franchisee Entity Name	Franchisee entity address	Franchisee Phone(s)	Royalty Rate on Services Sales	Royalty Rate on Product Sales	Ad Fee Rate	Minimum Monthly Royalty	Minimum Cumulative Royalties	Franchise Agreement (“FA”) Sign Date	Renewal Date (if not 5 Years after FA Sign Date)	Signed Amendment
297	New York, NY - Upper East Side	141 East 88th Street	New York	New York	PB UPPER EAST SIDE, LLC	78 Fifth avenue, 4th floor, New York, NY 10011	Kaitlin T. Vandura (704) 651-9381	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/13/2014		✓
298	Washington, DC - Cathedral Commons	3308 Wisconsin Avenue NW	Washington	DC	PB Cathedral LLC	2033 Huidekoper Place NW, Washington, DC 20007	Michelle Davidson (239) 269-6095	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/6/2014		✓
299	Del Mar, CA	5965 Village Haven Trail #202	San Diego	California	Mandofit LLC	76181 Shawnee Circle, Indian Wells CA, 92210	Amanda Eisenhart (760) 625-2535	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/14/2014
300	Birmingham, MI	--------- No Lease, Signed Franchise Agreement ---------			Bedford-Weywand, LLC	5140 State Street, Suite 200, Saginaw, MI 48603	Allison Weyand (989) 992-0840	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/15/2015
301	New York City, NY-Financial District	80 Pine Street	New York	New York	Surrey PB, LLC	40 Fulton Street, 6th Floor, New York, NY 10038	Edward Silvera (732) 740-3415	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/29/2014		✓
302	Reston, VA	12975 Highland Crossing Dr.	Herndon	Virginia	PB Fairfax, LLC	4201 Ridge Top Road, Fairfax, VA 22030	Ashleigh Brooke Sides (704) 796-2982	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/3/2014		✓
303	Murrysville, PA	203 Blue Spruce Way	Murrysville	Pennsylvania	6 Dogs, LLC	5544 Darlington Road, Pittsburgh, PA 15217	Lisa Acquaviva (412) 551 2373	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/6/2015
304	Brooklyn, NY- Green Point	225 Franklin St.	Brooklyn	New York	Portside Group, LLC	204 Wythe Avenue, Brooklyn, NY 11249	Rebecca McCarthy (303) 961-4502	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/14/2014		✓
305	Coppell, TX	230 North Denton Tap Rd. #106a	Coppell	Texas	Minimal Movement, LLC	301 Eastland Drive, Lewisville TX 75056	Karen M Rector (214) 435-1974	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/11/2015
306	Tustin, CA	17245 17th Street	Tustin	California	Christan Schiefelbein	107 Preakness Drive, Placentia, CA 92870	Christan Schiefelbein (714) 293-5949	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/9/2014		✓
307	Pittsburgh, PA-Fox Chapel	1121 Freeport Rd.	Pittsburgh	Pennsylvania	DSP Fitness LLC	1336 James Street, Pittsburgh, PA 15212	Danielle Scott Petrina (724) 322-4152	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/17/2014
308	Olive Branch, MS	5338 Goodman Road, Suite #TBD	Olive Branch	Mississippi	Laurenzi & Morgan Olive Branch, LLC	7820 Poplar Avenue, Suite 12, Germantown, TN 38138	Lindsey Laurenzi (901) 484-0705	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/22/2014		✓
309	St. Louis, MO- Central West End	4931 Lindell Blvd. #100	Saint Louis	Missouri	HEJ Fund II, LLC	35 Briarcliff St, St. Louis, MO 63124	Julie Belz (901) 484-1326	7.0%	7.0%	1.0%	$1,000	No less than $15,750 in year 1, $17,500 for the TTM after 18 months, $22,750 in year 2	12/22/2014		✓
310	Malibu, CA	--------- No Lease, Signed Franchise Agreement ---------			Pure Malibu, LLC	801 Yale Street, Santa Monica, CA 90403	Cynthia Webb (310) 617-3609	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/6/2014
311	Chicago, IL- West Loop	1170 West Madison St.	Chicago	Illinois	Warner Hudson Corp.	910 S. Michigan Avenue, #1702, Chicago IL, 60605	Susan Parsons Rothman (859) 948-7777	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	10/8/2014
312	Cambridge, MA	--------- No Lease, Signed Franchise Agreement ---------			Lauren Sherman and Rachel Roberts	1300 Centre Street, Newtown MA, 02459	Rachel Roberts (508) 733-4777	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/31/2014
313	E. Gilbert, AZ	1854 South Val Vista Dr. #108	Mesa	Arizona	Christine Pacheco	3946 N. Pinnacle Hills Circle, Mesa, AZ 85207	Christine Pacheco (480) 213-6748	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	9/30/2014
314	New York City, NY- West Village	101 Perry Street	New York	New York	2H Investments, LLC	45 Christopher Street Apt 3F, New York, NY 10014	Katharine Hamlin (610) 420-9767	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/26/2014
315	The Woodlands, TX II	--------- No Lease, Signed Franchise Agreement ---------			Barre Monies LLC	8000 Research Forrest Drive, Suite 123, The Woodlands, TX 773	Heather Sanders (832) 722-7767	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	11/9/2014
316	Florham Park, NJ	--------- No Lease, Signed Franchise Agreement ---------			PB Hoboken, LLC	115 Clinton Street, No.5, Hoboken, NJ 07030	Ashley Resto (201) 787-9109	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	8/29/2014		✓
317	Nashville, TN- The Gulch	--------- No Lease, Signed Franchise Agreement ---------			Modecktn, LLC	4209A Lone Oak Rd., Nashville, TN 37215	Sarah Moats (615) 500-4670	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/3/2014		✓
318	Ashburn, VA	Lease signed-Final Street Address TBD	Ashburn	Virginia	L & M Stuidos, LLC	12818 Framingham Court, Herndon VA 20171	Courtney E. Miller (908) 339-7097	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	12/20/2014
319	Lafayette, LA	4247 Ambassador Caffery Pkway#117	Lafayette	Louisiana	Raferty Domingue, LLC	103 Quinlin Drive, Lafayette, LA 70508	Laura Dominque Rafferty (337) 501-6699	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/21/2015
320	Vienna, VA	218 Maple Avenue West	Vienna	Virginia	PB Vienna LLC	10523 Braddock Road, Suite A, Fairfax, VA 22032	Nicholette Dunleavy (443) 987-8741	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	1/30/2015
321	Lincoln, NE	2900 Pine Lake Rd	Lincoln	Nebraska	Emma & Brittany, LLC	12925 West Dodge Road, #102, Omaha, NE 68154	Patrick Sodoro (402) 504-9346	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/12/2015
322	Philadelphia, PA- Ardmore	--------- No Lease, Signed Franchise Agreement ---------			P.S. Tenacity, LLC	644 N. Valley Forge Road, Devon PA 19333	Laura Sloane (215) 266-9348	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	2/20/2015
323	McKinney, TX	6840 Virginia Parkway #135	McKinney	Texas	Amanda Kovach	1.. 6 Audrey Way, Allen, TX 75013	Amanda Kovach (832) 928-6174	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/3/2015
324	Brea, CA	--------- No Lease, Signed Franchise Agreement ---------			A&M Fitness, Inc.	7700 E. Misty Glen Court, Anaheim Hills, CA 92808	Michele McCutcheon (949) 735-9980	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/3/2015
325	Rochester, MI	439 South Main Street	Rochester	Michigan	PB Rochester, LLC	46936 Edgewater Drive, Macomb, MI 48044	Melanie Brown (616) 477-3211	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/3/2015
326	Minneapolis, MN- Eden Prairie	--------- No Lease, Signed Franchise Agreement ---------			M and R Corporation	4605 Wooddale Ave, South Edina MN, 55424	Michele A. Hall (858) 344-7211	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/4/2015		✓
327	St. Louis, MO- Chesterfield	1740 Clarkson Road #7	Chesterfield	Missouri	TBAAB, LLC	504 Belinda Alley Court, Columbia MO 65203	Lauren Matteson (636) 236-4830	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/18/2015
328	Toronto, ON- The Annex	--------- No Lease, Signed Franchise Agreement ---------			Pak Toronto, Inc	1123-B Military Cutoff Road, Wilmington NC, 28405	Ramsey Paige Carper (910) 617-4528	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	3/24/2015
329	Columbus, GA	--------- No Lease, Signed Franchise Agreement ---------			Penny B & ME LLC	481 S. Main Street, Shiloh, GA 31826	William Burns (706) 577-7326	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/8/2015
330	E. Wichita, KS	1423 N. Webb Road, Suite 119	Wichita	Kansas	Wichita barre LLC	419 N. St. Francis, Wichita, KS 67202	Courtney Somes (970) 471-4150	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/8/2015
331	Starkville, MS	87 Cotton Mill Drive, Suite 5	Starkville	Mississippi	SGH Enterprises LLC	87 Cotton Mill Drive, Suite 5, Starkville, MS 39759	Sarah Harrelson (662) 574-5611	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/8/2015
332	Northampton, MA	--------- No Lease, Signed Franchise Agreement ---------			Elizabeth Roberts, Kathey Roberts	7 Fox Run Easthampton, MA 01027	Elizabeth Roberts (339) 225-0432	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/14/2015
333	Hinsdale, IL	--------- No Lease, Signed Franchise Agreement ---------			Double A Fitness Hinsdale LLC	558 West Webster Avenue, Unit 202, Chicago, IL 60614	Ashley Paro (630) 965-1175	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/14/2015
334	Crofton, MD	1153 Maryland 3 #70,	Gambrills	Maryland	Graves Lyate LLC	424 Neale Avenue, Silver Spring, MD 20909	Laura Graves (301) 928-4693	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/15/2015
335	Littleton, CO	--------- No Lease, Signed Franchise Agreement ---------			Bankord Studios, LLC	8568 W. Dartmouth Place, Lakewood, CO 80227	Collette(303)834-0643 & Carson Bankord(303)903-4570	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/27/2015		✓
336	Evansville, IN	--------- No Lease, Signed Franchise Agreement ---------			Frame Road Fitness LLC	5311 Frame Road, Newburgh, IN 47630	Jamie Riedford (812) 455-7268	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/28/2015		✓
337	Pinecrest, FL	--------- No Lease, Signed Franchise Agreement ---------			Pure Pinecrest AR, LLC	200 South Biscayne Blvd, 6th Floor, Miami, FL 33130	Allison Abreu(978)886-0532 & Ryann Dickinson(305)389-7088	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	4/30/2015
338	East Montgomery, AL	--------- No Lease, Signed Franchise Agreement ---------			PB East, LLC	5009 Moxon Street, Montgomery, AL 36116	Tiffany Bell(334)462-2747 & Katie Lee Lowder(334)322-6248	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/6/2015
339	Cedar Park, TX	--------- No Lease, Signed Franchise Agreement ---------			Barre Dunn, LLC	300 Navigator Drive, Austin, TX 78717	Rebecca Dunn(512) 944-4488	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/11/2015
340	North Plano, TX	--------- No Lease, Signed Franchise Agreement ---------			JPS Stone, LLC	6149 Choctaw Place, Frisco, TX 75034	Jill & Patrick LaMonica (614) 562-1831	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/12/2015
341	Vancouver, BC-Kitsilano	--------- No Lease, Signed Franchise Agreement ---------			Pacific Spirit Movement, Inc.	1275 W 15th, Suite 105, Vancouver, BC V6H1R9	Tanya Schneider(604)314-2433 & Zack Ross(778)385-4505	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/13/2015
342	Irving, TX	--------- No Lease, Signed Franchise Agreement ---------			NBNK Investments, LLC	1032 Saint Francis Lane, Flower Mound, TX 75028	Niki(214)422-1197 & Brian Claeys(214)422-1203	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/14/2015
343	Belmont, MA	--------- No Lease, Signed Franchise Agreement ---------			PB Tuzzolo, LLC	435 Boston Post Rd, Suite 10, Sudbury, MA 01776	Elizabeth Tuzzolo (978) 758-8626	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/18/2015
344	San Tan Village, AZ	--------- No Lease, Signed Franchise Agreement ---------			PB San Tan Village, LLC	4380 S. Rosemary Pl, Chandler, AZ 85248	Nicole Hines (602) 750-5357	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/19/2015
345	West Cobb, GA	--------- No Lease, Signed Franchise Agreement ---------			Purposeful Living, LLC	125 Horseshoe Bend Court, Macon, GA 31211	Natalie Singletary(843)817-2733 & Whitney Berry(770)312-3672	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/26/2015
346	Henderson, NV	--------- No Lease, Signed Franchise Agreement ---------			Raise The Barre, LLC	3700 Christopher Day Road, Doylestown, PA 18902	Cassie O’Neal (702) 686-4097 & Michelle Clinger (908) 295-8745	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/28/2015
347	Gainesville, FL	--------- No Lease, Signed Franchise Agreement ---------			November Enterprises, LLC	701 SW 62nd Blvd, Apt CC-21D, Gainesville, FL 32607	Moana (904) 613-8333 & Marshall Tucker (904) 861-8709	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/29/2015
348	West Hartford, CT	--------- No Lease, Signed Franchise Agreement ---------			SML Studios, LLC	14 Westmont Road, Wethersfield, CT 06109	Stephanie Lin (860)794-7040	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/29/2015
349	High Point, NC	--------- No Lease, Signed Franchise Agreement ---------			PBHP, LLC	1511 Pinehurst Drive, High Point, NC 27262	Melody Emerson (336) 314-0981	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/29/2015
350	Cypress, TX	--------- No Lease, Signed Franchise Agreement ---------			Queen Nefertiti Wellness, Inc	3306 Parkwood Drive, Houston, TX 77021	Tonia Jones (310) 612-8296	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	5/29/2015
351	Walnut Creek, CA	--------- No Lease, Signed Franchise Agreement ---------			Mombo Fitness, LLC	555 Ygnacio Valley Rd,Unit 411, Walnut Creek, CA 94596	Melissa Heinrich (925) 389-0034	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/5/2015
352	Williamsburg, VA	--------- No Lease, Signed Franchise Agreement ---------			C.W. Barre LLC	10610 Merchant Hope Rd,North Prince George, VA 23860	Amy Perkinson (804) 691-2320 & Terri Perkinson (804)691-8285	7.0%	7.0%	1.0%	$1,000	$14,000 over rolling 12 months	6/5/2015

*Denotes a potential discrepancy regarding the definition of the Franchisee’s exclusive territory (refer to the Franchise Agreement file for further details).

The Company has not conceded, and does not concede, that the Franchise Agreements have been amended in that respect but recognizes that the Franchisees under those agreements might assert otherwise.

The Franchise Agreements identified in #328 to #350 (inclusive) on the above list were executed during the period from March 19, 2015 until June 1, 2015. This is the period after a nonbinding letter of intent was executed regarding a potential change in ownership of the Pure Barre franchisor, but possibly prior to the franchisee receiving an amended FDD that described the change in ownership of Franchisor or its parents following the transaction that closed on May 1, 2015. These Franchise Agreements may be subject claims, whether valid or invalid, justified or not, regarding compliance with franchise disclosure rules in connection with the disclosure of the potential change in ownership

(b) CycleBar Area Representative Agreements have been signed with the following parties:

Agreement	Franchisor	Area Rep.	Eff. Date	Address of Area Representative	Territory	No. of franchises in Territory*
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Dallas, TX Fort Worth, TX Arlington, TX	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Atlanta, GA Sandy Springs, GA Roswell, GA	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Seattle, WA Tacoma, WA Bellevue, WA	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Charlotte, NC Concorde, NC Gastonia, NC	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Raleigh, NC Durham, NC Chapel Hill, NC	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Richmond, VA Charlottesville, VA	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC	Knoxville, TN	1

				27601
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Greensboro, NC Highpoint, NC Winston-Salem, NC	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/15/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Boise, ID	1
CycleBar Area Representative Agreement	CBF. LLC	CB- AR, LLC	6/20/17	135 E. Martin St. Suite 201 Raleigh, NC 27601	Portland, OR Hillsboro, OR Vancouver, WA	1
CycleBar Area Representative Agreement	CBF. LLC	Pedal Launch, LLC		4290 S. Hudson Parkway, Cherry Hills, CO 80113	The State of Colorado	23

*The structure of each Area Representative Agreement listed above requires CB-AR, LLC to maintain, or in the alternative have access to, a CycleBar studio for the purposes of performing those certain services to CycleBar franchisees as outlined in the Area Representative Agreement. There is no minimum number of studios to be developed or maintained in each Territory.

1.	Development Agreements have been signed with the below parties:
a.	Development Agreement – 4 Units – Dan Murphy - JCN Corporation dated March 5, 2015
b.	Development Agreement – 3 Units – Joel and Shirelle Vilmenay - Crescent City Cycle, LLC dated March 5, 2015
c.	Development Agreement – 3 Units – Patrick and Anna Walsh - RYR Colorado, LLC dated March 5, 2015
d.	Development Agreement – 3 Units – Marc & Lisa Palmer - Charlotte Cycle, Inc. dated March 25, 2015
e.	Development Agreement – 3 Units – Joe Rothchild - GHM CB, LLC dated April 6, 2015
f.	Development Agreement – 4 Units – David Safai dated April 9, 2015
g.	Development Agreement – 3 Units – Bryan Lively and Anne & Nick Monigold dated April 16, 2015
h.	Development Agreement – 8 Units – A. David Davis & Jacob Davis & John Krumdieck - MdG Partners, LLC dated April 23, 2015
i.	Development Agreement – 3 Units – Tejal Kamdar & Jason Snyder & Meera Kamdar dated April 29, 2015

j.	Development Agreement – 3 Units – Joe Cece & MaryLaurie Cece dated May 6, 2015
k.	Development Agreement – 3 Units – Brad Spivey & Trish Harrison - H&S Music City Holdings, Inc. dated July 15, 2015
l.	Development Agreement – 3 Units – Jeff Wayne - CB Michigan, LLC dated July 15, 2015
m.	Development Agreement – 4 Units – Torsten Schermer & Bob Lee & Catherine Lee - ScherLeeUBike, LLC dated August 6, 2015
n.	Development Agreement – 3 Units – Don Dasher & Lisa Hazen - Dog’s Breath Inn, Inc. dated September 10, 2015
o.	Development Agreement – 3 Units – Ekpedme Udoh & Brandon Grier - LGR LIFESTYLE, LLC dated September 18, 2015
p.	Development Agreement – 3 Units – Patty Harte dated October 9, 2015
q.	Development Agreement – 3 Units – Lee Oesterling & Kirsten Rickers - Atlanta Cycle Studios, LLC dated October 19, 2015
r.	Development Agreement – 10 Units – Joseph Bouhadana & Moshe Klainbaum & Dan Schachtel & Michael Shalom - SFL Cycle, LLC dated September 11, 2015
s.	Development Agreement – 3 Units – John Fleming & Barbara Fleming - Corones, Inc. dated November 27, 2015
t.	Development Agreement – 3 Units – Lee Williams & Christine Williams dated December 8, 2015
u.

Development Agreement – 4 Units – J. Scott McBride & Chris Sommer - HighRev Lifestyle, Inc. & McBride-5 Enterprise, LLC dated January 8, 2016 Development Agreement – 3 Units – Fred Ryser & Katie Ryser - PACKWOLF, LLC dated January 18, 2016

v.	Development Agreement – 2 Units – Hayley Killam dated March 9, 2016
w.	Development Agreement – 3 Units – Paul Schnapp & Anita Schnapp - Schnapp Enterprises, Inc. dated March 31, 2016
x.	Development Agreement – 3 Units – Mike Harris dated April 8, 2016
y.	Development Agreement – 3 Units – Kathleen Boss dated April 13, 2016
z.	Development Agreement – 4 Units – John Janszen & Michael Olander – JCM Kentucky Cycle, LLC dated April 6, 2016
aa.	Development Agreement – 12 Units – Bill McComb & Peter Wolf – CICLO Management, LLC dated April 29, 2015
bb.	Development Agreement – 2 Units – Dione & Tom Bailey dated November 24, 2015
cc.	Development Agreement – 3 Units – David Busker & David Batschelett – DB2 Fitness One, LLC dated April 18, 2016
dd.	Development Agreement – 4 Units – Ryan & Dennis Hardiman – Granny Gear Management, LLC dated August 31, 2016
ee.	Development Agreement – 3 Units – David Pelsue – DWP Enterprises, LLC dated October 7, 2016
ff.	Development Agreement – 3 Units – Mark Van Kirk dated November 3, 2016
gg.	Development Agreement – 3 Units – John & Becky Wick – Wicked Spinning, LLC dated March 1, 2017

hh.	Development Agreement – 3 Units – Tony Virella dated March 9, 2017
ii.	Development Agreement – 4 Units – Saul & Lisa Locker dated March 10, 2017
jj.	Development Agreement – 3 Units – Loma & Bassam Ammar dated April 11, 2017
kk.	Development Agreement – 2 Units – Marty & Craig Coffey dated May 17, 2017
ll.	Development Agreement – 3 Units – Patrick Hickey dated May 31, 2017
mm.	Development Agreement – 3 Units – April Amory & Kevin Grubb dated August 31, 2017
nn.	Development Agreement – 3 Units – Jay Smith & Rod King dated October 31, 2017
oo.	Development Agreement - 3 Units Joseph E. McGuire – dated 03-08-2018
pp.	Development Agreement - 3 Units - Raymond J. Wicks and Joanne Diaz dated 05-01-2018
qq.	Development Agreement - 3 Units - Tracy A. Young and Daryl G. Young dated 05-25-2018

CBF has entered into the following Development Agreements since December 31, 2016:

1)	Development Agreement - CBF - Wicked Spinning, LLC Eff. 03-01-2017
2)	Development Agreement - CBF - Anthony Virella - Socal Spin Group-1, LLC – Eff. 03-09-2017
3)	Development Agreement - CBF – Saul & Lisa Locker - Eff. 03-10-2017
4)	Development Agreement CBF Canada, ULC – Loma Ammar & Bobby Ammar - Maverick Fitness Corp. – Eff. 04-11 - 2017
5)	Development Agreement - CBF – Patrick Hickey – Eff. 05-31-2017
6)	Development Agreement - CBF – April Amory & Kevin Grubb – Eff. 08-31-2017
7)	Development Agreement – CBF – Jay Smith & Rod King – Eff. 10-31-2017
8)	Development Agreement - CBF - Joseph E. McGuire – Eff. 03-08-2018
9)	Development Agreement - CBF - Raymond J. Wicks and Joanne Diaz - Eff.05-01-2018
10)	Development Agreement - CBF - Tracy A. Young and Daryl G. Young - Eff. 05-25-2018

2.	Master Franchise Agreements have been signed with the following parties:
a.	Master Franchise Agreement – 5 Units – Jeet Khanchandani – JSK Fitness, L.L.C. dated August 22, 2016
b.	Master Franchise Agreement – 30 Units – Oliver Chipp – Elan Fitness Ltd. dated March 2, 2017

3.	CBF Franchise Agreements and Development Agreements have been amended, modified, accelerated, cancelled, or terminated since December 31, 2016 as follows

1)	CycleBar Termination Letter- Patrick Hickey (05-17-2018)
2)	CycleBar Guarantor Release- Kathryn Maguire (eff. 04-13-2018)
3)	CycleBar and Anthony Bonidy- Resale Assistance Agreement (ex. 04-11-2018)
4)	CycleBar and Scott Openshaw- Opening Deadline Amendment (ex. 04-04-2018)
5)	CycleBar and Sharon Elizabeth- Resale Assistance Agreement (ex. 04-03-2018)
6)	CycleBar and Amy Snow- Resale Assistance Agreement (ex. 03-30-2018)
7)	CycleBar and 313 Fitness- Resale Assistance Agreement (ex. 03-29-2018)
8)	CycleBar and CB-AR APA eff. 03-21-2018
9)	Interim Studio Operations Agreement _CBF_M.D. Dolenc Enterprise_Eff. 7/27/17
10)	Territory Swap Amendment - CBF_M.D. Dolenc Enterprise_Eff. 12/2/15
11)	Development Agreement Amendment - CBF_RYR Colorado_Eff. 3/8/17
12)	Resale Agreement - CBF_GHM_Eff. 3/16/17
13)	Interim Studio Operations Agreement Renewal - CBF_Finition Inc._Eff. 4/25/17
14)	Studio A/V Modification Agreement - CBF_Cycle Syndicate_Eff. 1/25/17
15)	Transfer and Assignment Control (change of ownership transfer)- CBF_CICLO 3_Josabella_Eff. 7/10/17 (transferring CycleBar Winter Park to Matthew and Lauren Steinberg)
16)	Transfer and Assignment Non-control transfer (entity transfer) - CBF_M.Schneider_CB Westend_Eff. 1/10/17
17)	Interim Studio Operations Agreement - CBF_Simjah Inc._Eff. 1/3/17
18)	Transfer and Assignment Control (change of ownership transfer)- CBF_Simjah Inc._CB-DO, LLC_Eff. 7/16/17 (transfer to Olander)
19)	Termination Agreement - CBF_CB Raleigh_Eff. 4/3/17
20)	Transfer and Assignment Control (change of ownership transfer)- CBF_CB Raleigh_CBBrier, LLC_Eff. 4/3/17 (transfer to Olander)
21)	Construction Modification Agreement - CBF_7Knots_Eff. 5/3/17
22)	Territory Swap Amendment (2) - CBF_CB Michigan_Eff. 6/27/17
23)	Studio A/V Modification Agreement - CBF_Philly Cycle Inc._Eff. 5/19/17
24)	Studio A/V Modification Agreement - CBF_Sloboda Inc._Eff. 1/31/17
25)	Studio A/V Modification Agreement - CBF_K&K Cycling_Eff. 4/10/17
26)	Studio A/V Modification Agreement - CBF_LiquiD RVA_Eff. 3/14/17
27)	Opening Deadline Extension and Release (2) - CBF_D.Dasher & L.Hazen_Eff. 3/12/17
28)	Termination Agreement - CBF_LGR LIFESTYLE_Eff. 1/31/17
29)	Transfer and Assignment Control (change of ownership transfer)- CBF_K.Hoss & F.Clark_L.Lewis_Eff. 8/7/17 (transfer to Lisa Lewis)

30)	Opening Deadline Extension and Release (4) - CBF_JMT Fitness Hillcrest_Eff. 1/20/17
31)	Studio A/V Modification Agreement - CBF_Fit Endeavors I_Eff. 6/12/17
32)	Studio A/V Modification Agreement - CBF_JM Cycle_Eff. 2/22/17
33)	Termination Agreement - CBF_C.Goutal & C.Galle_Eff. 5/8/17
34)	Site Acquisition Extension and Release - CBF_TDW Properties_Eff. 7/14/17
35)	Resale Agreement - CBF_Next Level Cycling_Eff. 6/5/17
36)	Resale Agreement - CBF_A.Rath & R.Rath_Eff. 1/27/17
37)	Transfer and Assignment Non-control (entity transfer)- CBF_R.Korabik & E.Korabik_HTC Wellness_Eff. 3/20/17
38)	Studio A/V Modification Agreement - CBF-Dev-Pro_Eff. 2/28/17
39)	Transfer and Assignment Control (change of ownership transfer)- CBF_HighRev Lifestyle_HighRev Lifestyle2_Eff. 2/16/17 (transfer to new entity)
40)	Termination Agreement - CBF_DalKor_Eff. 1/20/17
41)	Opening Deadline Extension and Release - CBF_Fit Investments_Eff. 1/5/17
42)	Opening Deadline Extension and Release - CBF_Schnapp Enterprises_Eff. 1/5/17
43)	Studio A/V Modification Agreement - CBF_Schnapp Enterprises_Eff. 7/27/17
44)	Opening Deadline Extension and Release - CBF_RockStrong Texas_Eff. 2/23/17
45)	Studio A/V Modification Agreement - CBF_RockStrong Texas_Eff. 5/10/17
46)	Opening Deadline Extension and Release - CBF_M.Harris_Eff. 2/28/17
47)	Opening Deadline Extension and Release - CBF_A.Telford_Eff. 2/22/17
48)	Studio A/V Modification Agreement - CBF_A.Telford_Eff. 3/3/17
49)	Studio A/V Modification Agreement - CBF_JCM Kentucky Cycle_Eff. 3/3/17
50)	Opening Deadline Extension and Release - CBF_K.Boss_Eff. 3/1/17
51)	Opening Deadline Extension and Release - CBF_DB2 Fitness One_Eff. 2/22/17
52)	Termination Agreement - CBF_D.Conway_Eff. 1/20/17
53)	Opening Deadline Extension and Release - CBF_N.Fennell & C.Shill_Eff. 2/28/17
54)	Opening Deadline Extension and Release - CBF_S.Zubrzycki & Jane Zubrzycki_Eff. 2/23/17
55)	Transfer and Assignment Non-control transfer (entity transfer) - CBF_S.Zubrzycki & Jane Zubrzycki_Cycle Revolution Inc._Eff. 3/7/17
56)	Opening Deadline Extension and Release - CBF_G.Venbrux & N.Venbrux_Eff. 2/23/17
57)	Transfer and Assignment Non-control transfer (entity transfer) - CBF_C.Yates_Elevate Partners_Eff. 2/14/17
58)	Opening Deadline Extension and Release - CBF_Elevate Partners_Eff. 2/23/17
59)	Opening Deadline Extension and Release - CBF_Cycle City_Eff. 2/22/17
60)	Opening Deadline Extension and Release - CBF_Off Islander_Eff. 2/23/17

61)	Termination Agreement Extension - CBF_L.Smith-Emeri & B.Emeri_Eff. 6/5/17
62)	Opening Deadline Extension and Release - CBF_T.D.Douglas_Eff. 2/22/17
63)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_T.D.Douglas_Cycle WS_Eff. 5/24/17
64)	Opening Deadline Extension and Release - CBF_Echappe_Eff. 3/14/17
65)	Opening Deadline Extension and Release - CBF_Spinenergy_Eff. 3/10/17
66)	Termination Agreement - CBF_C.Gentry & C.Gentry & K.Wison-Torres_Eff. 8/14/17
67)	Opening Deadline Extension and Release - CBF_L.Barela & G.Barela & J.Thornton_Eff. 3/23/17
68)	Opening Deadline Extension and Release - CBF_J.Lundberg & E.Lundberg_Eff. 3/9/17
69)	Site Acquisition Extension and Release - CBF_S.McCaulley & J.Lanigan_Eff. 1/10/17
70)	Opening Deadline Extension and Release - CBF_C.Powell_Eff. 6/22/17
71)	Opening Deadline Extension and Release - CBF_The Sharda Group_Eff. 5/24/17
72)	Opening Deadline Extension and Release - CBF_MAGM Fitness_Eff. 8/14/17
73)	Studio A/V Modification Agreement - CBF_MAGM Fitness_Eff. 5/15/17
74)	Termination Agreement - CBF_B.Crell & E.Crell_Eff. 1/25/17
75)	Site Acquisition Extension and Release - CBF_J.DiChiaro & K.DiChiaro_Eff. 1/10/17
76)	Opening Deadline Extension and Release - CBF_J.DiChiaro & K.DiChiaro_Eff. 8/8/17
77)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_D.Bland_Positive Spin, LLC_Eff. 1/17/17
78)	Site Acquisition Extension and Release - CBF_D.Bland_Eff. 1/5/17
79)	Opening Deadline Extension and Release - CBF_Positive Spin_8/7/17
80)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_S.Sklar-Mulcahy_On Your Left Side_Eff. 6/26/17
81)	Site Acquisition Extension and Release - CBF_KaiNir_Eff. 1/10/17
82)	Opening Deadline Extension and Release - CBF_KaiNir_Eff. 8/8/17
83)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_R.Giese & L.Sumner_Ideal Cadence_Eff. 3/9/17
84)	Site Acquisition Extension and Release - CBF_R.Giese & L.Sumner_Eff. 2/22/17
85)	Site Acquisition Extension and Release - CBF_DWP Enterprises_Eff. 2/27/17
86)	Site Acquisition Extension and Release - CBF_Hatfield Spinco_Eff. 3/1/17
87)	Opening Deadline Extension and Release - CBF_Hatfield Spinco_Eff. 8/16/17
88)	Site Acquisition Extension and Release - CBF_K&K FIT 4 LIFE_Eff. 2/28/17
89)	Site Acquisition Extension and Release - CBF_M.Van Kirk_Eff. 3/8/17
90)	Site Acquisition Extension and Release - CBF_Challenger 728_Eff. 2/23/17
91)	Site Acquisition Extension and Release - CBF_MNM VENTURES_Eff. 3/6/17
92)	Site Acquisition Extension and Release - CBF_A.Smith & N.Smith_Eff. 2/28/17

93)	Site Acquisition Extension and Release - CBF_Desert Ventures CB1_Eff. 3/12/17
94)	Site Acquisition Extension and Release - CBF_I&C Cycle_Eff. 3/15/17
95)	Site Acquisition Extension and Release - CBF_L.Aquino_Eff. 5/23/17
96)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_K.Anderson & E.Anderson_Lucky4_Eff. 8/1/17
97)	Site Acquisition Extension and Release - CBF_K.Anderson & E.Anderson_Eff. 5/24/17
98)	Site Acquisition Extension and Release - CBF_S.Stelmach_Eff. 6/5/17
99)	Site Acquisition Extension and Release - CBF_A.Virella_Eff. 8/7/17
100)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_A.Virella_Socal Spin Group-1_Eff. 8/7/17
101)	Site Acquisition Extension and Release - CBF_S.Locker & L.Locker_Eff. 8/2/17
102)	Site Acquisition Extension and Release - CBF_ Mind Body Innovations_Eff. 8/7/17
103)	Site Acquisition Extension and Release - CBF_Marshall CB_Eff. 8/2/17
104)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_T.Lotzer & J.Lotzer_Spinsation_Eff. 6/6/17
105)	Site Acquisition Extension and Release - CBF_Horology New_Eff. 8/10/17
106)	Site Acquisition Extension and Release - CBCanadaF_Maverick Fitness Corp._Eff. 8/12/17
107)	Site Acquisition Extension and Release - CBF_I.Pross & L.Pross_Eff. 8/14/17
108)	Site Acquisition Extension and Release - CBF_E.Schiller_Eff. 8/8/17
109)	Site Acquisition Extension and Release - CBF_H.Pool & K.Boynton_Eff 8/15/17
110)	Site Acquisition Extension and Release - CBF_ALWAYS4WARD_Eff. 8/16/17
111)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_ M.Coffey_Coffey Bar_Eff. 7/16/17
112)	Site Acquisition Extension and Release - CBF_Coffey Bar_Eff. 8/16/17
113)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_J.Bass_J Bass Inc._Eff. 7/10/17
114)	Site Acquisition Extension and Release - CBF_J Bass Inc._Eff. 8/21/17
115)	Site Acquisition Extension and Release - CBF_C.Straughan & K.Droby_Eff. 8/16/17
116)	Transfer and Assignment Control (change of ownership transfer)-CBF_K.Hoss & F.Clark_It’s Cyclical_Eff. 8/7/17 (transfer of FA from Kim Hoss and Frances Clark to Lisa Lewis)
117)	Studio A/V Modification Agreement - CBF_Heather Sommers, LLC_Eff. 4/10/17
118)	Studio A/V Modification Agreement - CBF_Alpha Team Holdings LLC_Eff. 4/24/17
119)	Studio A/V Modification Agreement - CBF_CB3 LLC_Eff. 5/30/17
120)	Studio A/V Modification Agreement - CBF_Ohana Fitness, Inc._Eff. 9/7/17
121)	Studio A/V Modification Agreement - CBF_Kraken Cycleworks, LLC_Eff. 9/11/17
122)	Studio A/V Modification Agreement - CBF_Positive Spin, LLC_Eff. 9/13/17

123)	Transfer and Assignment Control (change of ownership transfer)- CBF_Patricia Harte to Peak Cycle Holdings_Eff. 10/13/17 (transfer to new entity)
124)	Termination Agreement- Wicked Spinning Eff. 10/18/2017
125)	Opening Deadline Extension and Release - CBF_Desert Ventures CBI_Eff. 10/16/17
126)	Opening Deadline Extension and Release - CBF_Challenger 728, LLC Eff. 10/16/17
127)	Opening Deadline Extension and Release - CBF_Laura Aquino Eff. 10/16/17
128)	Site Acquisition Extension and Release - CBF_Velo Fitness LLC Eff. 10/30/17
129)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_ K. Boss & S. Pineault to Novaturient_Eff. 10/30/17
130)	Studio A/V Modification Agreement - CBF_Dev-Pro, LLC_Eff. 10/30/17
131)	Termination Agreement - CBF_Eminence 3 Holdings_Eff. 10/30/17
132)	Opening Deadline Extension and Release - CBF_I & C Cycle, LLC Eff. 10/31/17
133)	Opening Deadline Extension and Release - CBF_VK2, LLC Eff. 11/3/17
134)	Site Acquisition Extension and Release - CBF_ Minty, Minesh, Davesh Patel Eff. 11/3/17
135)	Site Acquisition Extension and Release - CBF_ Breathe Fitness, LLC Eff. 11/3/17
136)	Opening Deadline Extension and Release - CBF_K. & E. Anderson Eff. 11/3/17
137)	Resale Assistance Agreement – Holm Family Holdings_Eff. 11/13/17
138)	Resale Assistance Agreement – Next Level Cycling_Eff. 11/13/17
139)	Interim Studio Operations Agreement - CBF_MD Dolenc._Eff. 11/15/17
140)	Studio A/V Modification Agreement - CBF_ MdG Seville, LLC_Eff. 11/15/17
141)	Termination Agreement - CBF_S. & J. Jonietz Eff. 11/17/17
142)	Transfer and Assignment Control (change of ownership transfer)- CBF_Eminence3 Holdings, LLC to CBBrier, LLC_Eff. 11/20/17 (transfer to new entity)
143)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_ Avante-garde Fitness to AG3_Eff. 11/22/17
144)	Studio A/V Modification Agreement - CBF_ Zellman_Eff. 12/1/17
145)	Transfer and Assignment Control (change of ownership transfer)- CBF_DCL Fitness, Inc. to JCM Kentucky Cycle, LLC_Eff. 12/15/17 (transfer to new entity)
146)	Termination Agreement - CBF_Smith-Emeri Eff. 12/15/17
147)	Studio A/V Modification Agreement - CBF_ JCM Kentucky, LLC_Eff. 12/15/17
148)	Transfer and Assignment Control (change of ownership transfer)- CBF_Deep Enterprises Eff. 12/18/17 (added new owner-Bernstein)
149)	Studio A/V Modification Agreement – CBF Spinergy_Eff. 1/3/18

150)	Studio A/V Modification Agreement – CBF Benson_Eff. 1/4/18
151)	Transfer and Assignment Non-control transfer (entity transfer)- CBF_ Williams to LJW74, Inc._Eff. 1/19/18
152)	Transfer and Assignment Control (change of ownership transfer)- CBF_ RYR Colorado to Locker Fit Lifestyle DTC Eff. 2/2/18 (transfer to new entity)
153)	Transfer and Assignment Control (change of ownership transfer)- CBF_ RYR Colorado to Locker Fit Lifestyle LoHi Eff. 2/2/18 (transfer to new entity)
154)	Termination Agreement - CBF_N. & A. Smith Eff. 2/22/18

(c)

Area Development Agreement (ADA

Summary) - excluding terminations

As of:	06/1 8/18				Franchisee Information								Studio Information
	Area Name	State	Owner ID	CP License	Last Name	First Name	Franchisee Phone	Franchisee Email	ADA Date	Total # Studios in ADA	Develo pment Fee	# Studios Open (PreSale)	Street	City	State	Zip	Studio Phone	Develo pment Schedule	# Add’l Studios to be Opened
1	Stamford	CT	7001	1297	Ackerman	Scott	917. 692. 8894	scott.ackerman @clubpilates.com	10/25/16	6	$210,000	2	1063 Boston Post Road	Darien	CT	6880		03/25/17	4
			7001	1299									427 Post Road East	Westport	CT	6880	203- 990- 1011	01/25/18
			7001	1298														08/25/17
			7001	1300														06/25/18
			7001	1301														11/25/18
			7001	1302														04/25/19
2	Manhattan	NY	7002	1392	Acquista	Dominick	Dom: 917. 774. 2853	dominick.acquista @clubpilates.com	01/31/17	3	$125,000	1	47 Murray Street	New York	NY	10007	646- 289- 5099	12/04/16	2

			7002	1393														01/31/18
			7002	1394														07/31/18
3	Renton	WA	7003	1036	Adams	Nikki	(253) 709- 1446	nikki.adams @clubpilates.com; paul.adams @clubpilates.com	12/04/14	4	n/a - pre- acquisition	3	124 4th Ave South	Kent	WA	98032	253. 709. 1446	12/04/16	1
			7003	1180									13382 Newcastle Commons Dr	Newcastle	WA	98059	253- 499- 2233	12/30/16
			7003	1035									143 106th Ave NE	Bellevue	WA	98004	253- 709- 1446	08/17/15
			7003	1037														12/04/17
4	South Carolina	SC	7004	1430	Agnoff	Steve & Mindy	910- 313- 0230	steve.agnoff @clubpilates.com; mindy.agnoff @clubpilates.com	03/08/17	3	$125,000	2	1121-F Military Cutoff Rd.,	Wilmington	NC	28405	910. 408. 2630	09/08/17	1
			7004	1431									1407 Barclay Pointe Blvd, Suite 403	Wilmington	NC	28412	(910) 260- 5511	03/08/18
			7004	1432														09/08/18
5	Chicago	IL	7008	1303	Asbury	Janet	773. 983. 8165	janet.asbury @clubpilates.com	10/26/16	3	$125,000	2	1849 Green Bay Road, Suite 109	Highland Park	IL	60035	224. 707. 0171	04/26/17	1

			7008	1304									1442 Waukegan Rd.					10/26/17
			7008	1305														04/26/18
6	Madison	WI	7014	1329	Baldwin	Nathan & Erica	N: 608. 609. 5152	nathan.baldwin @clubpilates.com; erika.baldwin @clubpilates.com	11/18/16	3	$125,000	2	390 S Grand Ave	Madison	WI	53711	608- 855- 9132	05/18/18	1
			7014	1330									2623 Monroe St Suite 130	Sun Prairie	WI	53590	608- 371- 1901	11/18/17
			7014	1328														05/18/18
7	Chicago	IL	7014	1383	Baldwin	Nathan & Erica	N: 608. 609. 5152	nathan.baldwin @clubpilates.com; erika.baldwin @clubpilates.com	01/24/17	4	$165,000	2	901 W Madison St.					07/23/17	2
			7014	1384														01/23/18
			7014	1385														07/23/18
			7014	1386														01/23/19
8	New Braunfels	TX	7020	1365	Becker	Lance & Sara	L: 512. 787. 3703	lance.becker @clubpilates.com; sarah.becker @clubpilates.com	12/16/16	4	$165,000	3	1935 W State Hwy 46, Suite 104	New Braunfels	TX	78132	830. 632. 9666	06/16/17	1

			7020	1367									20210 Stone Oak Parkway, Suite 105	San Antonio	TX	78258	866- 808- 1212	06/16/18
			7020	1366									3300 East Broad St #130	Mansfield	TX	76063	817- 592- 2555	12/16/17
			7020	1649														05/15/18
9	Simi Valley	CA	7023	1209	Bloore	Ken & Allison	K: 818. 917. 8114	ken.bloore @clubpilates.com; allison.drury @clubpilates.com	08/17/16	3	$125,000	2	2955 Cochran St #B201	Simi Valley	CA	93065	805. 261. 1444	02/19/17	1
			7023	1210									4020 E. Main St. #B- 1-2	Ventura	CA	93003	805. 856. 4424	08/19/17
			7023	1211														02/19/18
10	Savage	MN	7029	1276	Bounds	Steve & Angela	S: 303. 883. 4605	steve.bounds @clubpilates.com; angela.bounds @clubpilates.com	09/29/16	6	$210,000	3	14010 Highway 13 South	Minneapolis	MN	55378	952. 777. 5905	02/28/17	3
			7029	1277									16106 Pilot Knob Road, Suite 130	Minneapolis	MN	55345	(952) 467- 8727	07/29/17

			7029	1278									17760 MN-7, Minnetonka	Minnetonka	MN	55345	952- 777- 4440	12/29/17
			7029	1279														05/29/18
			7029	1280														10/29/18
			7029	1281														03/29/19
11	Plano	TX	7032	1140	Buck	Chris and Nathalie	N: 214. 770. 5525	nathalie.buck @clubpilates.com; chris.buck @clubpilates.com	04/11/16	3	$125,000	1	6959 Lebanon Road, Ste 121	Frisco	TX	75034	469. 701. 1252	10/12/16	2
			7032	1141														04/12/17
			7032	1142														10/12/17
12	Richmond	VA	7033	1452	Burleigh	Brian	804- 402- 0353	bryan.burleigh @clubpilates.com	04/10/17	3	$125,000	1	5454 Wyndham Forest Drive	Glen Allen	VA	23059	804- 250- 5170	10/10/17	2
			7033	1453														04/10/18
			7033	1454														10/10/18
13	Highlands Ranch West	CO	7034	1574	Busse	Mary	Mary (760) 801- 9416	mary.busse @clubpilates.com	09/17/13	3	n/a - pre- acquisition	3	200 Quebec, Bldg. 500, Unit 109	Denver	CO	80230		02/15/18	-

			7034	1066									2229 Wildcat Reserve Parkway	Highlands Ranch	CO	80129	720. 557. 9606	01/10/16
			7034	1017									3033 E 1st Ave Suite 102	Denver	CO	80206	720- 233- 1352	02/15/18
14	Colorado State	CO	7034	1575	Busse	Mary	Mary (760) 801- 9416	mary.busse @clubpilates.com	03/31/14	2	$99,000	-						08/15/18	2
			7034	1576														02/15/19
15	Norfolk	VA	7045	1455	Celia	Joe	917- 991- 0400	joe.celia @clubpilates.com	04/10/17	3	$125,000	1	4640 Casey Blvd Suite 110	Williamsburg	VA	23188	757- 772- 6316	10/10/17	2
			7045	1456														04/10/18
			7045	1457														10/10/18
16	Tulsa	OK	7048	1372	Clark	Curt	918. 740. 0777	curt.clark @clubpilates.com; victoria.clark @clubpilates.com	12/19/16	3	$125,000	2	11476 S Union Ave Ste 102	Jenks	OK	74037	918. 291. 1420	12/19/17	1
			7048	1371									9130 S Sheridan Rd	Tulsa	OK	74133	918- 770- 7391	06/19/17
			7048	1373														06/19/18

17	Short Hills	NJ	7052	1125	Collins	Caroline & Dennis	C: 917. 796. 9618	caroline.collins @clubpilates.com; dennis.collins @clubpilates.com	03/23/16	3	$125,000	3	53 Main St	Madison	NJ	07940	973- 765- 6260	03/23/17	-
			7052	1124									770 Morris Turnpike	Short Hills	NJ	07078	973. 710. 4755	09/23/16
			7052	1126									25 Mountainview Blvd.					09/23/17
18	Missoula & Asheville	MT/ NC	7056	1449	Cropp	Kevin & Hadley	K: 919- 593- 0337	kevin.cropp @clubpilates.com; hadley.cropp @clubpilates.com	04/07/17	3	$125,000	1	One Town Square Blvd Ste 155	Asheville	NC	28803	828- 318- 8800	10/07/17	2
			7056	1450														04/07/18
			7056	1451														10/07/18
19	Lafayette	CA	7236	1102	Siva/Swift	Jan/Darrell	520. 289. 0439	jan.siva @clubpilates.com; darrel.swift @clubpilates.com	02/23/16	3	$125,000	1	3506 Mt. Diablo Blvd., Suite E	Lafayette,	CA	94549	925. 900. 5788	08/23/16	2
			7236	1103														02/17/17
			7236	1104														08/16/17
20	Naples	FL	7063	1400	Deutsch	Adam	614. 309. 9890	adam.deutsch @clubpilates.com	02/15/17	6	$210,000	-						07/15/17	6

			7063	1401														12/15/17
			7063	1402														05/15/18
			7063	1403														10/15/18
			7063	1404														03/15/19
			7063	1405														08/15/19
21	Westfield	NJ	7007	1136	Dimitrios/ Helen / Arnold/Amy	Angelis / DeGarcia	D: 914. 772. 9973 A: 917. 921. 2595	dimitrios.angelis @clubpilates.com; helen.angelis @clubpilates.com; arnold.degarcia @clubpilates.com; amy.degarcia @clubpilates.com	03/31/16	3	$125,000	2	225 Broad Ave	Westfield	NJ	07090	908. 233. 0950	10/04/16	1
			7007	1137									277 Eisenhower Pkwy	Livingston	NJ	7039	973. 62a521	04/04/17
			7007	1138														10/04/17
22	Belmar	CO	7073	1069	Easterly	Kevin	760. 845. 5686	kevin.easterly @clubpilates.com	12/08/14	3	n/a - pre- acquisition	3	11757 West Ken Caryl Avenue, Suite G	Littleton	CO	80127	720. 579. 7285	01/00/00	-

			7073	1068									437 S Wadsworth Blvd, Suite F	Lakewood	CO	80226	720- 789- 1011	01/00/00
			7073	1070									7600 Landmark Way, Suite B-106	Greenwood Village	CO	80111	720- 546- 2100	10/01/17
23	Lehi	UT	7074	1346	Edmonds/Miller	Mike & Becky/Scott & Karie	801. 707. 5630	mike.edmonds @clubpilates.com; scott.miller @clubpilates.com	11/22/16	6	$210,000	3	1140 E. Brickyard Rd. #30	Salt Lake City	UT	84106	801- 939- 2300	09/29/17	3
			7074	1345									1881 W. Traverse Parkway, Ste B	Lehi	UT	84043	385- 831- 7077	04/29/17
			7074	1347									530 W 500 S Suite D	Bountiful	UT	84010	801- 317- 1766	03/01/18
			7074	1348														07/29/18
			7074	1349														12/29/18
			7074	1350														05/29/19
24	Pembroke Pines	FL	7075	1288	Elgarresta / Harper	Ed / Christina	E: 305. 606. 6198	ed.elgarresta @clubpilates.com; christina.elgarresta @clubpilates.com	10/07/16	4	$165,000	2	10045 Cleary Blvd	Plantation	FL	33324	(954) 280- 2582	10/11/17	2

			7075	1287									14954 Pines Blvd	Pembroke Pines	FL	33027	954- 500- 2582	04/11/17
			7075	1289														04/11/18
			7075	1290														10/11/18
25	Klein	TX	7078	1087	Fichaud / Bryan	Chris / Susan	C: 713- 254- 0213 S: 713. 882. 8873	chris.fichaud @clubpilates.com; susan.bryan @clubpilates.com	11/30/15	3	$125,000	2	7316 Louetta Road #B302	Spring	TX	77379	(281) 607- 2485	05/30/16	1
			7078	1088									9955 Barker Cypress Ste 215	Cypress	TX	77433	832- 653- 9419	11/30/16
			7078	1089														05/30/17
26	Indian Lake	TN	7079	1246	Fielder	Tom	615. 579. 3070	tom.fielder @clubpilates.com	09/22/16	6	$210,000	2	217 Indian Lake Blvd. Ste. 1002	Hendersonville	TN	37075	615. 270. 2470	02/23/17	4
			7079	1247									4326 Harding Pike, Suite 105	Nashville	TN	37205	615. 988. 4488	07/23/17
			7079	1248														12/23/17

			7079	1249														05/23/18
			7079	1250														10/23/18
			7079	1251														03/23/19
27	Austin	TX	7081	1333	Fraser	Theresa & Glenn	T: 858. 750. 8595	theresa.fraser @clubpilates.com	11/21/16	3	$125,000	2	166 Hargraves Drive, Suite 500	Austin	TX	78737	512- 212- 7525	11/22/17	1
			7081	1332									2712 Bee Cave Rd	Austin	TX	78746	512. 515. 1440	05/22/17
			7081	1334														05/22/18
28	Cleveland	OH	7085	1425	Gage	Anita	330- 714- 6792	anita.gage @clubpilates.com	03/02/17	6	$210,000	4	311 Park Ave., Ste. 123	Orange	OH	44122	440- 703- 6077	01/07/18	2
			7085	1426									34348 Aurora Rd Unit 19	Solon	OH	44139	440- 201- 7064	06/07/18
			7085	1424									8474 East Washington St. Unit 11	Chagrin Falls	OH	44023	440- 804- 5110	08/07/17
			7085	1427									118 W Streetsboro St., Room 25					11/07/18

			7085	1428														04/07/19
			7085	1429														09/07/19
29	Tucson	AZ	7087	1284	Garrison	Kathy	520. 444. 0163	kathy.garrison @clubpilates.com	10/06/16	3	$125,000	3	6872 EAST SUNRI SE DRIVE, #150	Tucson	AZ	85750	520. 428. 0130	04/06/17	-
			7087	1285									7972 N Oracle Rd	Oro Valley	AZ	85704	(520) 244- 3300	10/06/17
			7087	1296									9245 Virginia Pkwy, Suite #200					04/06/18
30	Scottsdale	AZ	7088	1153	Gatzemeier	Don & Emma	602. 663. 2049	don.gatzemeier @clubpilates.com	05/16/16	3	$125,000	2	16447 N. Scottsdale Rd. Suite 119	Scottsdale	AZ	85254	480. 447. 4044	11/17/16	1
			7088	1155									20910 N. Tatum Blvd., Suite 110	Phoenix	AZ	85050	480. 795. 3357	11/17/17
			7088	1154														05/17/17

31	New York	NY	7093	1357	Goldenberg	Louisa	646. 729. 3230	louisa.goldenberg @clubpilates. com; michael.goldenberg @clubpilates.com	12/12/16	3	$125,000	1	485 Kings Highway	Brooklyn	NY	11223	(718) 701- 0109	06/12/17	2
			7093	1358														06/12/18
			7093	1359														12/12/17
32	Winter Park	FL	7094	1145	Goldman	Christine	321. 231. 5262	christine.goldman @clubpilates.com	04/15/16	3	$125,000	1	1222 N. Orange Ave. Ste B	Winter Park	FL	32789	407. 960. 7042	10/15/16	2
			7094	1147														10/15/17
			7094	1689														10/15/17
33	Sugar Land	TX	7098	1282	Gowens	Bret	832. 659. 4501	bret.gowens @clubpilates.com	09/29/16	2	$99,000	2	3157 Highway 6	Sugar Land	TX	77478	281. 369. 4977	03/29/17	-
			7098	1283									8740 Hwy 6 #100					09/29/17
34	Jacksonville	FL	7099	1212	Graham	Rick & Dawn	R: 210. 559. 1732	rick.graham @clubpilates.com; dawn.graham @clubpilates.com	08/23/16	3	$125,000	2	14035 Beach Blvd. Suite G	Jacksonville	FL		904- 289- 8300	02/23/17	1
			7099	1213									11112 San Jose Blvd. # 6					08/23/17
			7099	1214														02/23/18

35	DC	VA	7100	1291	Grams	Michael	703- 949- 0378	michael.grams @clubpilates.com	10/10/16	3	$125,000	2	1101 S. Joyce St., Suite B14	Arlington	VA	22202	571- 429- 4690	04/12/17	1
			7100	1292									1521 Boyd Pointe Way Suite B					10/12/17
			7100	1293														04/12/18
36	St. Petersburg	FL	7103	1165	Griffin	Jim	224. 436. 0647	jim.griffin @clubpilates.com; catherine.griffin @clubpilates. com	05/31/16	6	$210,000	4	11677 San Vicente Blvd Ste, 304	Los Angeles	CA	90049	424- 368- 2650	11/31/16	2
			7103	1167									15230 Sunset Blvd	Pacific Palisades	CA	90272	424- 252- 9868	11/31/17
			7103	1164									120 Central Avenue	St. Petersburg	FL	33701	(727) 550- 0100	11/31/18
			7103	1163									938 South Howard Ave	Tampa	FL	33606	813- 607- 2990	05/31/18
			7103	1166														05/31/17
			7103	1168														05/31/19
37	Maryland	MD	7104	1318	Grover	Jan & Chuck	240. 578. 0093	jan.grover @clubpilates.com; chuck.grover @clubpilates.com	11/15/16	3	$125,000	1	4959 Westview Dr. Suite D	Frede rick	MD	21703	301- 304- 4880	05/16/17	2

			7104	1319														11/16/17
			7104	1320														05/16/18
38	Tempe	AZ	7108	1133	Guzick	Bill / Jennifer	J: 480. 695. 7116 Bill: 480. 826. 4181	jennifer.guzick @clubpilates.com; bill.guzick @clubpilates.com	03/31/16	3	$125,000	2	1825 East Guadalupe Ste F-102	Tempe	AZ	85283	480. 566. 0335	09/30/16	1
			7108	1134									4085 South Gilbert Road, Shops B - Suite 5	Chandler	AZ	85249	480. 771. 4459	03/31/17
			7108	1135														09/30/17
39	Orange County	CA	7109	1052	Hammett	Emily	Emily (626) 233- 9220	emily.hammett @clubpilates.com	03/04/15	4	$165,000	4	15080 Kensington Park Dr, Suite G300	Tustin	CA	92782	949. 529. 0704	10/23/16	-
			7109	1050									17767 Santiago Blvd., Suite 610	Villa Park	CA	92861	714. 202. 6404	01/00/00

			7109	1051									21612 Plano Trabuco Road, Suite A	Trabuco Canyon	CA	92679	949. 534. 2023	10/23/16
			7109	1053									802 Avenida Talega Ste 104	San Clemente	CA	92673	949- 391- 3704	05/15/17
40	Charlotte	NC	7113	1169	Harris	Doug	704. 491. 6717	doug.harris @clubpilates.com; kris.harris @clubpilates.com	06/03/16	3	$125,000	2	10822 Providence Rd Ste 800	Charlotte	NC	28277	980. 272. 481	12/01/16	1
			7113	1170														06/01/17
			7113	1171														12/01/17
41	Longmont	CO	7115	1072	Hendricks	Joe	Joe 303- 513- 4498 Kelly 720- 355- 1954	kelly.hendricks @clubpilates.com	08/17/15	3	$125,000	3	2850 Baseline Road	Boulder	CO	80303	720- 675- 9435	02/07/17	-
			7115	1073									535 W south Boulder Rd.	Lafayette	CO	80026	720- 442- 0842	08/11/16
			7115	1071									700 Ken Pratt Boulevard	Longmont	CO	80501	720. 442. 8385	02/13/16

42	Austin	TX	7117	1336	Hernandez/Lindner	Hector / Molly	512. 593. 3652	hector.hernandez @clubpilates. com; molly.lindner @clubpilates.com	11/22/16	3	$125,000	2	2800 South IH-35, Suite 160	Round Rock	TX	78681	512- 399- 5216	11/23/17	1
			7117	1335									5001 183A Toll Road Suite G400	Cedar Park	TX	78613	512. 399. 5212	05/23/17
			7117	1337														05/23/18
43	Sacramento	CA	7120	1189	Holmes	Brian	B: 661. 332. 2233	brian.holmes @clubpilates.com; adrian.holmes @clubpilates.com	07/01/16	4	$165,000	3	2529 Fair Oaks Blvd	Sacramento	CA	95825	916. 400. 9225	07/01/17	1
			7120	1190									2766 E. Bidwell St. Suite 100	Folsom	CA	95630	916- 597- 0799	12/28/17
			7120	1188									8235 Laguna Blvd. #120	Elk Grove	CA	95758	916. 936. 2582	01/02/17
			7120	1191														06/26/18
44	Hoboken	NJ	7122	1175	Horvath	Emese	770. 910. 2934	emese.horvath @clubpilates.com	06/20/16	3	$125,000	2	1400 Hudson Street Suite 3C	Hoboken	NJ	07030	201- 839- 6648	12/21/16	1

			7122	1176									45-4 Riverwalk Pl.,	West New York	NJ	07093	201. 875. 1550	06/21/17
			7122	1177														12/21/17
45	Scottsdale	AZ	7128	1205	Jacobs	Keith	K: 910- 274- 8201	keith.jacobs @clubpilates.com; yvette.jacobs @clubpilates.com	07/29/16	3	$125,000	3	3750 E. Indian School Road	Phoenix	AZ	85018	480. 372. 4692	01/29/18	-
			7128	1204									8787 N. Scottsdale Rd. Ste23 2	Scottsdale	AZ	85253	480- 462- 1299	07/29/17
			7128	1203									9301 E. Shea Unit 104	Scottsdale	AZ	85260	480. 771. 3774	01/29/17
46	Baltimore	MD	7133	1368	Kay / Bateman	Karla / Liana	717. 825. 6150	karla.kay @clubpilates.com; liana.bateman @clubpilates.com	12/16/16	3	$125,000	2	100 Shawan Rd. Suite C	Hunt Valley	MD	21030	443- 541- 5505	06/16/17	1
			7133	1369									10209 GRAND CENTRAL AVE., SUITE 110	Ownings Mills	MD	21117	443. 541. 5424	12/16/17

			7133	1370														06/16/18
47	Ft. Lauderdale	FL	7136	1271	Kennedy	Kelly	305. 389. 5399	kelly.kennedy @clubpilates.com	09/22/16	3	$125,000	3	7050 W. Palmetto Park Rd #49/50	Boca Raton	FL	33433	561. 717. 2120	03/27/17	-
			7136	1270									Linton Blvd. & Lavers Ave.	Delray Beach	FL	33444	0	09/27/17
			7136	1272									#N/A					03/27/18
48	Sarasota	FL	7138	1462	Kilcullen / Keith	Peter / Gary	P: 727. 647. 0429	0	04/14/17	3	$125,000	2	5408 Lockwood Ridge Rd	Bradenton	FL	63385	636- 856- 5270	10/14/17	1
			7138	1463									8210 S. Tamiami Trail	Sarasota	FL	34238	941- 567- 6128	04/14/18
			7138	1464														10/14/18
49	Saratoga	CA	7141	1112	Ko/Wu	Ken/Jessie	k: 408. 641. 1511	ken.ko @clubpilates.com; jessie.wu @clubpilates.com	03/15/16	3	$125,000	2	14410 Big Basin Way, STE E	Saratoga	CA	95070	669. 256. 5200	09/16/16	1
			7141	1113									4338 Moorpark Ave	San Jose	CA	95129	669- 200- 5098	03/16/17

			7141	1114														09/16/17
50	Chicago	IL	7144	1433	Kohn	Eric & Kristin	773- 580- 9602	eric.kohn @clubpilates.com; kristin.kohn @clubpilates.com	03/08/17	6	$210,000	2	810 E. Ogden Ave., Unit 25	Westmont	IL	60559	630- 538- 7235	08/08/17	4
			7144	1434									708 Lake St.					01/08/18
			7144	1435														06/08/18
			7144	1436														11/08/18
			7144	1437														04/08/19
			7144	1438														09/08/19
51	San Carlos	CA	7151	1184	Lance	Renata and Sean	Renata (650) 759- 3283	renata.lance @clubpilates.com; sean.lance @clubpilates.com	05/12/14	3	n/a - pre- acquisition	3	1921 Douglas Boulevard, Suite 104	Roseville	CA	95661	916. 318. 9908	12/31/16	-
			7151	1019									490 South California Ave	Palo Alto	CA	94306	843- 800- 8991	02/01/16
			7151	1018									50 El Camino Real, #50	San Carlos	CA	94070	650- 722- 4710	01/00/00
			7151	1363														06/15/17

52	Atlanta	GA	7155	1354	Ledford	Mandy	828. 925. 3263	mandy.ledford @clubpilates.com	11/30/16	3	$125,000	2	Church St & N Decauter Rd	Deautur	GA		(770) 299- 9513	05/30/17	1
			7155	1355									2943 N. Druid Hills Rd. NE #460					11/30/17
			7155	1356														05/30/18
53	Alexandria	VA	7156	1439	Lee	Mindy	540- 419- 5079	mindy.lee @clubpilates.com	04/18/17	3	$125,000	-						09/13/17	3
			7156	1465														03/18/18
			7156	1466														09/18/18
54	New Hyde Park	NY	7160	1306	Lo	David	D: 646. 379. 0824 M: 516. 527. 4712	david.lo @clubpilates.com; michelle.lo @clubpilates.com	10/26/16	3	$125,000	1	1632 Marcus Ave.	New Hyde Park	NY	11040	516- 654- 6938	04/26/17	2
			7160	1307														10/26/17
			7160	1308														04/26/18
55	Brickell	FL	7106	1105	Maria Gutierrez	Tania Peck	T: 786. 218. 3572 M: 954. 673. 1536	Tania.peck @clubpilates.com; Mariaisabel.gutierrez @clubpilates.com	02/26/16	2	$99,000	2	117 SW 10th Ste #103	Miami	FL	33130	786. 509. 9831	08/24/16	-
			7106	1107									30 NW 34th St #2	Miami	FL	33127	(blank)	08/24/17

			7106	1106									5855 SW 72 St	South Miami	FL	33143	(786) 577- 9651	08/24/17
56	Highland Village	TX	7168	1255	Martin	Todd & Debi	D: 972. 977. 7277	debi.martin @clubpilates.com; todd.martin @clubpilates.com	09/26/16	7	$300,000	4	2317 North Tarrant Parkway, Suite 423	Fort Worth	TX	76177	682. 312. 6030	05/23/18	3
			7168	1252									2540 Justin Rd. Suite 177	Highland Village	TX	75077	972. 597. 4275	02/23/17
			7168	1253									4000 N. MacArthur Blvd. Ste #A122	Irving	TX	75038	469. 214. 4822	07/23/17
			7168	1254									4701 Colleyville Blvd. Ste 430	Dallas	TX	76034	817. 409. 6970	12/23/17
			7168	1256														10/23/18
			7168	1257														03/23/19
			7168	1258														08/23/19
57	DFW	TX	7177	1259	Millwee	Sarah	310- 795- 7465	sarah.millwee @clubpilates.com	04/05/18	3	$30,000							10/05/18

			7177	1260														04/05/19
			7177	1261														10/05/19
58	Portland	OR	7171	1421	McCartney	Alyssa	503- 740- 5025	alyssa.mccartney @clubpilates.com	03/02/17	3	$125,000	1	12900 SE 162nd Ave., Ste. 101	Happy Valley	OR	97086	(971) 236- 7634	09/03/17	2
			7171	1422														03/03/18
			7171	1423														09/03/18
59	Emeryville	CA	7175	1118	Miller	Jerry & Melissa	M: 510. 919. 4484	melissa.miller @clubpilates.com; jerry.miller @clubpilates.com	03/18/16	3	$125,000	1	2651 Blanding Avenue, Suite D	Alameda	CA	94501	(510) 578- 8593	09/18/16	2
			7175	1119														03/18/17
			7175	1120														09/18/17
60	Framingham	MA	7176	1221	Miller	Mike & Tammy	T: 860. 817. 8995	tammy.miller @clubpilates.com; mike.rizzo @clubpilates.com	08/25/16	6	$210,000	2	25 Prospect St	Framingham	MA	01701	774. 999. 0209	01/25/17	4
			7176	1222									389 Revolution Dr	Somerville	MA	02145	857- 997- 2580	06/25/17
			7176	1223														11/25/17

			7176	1224														04/25/18
			7176	1225														09/25/18
			7176	1226														02/25/19
61	Miami	FL	7178	1243	Mochon / Rosentgberg	Daniela / Horacio	D 786. 301. 2759	daniela.mochon @clubpilates. com; horacio.rosentgberg @clubpilates.com	09/16/16	3	$125,000	2	16850 Collins Ave #113D	Sunny Isles Beach	FL	33160	786- 765- 4646	03/11/17	1
			7178	1244									19021 Biscayne Blvd.					09/11/17
			7178	1245														03/11/18
62	St. Paul	MN	7185	1339	Nelson	Topher	612. 723. 6075	topher.nelson @clubpilates.com	11/23/2016*	6	$210,000	3	3845 Lexington Avenue North, Suite 111	Arden Hills	MN	55126	651- 383- 4640	11/23/17	3
			7185	1338					*Amended 11/21/17				4717 N. Highway 61	White Bear Lake	MN	51110	651. 505. 4200	05/23/17
			7185	1340									10945 Club Westparkway NE Suite 150					05/23/18

63			7185	1646														10/23/18
			7185	1647														03/23/19
			7185	1648														08/23/19
64	Seattle	WA	7186	1441	Nicholson	Candi	206- 661- 7334	candi.nicholson @clubpilates.com	03/03/17	3	$125,000	1	124 Denny Way	Seattle	WA	98109	206- 661- 7334	09/14/17	2
			7186	1442									425 Fairview Ave N					03/14/18
			7186	1443														09/14/18
65	Santa Clarita	CA	7191	1458	Ovakimian	Sarkis / Esther	S: 818. 675. 5061	sarkis.ovakimian @clubpilates.com; ester.plavdjian@ clubpilates.com	04/10/17	4	$165,000	2	27736 McBean Pkwy	Valencia	CA	91354	(661) 977- 6622	10/10/17	2
			7191	1092									5077 Lankershim Boulevard Suite F	North Hollywood	CA	91601	818- 2103 422	06/22/16
			7191	1459														04/10/18
			7191	1460														10/10/18
66	Symmes Township	OH	7192	1115	Pallatroni	Bob	513. 225. 4475	bob.pallatroni @clubpilates.com	03/17/16	3	$125,000	1	12088 Montgomery Road	Cincinnati	OH	45249	513. 766. 9008	09/17/16	2

			7192	1116														03/17/17
			7192	1117														09/17/17
67	Mooresville	NC	7196	1262	Pennypacker	John	980. 240. 1792	john.pennypacker @clubpilates.com	09/20/16	3	$125,000	3	146 Mooresville Commons Way Unit 25	Mooresville	NC	28117	980. 260. 0000	03/23/17	-
			7196	1263									9525 Birkdale Crossing Drive Ste 102	Huntersville	NC	28078	704- 631- 5600	09/23/17
			7196	1264									2373 Len Patterson Road Suite 103					03/23/18
68	Lincoln Park	IL	7200	1127	Phelps	Abby	312. 399. 3256	abby.phelps @clubpilates.com	03/30/16	3	$125,000	2	2047 N. Clybourn Ave	Chicago	IL	60614	312. 734. 1069	09/30/16	1
			7200	1128									4023 N Lincoln Ave	Chicago	IL	60618	773- 789- 7507	03/30/17
			7200	1129														09/30/17

69	Carrollwood	FL	7201	1172	Philyaw	Nathan	904. 635. 0298	nathan.philyaw @clubpilates.com	06/03/16	3	$125,000	2	13158 N Dale Mabry Hwy	Tampa	FL	33618	813. 773. 3880	12/03/16	1
			7201	1173									28249 Paseo Drive #190	Wesley Chapel	FL	33543	813. 607. 6655	06/03/17
			7201	1174														12/03/17
70	Marin	CA	7203	1240	Poletti	Natalie	650. 302. 1285	natalie.poletti @clubpilates.com	08/30/16	3	$125,000	1	208 Vintage Way, Ste G-10	Novato	CA	94945	415. 761. 1315	03/02/17	2
			7203	1241														08/30/17
			7203	1242														03/02/18
71	Spring Valley	NV	7210	1028	Rechester	Victoria/ Emil	Victoria (323) 899- 7083	emil.rechester @clubpilates.com	11/06/14	4	n/a - pre- acquisition	3	10525 S. Eastern Ave. Ste 140	Henderson	NV	89052	702. 907. 2758	02/06/17	1
			7210	1027									5060 S Fort Apache Ste 115	Las Vegas	NV	89148	702- 608- 1396	01/00/00
			7210	1029									7460 W Lake Mead Blvd. #E1	Las Vegas	NV	89108	702- 979- 2422	08/06/18
			7210	1030														02/06/20

72	Scarsdale	NY	7212	1192	Rhyu	Heather	310. 972. 8786	heather.rhyu @clubpilates.com	07/14/16	3	$125,000	2	365 Central Park Avenue	Scarsdale	NY	10583	914. 449. 4411	01/15/17	1
			7212	1193									875 Saw Mill River Rd	Ardsley	NY	10502	914- 292- 1292	07/15/17
			7212	1194														01/15/18
73	Louisville	KY	7217	1396	Ryser	Fred	F: 347. 997. 2052 K: 917. 597. 4334	fred.ryser @clubpilates.com; katie.ryser @clubpilates.com	01/31/17	3	$125,000	2	12955 Shelbyville Road, suite 102	Louisville	KY	40243	502- 907- 2364	01/31/18	1
			7217	1395									4600 Shelbyville Road, suite 104	Louisville	KY	40243	502- 907- 1577	07/31/17
			7217	1397														07/31/18
74	Portland	OR	7220	1228	Sander	Scott & Misty	S: 971. 998. 0279	scott.sander @clubpilates.com; misty.sander @clubpilates.com	08/25/16	3	$125,000	2	2725 SW Cedar Hills Blvd., Suite 100	Beaverton	OR	97005	205- 440- 2953	08/25/17	1
			7220	1227									7515 SW Barnes Rd. Ste 102	Portland	OR	97225	971. 249. 8555	02/25/17

			7220	1229														02/25/18
75	Paramus	NJ	7223	1090	Sapka	Allison / Chris	C: 201. 916. 3359 A: 973. 951. 2074	allison.sapka @clubpilates.com; chris.sapka @clubpilates.com	07/01/16	3	$125,000	3	525 Cedar Hill Ave	Wyckoff	NJ	07481	201. 447. 2500	06/22/16	-
			7223	1185									West Grand Aveand Mercedes Drive	Montvale	NJ	7645	201- 822- 5260	12/28/16
			7223	1186									700 Paramus Park					06/26/17
76	Chicago	IL	7225	1215	Schlichting	Steve & Robin	S: 815. 985. 1337	steve.schlichting @clubpilates.com; robin.schlichting @clubpilates.com	08/23/16	3	$125,000	2	3065 N. Perryville Rd., Ste #147	Rockford	IL	61114	815. 860. 0710	02/23/17	1
			7225	1216									2517 N. County Line Rd.					08/23/17
			7225	1217														02/23/18
77	Texas	TX	7228	1361	Schriever	Delma / Rick	281. 840. 0864	delma.schriever @clubpilates.com; rick.schriever @clubpilates.com;	12/14/16	3	$125,000	2	2323 Clear Lake City Blvd, Suite 183	Houston	TX	77062	832- 584- 4120	12/14/17	1

			7228	1360									3875 E. League City Pkwy	League City	TX	77573	832- 920- 3198	06/14/17
			7228	1362														06/14/18
78	North Raleigh	NC	7229	1230	Schuck/Smith/ Ruggieri	David / Jon / Joe	D: 336. 404. 7871	david.schuck @clubpilates.com; jon.smith @clubpilates.com; joe.ruggieri @clubpilates.com	08/25/16	6	$210,000	4	9400 Fallsof Neuse Rd	Raleigh	NC	27615	919. 670. 3077	01/25/17	2
			7229	1232									1800 E. Franklin Street #9	Chapel Hill	NC	27514	919. 781. 8089	06/25/17
			7229	1234									1104 Parkside Main Street	Cary	NC	27519	919. 899. 9035	11/25/17
			7229	1233										Raleigh	NC	27609	(707) 559- 9110	04/25/18
			7229	1231										Holly Springs	NC			09/25/18
			7229	1235														02/25/19

79	Pleasanton	CA	7232	1096	Shiraki	Robert/ Jessica	R: 650. 766. 5900	robert.shiraki @clubpilates.com; jessica.shiraki @clubpilates.com	02/15/16	6	$210,000	2	6766 Bernal Ave. Suite 530	Pleasonton	CA	94566	925. 255. 0880	03/28/17	4
			7232	1097									3418 Camino Tassajara	Danville	CA	94506	925 854 5500	09/28/17
			7232	1098														03/28/18
			7232	1099														02/15/18
			7232	1100														08/15/18
			7232	1101														02/15/19
80	Dallas	TX	7242	1273	Springer	Bobby	615. 268. 9432	bobby.springer @clubpilates.com/ sonya.springer @clubpilates.com	09/21/16	3	$125,000	2	1221 Flower Mound Rd Ste 320	Flower Mound	TX	75028	817. 668. 0108	03/28/17	1
			7242	1274									480 W. Southlake Boulevard, suite 131	Southlake	TX	76092	817- 668- 0011	09/28/17
			7242	1275														03/28/18
81	San Francisco	CA	7243	1159	Srivastava	Amit & Seema	408. 202. 9619	seema.srivastava @clubpilates.com; amit.srivastava @clubpilates.com	05/20/16	3	$125,000	1						11/20/16	2

			7243	1160														05/20/17
			7243	1161														11/20/17
82	Brookhaven	GA	7245	1094	Stennett	Kellen	K: 404. 456. 4110 M: 609. 605. 4315	kellen.stennett @clubpilates.com; matt.omiatek @clubpilates.com	02/10/16	3	$125,000	3	2391 Peachtree Rd, NE Suite B3AB	Atlanta	GA	30305	470. 885. 0623	02/10/17	-
			7245	1093									5001 Peachtree Blvd Suite 630	Chamblee	GA	30341	(678) 996- 1988	08/10/16
			7245	1095									5968 Roswell Road					08/10/17
83	Sherman Oaks	CA	7249	1238	Stromblad	Katya	818. 257. 3047	katya.stromblad @clubpilates.com	11/10/16	3	$125,000	2	10732 Jefferson Blvd.	Culver City	CA	90230	310. 424. 5290	02/28/17	1
			7249	1309									18741 Ventura Blvd	Tarzana	CA	91356	818- 949- 2727	08/28/17
			7249	1310														02/28/18
84	Temecula	CA	7255	1196	Teranchi	Shahin	951. 237. 2379	shahin.tehranchi @clubpilates.com; zohal.tehranchi @clubpilates.com	07/22/16	6	$210,000	3	33175 Temecula Pkwy Ste C	Temecula	CA	92562	951. 396. 7000	12/19/16	3

			7255	1197									341 E. Alessandro Blvd #2G	Riverside	CA	92508	951. 708. 3600	05/18/17
			7255	1198									450 Stuart Ave. Suite D-120	Redlands	CA	92374	909- 474- 7470	10/15/17
			7255	1199														03/14/18
			7255	1200														08/11/18
			7255	1201														01/08/19
85	Carmel	IN	7259	1130	Thorpe	Ralph / Julie	317. 696. 4600	ralph.thorpe @clubpilates.com	03/30/16	3	$125,000	1	2482 E. 146th Street	Carmel	IN	46033	317) 565- 4828	09/30/16	2
			7259	1711														09/02/18
			7259	1712														09/30/17
86	Boston	MA	7262	1444	Trauzzi / Hard	Christopher / Marjie	617- 880- 9987	chris.trauzzi @clubpilates.com; marjie.hard @clubpilates.com	03/14/17	3	$125,000	2	43 Middlesex Turnpike, Unit 12	Burlington	MA	01803	781- 300- 7525	09/16/17	1
			7262	1445									600 Market St., Suite 671	Lynnfield	MA	1940	781- 342- 0401	03/16/18

			7262	1446														09/16/18
87	Chino Hills	CA	7263	1109	Truong	Amy / Anthony	949. 278. 7719	amy.truong @clubpilates.com; tong.truong @clubpilates.com	02/26/16	3	$125,000	1	13920 City Center Drive Suite 4010	Chino Hills	CA	91709	909. 529. 1041	08/26/16	2
			7263	1110														02/26/17
			7263	1111														08/26/17
88	Wauwatosa	WI	7264	1149	Tsuchiyama	Robert & Beth	R: 404. 307. 5634	robert.tsuchiyama @clubpilates.com; beth.tsuchiyama @clubpilates.com	05/11/16	3	$125,000	2	6929 W. North Ave.	Wauwatosa	WI	53213	414- 395- 1122	11/11/16	1
			7264	1150														05/11/17
			7264	1151									340 N. Milwaukee St.,					11/11/17
89	New Jersey	NJ	7266	1343	Uku	Richard	917. 670. 7396	richard.uku @clubpilates.com	11/23/16	4	$165,000	3	3056 Route 10 West	Denville	NJ	7834	(blank)	11/25/17	1
			7266	1342									770 Bloomfield Ave.,	West Caldwell	NJ	07006	973- 787- 9074	05/25/17
			7266	1344									170 Hanover Ave					05/25/18
			7266	1414														11/25/18

90	Englewood	NJ	7267	1267	Untener	Scott	914. 261. 1219	scott.untener @clubpilates.com	09/20/16	3	$125,000	2	269 Livingston Street Ste P	Northvale	NJ	7647	201- 588- 5403	09/23/17	1
			7267	1265									19 W. Palisade Ave.	Englewood	NJ	07631	201. 568. 1700	03/23/17
			7267	1266														03/23/18
91	Campbell	CA	7269	1078	Venkatatesan	Hema & Anathan	208. 863. 0943	hema.venkatesan @clubpilates.com; venkat.ananthan @clubpilates.com	11/20/15	3	$125,000	1	10 E Hamilton Ste# 300	Campbell	CA	95008	408. 412. 0130	05/20/16	2
			7269	1079														11/20/16
			7269	1080														05/20/17
92	Los Angeles	CA	7271	1056	Violas	Stephanie	(310)- 489- 9803	stephanie.violas @clubpilates.com	04/17/17	3	$125,000	2	1119 S. Hope Street	Los Angeles	CA	90015	213- 204- 6900	01/00/00	1
			7271	1468									200 S. Los Angeles Street, Suite E	Los Angeles	CA	90012	213 536 5203	10/20/17
			7271	1469														04/20/18
			7271	1470														10/20/18
93	OC-LA	CA	7281	1009	Watson / Lombardi	Keely / Ed	Keely (619) 261- 5898	keely.watson @clubpilates.com; ed.lombardi @clubpilates.com	12/31/14	5	n/a - pre- acquisition	5	33611 Del Obispo St.	Dana Point	CA	92692		01/00/00	-

			7281	1057									7318 Santa Monica Blvd. Suite #20	West Hollywood	CA	90046	323- 774- 2701	01/00/00
			7281	1031									25800 Jeronimo Road Ste 404	Mission Viejo	CA	92691	949- 446- 8243	01/00/00
			7281	1032									30100 Town Center Drive, Suite B-1	Laguna Niguel	CA	92677	949- 257- 2292	01/00/00
			7281	1058									1720 West Sunset Blvd	Echo Park	CA	90026	323- 505- 4355	12/09/15
94	Orange County	CA	7280	1322	Watson / Lombardi	Keely / Ed	Keely (619) 261- 5898	keely.watson @clubpilates.com; ed.lombardi @clubpilates.com	11/16/16	3	$125,000	2						05/16/17	1
			7280	1324														11/16/17
			7280	1323									1040 Bayside Drive					05/16/18

95	Houston	TX	7284	1325	Wells	Daniela & David	832. 923. 0228	david.wells @clubpilates.com; daniela.wells @clubpilates.com	11/18/16	3	$125,000	2	16430 W. Lake Houston Pkwy., Suite 300-	Houston	TX	77044	832. 779. 2622	05/16/17	1
			7284	1326									730 Kingwood Dr.	Kingwood	TX	77399	(832) 592- 7953	11/16/17
			7284	1327														05/16/18
96	Long Island	NY	7287	1315	Wolk	David	914. 260. 7489	david.wolk @clubpilates.com	11/08/16	3	$125,000	1	6226 Jericho Turnpike	Commack	NY	11725	631- 600- 3072	05/09/17	2
			7287	1316														11/09/17
			7287	1317														05/09/18
97	Alpharetta	GA	7288	1218	Worley	Mark	678. 488. 0785	mark.worley @clubpilates.com	08/23/16	3	$125,000	2	3005 Old Alabama Rd	Alpharetta	GA	30022	678. 919. 8733	02/23/17	1
			7288	1219									7160 Avalon Blvd	Alpharetta	GA	30009	678- 996- 5336	08/23/17
			7288	1220														02/23/18
98	East Montgomery	AL	7030	1473	Brazell	Craig/Lanie	(334) 538- 8102	Craig.Brazell @clubpilates.com	05/19/17	3	$125,000	3	2311 Bent Creek RD STE 400	Auburn	AL	36830	334- 414- 4548	11/19/18	-

			7030	1472									2940 #D Zelda Rd	Montgomerty	AL	36106	334- 328- 2465	05/19/18
			7030	1471									8143 Vaughn Rd	Montgomery	AL	36116	334- 603- 8055	11/19/17
99	Tampa	FL	7140	1474	Kitchen/Erickson	Kim/Joe		Kim.Kitchen @clubpilates.com	05/19/17	3	$125,000	1	12454 State Rd 54	Odessa	FL	33556	(813) 563- 5353	11/19/17	2
			7140	1475														05/19/18
			7140	1476														11/19/18
100	Napa	CA	7035	1477	Campton	Lois	(415) 722- 8690	Lois.Campton @clubpilates.com	05/22/17	3	$125,000	1	289 N. McDowell Blvd	Petaluma	CA	94954		11/22/17	2
			7035	1478									7735 N Blackstone #101	Fresno	CA	93720		05/22/18
			7035	1479														11/22/18
101	Chicago	IL	7147	1480	Kulkarni	Pradnya	847. 630. 2081	Pradnya.Kulkarni @clubpilates.com	05/22/17	3	$125,000	2	388 half day road	buffalo grove	IL	60089	224 377 0305	11/22/17	1
			7147	1481									1614 S. Milwaukee Ave.,					05/22/18
			7147	1482														11/22/18
102	Plano	TX	7184	1483	Mullins	John	713. 598. 2785	John.Mullins @clubpilates.com	05/22/17	3	$125,000	1	6850 N Shiloh Rd Suite H1	garland	TX	75044		11/22/17	2

											00		Shiloh Rd Suite H1			4
			7184	1484														05/22/18
			7184	1485														11/22/18
103	New Mexico	NM	7216	1486	Rule	Brian / Jessica	(505) 270- 3494	Brian.Rule @clubpilates.com	05/22/17	6	$210,000	1	11000 Montgomery Blvd NE, Ste 3	Albuquerque	NM	87111	505- 395- 9511	11/22/17	5
			7216	1487														05/22/18
			7216	1488														11/22/18
			7216	1539														05/22/19
			7216	1540														11/22/19
			7216	1541														05/22/20
104	Florida	FL	7000	1491	Abbe/Willits	Steve/Shannon		Steve.Abbe @clubpilates.com	05/23/17	2	$99,000	2	13211 McGregor Blvd, Suite 105-A	Fort Myers	FL	33919	239- 603- 7300	05/23/18	-
			7000	1490									13451 Brookshire Lake Blvd	Ft Myers	FL	33966	239- 603- 7300	11/23/17
105	Rancho Mirage	CA	7066	1492	Dordell/ Fenske	Chris/Jason		Chris.Dordell @clubpilates.com	05/23/17	2	$99,000	2	42- 440 Bob Hope Drive, Suite 42440 -1B	Rancho Mirage	CA	92270	760- 209- 9722	11/23/17	-

			7066	1493									425 S. Sunrise, Bldg H2A,	Palm Springs	CA	92262		05/23/18
106	Park Ridge	IL	7089	1495	Gentner	Andy	(630) 329- 9580	Andy.Gentner @clubpilates.com	05/23/17	3	$125,000	2	142 South 1st St.	St. Charles	IL	60174	630. 283. 3700	05/23/18	1
			7089	1494									70 N. Northwest Highway	Park Ridge	IL	60068	847- 744- 6464	11/23/17
			7089	1496														11/23/18
107	Sacramento	CA	7240	1498	Smith	Katie	(404) 210- 2270	Katie.Smith @clubpilates.com	05/23/17	3	$125,000	1	2860 Del Paso Rd., Ste. 300	Sacramento	CA	95834	(916) 900- 6473	11/23/17	2
			7240	1499														05/23/18
			7240	1500														11/23/18
108	Chicago	IL	7161	1504	London	Larry/Crystal	(708) 269- 6964	Larry.London @clubpilates.com	05/25/17	3	$125,000	1	1107 N. Elmhurst Rd.					11/25/17	2
			7161	1505														05/25/18
			7161	1506														11/25/18

109	Charleston	FL	7291	1507	York/Schlobohm	Shaun/Zach		Shaun.York @clubpilates.com	05/25/17	3	$125,000	1	3438 Lithia Pinecrest Road,	Valrico	FL	33956	813- 540- 2425	11/25/17	2
			7291	1508														05/25/18
			7291	1509														11/25/18
110	Central NJ	NJ	7060	1510	Davis	Brennan	(973) 214- 7810	Brennan.Davis @clubpilates.com	05/26/17	3	$125,000	1	12 Route 9 North	Marlboro	NJ	7751	732- 984- 9696	11/26/17	2
			7060	1511														05/26/18
			7060	1512														11/26/18
111	Red Bank	NJ	7149	1513	Laden	Gary	(347) 678- 4141	Gary.Laden @clubpilates.com	05/26/17	3	$125,000	1	1377 Route 35	Middletown	NJ	7748	732- 639- 1046	11/26/17	2
			7149	1514														05/26/18
			7149	1515														11/26/18
112	New Jersey	NJ	7241	1516	Spidare	Todd & Karen	(513) 254- 8407	Todd.Spidare @clubpilates.com	06/15/17	3	$125,000	2	100 Reaville Ave., Unit #5	Flemington	NJ	8822	908- 483- 7888	12/15/17	1
			7241	1517									334 Chimney Rock Rd.,					06/15/18
			7241	1518														12/15/18
			7241	1389														12/15/18

113	San Antonio	TX	7246	1519	Stephens	Michelle	(512) 563- 8040	Michelle.Stephens @clubpilates.com	06/15/17	3	$125,000	1	1150 N. Loop 1604 W., Suite 140	San Antonio	TX	78248	0	12/15/17	2
			7246	1520														06/15/18
			7246	1521														12/15/18
114	Charleston	SC	7086	1525	Garrett	Jim / Patty	(603) 491- 7240	Jim.Garrett @clubpilates.com	06/19/17	6	$210,000	3	9512 Dorchester Rd, Suite 150	Sumerville	SC	29485	843- 800- 8990	06/19/18	3
			7086	1524									1739 Maybank Hwy, Suite L	Charleston	SC	29412	843- 800- 8986	12/19/17
			7086	1526										Mt Pleasant	SC	29464	0	12/19/18
			7086	1527														06/19/19
			7086	1528														12/19/19
			7086	1529														06/19/20
115	Winchester	MA	7062	1533	Day	Tim	(857) 488- 0989	Tim.Day @clubpilates.com	06/20/17	2	$99,000	-						12/20/17	2
			7062	1534														06/20/18

116	Phoenix	AZ	7110	1535	Hansen	Peter	(218) 349- 9728	Peter.Hansen @clubpilates.com	06/27/17	3	$125,000	3	3130 N. Recker Road Suite 103	Mesa	AZ	85215	480- 562- 3501	12/27/17	-
			7110	1536														06/27/18
			7110	1388									2122 East Baseline Rd, Ste 3	Mesa	AZ	85204	480- 795- 5916	12/26/18
117	Seattle	WA	7231	1543	Shah	Vishrut		Vishrut.Shah @clubpilates.com	07/21/17	3	$125,000	2	2601 76th Ave SE	Mercer Island	WA	98040	(206) 227- 4343	01/21/18	1
			7231	1544									213 Park Lane					07/21/18
			7231	1545														01/21/19
118	Greenville	SC	7194	1546	Patterson / Cole	John / Daniel		John.Patterson @clubpilates.com	07/26/17	3	$125,000	1	2107 Augusta St	Greenville	SC	29605	864- 469- 2330	01/26/18	2
			7194	1547														07/26/18
			7194	1548														01/26/19
119	Virginia Beach	VA	7069	1530	Dunn	Ray	(757) 449- 0434	Ray.Dunn @clubpilates.com	07/28/17	3	$125,000	1	237 Hanbury Rd. East, Suite 12					01/28/18	2
			7069	1532														07/28/18
			7069	1551														01/28/19

120	North Dallas	TX	7083	1552	Furniss	Mike	(734) 634- 5979	Mike.Furniss @clubpilates.com	07/28/17	3	$125,000	1	3301 N Goliad St. Suite 103	Rockwall	TX	75087		12/28/17	2
			7083	1553														07/28/18
			7083	1554														12/28/18
121	Bethesda	MD	7092	1555	Goldberg	Sue / Phil		Sue.Goldberg @clubpilates.com	07/28/17	3	$125,000	1	4959 Elm Street,	Bethesada	MD	20814	301- 541- 8807	01/28/18	2
			7092	1556														12/28/17
			7092	1557														07/28/18
122	DFW	TX	7125	1558	Howard	Kendall	(806) 438. 0840	Kendall.Howard @clubpilates.com	07/28/17	6	$210,000	2	821 E Lamar Blvd					12/28/17	4
			7125	1559														05/28/18
			7125	1560									3220 Teasley					10/28/18
			7125	1561														03/28/19
			7125	1562														08/28/19
			7125	1563														01/28/20
123	Ridgefield	CT	7077	1566	Fay	Ken & Jennifer	(203) 253- 3980	Ken.Fay @clubpilates.com	08/09/17	3	$125,000	1	85 Mill Plain Rd V1	Fairfield	CT	6824	(203) 659- 0090	02/09/18	2
			7077	1567														08/09/18

			7077	1568														02/09/19
124	DFW & Santa Barbara	TX/ CA	7261	1570	Tortolani	Cynthia	214. 558. 1075	Cynthia.Tortolani @clubpilates.com	08/09/17	3	$125,000	1	3951 State Street	Santa Barbara	CA	93105	805- 618- 1012	02/09/18	2
			7261	1571														08/09/18
			7261	1569														02/09/19
125	Manhattan	NY	7290	1572	Yang / Barletta	John / Renee		John.Yang @clubpilates.com	08/09/17	2	$99,000	-						02/09/18	2
			7290	1573														08/09/18
126	Dayton	OH	7234	1577	Shumway	Jeff & Lisa	(937) 545- 5114	Jeff.Shumway @clubpilates.com	08/15/17	3	$125,000	1	2451 Lakeview Dr., Ste. 104	Beavercreek	OH	45431	(937) 365- 2929	02/15/18	2
			7234	1578														08/15/18
			7234	1579														02/15/19
127	Central NJ	NJ	7105	1580	Guirguess	David	(201) 341- 9001	David.Guirguess @clubpilates.com	08/17/17	3	$125,000	-						02/17/18	3
			7105	1581														08/17/18
			7105	1582														02/17/19

128	Pittsburgh	PA	7129	1584	Johansen	Trey & Christina	(412) 992- 7641	Trey.Johansen @clubpilates.com	08/17/17	3	$125,000	2	8013 McKnight Rd, 200B	Pittsburg	PA	15237	412. 278. 7435	02/17/18	1
			7129	1583														08/17/18
			7129	1585														02/17/19
129	Billings	MT	7143	1586	Koeplin	David & Kristin	(406) 579- 2237	David.Koeplin @clubpilates.com	08/24/17	5	$175,000	1	7901 NE 6th Ave., Suite 109					06/24/18	4
			7143	1587														11/24/18
			7143	1588														04/24/19
			7143	1589														09/24/19
			7143	1590														01/24/18
130	Rockville	MD	7252	1592	Swingler	Kevin	(301) 379- 3998	Kevin.Swingler @clubpilates.com	08/28/17	3	$125,000	1	18119 Town Center Drive					02/28/18	2
			7251	1591														08/28/18
			7251	1593														02/28/19
131	Atlanta	GA	7209	1601	Rebala	Sekhar		Sekhar.Rebala @clubpilates.com	08/31/17	3	$125,000	-						02/28/18	3
			7209	1602														08/31/18
			7209	1603														02/28/19

132	Colorado	CO	7044	1607	Cavanaugh	Josh & Elizabeth	303- 915- 2372	Josh.Cavanaugh @clubpilates. com		4	$210,000	1	5935 Dublin Blvd.	Colorado Springs	CO	80923		02/15/18	3
			7044	1608														07/15/18
			7044	1609														12/15/18
			7044	1610														05/15/19
133	Oklahoma City	OK	7055	1613	Creecy	David & Janelle	(405) 370- 7538	David.Creecy @clubpilates.com	09/15/17	3	$125,000	2	7550 N. May Ave., #100	Oklahoma City	OK	73116	405- 607- 3355	03/15/18	1
			7055	1614									15124 Lleyton Court, Ste. 105	Edmond	OK	73013		09/15/18
			7055	1615														03/15/19
134	Carmel/ Central CA	CA	7080	1690	Foster	Michele & Dale	(310) 373- 2292	Michele.Foster @clubpilates.com		2	$125,000	-						02/22/19	2
			7080	1691														08/24/18
135	West Boston	MA	7031	1663	Bruce	Jeff / Michaela	(508) 981- 8181	michaela.bruce @clubpilates.com	12/22/2017	6	$210,000	1					0	05/22/18	5
			7031	1664														10/22/18
			7031	1665														03/22/19

			7031	1666														08/22/19
			7031	1667														01/22/20
			7031	1668														06/22/20
136	New York	NY	7042	1680	Cavallo	Jason/Darin	(917) 698- 2739	jason.cavallo @clubpilates.com	01/25/18	3	$125,000	-						06/25/18	3
			7042	1681														12/25/18
			7042	1682														06/25/19
137	Atlanta	GA	7065	1631	Devos	Jack / Teresa	(404) 824- 7229	teresa.devos @clubpilates.com	10/23/17	3	$125,000	1	5552- B Chamblee Dunwoody RD	Dunwoody	GA	30338	770- 573- 0241	04/24/18	2
			7065	1632													770- 573- 0241	10/24/18
			7065	1633														10/24/18
138	Ft Collins	CO	7070	1623	Durand	Jordan	(970) 381- 3736	jordan.durand @clubpilates.com	10/2/2017	2	$99,000	2	244 North College Ave Suite 125	Fort Collins	CO	80524	970- 300- 9707	04/03/18	-
			7070	1624									2720 Council Tree Avenue, Suite 102	Fort Collins	CO	80525	970- 999- 0150	10/03/18

139	Brooklyn	NY	7091	1352	Gevinski	Sarah	(646) 425- 8244	sarah.gevinski @clubpilates.com	11/30/16	4	$165,000	1	30 E Main St					05/30/18	3
			7091	1650														11/30/18
			7091	1651														05/30/19
			7091	1652														11/30/19
			7091	1653														11/30/19
140	Columbus	OH	7173	1694	McTigue	Caitlin	(614) 832- 5985	caitlin.mctigue @clubpilates.com	02/06/18	3	$125,000	-						08/08/18	3
			7173	1695														02/07/19
			7173	1696														08/09/19
141	Cave Creek	AZ	7202	1497	Pickens	Kim	(602) 790- 0769	kim.pickens @clubpilates.com	05/23/17	3	$125,000	1	31313 N Scottsdale Rd.	Scottsdale	AZ	85266	480- 900- 7278	11/23/17	2
			7202	1671														06/28/18
			7202	1672														12/28/18
142	Long Island	NJ	7213	1643	Rosenbluth	Allen & Pamela	(516) 432- 7704	pamela.rosenbluth @clubpilates.com	11/13/17	3	$125,000	1	3197 Long Beach Rd.					05/13/18	2
			7213	1644														11/13/18
			7213	1645														05/13/19

143	Long Beach	CA	7214	1351	Rubin	Michael & Alyssa	(562) 754- 4204	Michael.Rubin @clubpilates.com	11/29/16	2	$99,000	1	5939 E. Spring Street,					04/20/18	1
			7214	1630														10/20/18
144	Avon	OH	7222	1656	Sapitro	Jim & Dianne	(440) 665- 7941	jim.sapitro @clubpilates.com	11/15/17	6	$210,000	1						05/15/18	5
			7222	1657									4223 East Royalton Rd					10/15/18
			7222	1658														03/15/19
			7222	1659														08/15/20
			7222	1673														01/15/21
			7222	1678														06/15/21
145	Ann Arbor	MI	7272	1178	Vogel	Nick	(989) 992- 8422	nick.vogel @clubpilates.com	06/28/16	2	$99,000	1	3372 Washtenaw Ave	Ann Arbor	MI	48104	734. 887. 1938	02/24/19	1
			7272	1697														08/26/19
			7272	1698														08/26/19
146	Miami- Ft. Lauderdale	FL	7277	1683	Wance/Caneppa/ Cazzani/ Morais	Felipe/Felipe/ Fabian/guilherme	(954) 544- 0609	felipe.wance @clubpilates.com	01/30/18	3	$125,000	-						12/28/18	3
			7277	1684														06/28/19
			7277	1685														12/28/19

147			7289	1091	Wynkoop	Dan	(503) 720- 9556	dan.wynkoop @clubpilates.com	12/22/15	3	$125,000	2	12305 SW Horizon Blvd Suite J207	Beaverton	OR	97007	(503) 605- 1453	06/22/16	1
			7289	1202									21370 SW Langer Pkwy. Ste.14 4	Sherwood	OR	97140	503- 352- 4543	01/28/17
			7289	1744														11/30/18
*148	DC	DC	7017	1713	Beale	Will	202- 868- 1545	will.beale @clubpilates.com	03/29/18	3	$125,000	-						09/29/18	3
			7017	1714														02/28/19
			7017	1715														08/29/19
149	Fresno	CA	7058	1594	Danzig		248- 561- 1641	dan.danzig @clubpilates.com	04/05/18	3	$125,000	-						09/05/18	3
			7058	1595														05/05/19
			7058	1596														11/05/19
150	Long Island		7061	1724	Davis/ Stalek	Martin/ Rebecca		martin.davis @clubpilates.com	05/11/18	3	$125,000	-						11/11/18	3
			7061	1725														05/11/19
			7061	1726														11/11/19

151	Jacksonville	FL	7071	1705	Durbin	Josh & Elizabeth	(843) 408- 1675	josh.durbin @clubpilates.com	03/02/18	3	$125,000	-	09/03/18	3
			7071	1706									02/03/19
			7071	1707									08/03/19
152	Long Island	NY	7095	1597	Goldstein	David	516- 527- 4040	david.goldstein @clubpilates.com	04/05/18	3	$125,000	-	10/02/18	3
			7095	1598									04/05/19
			7095	1599									10/05/19
153	Houston	TX	7265	1721	Uffelman	Brian	281- 630- 3484	brian.uffelman @clubpilates.com	05/03/18	3	$125,000	-	11/02/18	3
			7265	1722									11/03/19
			7265	1723									11/03/20
154	Lexington		7170	1716	McCarter		(859)- 552- 8055	rob.mccarter @clubpilates.com	05/31/18	2	$99,000	-	09/30/18	2
			7170	1738									03/30/19
155	Indianapolis	IN	7259	1711	Thorpe	Ralph/Julie	(317) 696- 4600	ralph.thorpe @clubpilates.com	03/02/18	2	$99,000	-	09/02/18	2
			7259	1712									09/29/18
156	Arkansas	AK	7254	1727	Teater/Neblett	Bryce		bryce.teater @clubpilates.com	05/21/18	6	$210,000	-	10/21/18	6
			7254	1728									03/21/19
			72	17									08/2
			54	29									1/19

			7254	1730									01/21/20
			7254	1731									06/21/20
			7254	1732									09/21/20
157	Denver	CO	7268	1741	Van Horn	Erik	605- 645- 1465	erik.vanhorn @clubpilates.com	05/31/18	3	$125,000	-	11/30/18	3
			7268	1742									05/31/19
			7268	1743									11/30/19

(d)

1.

Pursuant to the terms of that certain Asset Purchase Agreement (the “AKT Purchase Agreement”) between AKT Franchise, LLC (the “Licensor”), AKT inMotion Inc., (the “Licensee”) and certain other parties thereto, Licensor licenses its intellectual property to the Licensee (which was purchased by the Licensor from the Licensee pursuant to the Purchase Agreement) for Licensee to use in its operation of “AKT” studios. Such arrangement will remain in place until the Licensor and the Licensee enter separate written Franchise Agreements (collectively this disclosure is referred to herein as the “License Arrangement”).

2.

Pursuant to the terms of that certain Asset Purchase Agreement (the “Row House Purchase Agreement”) dated December 8, 2017 between Row House Franchise, LLC (the “Row House Licensor”), Row House Holdings, Inc., (the “Row House Licensee”) and certain other parties thereto, the Row House Licensor licenses its intellectual property to the Row House Licensee (which was purchased by the Row House Licensor from Row House Licensee pursuant to the Row House Purchase Agreement) for Row House Licensee to use in its operation of “Row House” studios. Such arrangement will remain in place until the Row House Licensor and Row House Licensee enter separate written Franchise Agreements (collectively this disclosure is referred to herein as the “Row House License Arrangement”).

3.

Pursuant to the terms of that certain Asset Purchase Agreement (the “Stretch Lab Purchase Agreement”) dated November 15, 2017 between Stretch Lab Franchise, LLC (the “Stretch Lab Licensor”), Stretch Lab, LLC (the “Stretch Lab Licensee”) and certain other parties thereto, the Stretch Lab Licensor licenses its intellectual property to the Stretch Lab Licensee (which was purchased by the Stretch Lab Licensor from Stretch Lab Licensee pursuant to the Stretch Lab Purchase Agreement) for Stretch Lab Licensee to use in its operation of “Stretch Lab” studios. Such arrangement will remain in place until the Stretch Lab Licensor and Stretch Lab Licensee enter separate written Franchise Agreements (collectively this disclosure is referred to herein as the “Stretch Lab License Arrangement”).

4.

Pursuant to the terms of that certain Asset Purchase Agreement (the “Yoga Six Purchase Agreement”) dated July 26, 2018 between Yoga Six Franchise, LLC (the “Yoga Six Licensor”), and Yoga 6 Company, LLC (the “Yoga Six Licensee”) Yoga Six Licensor licenses its intellectual property to the Yoga Six Licensee (which was purchased by the Yoga Six Licensor from the Yoga Six Licensee pursuant to the Purchase Agreement) for Yoga Six Licensee to use in its operation of “Yoga Six” studios. Such arrangement will remain in place until the Yoga Six Licensor and the Yoga Six Licensee enter separate written Franchise Agreements (collectively this disclosure is referred to herein as the “Yoga Six License Arrangement”).

Pure Barre

5.	PB Franchising, LLC Franchise Disclosure Document, Issuance Date: October 2012
6.	PB Franchising, LLC Franchise Disclosure Document, Issuance Date: March 27, 2013
7.	PB Franchising, LLC Franchise Disclosure Document, Issuance Date: March 26, 2014
8.	PB Franchising, LLC Franchise Disclosure Document, Issuance Date: March 18, 2015

9.	PB Franchising, LLC Franchise Disclosure Document, Issuance Date: March 18, 2015, as amended May 7, 2015
10.	Disclosure Document of PB Franchising, LLC [Canada], Issuance Date: May 9, 2014
11.	Statement of Material Change to the Disclosure Document of PB Franchising, LLC [Canada] dated May 9, 2014, Issuance Date: September 4, 2014.

(e)

As of the Closing Date, no Franchise Agreements have been signed for FCF.

As of the Closing Date, LBF Franchise Agreements and S415 Franchise Agreements have been granted to the following franchisees:

LBF

Robert Palazzi and Diane Palazzi

Business Entity: Diane Palazzi One, LLC

Agreement: LBF Franchise Agreement_LBF_Diane Palazzi One, LLC_Eff. 06/26/17

Territory: Northern New Jersey

Address: 59 May Dr., Chatham, NJ 07928

Phone: (973) 408-9019

Carl Kirkham Peacock and Pamela J. Tanase

Business Entity: N/A

Agreement: LBF Franchise Agreement_LBF_C.Peacock&P.Tanase_Eff. 4/20/17

Territory: Los Angeles, CA

Address: 220 Salido del Sol, Santa Barbara, CA 93109

Phone: (805) 455-5983

Daniel S. van Zeyl

Business Entity: N/A

Agreement: LBF Franchise Agreement_LBF_D.vanZeyl_Eff. 12/28/16

Territory: Miami, FL

Address: 950 Brickell Bay Dr., Unit 510 Miami, FL 33131

Phone: (305) 753-7434

Lezlie A. Snoozy-Kaitfors and Michael B. Kaitfors

Business Entity: N/A

Agreement: LBF Franchise Agreement_LBF_L.Snoozy-Kaitfors&M.Kaitfors_Eff. 1/20/17

Territory: Phoenix, AZ

Address: 2407 N. 3rd St., Spearfish, SD 57783

Phone: (605) 641-0433

Venkat Sunil Mentreddi

Business Entity: N/A

Agreement: LBF Franchise Agreement_LBF_V.Mentreddi_Eff. 7/28/17

Territory: Dallas-Fort Worth, TX

Address: 4140 Newton Ave., Unit 5 Dallas, TX 75219

Phone: (251) 458-9698

S415

Jane K. Fletcher

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_J.Fletcher_Eff. 09/08/17

Territory: Denver, CO

Address: 1169 South York Street, Denver, CO 80210

Phone: (303) 284-6739

Megan E. Lawler and Timothy G. Lawler

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_M.Lawler & T.Lawler_Eff. 09/11/17

Territory: Denver, CO

Address: 3341 Vrain Street, Denver, CO 80212

Phone: (708) 334-7108

Margaux P. Chandler and William R. Chandler

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_M.Chandler & W.Chandler_Eff. 09/12/2017

Territory: Milwaukee, WI

Address: 1622 N. Richmond Street, Chicago, IL 60647

Phone: None provided

Craig A. Brummell and Marta R. Brummell

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_C.Brummell & M.Brummell_Eff. 09/12/2017

Territory: Denver, CO

Address: 2709 Twixwood Lane, South Bend, IN 46617

Phone: (574) 286-9026

Corey Goldberg, Sara Goldberg, and Domenic V. Poeta

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_C.Goldberg, S.Goldberg, & D.Poeta_Eff. 09-12-2017

Territory: Milwaukee, WI

Address: 1350 Bayberry Lane, Deerfield, IL 60015

Phone: (847) 912-1289

David Jones and Kathleen Jones

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_D.Jones & K.Jones_Eff. 9/25/17

Territory: Louisville, KY

Address: 516 Saddle Ridge Dr. Knoxville, TN 37934

Phone: (865) 567-1163

Bradley Howard & Joy Howard

Business Entity: N/A
Agreements (2):	S415 Franchise Agreement_S415_B.Howard & J.Howard_Eff.
09/25/2017
S415 Franchise Agreement_S415_B.Howard & J.Howard_Eff. 09/25/2017* *(Opening Deadline for this Franchise Agreement modified to 03/19/2019)
Territory: Greenville, SC
Address: 223 Lakefront Rd., Townville, SC 29689
Phone: (864) 420-3493

Katie Blickhan, Scott Blickhan, Chad Hemminger, Sara Wortman

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_K.Blickhan S.Blickhan C.Hemminger S.Wortman_Eff.09/28/2017)

Territory: Columbus, OH

Address: 7749 Mellacent Dr., Columbus, OH 43235

Phone: (614) 769-1728

Jim Murrin

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_J.Murrin_Eff.09/29/2017

Territory: Orlando, FL

Address: 541 N Brainard Ave., La Grange, IL 60526

Phone: (773) 551-6597

Hall Pass Fit, LLC – Jeff Hall

Business Entity: Hall Pass Fit, LLC

Agreement: S415 Franchise Agreement_S415_Hall Pass Fit, LLC_Eff. 10/28/2017

Territory: Memphis, TN

Address: 717 Riverside Drive, Unit 1509, Memphis, TN 38103

Phone: (901) 335-1292

Shaunda Chin-Bonds

Business Entity: N/A/

Agreement: S415 Franchise Agreement_S415_S.Chin-Bons_Eff.10/31/2017

Territory: Detroit, MI

Address: 22628 Lilly Pad Lane, Frankfort, IL 60423

Phone: (312) 285-7761

Giovanni De Choudens & Lilliam Cordero

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_G.DeChoudens & L.Cordero_Eff. 12/27/2017

Territory: San Francisco, CA

Address: 762 Liquidamber Pl. Danville, CA 94506

Phone: (479) 366-2261

Adria Swindle, Jeff Swindle, Christopher Cocke & Marty Olsen

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_A.Swinlde J.Swindle C.Cocke.

M.Olsen_Eff.02/05/2018

Territory: Salt Lake City, UT

Address: 1389 Harvard Ave., Salt Lake City, UT 84105

Phone: (801) 897-3777

Jennifer Coopman, Katie Horner, Scott Thompson

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_J. Coopman K.Horner S.Thompson_Eff. 02/05/2018

Territory: Madison, WI

Address: 531 Jo Ann Ct., Sun Prairie, WI 53590

Phone: (262) 749-0426

Salil Bhatnagar

Business Entity: N/A

Agreement: S415 Franchise Agreement_S415_S.Bhatnagar_Eff.02/22/2018

Territory: Northern VA

Address: 22354 N. Greenmeadow Drive, Kildeer, IL 60047

Phone: (312) 420-0105

CycleBar:

1.

All Franchise Agreements have 7% royalty rate and minimum royalty of $250 per week (provided, that the royalty rate with respect to Spynergy, LLC will increase from 0% to 4% if sold within 90 days, or 7% if not sold in 90 days from the Closing.

2.	CB Kenwood increase in royalty rate from 0% to 7%, with 90-day grace period from the Closing.
3.	All franchise agreements have up to 2% marketing fund
4.	All franchise agreements have 10-year renewal

Agreement Date	Franchisee Name	Market Purchased	#Units	Franchisee Entity Name	Address	City	State	ZIP	Telephone

26-Feb-15	Douglas A. Dolenc & Mindy R.	Indianapolis, IN	1	M.D. Dolenc Enterprise Inc.	2661 Old Vines Dr	Westfield	IN	46074	248-709-0204

	Dolenc
5-Mar-15	Shirelle & Joel Vilmenay	New Orleans, LA	3	Crescent City Cycle, LLC	671 Arabell a Street	New Orleans	LA	70115	(703) 477-9501
5-Mar-15	Patrick & Anna Walsh	Denver, CO	1	RYR Colorado, LLC	2271 South Joyce Street	Lakewood	CO	80228	303-717- 7708
5-Mar-15	Dan Murphy	Dallas-Fort Worth, TX	4	JCN Corporation	3305 Cotton wood Drive	Flower Mound	TX	75028	(617) 413-9080
13-Mar-15	David Schay and Haley Arthur	Memphis, TN	1	N/A	2394 Cedar Dale Drive	Germantown	TN	38139	901-491- 3838
27-Mar-15	Dave Bridges	Detroit, MI	1	N/A	37722 Southampton	Livonia	MI	48154	248-229- 1731
30-Mar-15	Susan Grant	Chicago, IL	1	Fit Lilly LLC	725 S. Kensington Ave	LaGrange	IL	60525	(317) 354-6990
25-Mar-15	Marc & Lisa Palmer	Charlotte, NC	3	Charlotte Cycle, Inc.	1401 Funny Cide Drive	Waxhaw	NC	28173	(314) 403-6068
31-Mar-15	Kevin & Sharon Thompson	Nashville, TN	1	Sharon Elizabeth, LLC	265 Stanley Park Lane	Franklin	TN	37069	(615) 268-3540
2-Apr-15	Claire & Sheila Hayes	Newport, RI	1	N/A	11 Daniel Street	Newport	RI	02840	(401) 662-2232
3-Apr-15	Peter DeLuca	Boston, MA	1	N/A	82 Prospect Hill Drive	Weymouth	MA	02191	617-842- 6178
6-Apr-15	Craig & Marilyn	Minneapolis, MN	1	Holm Family	2166 Highlan	Hastings	MN	55033	651-492-

	Holm			Holdings, LLC	d Dr.				8662
6-Apr-15	Joe Rothchi ld	Houston, TX	3	MacPherson Rothchild I, LLC	3010 Ginter Lane	Katy	TX	77494	713-857- 0567
9-Apr-15	Eric & Debbie Huffine	Indianapolis, IN	1	Deep Enterprises, LLC	7203 Lakeside Woods Drive	Indiana polis	IN	46278	317-697- 2692
9-Apr-15	Shelby Faubion & James Moller	Dallas-Fort Worth, TX	1	Finition, Inc	2341 Maidens Castle Drive	Lewisville	TX	75056	214-417- 6356
10-Apr-15	Yvonne Denslow & Ken & Heather Gotaas	Denver, CO	1	Affinity Cycle, Inc	4726 Bluegate Drive	Highlands Ranch	CO	80130	(303) 709-3376
16-Apr-15	Bryan Lively and Annie & Nick Monigold	Detroit, MI	3	N/A	1527 Traceky Drive	Rochester Hills MI	MI	48306	248-705- 3956
7-Apr-15	Gary Dellovade	Pittsburgh, PA	1	N/A	916 Valleyview Rd	Pittsburgh	PA	15243	412-260- 3237
20-Apr-15	Eric Skoloff & Keith Boettiger	Greenville, SC	1	Cycle Syndicate, LLC	14 Ridgeland Dr.	Greenville	SC	29601	864-979- 1200
27-Apr-15	Joseph Purton	Cleveland, OH	1	Lucky Star Holdings, Inc.	2643 Kerwick Rd.	University Heights	OH	44118	(216) 308-4411
23-Apr-15	A. David Davis (Jake Davis,	Los Angeles/Phoenix	8	MdG Partners LLC	8125 Brill Road	Cincinnati OH	OH	45243	(513) 702-1717

	Jon Krumdi eck)
29-Apr-15	Bill McCom b & Peter Wolf	Tampa, Orlando	12	CICLO Management, LLC	1124 North Lakeshore Dr	Sarasota	FL	34231	(941)50 4-4462
6-May-15	Joe & Mary Laurie Cece	Raleigh, NC	3	N/A	3417 Birk Bluff Court	Cary	NC	27518	919-345-7388
7-May-15	Rod Reyes	Phoenix, AZ	2	CB Chandler, LLC	3551 Cactus Gulch Way	Las Cruces	NM	88011	(575)636-4522
12-May-15	Julie Pfaff & Michelle Denny (Morris)	San Jose, CA	1	JM Power Group Inc.	1551 Brenner Way	San Jose	CA	95118	(408)266-7479
22-Dec-15	Marc Krasner	Denver, CO	1	Spin City Colorado, LLC	7998 E 25th Ave.	Denver	CO	80238	(720)635-6537
26-May-15	Heather Sommers	Carmel, CA	1	Heather Sommers, LLC	18871 Hidden Lakes Lane	Acampo	CA	95220	209-598-2800
15-May-15	Mark Schneider	Minneapolis, MN	1	N/A	3430 Oakton Drive	Minnetonka	MN	55305	612 716-2364
26-May-15	Gregorio & Maria Serrata	Las Vegas, NV	1	Serrata, LLC	12116 Vista Linda Ave	Las Vegas	NV	89138	801-913-9610
28-May-15	David Eichelberger	Columbus, OH	1	DCL Fitness, Inc.	5952 Lower Bremo Lane	New Albany	OH	43054	614.571.9658
2-Jun-15	Jeff DeLorme	Atlanta, GA	1	N/A	2897 Stone Brook Park NE	Atlanta	GA	30319	617-281-9877

5-Jun-15	Gary & Laura Stinnett & Rick and Linda Algea	San Antonio, TX	1	Rick’s & Stick’s Cycle Corp.	77 Champions Run	San Antonio	TX	78258	210-669-2139
9-Jun-15	Cindi King, Julie Kertzman, Stacey Agoustari	San Francisco, CA	1	JSC Ventures, Inc	100 Sycamore Avenue	Mill Valley	CA	94941	415-613-3013
26-May-15	Amy Snow	Columbus, OH	1	Amy Snow Enterprise, Inc.	5760 Whitecraigs Ct.	Dublin	OH	43017	614 354 3293
10-Jun-15	Ken Stuttaford	Orange County, CA	1	Seaside Clean Living, Inc.	310 Lake Street Unit 112	Huntington Beach	CA	92648	(949)981-4651
15-Jun-15	K. Greg Jackson and Gladys Jackson	Atlanta, GA	1	Simjah Inc	5495 Copper Creek Pass	Cumming	GA	30040	(571)287-0086
16-Jun-15	Suzanne and Bryn Wells, Jean and Mark Wells	Miami, FL	1	Ohana Fitness, Inc.	19366 sw 14 st	Pembroke Pines	FL	33029	(954)551-9032
17-Jun-15	Michelle & Brad Elder	Lubbock, TX	1	MicheHill, LLC	9001 Juneau Avenue	Lubbock	TX	79424	(707)631-6110
18-Jun-15	Christie Meyers	Raleigh, NC	2	CB Raleigh, LLC	112 Beacon Falls Ct	Cary	NC	27519	(919)816-7474
9-May-16

18-Jun-15	Dan Lorenz, John Ghabra and Sean O’Conn or	Washington DC	1	7 Knots LLC	715 6th st. NW	Washington	DC	20001	(703)963- 6320
22-Jun-15	McLean Coble & David Noffsinger	Houston, TX	2	Ionic Capital Partners, LLC	3315 Wrangler Sky Ct	Katy	TX	77494	(281)750- 1780
22-Jun-15	Chris & Casey Bushey	Virginia Beach, VA	1	N/A	2237 Childeric Road	Virginia Beach	VA	23456	757-241- 1260
29-Jun-15	Jackie & Michael Benson	Chicago, IL	1	N/A	731 Fair Oaks Ave	Oak Park	IL	60302	(312)343-1570
30-Jun-15	Paul and Patrice Hulseman	Chicago, IL	1	13HKC Inc	120 Evergreen Lane	Winnetka	IL	60093	(847)867- 9322
30-Jun-15	John & Marina Ryan	Northern VA	1	Ryan Ventures, Inc.	16503 Boatswain Circle	Woodbridge	VA	22191	(703)477- 7653
2-Jul-15	Zach Pettus & Jean Nitchals	Minneapolis, MN	1	Alpha Team Holdings, LLC	2836 Colfax Ave, #343	Minneapolis	MN	55401	612-735- 8775
13-Jul-17	Zach Pettus, Jean Nitchals , Paul Jevnick & Jennifer Rondest vedt	Minneapolis, MN	1	NORTH FITNESS HOLDINGS LLC	2836 Colfax Ave, #343	Minneapolis	MN	55401	612-735- 8775

15-Jul-15	Brad Spivey and Trish Harrison	Nashville, TN	3	N/A	3725 Woodmont Blvd	Nashville	TN	37215	423-748- 0131
17-Jul-15	Ken & Eileen Plotkin	Long Island, NY	1	Elite Enterprises of NY, Incorporated	76 Wildwood Drive	Dix Hills	NY	11746	631-586- 8303
15-Jul-15	Jeff Wayne	Detroit, MI	3	CB Michigan, LLC	4446 Middles boro	Clarkston	MI	48348	248-408- 5600
23-Jul-15	Robert “Bob” Wexler	Philadelphia, PA	1	N/A	1723 Sylvan Lane	Gladwyne	PA	19035	(610) 710-5243
27-Jul-15	Rob Janda	Phoenix, AZ	2	N/A	9450 W Cabela Dr, Apt 2328	Glendale	AZ	85305	(630) 207-0409
27-Jul-15	Teresa & Michael Campbe ll, Carly & John Weyand	Dallas-Fort Worth, TX	1	Ever Heard of It? LLC	2920 River Forest Dr	Fort Worth	TX	76116	(281) 414-2381
22-Jul-15	Cyril Hertz	Chicago, IL	1	Sloboda, Inc.	107 Bailey Circle	Kennett Square	PA	19348	484-354- 6132
31-Jul-15	Joe Bonidy	Pittsburgh, PA	1	N/A	131 Crofton Drive	Pittsburgh	PA	15238	(412) 612-0883
6-Aug-15	Tosten Schermer & Bob and Catherine Lee	Charleston, SC & Charlotte, NC	4	ScherLee UBike, LLC	7205 Piper Point Lane	Charlotte	NC	28277	704- 907-1000
11-Aug-15	Jeff Cohen	Philadelphia, PA	1	JBJ Exton Investments, LLC	71 Fairfield Lane	Chester Springs	PA	19425	610-256- 4270

18-Aug-15	Pedro Trujillo & Jodi Johnson	Northern NJ	1	PTSS9010, Inc.	112 Spruce lane	North Haledon	NJ	07508	201-414-1193
20-Aug-15	Christine Wallin & Andrew Aiello	San Diego, CA	1	AGCM Enterprises	1669 Tabletop Way	Encinitas CA	CA	92024	(949)293-5396
27-Aug-15	Kristin & Kelly Allen	Oklahoma City, OK	1	K & K Cycling, LLC	2016 Worthington Lane	Edmond	OK	73013	405-824-7832
28-Aug-15	Katie & Rob Knowles	Hilton Head, SC	1	LBSC, LLC	15 Jarvis Creek Court	Hilton Head	SC	29926	(917)406-3634
28-Aug-15	Justin Beck, Jack Weston, Scott Weiss	Cincinnati, OH	2	J2 Fitness, LLC	Jack: 1335 Pendleton St	Cincinnati	OH	45202	513-290-0056
1-Sep-15	Donna Suro & Libbie Crane	Richmond, VA	1	LiquiD RVA, LLC	1 Ridge Road South	Richmond	VA	23229	(804)387-0035
10-Sep-15	Don Dasher & Lisa Hazen	San Jose, CA	3	N/A	21151 Deepwell Ct	Saratoga	CA	95070	(408)741-8233
11-Sep-15	Rafael Ponce	Seattle, WA	1	MV Fitness, LLC	3818 Corliss Ave N	Seattle	WA	98103	206.972.9628
11-Sep-15	Joelle Bouhadana,	Miami, FL	1	CYCLE26, LLC	1281 South 13 Avenue	Hollywood	FL	33019	(954)600-9896

27-Nov-15	Joseph Bouhadana, Motty Klainbaum, Danny Schactel, Mike Shalom	Miami, FL	9	SFL Cycle, LLC	1150 Hatteras Lane	Hollywood	FL	330 19	(786)395-8852
14-Sep-15	Curt Buttiker	Houston, TX	1	313 Fitness, LLC	35 S.Sage Sparrow Circle	The Woodlands	TX	773 89	(330)421-1016
15-Sep-15	Steve Braver man	Northern NJ	2	BraveRide I, LLC & BraveRide II, LLC	50 Jean Drive	Englewood Cliffs	NJ	076 32	(201)696-7441
22-Sep-15	Charlotte Jones- Burton & Delvin Burton	Northern NJ	1	Burton Inspires LLC	50 Valley Wood Drive	Somerset	NJ	088 73	[NONE]
22-Sep-15	Lauren & Scott Schroeder	Milwaukee, WI	1	Schroeder Enterprises LLC	7850 N.Club Circle	Milwaukee	WI	532 17	(414)690-1789
24-Sep-15	Chris McIntyre	Kansas City, KS	1	cMc Enterprise	3901 N. Mulberry Drive, Apt. 1112	Kansas City	MO	641 16	(816)808-1633
25-Sep-15	Marcus Capone, Mike Murphy & Steve Nichols	Dallas-Fort Worth, TX	2	Eminence3 Holdings, LLC	1405 Bentley Court	Southlake	TX	760 92	757-816-6104
29-Sep-15	Kim Hoss & Frances Clark	Jupiter, FL	2	N/A	270 Caravelle Drive	Jupiter	FL	334 59	561-629-2267

30-Sep-15	John & Renee Duncan	Long Island, NY	1	JRD Jumping Corp.	23 Vassar Place	Rockville Centre	NY	11570	(516)524-0052
1-Oct-15	Jonathan Bernard & Dan Kruse	Pittsburgh, PA	1	TES Solutions LLC	199 Paradise Road	Industry	PA	15052
6-Oct-15	Leslie Anderson	Hattiesburg, MS	1	Anderson Holdings, Inc.	11109 Channelside Drive	Gulfport	MS	39503	(228)341-4524
9-Oct-15	Patty Harte	Salt Lake City, UT	3	N/A	850 Donner Way Apt 503	Salt Lake City	UT	84108	801-949-0026
12-Oct-15	Robert “Bob” Franzetta	San Diego, CA	1	JMT Fitness Hillcrest, Inc.	1922 Mission Cliff Drive	San Diego	CA	92116	858-952-8816
19-Oct-15	Lee Oesterling & Kirsten Rickers	Atlanta, GA	3	Atlanta Cycle Studios, LLC	3236 Waldwick Way	Marietta	GA	30067	(770)850-1049
20-Oct-15	Irving & Melissa Chung	Dallas-Fort Worth, TX	1	Fit Endeavors I, LLC	5822 Knights bridge Drive	Dallas	TX	75252	214-908-9791
21-Oct-15	Lee Singer & Ronnie Singer	Orange County, CA	1	N/A	929 B Fatherland Street	Nashville	TN	37206	949-872-8884
27-Oct-15	JP Green & Michael Olander	Seattle/Portl and/Boise	10	JM Cycle, LLC	4140 N. Mountain View Dr.	Boise	ID	83704	208-340-2221
27-Nov-15	Barbara & Jonathan Fleming	Ft. Lauderdale, FL	3	Corones, Inc.,	91 Isle of Venice Dr.	Fort Lauder dale	FL	33301	(703)229-3783

24-Nov-15	Dione & Tom Bailey	San Francisco, CA	2	N/A	2454 Oregon Ave.	Redwood City	CA	94061	408-821-3098
8-Dec-15	Travis & Debbie Jacobson	Indianapolis, IN	1	TDW Properties, LLC	3201 Wildlife Trail	Zionsville	IN	46077	317-973-5314
8-Dec-15	Lee & Christine Williams	Long Island, NY	3	N/A	14 River Lane	Westport CT	CT	06880	(917)208- 1121
21-Dec-15	Chuck Jones & Glenn Flessas	Nashua, NH	1	N/A	20 Abbey Road	Merrimack	NH	03054	603-682- 4482
21-Dec-15	Heather Branstetter & Chuck Schneider	San Francisco, CA	2	NextLevel Cycling LLC	86 Chula Vista Drive	San Rafael	CA	94901	510-735-6003
31-Dec-16	Bob & Betty Korabik	Chicago, IL	1	N/A	341 Kent Rd	Riverside	IL	60546	773-907-5337
28-Dec-15	Liz Hatch & Tom Epstein	Denver, CO	1	Avant- garde Fitness	801 S Cherry St #200	Glendale	CO	80246	(720)556- 1051
5-Jan-16	Shelley & Brandon Baca	Boulder, CO	2	B3 Evolution, LLC & B4 Evolution, LLC	2746 Spruce Meadows Drive	Broomfield	CO	80023	(720)312-3459
7-Jan-16	Rachael & Peter Orlando	Fresno, CA	2	Dev-Pro, LLC	9580 N Sunnyside Ave	Clovis	CA	93619	(559)243-6693
26-Jan-16	Rachael & Peter Orlando	Fresno, CA	2	Dev-Pro, LLC	9580 N Sunnyside Ave	Clovis	CA	93619	(559)243-6693
8-Jan-16	J. Scot McBride & Chris	Miami, FL	4	N/A	13253 SW 25th Place	Davie	FL	33325	305-794-7045

	Sommer
14-Jan-16	Lindsay Sanders & Robin Ferguson	Lafayette, LA	1	N/A	149B Grand Ave	Lafayette	LA	70503	(337) 322-2235
18-Jan-16	Katie Kannapell & FredRyser	Louisville, KY	3	PACKWOLF, LLC	3112 Arden Rd.	Louisville	KY	40222	(917) 597-4334
29-Jan-16	Shelley & Joseph Jonietz	Austin, TX	1	Fast Gear, LLC	7508 Valburn Drive	Austin	TX	78731	512-922-9325
29-Feb-16	Chris Andras & Mike Silas	Dallas-Fort Worth, TX	1	N/A	5964 Kensington Dr	Plano	TX	75093	817-729-4048
29-Feb-16	Danielle & Doug King	Columbus, OH	1	DD Cycle, Inc.	5225 Augusta Drive	Westerville	OH	43082	614-570-3445
9-Mar-16	Hayley Killam	Aspen, CO	2	N/A	304 Ridge Rd	Laredo	TX	78041	512-771-4214
28-Mar-16	Dave Jones	Fargo, ND	1	Fit Investments, LLC	4602 Woodhaven Drive S	Fargo	ND	58104	701-371-6606
31-Mar-16	Paul & Anita Schnapp	St. Louis, MO	3	Schnapp Enterprises, Inc.	661 Carman Meadows Drive	Ballwin	MO	63021	314-324-3040
8-Apr-16	Roger, Grant, & Lucas Hendren	Dallas-Fort Worth, TX	1	RockStrong Texas LLC	6505 Camelback Drive	McKinney TX	TX	75071	972-816-6375
8-Apr-16	Mike Harris	Houston, TX	3	N/A	5114 Rolling	Richmond	TX	77407	713-377-

					stone Road				0453
12- Apr-16	Alan Telford	Sacramento, CA	1	N/A	1431 Q Street, Apt 310	Sacramento	CA	95811	916-276- 4035
6-Apr-16	John Janszen & Michael Olander	NKY, Lexington, Knoxville	4	JCM Kentucky Cycle, LLC	3850 Foxtail Lane	Cincinnati	OH	45248	513-616- 3369
13-Apr-16	Kathleen Boss and Stephen Pineault	Jacksonville, FL	3	N/A	916 Spinnakers Reach Drive	Ponte Vedra Beach	FL	32082	772-539- 1294
18-Apr-16	David Busker & David Batschelett	St. Louis, MO	3	DB2 Fitness One, LLC	13 Heather Hill Lane	Saint Louis	MO	63132	(314)221-6595
29-Nov-16	David Busker & David Batschelett	St. Louis, MO	1	DB2 Fitness Two, LLC	13 Heather Hill Lane	Saint Louis	MO	63132	(314)221-6595
18-Apr-16	Nate Fennell & Chris Shill	Portland, OR	1	N/A	1303 NW 5th Ave	Camas	WA	98607	360-823- 7223
9-May-16	Steve & Jane Zubrzycki	Dayton, OH	1	N/A	7823 Old Woods Court	Springboro	OH	45066	937-557- 8225
10-May-16	Greg & Nuch Venbrux	Pittsburgh, PA	1	Kraken Cycleworks LLC	6653 Wilkins Avenue	Pittsburgh	PA	15217	412-606- 3116
10-May-16	Chris Yates	Cleveland, OH	1	Elevate Partners, LLC	6452 Dorset Ln	Solon	OH	44139	440-318- 1458
11-May-16	Ashley Robbins	Midland, TX	1	Cycle City, LLC	809 Keystone Ct	Midland	TX	79705	806-470- 5804

12-May-16	Lisa O’Rour ke	Providence, RI	1	Off Islander Inc.	48 Cara Court	North Kingstown	RI	02852	401-885-3398
13-May-16	Jen & Joe DeMarco, Nick & Carol Sheehan	Hoboken, NJ	1	Cycle Hoboken West LLC	302 First Street, Suite 301	Hoboken	NJ	07030	917-495-5126
13-May-16	Courtney & Eric Stacho wski	Charlotte, NC	1	TeamStac Fitness, LLC	18944 Peninsula Point Dr.	Cornelius	NC	28031	704-287- 3405
24-May-16	Thomas Dixon Douglas	Winston- Salem, NC	1	Motion2 Consulting LLC	1221 Yale Place	Charlotte	NC	28209	704-619-1487
7-Jun-16	Jennifer “Becky” McGinnis & Jason Stubbs	Northern NJ	1	Echappe LLC	88 Morgan Street, Apt 4104	Jersey City	NJ	07302	208-760- 0134
13-Jun-16	Bhumika & Ankitaben Patel and Shaifali Gondaliya	Chicago, IL	1	Spinenergy, LLC	23713 N Sanctuary Club Drive	Kildeer	IL	60047	847-220-3234
30-Jun-16	Leonard & Gail Barela & Jeremy Thornton	Los Angeles, CA	1	Makarios	176 E. Clarion Drive	Carson	CA	90745	310-989- 8942
1-Jul-16	Joanna and Erik Lundberg	Tusla, OK	1	N/A	1602 S. Columbia Pl.	Tulsa	OK	74104	918-955- 7339

11-Jul-16	Stephanie McCaulley & Jaime Lanigan	Philadelphia, PA	1	N/A	182 Twining Road	Richboro	PA	18954	215- 498-6984
29-Jul-16	Claire Powell	San Francisco, CA	1	N/A	11409 Bloomington Way	Dublin	CA	94568	925- 325-9312
2-Aug-16	Jayesh Patel & Jeetendra Patel	Waco	1	The Sharda Group, LLC	17021 Star Canyon Drive	Woodway	TX	76712	817- 919-2564
17-Aug-16	Andrea & Marlon Byrd	Los Angeles, CA	1	MAGM Fitness, Inc	3801 Prado del Trigo	Calabasas	CA	91302	818- 922-4050
16-Aug-16	Doug Lennox, Derek Tennant, Ram Ramkumar	Toronto, Canada	1	InCycle Investments Inc	315 Perrin Ave Newmarket	Ontario	ON	L3 Y 8B2	905- 967-2793
22-Aug-16	Jeet Khanchandani	UAE	5	JSK FITNESS L.L.C.	Saleh Mohammad Al Khamis Building No. 3 – Dubai Municipality No.312741 Ali Bin Abi Talib Street,	Bur Dubai, Dubai – United Arab Emeriates		P.O. Box: 51568	[NONE]
31-Aug-16	Ryan “Buddy” Hardiman & Dennis	Tampa, FL	4	Granny Gear Management LLC	302 Knights Run Ave, Suite 100	Tampa	FL	33602	813- 892-5954

	Hardiman
9-Sep-16	John & Kiersten DiChiaro	Boston, MA	1	N/A	24 Fletcher Way	Norton	MA	02766	401- 829-6481
17-Sep-16	David Bland	Los Angeles, CA	1	Positive Spin, LLC	130 W Dayton St, Unit 1012	Pasadena	CA	91105	(949) 910-8928
26-Sep-16	Stephanie Sklar- Mulcahy	Los Angeles, CA	1	N/A	7141 Knowlton Pl	Los Angeles	CA	90045	323- 573-3227
21-Sep-16	Praful Shrivastava	San Diego, CA	1	KaiNir LLC	17212 Eagle Canyon Pl	San Diego	CA	92127	760- 525-1321
6-Oct-16	Rick Giese and Leann Sumner	Riverside County, CA	1	N/A	25363 Lisa Marie Cicle	Temecula	CA	92590	951- 216-8346
7-Oct-16	David Pelsue	Madison & Milwaukee, WI	3	DWP Enterprises, LLC	1502 N. Sedgwich St, Unit 6S	Chicago	IL	60610	608- 359-1720
12-Oct-16	Greg & Sidney Hatfield	Houston, TX	1	Hatfield Spinco, LLC	5013 Gibson St	Houston	TX	77007	281- 881-3945
31-Oct-16	Keith & Kelly Weier	San Diego, CA	1	K&K Fit 4 Life, Inc.	1720 Weatherwood Court	San Marcos	CA	92078	760- 840-1726
3-Nov-16	Mark VanKirk	Northern VA	3	N/A	1411 Mayflower Drive	McLean	VA	22101	(703) 283-9700
21-Nov-16	John Wood	Cleveland, OH	1	Challenger 728 LLC	9141 Ruby Ridge St NW	Canal Fulton	OH	44614	330- 936-8069

29-Nov-16	Macelon D’Sa, Neelpa D’Sa, and Melanie Dimemmo	Northern NJ	1	MNM Ventures LLC	1125 Maxwell Lane, Apt 730	Hoboken	NJ	07030	917-847-9942
30-Nov-16	Nadine & Andrew Smith	Annapolis, MD	1	N/A	1209 tailwind ct	Crownsville	MD	21032	(410)271-5927
5-Dec-16	Mark & Holly Mussmann	Phoenix, AZ	1	Desert Ventures CB1, LLC	18345 N 93rd Way	Scottsdale	AZ	85255	602-738-6959
15-Dec-16	Heath Trowell	Atlanta, GA	1		75 Malachi Path	Dallas	GA	30132	352-262-3328
21-Dec-16	Carin & Ian Zellman	Northern NJ	1	I & C Cycle, LLC	449 Nevada Street	Paramus	NJ	07652	201-264-2083
19-Jan-17	Laura Aquino	Northern NJ	1	N/A	61 Franklin Turnpike	Allendale	NJ	07401	917-842-1651
30-Jan-17	Kevin & Elizabeth Anderson	Hartford, CT	1	N/A	86 Poplar Hill Drive	Farmington	CT	06032	860-404-5249
22-Jan-17	Stacey Stelmach	Pompano Beach, FL	1	N/A	1402 Brickell Bay Drive, #1601	Miami	FL	33131	832-477-5384
1-Mar-17	John & Becky Wick	Indianapolis, IN	3	Wicked Spinning, LLC	15182 Worsley Park	Carmel	IN	46033	317-428-8467
9-Mar-17	Tony Virella	Los Angeles, CA	3	N/A	5959 Murphy Way	Malibu	CA	90265	310-622-5205
10-Mar-17	Saul & Lisa Locker	Denver, CO	4	N/A	1133 14th St, Unit 4250	Denver	CO	80202	303-981- 0916

16-Mar-17	Devika Kumar	Nashville, TN	1	Mind Body Innovations, LLC	1301 Lone Oak Cir	Nashville	TN	37215	615-292-7033
13-Mar-17	Scott Marshall	Denver, CO	1	Marshall CB LLC	9591 E Hidden Hill Lane	Lone Tree	CO	80124	303-507-6651
24-Mar-17	Todd & Julie Lotzer	Detroit, MI	1	Spinsation, LLC	1562 Galena	Rochester Hills	MI	48306	612-423-6191
24-Mar-17	Mark Pastolove	Westchest County, NY	1	Horology Now LLC	3 Harrison Ct	Cortland Manor	NY	10567	917-399-9513
11-Apr-17	Loma and Bassam “Bobby” Ammar	Edmonton, AB, Canada	3	Maverick Fitness Corp.	43 Lacombe Drive	St. Albert	AB	T8N4G8	780-498-1137
18-Apr-17	Inga & Larry Pross	Brooklyn, NY	1	N/A	199 Woodside Drive	Hewlett	NJ	11557	917-449-2048
25-Apr-17	Erin Schiller	Wellington, FL	1	N/A	13 Grandview Place	North Caldwell	NJ	07006	386-882-6018
25-Apr-17	Kreg Boynton & Hollie Pool	Wichita, KS	1	N/A	320 Mooney Dr	Benton	KS	67017
17-May-17	Mark Washburn	Naples, FL	1	N/A	82 Cudworth Lane	Sudbury	MA	01776	617-529-2800
17-May-17	Marty & Craig Coffey	Colorado Springs, CO	2	Coffey Bar, Inc	404 Scottsdale Drive	Colorado Springs	CO	80921	719.96 4.2882
2-Mar-17	Oliver Chipp	United Kingdom	30	Elan Fitness Ltd.	207 Regent St, 3rd Floor	London	UK	W1B3HH

31-May-17	Jeff Bass	Boston, MA	1	N/A	30 White St.	Winchester	MA	01890	978-314-9394
31-May-17	Catherine Straughan & Kimberley Drobny	Dallas-Fort Worth, TX	1	N/A	1051 Harvest Hill Dr	Prosper	TX	75078	(918)519-9663
31-May-17	Patrick Hickey	Detroit/Toledo	3	N/A	1952 Brim Drive	Toledo	OH	43613	(419)261-0832
8-Jun-17	Natalie Rix	Milwaukee, WI	1	Breathe Fitness, LLC	N69W29754 Ridgeveiw Court	Hartland	WI	53029	773-396-7300
24-Jul-17	John & Amber Reid	Atlanta, GA	1	Velo Fitness LLC	1732 Johnson Rd NE	Atlanta	GA	30306	(305)726-8767
27-Jul-17	Minty & Minesh Patel	Savannah, GA	1	N/A	1102 Bradley blvd	Savannah	GA	31419	(706)340-7223
7-Aug-17	Lisa Lewis	West Palm Beach, FL	1	It’s Cyclical LLC	120 Bent Tree Drive	Palm Beach Gardens	FL	33418	561-309-7836
15-Aug-17	Stefanie and Kirk Nelson	Bend, OR	1	SK10 LLC	1360 NW Promontory Drive	Bend	OR	97703	[NONE]
17-Aug-17	Jeffrey and Calleen Hodges	Des Moines	1	N/A	2814 NW Sharmin Drive	Ankeny	IA	50023	[NONE]
31-Aug-17	April J. Amory and Kevin C. Grubb	Virginia Beach	3	N/A	1344 Penguin Circle	Virginia Beach	VA	23451	[NONE]
31-Aug-	Jennifer Sims	Sante Fe, NM	1	N/A	11 Entrada	Sante Fe	NM	87506	[NONE]

17					Descan so
19-Sep-17	Joseph S. Ruiz and Cassia L. Ruiz	Lancaster, PA	1	N/A	1328 Jasmine Lane	Lancaster	PA	17601	717-715- 5688
28-Sep-17	Bryna B. Podwoiski	Nashville, TN	1		1020 Andover	Northville	MI	48167
5-Oct-17	David W. Pelsue	Madison, WI	1	DWP Enterprises EW LLC	1502 N. Sedgwick St., Unit 6S	Chicago	IL	60610	608-359- 3457
6-Oct-17	David W. Pelsue	Madison, WI	1	DWP Enterprises HD LLC	1502 N. Sedgwick St., Unit 6S	Chicago	IL	60610	608-359- 3457
6-Oct-17	Alexandria L. Pilon	Phoenix, AZ	1		6775 Horned Owl Trail	Scottsdale	AZ	85266
6-Oct-17	Barry A. Hamilton	Colorado	AR- 23	Pedal Launch, LLC	4290 S. Hudson Parkway	Cherry Hills	Col orado	80113
13-Oct-17	Jay S. Smith	Salt Lake City, UT	3	Peak Cycle Holdings, Inc.	6690 Morrison Drive	Denver	CO	80221
29-Dec-17	William Pryor	Wellesley, CT	1	Spynergy, LLC	386 Washington Street	Wellesley	MA	02481
29-Dec-17	Jeffrey D. Herr	Hyde Park, OH	1	CycleBar Hyde Park, LLC	3825 Edwards Road, Suite 103	Norwood	OH	45209
29-Dec-17	Jimmy Wilde & Lisa Hillman	Royal Oak, MI	1	Go Cycle, LLC	413 N. Main St.	Royal Oak	MI	48067
29-Dec-17	Jeffrey D. Herr	Kenwood, OH	1	Cycle Seven Ventures Kenwood, LLC	3825 Edwards Road, Suite 103	Norwood	OH	45209
7-Feb-18	Adnan A. Khazaal	Detroit, MI	1		217 S. Beech Daly	Dearborn Heights	MI	48125
27-Feb-18	Carrie Touchette	Hartford, CT	1		653 Main Street	Hampden	MA	01036
8-Mar-18	Joseph E. Maguire	Raleigh NC & Greenville SC	1		15675 Bellanca Lane	Wellington	FL	33414
15-Mar-18	Paul A. Schnapp	St. Louis, MO	1	Schnapp Enterprises, Inc.	661 Carman Meadows Drive	Ballwin	MO	63201
18-Mar-18	Jeremiah Renner	Columbus, OH	1		3010 Oakridge Road	Upper Arlington	OH	43221
15-Mar-18	Paul A. Schnapp	St. Louis, MO	1	Schnapp Enterprises, Inc.	661 Carman Meadows Drive	Ballwin	MO	63201
18-Mar-18	Jeremiah Renner	Columbus, OH	1		3010 Oakridge Road	Upper Arlington	OH	43221
19-Mar-18	Julie J. Marchese, Paige M Vashon and Michele M. Shems- Then	Portland, ME	1		8 Lantern Lane	Cumberland	ME	04110

4-Apr-18	Scott J. Openshaw	Provo & Orem, UT (84042, 84057, 84058, 84062, 84097, 84601, 84602, 84604, and 84606)	1		1453 Annie Lace Way	Draper	UT	84020
4-Apr-18	Scott J. Openshaw	Lehi, UT (84003, 84043, and 84045)	1		1453 Annie Lace Way	Draper	UT	84020
11-Apr-18	Robert F. Friend	19087 and 19406	1		1320 Dell Road	Eagleville	PA	19403
11-Apr-18	Elizabeth A. Boselli	80026 and 80027	1		3510 Raintree Lane	Dacono	CO	80514
30-Apr-18	Todd G. Adams, Michelle L. Adams, Michael Van Drunen, Lisa Van Drunen, Robert Adams, Adelaide Adams	32501, 32502, 32503, 32504, and 32514	1	AdaVan Fitness, LLC	673 Wildwood Drive	Meridian	MS	39301
1-May-18	Raymond J. Wicks and Joanne Diaz	Morristown, New Jersey	1		215 Miln Street, Unit 6	Cranford	NJ	07016
17-May-18	Janae L. Dunn and Gayle Lacour	78613 and 78717	1	GJ Services, LLC	1708 Snyder Trail	Leander	TX	78641
25-May-18	Tracy A. Young and Daryl G. Young	Wesley Chapel, FL	1		1503 Lake Polo Drive	Odessa	FL	33556

1. Opening Deadline and Site Acquisition Extensions and Releases

Franchisee - Entity	Opening Deadline Extension and Release	Site Acquisition Extension and Release
Marcus Capone & Mike Murphy & Steve Nichols - Eminence3 Holdings, LLC (2)	20-Jun-15
Dan Murphy - JCN Corporation	19-May-16
Jeff Wayne - CB Michigan, LLC	19-May-16	11-Feb-16
Cyril Hertz - Sloboda Inc.	19-May-16	4-Feb-16
Dave Bridges - DCB Cycling, LLC	19-May-16
Eric Skoloff & Keith Boettiger - Cycle Syndicate, LLC	19-May-16	11-Jan-16
Gary & Laura Stinnett and Richard & Linda Algea - Rick’s and Stick’s Cycle Corp.	19-May-16
Greg Jackson & Gladys Jackson - Simjah, Inc.	19-May-16
Gregorio Serrata & Maria Serrata - Serrata, LLC	19-May-16	25-Jan-16
Heather Sommers-Sambado - Heather Sommers LLC	19-May-16	15-Jan-16

Joe Bonidy	19-May-16	5-Feb-16
Maclean Coble & David Noffsinger - Ionic Capital Partners, LLC	19-May-16
Mark Schneider - CB Westend Inc.	19-May-16	27-Jan-16
Susan Grant - Fit Lilly Inc.	19-May-16
Suzanne Wells & Bryn Wells & Jean Wells & Mark Wells - Ohana Fitness, Inc.	19-May-16	25-Jan-16
Yvonne Denslow and Ken & Heather Gotaas - Affinity Cycle, Inc.	19-May-16
Justin Beck & Scott Weiss & Robert Weston - J2 Fitness, LLC	20-May-16
Paul Hulsemen & Patrice Hulseman - 13HKC Inc.	20-May-16	26-Jan-16
Julie Kertzman & Cynthia King & Stacey Agnoustari - JSC Ventures, Inc.	23-May-16
Ken Plotkin & Eileen Plotkin - Elite Enterprises of NY, Incorporated	23-May-16	28-Jan-16
Pedro Trujillo & Jodi Johnson	23-May-16	7-Jan-16
Peter DeLuca	23-May-16	12-Jan-16
Rod Reyes - CB Chandler, LLC (1)	23-May-16
Brad Spivey & Trish Harrison - H&S Music City Holdings, Inc.	24-May-16	27-Jan-16
Claire Hayes & Sheila Hayes	24-May-16	12-Jan-16
Donna Suro & Libbie Crane - LiquiD RVA, LLC	24-May-16
Jackie Benson & Michael Benson	24-May-16	2-Feb-16
Kevin & Sharon Thompson - Sharon Elizabeth, LLC	24-May-16
Michelle Morris & Julie Pfaff - JM Power Group, Inc.	24-May-16
Tim Ross - Eminence3 Holdings, LLC	24-May-16
Bob Wexler	25-May-16	10-Feb-16
Christine Wallin & Andrew Aiello - AGCM Enterprises	25-May-16	8-Feb-16
Gary Dellovade	25-May-16	8-Jan-16
John Ryan & Marina Ryan - Ryan Ventures Inc.	25-May-16
Katie Knowles & Robert Knowles - LBSC, LLC	25-May-16
Kristin Hill & Kelly Allen - K&K Cycling, LLC	25-May-16
Michelle Elder & Brad Elder - MicheHill LLC	25-May-16
Rob Janda - Cycle Norterra, LLC	25-May-16	8-Feb-16
Zach Pettus & Jean Nitchals - Alpha Team Holdings, LLC	25-May-16
Ken Stuttaford - Seaside Clean Living, Inc.	26-May-16	8-Feb-16

Joe Cece & MaryLaurie Cece	27-May-16	12-Jan-16
Don Dasher & Lisa Hazen - Dog’s Breath Inn, Inc.	7-Jun-16
Joelle Bouhadana - CYCLE26, LLC	7-Jun-16
Lauren Schroeder & Scott Schroeder – Schroeder Enterprises LLC	7-Jun-16
Steve Braverman - Braveride I, LLC	7-Jun-16
Steve Braverman - Braveride II, LLC	7-Jun-16
John Duncan & Renee Duncan - JRD Jumping Corp.	10-Jun-16
Rafael Ponce - MV Fitness, LLC	13-Jun-16
Chris McIntyre - cMc Enterprise, LLC	14-Jun-16
Jonathan Bernard & Dan Kruse - TES Solutions LLC	14-Jun-16
Joel and Shirelle Vilmenay - Crescent City Cycle, LLC	16-Jun-16
Kim Hoss & Frances Clark (1)	16-Jun-16	29-Feb-16
Jeff Cohen - JBJ Exton Investments, LLC	17-Jun-16
Charlotte Jones-Burton & Delvin Burton - Burton Inspires LLC	20-Jun-16	21-Mar-16
Bryan Lively and Anne & Nick Monigold	18-Jul-16	6-Jan-16
Leslie Anderson - Anderson Holdings, LLC	19-Jul-16
Irving Chung & Melissa Chung - Fit Endeavors I, LLC	20-Jul-16
Bob Franzetta - JMT Fitness Hillcrest, Inc.	21-Jul-16
Jack Cauley & Deanna Cauley - JCD Colorado, LLC	21-Jul-16	24-Feb-16
Curt Buttiker - 313 Fitness LLC	4-Aug-16
John Fleming & Barbara Fleming - Corones, Inc.	16-Aug-16	12-Jul-16
Thom Bailey & Dione Bailey (1)	16-Aug-16	5-Jul-16
Marc Krasner - Spin City Colorado, LLC	28-Sep-16	29-Jun-16
Charles Jones & Glenn Flessas	30-Sep-16	25-Jul-16
Travis Jacobson & Debbie Jacobson - TDW Properties, LLC	3-Oct-16	14-Jul-17
Heather Branstetter & Chuck Scheider (2) - Next Level Cycling, LLC	4-Oct-16	7-Jul-16
Heather Branstetter & Chuck Schneider (1) Next Level Cycling, LLC	4-Oct-16	7-Jul-16
Liz Hatch & Tom Epstein - Avant-garde Fitness, LLC	13-Oct-16	8-Jul-16
Brandon Baca & Shelley Baca - B3 Evolution, LLC	2-Dec-16	29-Jun-16
Brandon Baca & Shelley Baca - B4 Evolution, LLC	2-Dec-16	29-Jun-16

Robin Ferguson & Lindsay Sanders	2-Dec-16	27-Jun-16
Rachel Orlando & Peter Orlando (1) Dev-Pro, LLC	6-Dec-16	8-Jul-16
Danielle King & Doug King - DD Cycle Inc.	14-Dec-16	29-Jun-16
Chris Andras & Michael Silas	15-Dec-16	28-Jun-16
Paul Schnapp & Anita Schnapp - Schnapp Enterprises, Inc.	5-Jan-17	8-Jul-16
Dave Jones - Fit Investments, LLC	5-Jan-17	28-Jun-16
Alan Telford	22-Feb-17	21-Jul-16
David Busker & David Batschelett - DB2 Fitness One, LLC	22-Feb-17	19-Jul-16
Chris Yates - Elevate Partners, LLC	23-Feb-17	10-Aug-16
Greg Venbrux & Nuchanart Venbrux - Kraken CycleWorks LLC	23-Feb-17	13-Aug-16
Roger Hendren & Grant Hendren & Lucas Henden - RockStrong Texas LLC	23-Feb-17	22-Jul-16
Steve Zubrzycki & Jane Zubrzycki - Cycle Revolution Inc.	23-Feb-17	12-Aug-16
Mike Harris	28-Feb-17
Nate Fennell & Chris Shill	28-Feb-17	21-Jul-16
Kathleen Boss	1-Mar-17	21-Jul-16
Marc & Lisa Palmer - Charlotte Cycle, Inc.	UNDATED
Dan Lorenz & Sean O’Connor & John Ghabra - 7 Knots, LLC	UNDATED
David Safai		12-Jan-16
Tejal Kamdar & Jason Snyder & Meera Kamdar		13-Jan-16
Houston Ross & Karin Ross		13-Jan-16
Nigel Brown & Michelle McGlocklin - Drury Lane Ventures, Inc.		25-Jan-16
Torsten Schermer & Bob Lee & Catherine Lee - ScherLeeUBike, LLC		12-Feb-16
Lee Oesterling & Kirsten Rickers - Atlanta Cycle Studios, LLC		23-Feb-16
Patty Harte		28-Feb-16
Joseph Amon & Blair Amon & James Yourinson & Rebecca Yourinson - YAE Corporation (2 Agreements)		29-Feb-16
Lee Williams & Christine Williams		27-Jun-16
Fred Ryser & Katie Ryser - PACKWOLF, LLC		28-Jun-16
Liz Ullathorne & Bill Ullathorne - ELU, LLC		28-Jun-16
Shelley Jonietz & Joseph Jonietz		29-Jun-16
Amy Rath & Ryan Rath		5-Jul-16

Robert Korabik & Elizabeth Korabik - HTC Wellness, Inc.		5-Jul-16
Hayley Killam - (1)		6-Jul-16
Tim Hughes - DalKor Inc.		6-Jul-16
Chris Mullen		8-Jul-16
Clint Privett (1)		11-Aug-16
Chris Bushey & Casey Bushey - CB3, LLC		1-Sep-16
Desert Ventures CBI_	16-Oct-17
Challenger 728, LLC	16-Oct-17
Laura Aquino	16-Oct-17
Velo Fitness LLC		30-Oct-17
I & C Cycle, LLC	31-Oct-17
VK2, LLC	3-Nov-17
Minty, Minesh, Davesh Patel		3-Nov-17
Breathe Fitness, LLC		3-Nov-17
K. Anderson	3-Nov-17

1.	Groupon Modification Agreements

Franchisee - Entity	Groupon Modification Agreement
Doug and Mindy Dolenc - M.D. Dolenc Enterprise Inc.	30-Jun-15
Jeff Delorme	27-Jun-16
Maclean Coble & David Noffsinger - Ionic Capital Partners, LLC	28-Jun-16
Susan Grant - Fit Lilly Inc.	28-Jun-16
Christie Meyers & Kristofer Meyers - CB Raleigh, LLC	28-Jun-16
David EichelBerger - DCL Fitness Inc.	28-Jun-16
JCN Corporation	28-June-16
Eric & Debbie Huffine - Deep Enterprises, LLC	5-Jul-16
Patrick and Anna Walsh - RYR Colorado, LLC	6-Jul-16
Craig & Marilysn Holm - Holm Family Holdings LLC	11-Aug-16
JSC Ventures, Inc.	14-Nov-16
JBJ Exton Investments, LLC	16-Nov-16

2.	Resale Agreements

Franchisee - Entity	Resale Agreement
Chris Bushey & Casey Bushey - CB3, LLC	28-Mar-16
Ekpedme Udoh & Brandon Grier - LGR LIFESTYLE, LLC	6-Apr-16
Lee Singer & Ronnie Singer	1-Jun-16
Steven Ruby & Lisa Ruby - Redgem Holdings LLC	2-Jun-16
Doug and Mindy Dolenc - M.D. Dolenc Enterprise Inc.	11-Jul-16
David Conway	11-Jul-16
Chris Andras & Michael Silas	25-Aug-16
William McComb & Peter Wolf - Ciclo Management, LLC	28-Aug-16

Gary Dellovade	2-Sep-16
Christie Meyers (2)	5-Sep-16
Kenneth G. & Gladys C. Jackson - Simjah Inc.	14-Oct-16
Bryan Lively and Anne & Nick Monigold	2-Nov-16
Latasha D. & Brian C. Emeri	10-Nov-16, as amended 5-Jun-17
Craig R. & Cathleen G. Gentry & Karen C. Wilson-Torres	9-Dec-16
Amy Rath & Ryan Rath	27-Jan-17

Joe Rothchild and Bradley Macpherson - GHM CB, LLC	16-Mar-17

Heather Branstetter & Chuck Scheider (2) - Next Level Cycling, LLC	5-Jun-17

Holm Family Holdings	13-Nov-17

Next Level Cycling	13-Nov-17

313 Fitness, LLC	29-Mar-18

Amy Snow	30-Mar-18

Sharon Elizabeth, LLC	3-Apr-18

Anthony Bonidy	11-Apr-18

3.	Reacquisition and Release Agreements

Franchisee - Entity	Reacquisition and Release
Andrew Lambie & Pamela Lambie	24-Feb-16
Kira Knickrehm	1-Jun-16
A. David Davis & Jacob Davis & John Krumdieck - MdG Partners, LLC	9-Feb-32
Michelle Marks	UNDATED

4.	Interim Studio Operations Agreements & Renewals

Franchisee - Entity	Interim Studio Operations Agreement	Interim Studio Operations Agreement Renewal

Shelby Faubion & James Moller - Finition Inc.	31-Oct-16	25-Apr-17

Dan Murphy - JCN Corporation	15-Nov-16	N/A

Greg Jackson & Gladys Jackson - Simjah, Inc.	3-Jan-17	N/A

Doug and Mindy Dolenc - M.D. Dolenc Enterprise Inc.	27-Jul-17	N/A

5.	Transfer and Assignment Agreements

Franchisee - Entity	Transfer and Assignment Non- control transfer (entity transfer)	Transfer and Assignment Control (change of ownership transfer)

Joel and Shirelle Vilmenay - Crescent City Cycle, LLC	12-Mar-15

Joseph Purton - Lucky Star Holdings, LLC	1-May-15

Shelby Faubion & James Moller - Finition Inc.	9-Jun-15	16-Jul-17

Craig & Marilysn Holm - Holm Family Holdings LLC	20-Jul-15

David EichelBerger - DCL Fitness Inc.	23-Jul-15

Steven Ruby & Lisa Ruby - Redgem Holdings LLC	21-Aug-15

Christie Meyers & Kristofer Meyers - CB Raleigh, LLC	4-Sep-15	3-Apr-17

Julie Kertzman & Cynthia King & Stacey Agnoustari - JSC Ventures, Inc.	8-Sep-15

Jill & Carl Isaacs - CMCJ, LLC	24-Sep-15

Gregorio Serrata & Maria Serrata - Serrata, LLC	9-Oct-15

Ken Stuttaford - Seaside Clean Living, Inc.	30-Oct-15

A. David Davis & Jacob Davis & John Krumdieck - MdG Colony, LLC	2-Nov-15

Rod Reyes - CB Chandler, LLC (1)	24-Nov-15

Rod Reyes - CB Chandler, LLC (2)	24-Nov-15

Greg Jackson & Gladys Jackson - Simjah, Inc.	30-Nov-15	16-Jul-17

Nigel Brown & Michelle McGlocklin - Drury Lane Ventures, Inc.	4-Jan-16

Kristin Hill & Kelly Allen - K&K Cycling, LLC	23-Jan-16

Kevin & Sharon Thompson - Sharon Elizabeth, LLC	26-Jan-16

Curt Buttiker - 313 Fitness LLC	17-Feb-16

Katie Knowles & Robert Knowles - LBSC, LLC	21-Feb-16

Patrick and Anna Walsh - RYR Colorado, LLC	16-Mar-16

John Fleming & Barbara Fleming - Corones, Inc.	22-Mar-16

Danielle King & Doug King - DD Cycle Inc.	24-Mar-16

Brandon Baca & Shelley Baca - B3 Evolution, LLC	31-Mar-16

Brandon Baca & Shelley Baca - B4 Evolution, LLC	31-Mar-16

Liz Ullathorne & Bill Ullathorne - ELU, LLC	23-Apr-16

Heather Branstetter & Chuck Scheider (2) - Next Level Cycling, LLC	27-Apr-16

Heather Branstetter & Chuck Schneider (1) Next Level Cycling, LLC	27-Apr-16

Irving Chung & Melissa Chung - Fit Endeavors I, LLC	3-May-16

Yvonne Denslow and Ken & Heather Gotaas - Affinity Cycle, Inc.	4-May-16

Heather Sommers-Sambado - Heather Sommers LLC	1-Jun-16

Fred Ryser & Katie Ryser - PACKWOLF, LLC	10-Jun-16

Bob Franzetta - JMT Fitness Hillcrest, Inc.	15-Jun-16

Michelle Morris & Julie Pfaff - JM Power Group, Inc.	16-Jun-16

Maclean Coble & David Noffsinger - Parachute Capital Partners, LLC	20-Jun-16

Marc & Lisa Palmer - Charlotte Cycle, Inc.	30-Jun-16

Amy Snow - Amy Snow Enterprise Inc.	29-Jul-16

Susan Grant - Fit Lilly Inc.	5-Aug-16

Dave Bridges - DCB Cycling, LLC	12-Aug-16

Don Dasher & Lisa Hazen - Dog’s Breath Inn, Inc.	25-Aug-16

Rachel Orlando & Peter Orlando (1) Dev-Pro, LLC	8-Sep-16
Brad Spivey & Trish Harrison - H&S Music City Holdings, Inc.	8-Nov-16
J. Scott McBride & Chris Sommer - HighRev Lifestyle, Inc. & McBride-5 Enterprise, LLC (Development Agreement)	14-Nov-16
Cyril Hertz - Sloboda Inc.	23-Nov-16
Chris Bushey & Casey Bushey - CB3, LLC	29-Dec-16
Mark Schneider - CB Westend Inc.	10-Jan-17
Chris Yates - Elevate Partners, LLC	14-Feb-17
Steve Zubrzycki & Jane Zubrzycki - Cycle Revolution Inc.	7-Mar-17
Robert Korabik & Elizabeth Korabik - HTC Wellness, Inc.	20-Mar-17
Dan Murphy - JCN Corporation		14-May-15
Doug and Mindy Dolenc - M.D. Dolence Enterprise Inc.		24-Sep-15
Marc Krasner - Spin City Colorado, LLC		24-Dec-15
Michael Kearns & Ana Bertsch - Gavia Cycling, LLC		24-Dec-15
Mark & Denise Davis		5-Feb-16
Justin Beck & Scott Weiss & Robert Weston - J2 Fitness, LLC		24-Apr-16
Clementine Goutal & Andres Rodriguez (1)		10-May-16
Clint Privett (2)		10-May-16
Greg Venbrux & Nuchanart Venbrux - Kraken CycleWorks LLC		8-Jul-16
J. Scott McBride & Chris Sommer - HighRev Lifestyle, Inc. (FA1)		14-Nov-16
Kim Hoss & Frances Clark (2)		7-Aug-17
Marcus Capone & Mike Murphy & Steve Nichols - Eminence3 Holdings, LLC (1)		19-Apr-33
Tim Ross - Eminence3 Holdings, LLC		29-Apr-33
J. Scott McBride & Chris Sommer - HighRev Lifestyle2, Inc. (FA2)		15-Feb-34
Joe Rothchild and Bradley Macpherson - GHM CB, LLC		2-Jun-34
Maclean Coble & David Noffsinger - Ionic Capital Partners, LLC	21-Oct-15 (Release Only)

Peak Cycle Holdings, LLC		13-Oct-17

S. Pineault to Novaturient	30-Oct-17

Eminence3 Holdings, LLC to CBBrier, LLC		20-Nov-17

Avante-garde Fitness to AG3	22-Nov-17

DCL Fitness, Inc. to JCM Kentucky Cycle, LLC		15-Dec-17

Deep Enterprises		18-Dec-17

Williams to LJW74, Inc.	19-Jan-18

RYR Colorado to Locker Fit Lifestyle DTC		2-Feb-18

RYR Colorado to Locker Fit Lifestyle LoHi		2-Feb-18

6.	Territory Swap Amendments

Franchisee - Entity	Territory Swap Amendment (1)	Territory Swap Amendment (2)
A. David Davis & Jacob Davis & John Krumdieck - MdG Partners, LLC	27-Jul-15
David Safai	13-Aug-15	3-Dec-15
Doug and Mindy Dolenc - M.D. Dolence Enterprise Inc.	2-Dec-15
Jeff Wayne - CB Michigan, LLC	17-May-16	27-Jun-17
Marc & Lisa Palmer - Charlotte Cycle, Inc.	UNDATED

7.	Termination Agreements

Franchise ID	Center Name	Date Terminated	Effective Date Of Action	Type Of Action	Representative Contact Name	Address 1	City	Country	ZiP / Postal Code	State / Province	Phone	Mobile	Email
Ter	Long			Ter	Camill			US		CA	9493		camillellombar

me d1	Beach			mination	e Lombardo			A			067498		do@gmail.com
Termed2	Anaheim Hills (fka Yorba Linda)	12/12/15	12/12/15	Termination	Susann/ Claudia Clifford/ Stieding	100 South Chaparral Court, Suite 140	Anaheim	USA	92808	CA	(760) 262-7337		baron4800@icloud.com; csteiding@verizon.net
Termed3	San Clemente	12/12/15	12/12/15	Termination	Connie (Cons tance) Moisan	302 N.El Camino Real, Suite 106	San Clemente	USA	92672	CA	(949) 310-3292		sanclemente@clubpilatesstudio.com
Termed4	Corona	12/12/15	12/12/15	Termination	Katie/ Cindy Picazo/ Reyes	469 Magnolia Avenue, Suite 106	Corona	USA	92879	CA	619-818- 4020		katiepicazo@aol.com; cpreyes2@gmail.com
Termed5	Temecula	12/12/15	12/12/15	Termination	Olivia/ Katie Scira/ Picazo	41789 Nicole Lane, Suite B4	Temecula	USA	92591	CA	(951) 796-8981		temecula@clubpilatesstudio.com; katiepicazo@ aol.com
Termed6	Pacific Beach	12/23/2015	12/23/2015	Termination	Jennifer/Brigette Gold/ Guido	5010 Cass Street, Suite H	San Diego	USA	92109	CA	(619) 415-5699	(619)997-9553	pacificbeach@clubpilatesstudio.com
Termed7	La Jolla	12/23/2015	12/23/2015	Termination	Jennifer/Brigette Gold/			USA		CA	(619) 415-5699		pacificbeach@clubpilatesstudio.com

					Guido
Termed8	Pt Loma	12/23/2015	12/23/2015	Termination	Jennifer/ Brigette Gold/Guido			USA		CA	(619) 415-5699	pacificbeach@clubpilatess tudio.com
Termed9	Brentwood			Termination	Derek Jones			USA		CA	(619) 980-2712	derek.jones@ clubpilates.com
Termed10	Sunnyvale			Termination	Michael Fedyna			USA		CA	408- 844-4403
Termed11	SanRamon			Termination	Min & Ivy Tsao / Liu			USA		CA
Termed12	Tucson	7/31/2016	7/31/2016	Termination	Mary Beardsley	1702 E Prince #120	Tucson	USA	85719	AZ	(520) 241-4743	mary.beardsley@clubpilates.com
Termed13	Torrance	7/31/2016	7/31/2016	Termination	Liuba Stephanie Lerro- Parraway	24239 Hawthorne Blvd. #104	Torrance	USA	90505	CA	619 5183338	liuba.lerro@clubpilates.com
Termed14	Australia	9/15/2016	9/15/2016	Termination	Jemima North	Level 1, 341-343 Penshurst Street	Willoughby	AUS	2086	NSW	614 31163818	willoughby@clubpiltesstudio.com
Termed15	Woodland Hills	10/31/2016	10/31/2016	Termination	Nikkita Weerasinghe	19720 Ventura Blvd Suite 101/10	Woodland Hills	USA	91364	CA	818- 207-2857	woodlandhills @clubpilates.com

2
Termed16	Agoura Hills/Tarzana	10/31/2016	10/31/2016	Termination	Nikkita Weerasinghe		Agoura Hills/Tarzana	USA	CA	818-207-2857	woodlandhills @clubpilates.com
Termed17	Sherman Oaks	10/31/2016	10/31/2016	Termination	Nikkita Weerasinghe		Sherman Oaks	USA	CA	818- 207- 2857	woodlandhills @clubpilates.com
Termed18	Alhambra	4/11/2017	4/11/2017	Termination
Termed19	Virginia Highland	1/10/2018	1/10/2018	Termination
Termed20	Arrowhead	6/4/2018	6/4/2018	Termination	Jennifer Marrinnan
Termed21	Downtown Phoenix	6/4/2018	6/4/2018	Termination	Jennifer Marrinnan
Termed22	Glen Mills PA	4/11/2018	4/11/2018	Died, CP bought back licenses
Termed23	Allgates PA	4/11/2018	4/11/2018	Died, CP bought back licenses
Termed24	King of Prussia PA	4/11/2018	4/11/2018	Died, CP bought back licenses
Termed25	Bryn Mawr PA	4/11/2018	4/11/2018	Died, CP bought back licenses

d25	r PA	8	8	bought back licenses
Termed26	Newton Square PA	4/11/2018	4/11/2018	Died, CP bought back licenses
Termed27	Woodstock Farm PA	4/11/2018	4/11/2018	Died, CP bought back licenses

Franchisee - Entity	Termination Agreement	Termination Agreement Amendment
Ted Mueller	1-Dec-15
Jill & Carl Isaacs - CMCJ, LLC	10-Dec-15
Mark & Denise Davis	5-Feb-16
Nigel Brown & Michelle McGlocklin - Drury Lane Ventures, Inc.	4-May-16
David Safai	5-May-16
Hayley Killam - (DA & 3)	6-May-16	8-Aug-16
Merle Beeson	12-May-16
Houston Ross & Karin Ross	9-Aug-16
Jack Cauley & Deanna Cauley - JCD Colorado, LLC	1-Nov-16
Liz Ullathorne & Bill Ullathorne - ELU, LLC	3-Nov-16
Chris Mullen	4-Nov-16
Joseph Amon & Blair Amon & James Yourinson & Rebecca Yourinson - YAE Corporation (2 Agreements)	2-Dec-16
Steven Ruby & Lisa Ruby - Redgem Holdings LLC	22-Dec-16
David Conway	20-Jan-17
Tim Hughes - DalKor Inc.	20-Jan-17

Ekpedme Udoh & Brandon Grier - LGR LIFESTYLE, LLC	31-Jan-17
Christie Meyers & Kristofer Meyers - CB Raleigh, LLC	3-Apr-17
Doug and Mindy Dolenc - M.D. Dolence Enterprise Inc.	6-Apr-17
Clementine Goutal & Andres Rodriguez (2)	8-May-17
Wicked Spinning	18-Oct-17
Eminence 3 Holdings	30-Oct-17
S. & J. Jonietz	17-Nov-17
Smith-Emeri	15-Dec-17
N. & A. Smith	22-Feb-18

8.	Studio AV Modification Agreements

Franchisee - Entity	Studio A/V Modification Agreement
Rodney & Jodi Reyes - CB Chandler LLC	6-Jun-16
Jeff Cohen - JBJ Exton Investments, LLC	1-Sep-16
Michael D. Olander & Jason P Green - JM Cycle, LLC - Village Meridian	11-Nov-16
Ken Stuttaford - Seaside Clean Living, Inc.	23-Dec-16
Bob Franzetta - JMT Fitness Hillcrest, Inc.	29-Dec-16
Eric Skoloff & Keith Boettiger - Cycle Syndicate, LLC	25-Jan-17
Cyril Hertz - Sloboda Inc.	31-Jan-17
Michael D. Olander & Jason P. Green - JM Cycle, LLC - Tanasbourne	22-Feb-17
Rachel Orlando & Peter Orlando (1) Dev-Pro, LLC	28-Feb-17
Alan Telford	3-Mar-17
Michael D. Olander & John G. Janszen - JCM Kentucky Cycle, LLC	3-Mar-17
Donna Suro & Libbie Crane - LiquiD RVA, LLC	14-Mar-17
Heather Sommers-Sombado - Heather Sommers, LLC	10-Apr-17
Kristin Hill & Kelly Allen - K&K Cycling, LLC	10-Apr-17

Zach Pettus - Alpha Team Holdings, LLC	24-Apr-17
Roger Hendren & Grant Hendren & Lucas Henden - RockStrong Texas LLC	10-May-17
Marlon & Andrea Byrd - MAGM Fitness, Inc.	15-May-17
Chris & Casey Bushey - CB3 LLC	30-May-17
Philly Cycle Inc.	19-May-17
Irving Chung & Melissa Chung - Fit Endeavors I, LLC	12-Jun-17
Paul Schnapp & Anita Schnapp - Schnapp Enterprises, Inc.	27-Jul-17
Suzanna Wells, Bryn Wells, Jean Wells and Mark Wells - Ohana Fitness, Inc.	7-Sep-17
Greg K. Venbrux and Nuchanart Venbrux - Kraken Cycleworks, LLC	11-Sep-17
David Bland - Positive Spin, LLC	13-Sep-17

Club Pilates

Franchise Agreements in

Effect Summary - excluding

terminations

As of:	06/18/18		Franchisee		Studio Information					Franchisee Personal Information
	Studio Name	State	Last Name	First Name	Street	City	State	Zip	Studio Phone	Franchisee Phone	Franchisee Email	Royalty Rate	MFC Rate	Individual Territory FA Date
1	Club Pilates Midtown Miami	FL	Maria Gutierrez	Tania Peck	30 NW 34th St #2	Miami	FL	33127	786.509.9831	T: 786.218.3572 M:954.673.1536	Tania.peck@clubpilates.com; Mariaisabel.gutierrez@clubpilates. com	6%	2%	05/16/17
2	Club Pilates Parker	CO	Bosson	Cathy			CO				Cathy.Bosson@clubpilates.com	6%	2%	07/28/17
3	Club Pilates Morena	CA	Clements	Chris	4901 Morena Blvd. Suite 210	San Diego	CA	92117	858.914.1459	C: 619-203-8538	chris.clements@clubpilates.com	6%	2%	01/01/12
4	Club Pilates Liberty Station	CA	Clements	Chris	2750 Dewey Rd., Ste 102	San Diego	CA	92106	619.541.8877	C: 619-203-8538	chris.clements@clubpilates.com	6%	2%	01/01/12

Schedule 9.27

5	Club Pilates La Jolla	CA	Clements	Chris			CA			C: 619-203-8538	chris.clements@clubpilates.com	6%	2%	01/01/12
6	Club Pilates Eastlake	CA	Davies/Hays	Carolyn/Dave	861 Harold Place, Suite 305	Chula Vista	CA	91914	619-392-2572	Carolyn (619) 249-3037; Dave (858) 220-3676	dave.hayes@clubpilates.com; carolyn.davies@clubpilates.com	4%	2%	11/16/12
7	Club Pilates Mira Mesa	CA	Davies/Hays	Carolyn/Dave	9460 Mira Mesa Blvd, Unit P	San Diego	CA	92126	858-254-3326	Carolyn (619) 249-3037; Dave (858) 220-3676	dave.hayes@clubpilates.com; carolyn.davies@clubpilates.com	6%	2%	11/16/12
8	Club Pilates Mission Valley	CA	Mann	Katie	6690 Mission Gorge Road	San Diego	CA	92120	619-786-2300	(619)569-4421 (Tavis 310-303-9586)	katie.mann@clubpilates.com	6%	2%	12/18/12
9	Club Pilates Novi	MI	Cronin	Kristen	39799 Grand River Avenue	Novi	MI	48375	248-410-7700	(248) 410-4259	kristen.cronin@clubpilates.com	6%	2%	02/12/13
10	Club Pilates Encinitas	CA	Dumaw Whitman	Arielle	555 2nd St. Suite 2	Encinitas	CA	92024	760-529-6706	(858) 405-3177	arielle.whitman@clubpilates.com	6%	2%	05/22/13

Schedule 9.27

11	Club Pilates San Marcos	CA	Dumaw Whitman	Arielle	904 W San Marcos Blvd, Suite 5	San Marcos	CA	92078	760-201-3070	(858) 405-3177	arielle.whitman@clubpilates.com	6%	2%	05/22/13
12	Club Pilates Carlsbad	CA	Dumaw Whitman	Arielle	1820 Marron Road, Suite 100	Carlsbad	CA	92008	760-201-3374	(858) 405-3177	arielle.whitman@clubpilates.com	6%	2%	05/22/13
13	Club Pilates North Park	CA	Mann	Katie	3959 30th Street, Suite 101	San Diego	CA	92104	619-677-1500	(619) 569-4421	katie.mann@clubpilates.com	6%	2%	12/06/13
14	Club Pilates Mequon	WI	Sinnen	Megan	6077 W. Mequon Rd	Mequon	WI	53092	414-939-3644	(414) 315-5765	megan.sinnen@clubpilates.com	6%	2%	02/03/14
15	Club Pilates Costa Mesa	CA	Borga	Brittany	1525 Mesa Verde Dr. E.	Costa Mesa	CA	92626	949-791-7184	(412) 651-1970	brittany.borga@clubpilates.com	6%	2%	02/07/14
16	Club Pilates Manhattan Beach	CA	Suder	Chris	903 N. Sepulveda Blvd.	Manhattan Beach	CA	90266	310-921-8004	(760) 908-9257	chris.suder@clubpilates.com	6%	2%	03/06/14

Schedule 9.27

17	Club Pilates Cherry Creek	CO	Busse	Mary	3000 E. 3rd Ave, Suite 20 & 21	Denver	CO	80206	720-361-9995	Mary (760) 801-9416	mary.busse@clubpilates.com	6%	2%	03/31/14
18	Club Pilates Abacoa	FL	Gomez	Amanda	1203 Town Center Drive, Unit 107	Jupiter	FL	33458	561-449-8161	954.650.6151	amanda.gomez@clubpilates.com	6%	2%	09/24/14
19	Club Pilates Midtown Sacramento	CA	Kendall/Holden	Linda/Rebecca	1330 21st Street Ste 101	Sacramento	CA	95811	916-347-0304	Linda 916- 205-1470 Rebecca (916)990-4224	linda.kendall@clubpilates.com	6%	2%	10/01/14
20	Club Pilates Memorial	TX	Pontone/Hunt	Scott/Elisa/Nate	14129 Memorial Drive	Houston	TX	77079	281.661.3114	Nate (858) 212-6787	elisa.pontone@clubpilates.com; nate.hunt@clubpilates.com	6%	2%	10/16/14
21	Club Pilates Lakeway	TX	Martinez	Susan	2951 Ranch Road 620 S	Lakeway	TX	78738	575.937.0479	(575) 937-0479	susan.martinez@clubpilates.com	6%	2%	02/22/15
22	Club Pilates Glendale	CA	Bailey	Rebecca	1354 E Colorado St, Suite A	Glendale	CA	91205	818.724.9977	(323) 898- 8244	rebecca.bailey@clubpilates.com	6%	2%	02/27/15

Schedule 9.27

23	Club Pilates La Canada/ Flintridge	CA	Bailey	Rebecca			CA			(323) 898-8244	rebecca.bailey@clubpilates.com	6%	2%	02/27/15
24	Club Pilates Pasadena	CA	Bailey	Rebecca			CA			(323) 898-8244	rebecca.bailey@clubpilates.com	6%	2%	02/27/15
25	Club Pilates Cahaba Heights	AL	Booker	Lindsay	3169 Green Valley Road	Birmingham	AL	35243	205.777.7976	(205) 451-2482	lindsay.booker@clubpilates.com	6%	2%	03/03/15
26	Club Pilates RSM	CA	Hammett	Emily	21612 Plano Trabuco Road, Suite A	Trabuco Canyon	CA	92679	949.534.2023	Emily (626) 233-9220	emily.hammett@clubpilates.com	6%	2%	03/04/15
27	Club Pilates Villa Park	CA	Hammett	Emily	17767 Santiago Blvd., Suite 610	Villa Park	CA	92861	714.202.6404	Emily (626) 233-9220	emily.hammett@clubpilates.com	6%	2%	03/04/15
28	Club Pilates Tustin	CA	Hammett	Emily	15080 Kensington Park Dr, Suite G300	Tustin	CA	92782	949.529.0704	Emily (626) 233-9220	emily.hammett@clubpilates.com	6%	2%	03/04/15

Schedule 9.27

29	Club Pilates Beverly Hills	MI	Cronin	Kristen	31255 Southfield Road	Beverly Hills	MI	48025	248.878.9905	(248) 410-4259	kristen.cronin@clubpilates.com	6%	2%	04/17/15
30	Club Pilates San Carlos	CA	Lance	Renata and Sean	50 El Camino Real, #50	San Carlos	CA	94070	650-722-4710	Renata (650) 759-3283	renata.lance@clubpilates.com; sean.lance@clubpilates.com	6%	2%	06/01/15
31	Club Pilates Granada Hills	CA	Bereny	Robert	18037 Chatsworth Street	Granada Hills	CA	91344	(818) 210-3288	(818) 900-2670	robert.bereny@clubpilates.com	6%	2%	06/10/15
32	Club Pilates Westlake Village	CA	Bereny	Robert	2820 Townsgate Rd #107	Thousand Oaks	CA	91361	805.556.7070	(818) 900-2670	robert.bereny@clubpilates.com	6%	2%	06/10/15
33	Club Pilates Woodland Hills (Bereny)	CA	Bereny	Robert			CA			(818) 900-2670	robert.bereny@clubpilates.com	6%	2%	06/10/15
34	Club Pilates South Overland Park	KS	O’Dell	Andrea	6601 W 119th St	Overland Park	KS	66209	913.562.9570	(913) 669-5936	andrea.odell@clubpilates.com	6%	2%	06/12/15
35	Club Pilates Bellevue	WA	Adams	Nikki	143 106th Ave NE	Bellevue	WA	98004	253-709-1446	(253) 709-1446	nikki.adams@clubpilates.com; paul.adams@clubpilates.com	6%	2%	06/21/15

Schedule 9.27

36	Club Pilates Kent	WA	Adams	Nikki	124 4th Ave South	Kent	WA	98032	253.709.1446	(253) 709-1446	nikki.adams@clubpilates.com; paul.adams@clubpilates.com	6%	2%	06/21/15
37	Club Pilates Arrowhead	AZ	Marrinan	Jennifer	20329 North 59th Avenue Ste A1	Glendale	AZ	85308	480.372.8100	(619) 200-2992	jennifer.marrinan@clubpilates.com	6%	2%	06/23/15
38	Club Pilates Fullerton	CA	Suder	Chris	1313 S Harbor Blvd	Fullerton	CA	92832	714.519.3841	(760) 908-9257	chris.suder@clubpilates.com	6%	2%	06/24/15
39	Club Pilates Brea	CA	Suder	Chris	3357 E. Imperial Hwy	Brea	CA	92823	657-315-9080	(760) 908-9257	chris.suder@clubpilates.com	6%	2%	06/24/15
40	Club Pilates Katy	TX	Pontone/Hunt	Scott/Elisa/Nate	10705 Spring Green Blvd., #200,	Katy	TX	77494	832.913.1847	Nate (858) 212-6787	elisa.pontone@clubpilates.com; nate.hunt@clubpilates.com	6%	2%	06/30/15
41	Club Pilates Houston -The Heights	TX	Pontone/Hunt	Scott/Elisa/Nate			TX			Nate (858) 212-6787	elisa.pontone@clubpilates.com; nate.hunt@clubpilates.com	6%	2%	06/30/15

Schedule 9.27

42	Club Pilates Spring Valley	NV	Rechester	Victoria/Emil	8665 W. Flamingo Rd., Suite 118	Las Vegas	NV	89147	702-608-1396	Victoria (323) 899-7083	emil.rechester@clubpilates.com	6%	2%	07/01/15
43	Club Pilates Highlands Ranch West	CO	Busse	Mary	2229 Wildcat Reserve Parkway	Highlands Ranch	CO	80129	720.557.9606	Mary (760) 801-9416	mary.busse@clubpilates.com	6%	2%	07/10/15
44	Club Pilates Belmar	CO	Easterly	Kevin	437 S Wadsworth Blvd, Suite F	Lakewood	CO	80226	720-789-1011	760.845.5686	kevin.easterly@clubpilates.com	6%	2%	07/13/15
45	Club Pilates Ken Caryl	CO	Easterly	Kevin	11757 West Ken Caryl Avenue, Suite G	Littleton	CO	80127	720.579.7285	760.845.5686	kevin.easterly@clubpilates.com	6%	2%	07/13/15
46	Club Pilates Edgewat er	CO	Carlson	Jennifer	1931-V Sheridan Blvd.	Edgewater	CO	80214	720.446.9777	(303) 949-5466	jennifer.carlson@clubpilates.com	6%	2%	07/22/15
47	Club Pilates Santee	CA	Mann	Katie	225 Town Center Parkway, Suite C	Santee	CA	92071	619-485-1800	(619) 569-4421	katie.mann@clubpilates.com	6%	2%	08/07/15

Schedule 9.27

48	Club Pilates Longmont	CO	Hendricks	Joe	700 Ken Pratt Boulevard	Longmont	CO	80501	720.442.8385	Joe 303- 513-4498 Kelly 720-355-1954	kelly.hendricks@clubpilates.com	6%	2%	08/17/15
49	Club Pilates Bozeman	MT	Thomison	Ashlie	1707 W. Oak Street, Suite C	Bozeman	MT	59715	406.404.1922	406-595-0404	Ashlie.thomison@clubpilates.com	6%	2%	09/30/15
50	Club Pilates Mission Viejo	CA	Watson / Lombardi	Keely / Ed	25800 Jeronimo Road Ste 404	Mission Viejo	CA	92691	949-446-8243	Keely (619) 261-5898	keely.watson@clubpilates.com; ed.lombardi@clubpilates.com	6%	2%	10/09/15
51	Club Pilates Severna Park	MD	Cutchall	Laura	454 B Governor Ritchie Highway	Severna Park	MD	21146	410.648.4400	(858) 603-3360	Laura.cutchall@clubpilates.com	4%	2%	10/20/15
52	Club Pilates Annapolis	MD	Cutchall	Laura	2661 Riva Road Ste 625	Annapolis	MD	21401	240.324.7474	(858) 603-3360	Laura.cutchall@clubpilates.com	6%	2%	10/20/15
53	Club Pilates Huntingt on Beach	CA	Borga	Brittany	7012 #103 Edinger Ave	Huntington Beach	CA	92647	657.464.4696	(412) 651-1970	brittany.borga@clubpilates.com	6%	2%	10/23/15
54	Club Pilates Fremont	CA	Peng	Johnny & Ronnie	44047 Osgood Rd. Ste. 220	Fremont	CA	94539		510.366.2127	johnny.peng@clubpilates.com; ronnie.peng@clubpilates.com	6%	2%	11/20/15

Schedule 9.27

55	Club Pilates Campbell	CA	Venkatesan	Hema & Anathan	10 E Hamilton Ste # 300	Campbell	CA	95008	408.412.0130	208.863.0943	hema.venkatesan@clubpilates.com; venkat.ananthan@clubpilates.com	6%	2%	11/20/15
56	Club Pilates Downtown Phoenix	AZ	Marrinan	Jennifer	111 W. Monroe #128	Phoenix	AZ	85003	480.372.8100	(619) 200-2992	jennifer.marrinan@clubpilates.com	6%	2%	11/22/15
57	Club Pilates Arbor Lakes	MN	Ras	Brent	11660 Fountains Dr	Maple Grove	MN	55369	763.219.4880	612.385.0588	brent.ras@clubpilates.com; kate.ras@clubpilates.com	6%	2%	11/23/15
58	Club Pilates Camarillo	CA	Tooley	Sheri	2360-F Las Posas Road	Camarillo	CA	93010	(805) 261-1255	818.384.3035	sheri.tooley@clubpilates.com; john.tooley@clubpilates.com	6%	2%	11/23/15
59	Club Pilates Chesterfield	MO	Schade	Andrea	122 Hilltown Village Center	Chesterfield	MO	63017	636.556.0526	7757719605	andrea@clubpilates.com	6%	2%	11/26/15
60	Club Pilates Brentwood STL	MO	Schade	Andrea	2535 S. Brentwood Blvd	St Louis	MO	63144	314.441.5 855	7757719605	andrea@clubpilates.com	6%	2%	11/26/15
61	Club Pilates Klein	TX	Fichaud / Bryan	Chris / Susan	7316 Louetta Road #B302	Spring	TX	77379	(281) 607-2485	C: 713-254- 0213 S: 713.882.88 73	chris.fichaud@clubpilates.com; susan.bryan@clubpilates.com	6%	2%	12/03/15

Schedule 9.27

62	Club Pilates Wyckoff	NJ	Sapka	Allison / Chris	525 Cedar Hill Ave	Wyckoff	NJ	07481	201.447.2500	C: 201.916.33 59 A: 973.951.20 74	allison.sapka@clubpilates.com; chris.sapka@clubpilates.com	6%	2%	12/21/15
63	Club Pilates Progress Ridge	OR	Wynkoop	Dan / Debra	12305 SW Horizon Blvd Suite J207	Beaverton	OR	97007	(503) 605-1453	503-720-9556	dan.wynkoop@clubpilates.com; debra.wynkoop@clubpilates.com	6%	2%	12/22/15
64	Club Pilates Echo Park	CA	Watson / Lombardi	Keely / Ed	1720 West Sunset Blvd	Echo Park	CA	90026	323-505-4355	Keely (619) 261-5898	keely.watson@clubpilates.com; ed.lombardi@clubpilates.com	6%	2%	12/31/15
65	Club Pilates NoHo	CA	Ovakimian	Sarkis / Esther	5077 Lankershim Boulevard Suite F	North Holly wood	CA	91601	818-210 3422	S: 818.675.50 61	sarkis.ovakimian@clubpilates.com; ester.plavdjian@clubpilates.com	6%	2%	01/22/16
66	Club Pilates Brookhaven	GA	Stennett	Kellen	5001 Peachtree Blvd Suite 630	Chamblee	GA	30341	(678) 996-1988	K: 404.456.4110 M: 609.605.4315	kellen.stennett@clubpilates.com; matt.omiatek@clubpilates.com	6%	2%	02/10/16

Schedule 9.27

67	Club Pilates Pleasant on	CA	Shiraki	Robert / Jessica	6766 Bernal Ave. Suite 530	Pleasonton	CA	94566	925.255.0880	R:650.766.5900	robert.shiraki@clubpilates.com; jessica.shiraki@clubpilates.com	6%	2%	02/15/16
68	Club Pilates Lafayette	CA	Darrel Swift	Janani (Jan) Siva	3506 Mt. Diablo Blvd., Suite E	Lafayette,	CA	94549	925.900.5788	520.289.0439	jan.siva@clubpilates.com; darrel.swift@clubpilates.com	6%	2%	02/23/16
69	Club Pilates San Clemente	CA	Hammett	Emily	802 Avenida Talega Ste 104	San Clemente	CA	92673		Emily (626)233-9220	emily.hammett@clubpilates.com	6%	2%	02/23/16
70	Club Pilates Brickell	FL	Maria Gutierrez	Tania Peck	117 SW 10th Ste #103	Miami	FL	33130	786.509.9831	T:786.218.3572 M:954.673.1536	Tania.peck@clubpilates.com; Mariaisabel.gutierrez@clubpilates.com	6%	2%	02/26/16
71	Club Pilates Chino Hills	CA	Truong	Amy / Anthony	13920 City Center Drive Suite 4010	Chino Hills	CA	91709	909.529.1041	949.278.7719	amy.truong@clubpilates.com; tong.truong@clubpilates.com	6%	2%	02/26/16
72	Club Pilates Saratoga	CA	Ko/Wu	Ken/Jessie	14410 Big Basin Way, STE E	Saratoga	CA	95070	669.256.5200	k:408.641.1511	ken.ko@clubpilates.com; jessie.wu@clubpilates.com	6%	2%	03/15/16
73	Club Pilates Symmes Township	OH	Pallatroni	Bob	12088 Montgomery Road	Cincinnati	OH	45249	513.766.9008	513.225.4475	bob.pallatroni@clubpilates.com	6%	2%	03/17/16

Schedule 9.27

74	Club Pilates East Cobb	GA	Little	Stephanie	2960 Shallowford Rd #200	Marietta	GA	30066	678.647.6220	404.245.2691	stephanie.little@clubpilates.com	6%	2%	03/18/16
75	Club Pilates Emeryville	CA	Miller	Jerry & Melissa			CA			M:510.919.4484	melissa.miller@clubpilates.com ; jerry.miller@clubpilates.com	6%	2%	03/18/16
76	Club Pilates Waterford Lakes	FL	Johnson	Heath	875 North Alafaya Trail	Orlando	FL	32828	407.204.9501	508.725.2108	heath.johnson@clubpilates.com	6%	2%	03/21/16
77	Club Pilates Short Hills	NJ	Collins	Caroline & Dennis	770 Morris Turnpike	Short Hills	NJ	07078	973.710.4755	C:917.796.9618	caroline.collins@clubpilates.com; dennis.collins@clubpilates.com	6%	2%	03/23/16
78	Club Pilates Lincoln Park	IL	Phelps	Abby	2047 N. Clybourn Ave	Chicago	IL	60614	312.734.1069	312.399.3256	abby.phelps@clubpilates.com	6%	2%	03/29/16
79	Club Pilates Carmel	IN	Thorpe	Ralph / Julie	2482 E. 146th Street	Carmel	IN	46033	317)565-4828	317.696.4600	ralph.thorpe@clubpilates.com	6%	2%	03/30/16
80	Club Pilates Westfield	NJ	Dimitrios/Helen/ Arnold/ Amy	Angelis / DeGarcia	225 Broad Ave	Westfield	NJ	07090	908.233.0950	D:914.772.9973 A:917.921.2595	dimitrios.angelis@clubpilates.com; helen.angelis@clubpilates.com; arnold.degarcia@clubpilates.com; amy.degarcia@clubpilates.com	6%	2%	03/31/16

Schedule 9.27

81	Club Pilates Chandler	AZ	Guzick	Bill / Jennifer	4085 South Gilbert Road, Shops B - Suite 5	Chandler	AZ	85249	480.771.4459	J:480.695.7116 Bill:480.826.4181	jennifer.guzick@clubpilates.com; bill.guzick@clubpilates.com	6%	2%	03/31/16
82	Club Pilates Sunnyvale	CA	Gonzalez	Lewis	562 E. El Camino Real	Sunnyvale	CA	94087	408.675.9071	650.776.7813	lewis.gonzalez@clubpilates.com	6%	2%	04/08/16
83	Club Pilates Frisco	TX	Buck	Chris and Nathalie	6959 Lebanon Road, Ste 121	Frisco	TX	75034	469.701.1252	N:214.770.5525	nathalie.buck@clubpilates.com; chris.buck@clubpilates.com	6%	2%	04/11/16
84	Club Pilates East Memphis	TN	Barnes	Tara & Philip	6300 Poplar Ave Ste 103	Memphis	TN	38119	901.646.5054	T:901.628.8004	tara.barnes@clubpilates.com; phillip.barnes@clubpilates.com	6%	2%	04/15/16
85	Club Pilates Winter Park	FL	Goldman	Christine	1222 N. Orange Ave. Ste B	Winter Park	FL	32789	407.960.7042	321.231.5262	christine.goldman@clubpilates.com	6%	2%	04/15/16
86	Club Pilates Monrovia	CA	Park	Bora	1169 Huntington Drive	Duarte	CA	91010	626.507.5522	213.840.2203	bora.park@clubpilates.com	6%	2%	04/15/16
87	Club Pilates Wauwatosa	WI	Tsuchiyama	Robert & Beth	6931 W North Ave	Wauwatosa	WI	53213		R:404.307.5634	robert.tsuchiyama@clubpilates.com; beth.tsuchiyama@clubpilates.com	6%	2%	05/11/16

Schedule 9.27

88	Club Pilates Ashburn	VA	Ask	Ryan	43670 Greenway Corporate Drive	Ashburn	VA	20147	703.828.0779	607.331.4909	ryan.ask@clubpilates.com	6%	2%	05/13/16
89	Club Pilates Scottsdale Promenade	AZ	Gatzemeier	Don & Emma	16447 N. Scottsdale Rd. Suite 119	Scottsdale	AZ	85254	480.447.4044	602.663.2049	don.gatzemeier@clubpilates.com	6%	2%	05/16/16
90	Club Pilates Gilbert	AZ	Anderson	Doug & Maggie	3131 S. Market St, Suite 103	Gilbert	AZ	85295	480.999.3825	D:480.388.1852	doug.anderson@clubpilates.com; maggie.anderson@clubpilates.com	6%	2%	05/18/16
91	Club Pilates Ramsey	NJ	Mokray	Joan	875 Route 17 South, Ramsey Center	Ramsey	NJ	07446	551.264.9222	201.755.5748	joan.mokray@clubpilates.com	6%	2%	05/19/16
92	Club Pilates North San Jose	CA	Fizzah Raza	Ronnie Sarwar	1708 Oakland Road, Suite 200	San Jose	CA	95131	408.359.4484	615.364.1690	ronnie.sarwar@clubpilates.com	6%	2%	05/20/16
93	Club Pilates SFO-Mission Bay	CA	Srivastava	Amit & Seema			CA			408.202.9619	seema.srivastava@clubpilates.com; amit.srivastava@clubpilates.com	6%	2%	05/20/16

Schedule 9.27

94	Club Pilates St. Petersburg	FL	Griffin	Jim	111 2nd Avenue NE #215	St. Petersburg	FL	33701		224.436.0647	jim.griffin@clubpilates.com; catherine.griffin@clubpilates.com	6%	2%	05/31/16
95	Club Pilates South Tampa	FL	Griffin	Jim	938 South Howard Ave	Tampa	FL	33606	813-607-2990	224.436.0647	jim.griffin@clubpilates.com; catherine.griffin@clubpilates.com	6%	2%	05/31/16
96	Club Pilates Emerson	NJ	Warner	Alison	437 Old Hook Road Unit #5	Emerson	NJ	07630	201.949.7222	551.427.7806	alison.warner@clubpilates.com	6%	2%	05/31/16
97	Club Pilates South Providence	NC	Harris	Doug	10822 Providence Rd Ste 800	Charlotte	NC	28277		704.491.6717	doug.harris@clubpilates.com; kris.harris@clubpilates.com	6%	2%	06/03/16
98	Club Pilates Carrollwood	FL	Philyaw	Nathan	13158 N Dale Mabry Hwy	Tampa	FL	33618	813.773.3880	904.635.0298	nathan.philyaw@clubpilates.com	6%	2%	06/03/16
99	Club Pilates Roseville	CA	Lance	Renata and Sean	1921 Douglas Boulevard, Suite 104	Roseville	CA	95661	916.318.9908	Renata (650) 759-3283	renata.lance@clubpilates.com ; sean.lance@clubpilates.com	6%	2%	06/15/16
100	Club Pilates Newcastle	WA	Adams	Nikki	132nd Place SE and Newcastle Connector Road	Newcastle	WA			(253) 709-1446	nikki.adams@clubpilates.com; paul.adams@clubpilates.com	6%	2%	06/16/16

Schedule 9.27

101	Club Pilates Hoboken	NJ	Horvath	Emese	1400 Hudson	Hoboken	NJ	0		770.910.2934	emese.horvath@clubpilates.com	6%	2%	06/20/16
102	Club Pilates Washtenaw	MI	Vogel	Nick	3372 Washtenaw Ave	Ann Arbor	MI	48104	734.887.1938	989.992.8422	nick.vogel@clubpilates.com	6%	2%	06/27/16
103	Club Pilates Winter Garden	FL	Wilson	Chris	13848 Tilden RD Ste 130	Winter Garden	FL	34787	407-890-5344	732.803.0226	chris.wilson@clubpilates.com	6%	2%	06/28/16
104	Club Pilates Loehmann’s Plaza	CA	Holmes	Brian	2529 Fair Oaks Blvd	Sacramento	CA	95825	916.400.9225	B:661.332.2233	brian.holmes@clubpilates.com; adrian.holmes@clubpilates.com	6%	2%	07/01/16
105	Club Pilates Katy #2	TX	Heslop	Pam			TX			281.497.4557	pam.heslop@clubpilates.com	6%	2%	07/05/16
106	Club Pilates Scarsdale	NY	Rhyu	Heather	365 Central Park Avenue	Scarsdale	NY	10583	914.449.4411	310.972.8786	heather.rhyu@clubpilates.com	6%	2%	07/14/16
107	Club Pilates Castle Rock	CO	Borrego	George & Julie	6360 Promenade Parkway Unit 120	Castle Rock	CO	80108	720.575.7185	G:720.278.3084	george.borrego@clubpilates.com; julie.borrego@clubpilates.com	6%	2%	07/19/16

Schedule 9.27

108	Club Pilates Temecula	CA	Teranchi	Shahin	33175 Temecula Pkwy Ste C	Temecula	CA	92562	951.396.7000	951.237.2379	shahin.tehranchi@clubpilates.com; zohal.tehranchi@clubpilates.com	6%	2%	07/22/16
109	Club Pilates Scottsdale Shea	AZ	Jacobs	Keith	9301 E. Shea Unit 104	Scottsdale	AZ	85260	480.771.3774	K: 910-274-8201	keith.jacobs@clubpilates.com; yvette.jacobs@clubpilates.com	6%	2%	07/29/16
110	Club Pilates Buckhead	GA	Stennett	Kellen	2391 Peachtree Rd, NE Suite B3AB	Atlanta	GA	30305	470.885.0623	K: 404.456.4110 M: 609.605.4315	kellen.stennett@clubpilates.com; matt.omiatek@clubpilates.com	6%	2%	07/30/16
111	Club Pilates Lakewood	CA	Park	Bora			CA			213.840.2203	bora.park@clubpilates.com	6%	2%	08/10/16
112	Club Pilates Cerritos	CA	Park	Bora			CA			213.840.2203	bora.park@clubpilates.com	6%	2%	08/10/16
113	Club Pilates Sandy	UT	Sanger	Travis/Heidi	2079 East 9400 South	Sandy	UT	84093	385.800.3220	701.866.5036	travis.sanger@clubpilates.com; heidi.sanger@clubpilates.com	6%	2%	08/11/16
114	Club Pilates Ventura	CA	Bloore	Ken & Allison	4020 E. Main St. #B- 1-2	Ventura	CA	93003	805.856.4424	K: 818.917.8114	ken.bloore@clubpilates.com; allison.drury@clubpilates.com	6%	2%	08/17/16
115	Club Pilates Simi Valley	CA	Bloore	Ken & Allison	2955 Cochran St #B201	Simi Valley	CA	93065	805.261.1444	K: 818.917.8114	ken.bloore@clubpilates.com; allison.drury@clubpilates.com	6%	2%	08/17/16

Schedule 9.27

116	Club Pilates Chandan Place	IL	Schlichting	Steve & Robin	3065 N. Perryville Rd., Ste #147	Rockford	IL	61114	815.860.0710	S: 815.985.1337	steve.schlichting@clubpilates.com; robin.schlichting@clubpilates.com	6%	2%	08/23/16
117	Club Pilates Alpharetta	GA	Worley	Mark	3005 Old Alabama Rd	Alpharetta	GA	30022	678.919.8733	678.488.0785	mark.worley@clubpilates.com	6%	2%	08/23/16
118	Club Pilates Framingham	MA	Miller	Mike & Tammy	25 Prospect St	Framingham	MA	01701	774.999.0209	T: 860.817.8995	tammy.miller@clubpilates.com; mike.rizzo@clubpilates.com	6%	2%	08/25/16
119	Club Pilates North Raleigh	NC	Schuck/Smith/Ruggieri	David / Jon / Joe	9400 Falls of Neuse Rd	Raleigh	NC	27615	919.670.3077	D: 336.404.7871	david.schuck@clubpilates.com; jon.smith@clubpilates.com; joe.ruggieri@clubpilates.com	6%	2%	08/25/16
120	Club Pilates Jax Beach	FL	Graham	Rick & Dawn	14035 Beach Blvd. Suite G	Jacksonville	FL		904.289.8300	R: 210.559.1732	rick.graham@clubpilates.com; dawn.graham@clubpilates.com	6%	2%	08/27/16
121	Club Pilates Culver City	CA	Stromblad	Katya	10732 Jefferson Blvd.	Culver City	CA	90230	310.424.5290	818.257.3047	katya.stromblad@clubpilates.com	6%	2%	08/29/16
122	Club Pilates Highland Village	TX	Martin	Todd & Debi	2540 Justin Rd. Suite 177	Highl and Village	TX	75077	972.597.4275	D: 972.977.7277	debi.martin@clubpilates.com; todd.martin@clubpilates.com	6%	2%	09/16/16

Schedule 9.27

123	Club Pilates Mooresville	NC	Pennypacker	John	146 Mooresville Commons Way Unit 25	Mooresville	NC	28117	980.260.0000	980.240.1792	john.pennypacker@clubpilates.co m	6%	2%	09/20/16
124	Club Pilates Englewood	NJ	Untener	Scott	19 W. Palisade Ave.	Englewood	NJ	07631	201.568.1700	914.261.1219	scott.untener@clubpilates.com	6%	2%	09/21/16
125	Club Pilates Indian Lake	TN	Fielder	Tom	217 Indian Lake Blvd. Ste. 1002	Hendersonville	TN	37075	615.270.2470	615.579.3070	tom.fielder@clubpilates.com	6%	2%	09/22/16
126	Club Pilates South Naperville	IL	Smith	Eric	2695 Forgue Drive, #109	Naperville	IL	60564	331.401.5788	630.362.9593	eric.smith@clubpilates.com	6%	2%	09/23/16
127	Club Pilates Flower Mound	TX	Springer	Bobby	1221 Flower Mound Rd Ste 320	Flower Mound	TX	75028	817.668.0108	615.268.9432	bobby.springer@clubpilates.com / sonya.springer@clubpilates.com	6%	2%	09/27/16
128	Club Pilates Savage	MN	Bounds	Steve & Angela	14010 Highway 13 South	Minneapolis	MN	55378	952.777.5905	S: 303.883.4605	steve.bounds@clubpilates.com; angela.bounds@clubpilates.com	6%	2%	09/29/16

Schedule 9.27

129	Club Pilates Sugar Land	TX	Gowens	Bret	3157 Highway 6	Sugar Land	TX	77478	281.369.4977	832.659.4501	bret.gowens@clubpilates.com	6%	2%	09/29/16
130	Club Pilates Pembroke Pines	FL	Elgarresta / Harper	Ed / Christina	14954 Pines Blvd	Pembrooke Pines	FL	33207	954-500-2582	E: 305.606.6198	ed.elgarresta@clubpilates.com; christina.elgarresta@clubpilates.com	6%	2%	10/07/16
131	Club Pilates Tempe	AZ	Guzick	Bill /Jennifer	1825 East Guadalupe Ste F-102	Tempe	AZ	85283	480.566.0335	J: 480.695.7116 Bill: 480.826.4181	jennifer.guzick@clubpilates.com; bill.guzick@clubpilates.com	6%	2%	10/18/16
132	Club Pilates Woodbury	MN	Kodet	David	9000 Hudson Rd #602	Woodbury	MN	55125	651-323-1134	612.877.0764	dave.kodet@clubpilates.com	6%	2%	10/19/16
133	Club Pilates Henderson	NV	Rechester	Victoria /Emil	10525 S. Eastern Ave. Ste 140	Henderson	NV	89052	702.907.2758	Victoria (323) 899-7083	emil.rechester@clubpilates.com	6%	2%	10/20/16
134	Club Pilates McKinney	TX	Mehmood	Jodi & Shahid	9245 Virginia Pkwy, Suite #200	McKinney	TX	75071	972-838-5558	J: 682.553.8173	jodi.mehmood@clubpilates.com	6%	2%	10/24/16
135	Club Pilates New Hyde Park	NY	Lo	David	1632 Marcus Ave.	New Hyde Park	NY	11040	516-654-6938	D: 646.379.0824 M: 516.527.4712	david.lo@clubpilates.com; michelle.lo@clubpilates.com	6%	2%	10/26/16

Schedule 9.27

136	Club Pilates Glen Ellyn	IL	Smith	Allison & Aaron	369 Roosevelt Rd	Glen Elyn	IL	0		630.337.6350	allison.smith@clubpilates.com; aaron.smith@clubpilates.com	6%	2%	10/27/16
137	Club Pilates Elk Grove	CA	Holmes	Brian	8235 Laguna Blvd.#120	Elk Grove	CA	95758	916.936.2582	B: 661.332.2233	brian.holmes@clubpilates.com; adrian.holmes@clubpilates.com	6%	2%	11/02/16
138	Club Pilates San Pedro	CA	Thomas /Davis	Joni/Tiffany	936 N. Western Ave	San Pedro	CA	90732	310-844-186 0	T: 773.320.0921	joni.thomas@clubpilates.com; tiffany.davis@clubpilates.com	6%	2%	11/02/16
139	Club Pilates Salisbury	MD	Horan	Ed	1305 S. Salisbury Blvd. Unit 1	Salisbury	MD	21801	410.339.1699	845.764.1943	ed.horan@clubpilates.com	6%	2%	11/13/16
140	Club Pilates Madison #1	WI	Baldwin	Nathan & Erica	390 S Grand Ave	Sun Prairie	WI			N: 608.609.5152	nathan.baldwin@clubpilates.com; erika.baldwin@clubpilates.com	6%	2%	11/18/16
141	Club Pilates Houston (Canga)	TX	Canga	Ivan			TX			832.868.5973	ivan.canga@clubpilates.com	6%	2%	11/18/16
142	Club Pilates Vancouver	CAN	Oussov	Ilia/Serguei			CAN			604.671.0657	ilia.oussov@clubpilates.com; serguei.oussov@clubpilates.com	6%	2%	11/18/16

Schedule 9.27

143	Club Pilates Atascocit a	TX	Wells	Daniela & David	16430 W. Lake Houston Pkwy., Suite 300-	Houston	TX	77044	832.779.2622	832.923.0228	david.wells@clubpilates.com; daniela.wells@clubpilates.com	6%	2%	11/18/16
144	Club Pilates Sparks	NV	Beardsley	Allison	2453 Wingfield Hills Road, Suite 130	Sparks	NV	89436	(775)737-3322	(775)-737-3322	allison@clubpilates.com	6%	2%	11/21/16
145	Club Pilates Lehi	UT	Edmonds/ Miller	Mike & Becky/Scott & Karie	1881 W. Traverse Parkway, Ste B	Lehi	UT	84043	385-831-7077	801.707.5630	mike.edmonds@clubpilates.com; scott.miller@clubpilates.com	6%	2%	11/22/16
146	Club Pilates Cedar Park	TX	Hernandez/Lindner	Hector / Molly	5001 183A Toll Road Suite G400	Cedar Park	TX	78613	512.399.5212	512.593.3652	hector.hernandez@clubpilates.com; molly.lindner@clubpilates.com	6%	2%	05/01/17
147	Club Pilates West Caldwell	NJ	Uku	Richard	800 Bloomfield Ave	West Cald well	NJ	7006	973-787-9074	917.670.7396	richard.uku@clubpilates.com	6%	2%	11/23/16
148	Club Pilates Laguna Niguel	CA	Watson/ Lombardi	Keely / Ed	30100 Town Center Drive, Suite B-1	Laguna Niguel	CA	92677	949-257-2292	Keely (619)261-5898	keely.watson@clubpilates.com; ed.lombardi@clubpilates.com	6%	2%	11/30/16

Schedule 9.27

149	Club Pilates West Hills	OR	Sander	Scott & Misty	7515 SW Barnes Rd. Ste 102	Portland	OR	97225	971.249.8555	S: 971.998.0279	scott.sander@clubpilates.com; misty.sander@clubpilates.com	6%	2%	12/08/16
150	Club Pilates Plymouth	MN	Ras	Brent	3570 Vicksburg Lane, Suite 400	Plymouth	MN	55447	763-390-7933	612.385.0588	brent.ras@clubpilates.com; kate.ras@clubpilates.com	6%	2%	12/15/16
151	Club Pilates New Braunfels	TX	Becker	Lance & Sara	1935 W State Hwy 46, Suite 104	New Braunfels	TX	78132	830.632.9666	L: 512.787.3703	lance.becker@clubpilates.com; sarah.becker@clubpilates.com	6%	2%	12/16/16
152	Club Pilates Eagle	ID	Le	Hieu & Thy	3130 E. State St. Suite 115	Boise	ID	83616	208-912-0071	208.890.1770	hieu.le@clubpilates.com; thy.vo@clubpilates.com	6%	2%	12/19/16
153	Club Pilates Holly Springs	NC	Schuck/ Smith/R uggieri	David / Jon / Joe	5321 Sunset Lake Rd.	Holly Springs	NC	27540		D: 336.404.7871	david.schuck@clubpilates.com; jon.smith@clubpilates.com; joe.ruggieri@clubpilates.com	6%	2%	12/21/16
154	Club Pilates Boise	ID	Louis	Laura			ID			208.841.0247	laura.louis@clubpilates.com	6%	2%	12/22/16

Schedule 9.27

155	Club Pilates La Mesa	CA	Mann	Katie	5907 Severin Drive	La Mesa	CA	91942	858-531-234 8	(619)569-4421	katie.mann@clubpilates.com	6%	2%	12/28/16
156	Club Pilates Rivercha se	AL	Booker	Lindsay	1839 Montgomery Hwy. Suite D	Hoover	AL	35244	205-937-7265	(205)451-2482	lindsay.booker@clubpilates.com	6%	2%	12/30/16
157	Club Pilates Redlands	CA	Teranchi	Shahin	450 Stuart Ave. Suite D-120	Redlands	CA	92374		951.237.2379	shahin.tehranchi@clubpilates.com; zohal.tehranchi@clubpilates.com	6%	2%	12/30/16
158	Club Pilates Matthe ws	NC	Harrington	Julie & Paul	2211 Matthews Township Pkwy, Unit 9	Matthews	NC	28105	(704) 594-5670	J: 847.693.1777	julie.harrington@clubpilates.com	6%	2%	01/06/17
159	Club Pilates Wellingt on	FL	Smith	Joy	10660 Forest Hill Boulevard, Suite 140	Wellington	FL	33414	561-208-1233	561.386.0559	joy.smith@clubpilates.com	6%	2%	01/06/17
160	Club Pilates Del Mar	CA	Jones	Derek	12264 El Camino Real, Suite 201	San Diego	CA	92130	858-531-2348	619-980-2712	derek.jones@clubpilates.com	6%	2%	01/16/17

Schedule 9.27

161	Club Pilates Madison	NJ	Collins	Caroline & Dennis	53 Main St	Madison	NJ	07940	973-765-6260	C: 917.796.9618	caroline.collins@clubpilates.com; dennis.collins@clubpilates.com	6%	2%	01/17/17
162	Club Pilates La Grange	IL	Walker	Sheri			IL			773.339.3246	sheri.walker@clubpilates.com	6%	2%	01/20/17
163	Club Pilates Kendall	FL	Clivio	Tara			FL			305.586.3131	tara.clivio@clubpilates.com	6%	2%	01/23/17
164	Club Pilates Princeto n	NJ	Burd	Steven			NJ			609.610.8007	steve.burd@clubpilates.com	6%	2%	01/30/17
165	Club Pilates Downto wn LA	CA	Violas	Stephanie	1119 S. Hope Street	Los Angeles	CA	90015	213-204-6900	(310)-489-9803	stephanie.violas@clubpilates.com	6%	2%	01/30/17
166	Club Pilates St. Matthe ws	KY	Ryser	Fred	4600 Shelbyville Road, suite 104	Louisville	KY	40243	502-907-1577	F:347.997.2052 K:917.597.4334	fred.ryser@clubpilates.com; katie.ryser@clubpilates.com	6%	2%	01/31/17
167	Club Pilates Sioux Falls	SD	Safranski	Michael & Tricia	5009 S. Western Ave Ste 220	Sioux Falls	SD	57108	605.68.6556	612.220.1469	michael.safranski@clubpilates.com; tricia.safranski@clubpilates.com	6%	2%	01/31/17

Schedule 9.27

168	Club Pilates Mission Grove	CA	Teranchi	Shahin	341 E. Alessandro Blvd #2G	Riverside	CA	92508	951.708.3600	951.237.2379	shahin.tehranchi@clubpilates.com; zohal.tehranchi@clubpilates.com	6%	2%	02/02/17
169	Club Pilates Sunrise	FL	Maddocks	Teresa & Alan			FL			954.962.0322	0	6%	2%	02/06/17
170	Club Pilates Las Colinas	TX	Martin	Todd & Debi	4000 N. MacArthur Blvd. Ste #A122	Irving	TX	75038	469.214.4822	D:972.977.7277	debi.martin@clubpilates.com; todd.martin@clubpilates.com	6%	2%	02/07/17
171	Club Pilates Colleyvill e	TX	Martin	Todd & Debi	4701 Colleyville Blvd. Ste 430	Dallas	TX	76034	817.409.6970	D:972.977.7277	debi.martin@clubpilates.com; todd.martin@clubpilates.com	6%	2%	02/07/17
172	Club Pilates North Fort Worth	TX	Martin	Todd & Debi	2317 North Tarrant Parkway, Suite 423	Fort Worth	TX	76177	682.312.6030	D:972.977.7277	debi.martin@clubpilates.com; todd.martin@clubpilates.com	6%	2%	02/07/17
173	Club Pilates Radnor	PA	Waller	George & Kris			PA			610.613.8380	george.waller@clubpilates.com; kris.waller@clubpilates.com	6%	2%	02/22/17
174	Club Pilates NW Reno	NV	Beardsley	Allison	1620 Robb Dr Ste C1	Reno	NV	89523	775-525-0549	(775)-737-3322	allison@clubpilates.com	6%	2%	02/23/17
175	Club Pilates Wexford	PA	Castiglione & Adamiak	Michael & Autumn			PA			M:724.815.7199	mike.castiglione@clubpilates.com; autumn.adamiak@clubpilates.com	6%	2%	02/24/17

Schedule 9.27

176	Club Pilates Poway	CA	Hoyos	Fernando			CA			619.831.1086	fernando.hoyos@clubpilates.com	6%	2%	02/27/17
177	Club Pilates Rancho Bernardo	CA	Hoyos	Fernando	12145 Alta Carmel Ct, Suite 220	San Diego	CA	92128	858.943.4741	619.831.1086	fernando.hoyos@clubpilates.com	6%	2%	02/27/17
178	Club Pilates Potomac	MD	Carnegie	Maritza			MD			301.275.4006	maritza.carnegie@clubpilates.com	6%	2%	02/28/17
179	Club Pilates Brentwood	CA	Griffin	Jim	11677 San Vicente Blvd Ste, 304	Los Angeles	CA	90049	424-368-2650	224.436.0647	jim.griffin@clubpilates.com; catherine.griffin@clubpilates.com	6%	2%	03/06/17
180	Club Pilates Schaumburg	IL	Ciesla	Frank & Christina			IL			847-975-8133	frank.ciesla@clubpilates.com; christina.ciesla@clubpilates.com	6%	2%	03/13/17
181	Club Pilates Burlington	MA	Trauzzi / Hard	Christopher / Marjie	43 Middlesex Turnpike, Unit 12	Burlington	MA	01803	781-300-7525	617-880-9987	chris.trauzzi@clubpilates.com; marjie.hard@clubpilates.com	6%	2%	03/14/17
182	Club Pilates Towne Lake	TX	Fichaud / Bryan	Chris / Susan	9955 Barker Cypress Ste 215	Cypress	TX	77433	832-653-9419	C: 713-254-0213 S: 713.882.8873	chris.fichaud@clubpilates.com; susan.bryan@clubpilates.com	6%	2%	03/31/17

Schedule 9.27

183	Club Pilates Avalon	GA	Worley	Mark	7160 Avalon Blvd	Alpharetta	GA	30009	678-996-5336	678.488.0785	mark.worley@clubpilates.com	6%	2%	04/04/17
184	Club Pilates Biltmore Park	NC	Cropp	Kevin & Hadley			NC			K: 919-593-0337	kevin.cropp@clubpilates.com; hadley.cropp@clubpilates.com	6%	2%	04/07/17
185	Club Pilates Santa Clarita	CA	Ovakimian	Sarkis / Esther			CA			S: 818.675.5061	sarkis.ovakimian@clubpilates.com; ester.plavdjian@clubpilates.com	6%	2%	04/10/17
186	Club Pilates Gainey Ranch	AZ	Jacobs	Keith	8787 N. Scottsdale Rd. Ste232	Scottsdale	AZ	85253	480-462-1299	K: 910-274-8201	keith.jacobs@clubpilates.com; yvette.jacobs@clubpilates.com	6%	2%	04/12/17
187	Club Pilates Assembl y Row	MA	Miller	Mike & Tammy	389 Revolution Dr	Somerville	MA	2145	857-997-2580	M: 510.919.4484	melissa.miller@clubpilates.com ; jerry.miller@clubpilates.com	6%	2%	04/12/17
188	Club Pilates St. Charles	MO	Devers / McKelvey	Jennifer / Patricia	1894 Wentzville Parkway	Wentzville	MO			Devers: (636)-244-7311	jennifer.devers@clubpilates.com; patti.mckelvey@clubpilates.com	6%	2%	04/14/17
189	Club Pilates Woodsto ck	GA	Taylor/ Oliver	Paige/Andrew	1065 Buckhead Crossing	Woodstock	GA	28104			Paige.Taylor@clubpilates.com	6%	2%	05/22/17

Schedule 9.27

190	Club Pilates Collegevi lle	PA	Koster/ Olivia	Marco/ Carla	222 East Main Street #012	Collegeville	PA	19426	484-284-8004	Marco.Koster@clubpilates.com	6%	2%	05/24/17
191	Club Pilates St. George 1	TU	McClure	Krista			UT			Krista.McClure@clubpilates.com	6%	2%	06/16/17
192	Club Pilates Spring Lake	NJ	Andricsak/ Massa	Cathy / Allison			NJ			Cathy.Andricsak@clubpilates.com	6%	2%	06/19/17
193	Club Pilates Boston (Peterson)	MA	Peterson	Jennifer			MA			Jennifer.Peterson@clubpilates.com	6%	2%	06/30/17
194	Club Pilates North Henders on	NV	Kim	Wesley			NV			Wesley.Kim@clubpilates.com	6%	2%	07/28/17
195	Club Pilates Foothill Ranch	CA	Georges	Bill & Beth			CA			Bill.Georges@clubpilates.com	6%	2%	09/07/17
196	Club Pilates Milwaukee (Schuda)	WI	Schuda	Michael & Anjelica			WI			Michael.Schuda@clubpilates.com	6%	2%	09/07/17

Schedule 9.27

197	Club Pilates West Omaha	NE	Froscheiser	Jay & Angelina			NE				Jay.Froscheiser@clubpilates.com	6%	2%	09/21/17
198	Club Pilates Mansfield	TX	Becker	Lance & Sara	3300 East Broad St #130	Mansfield	TX	76063	817-592-2555	L:512.787.3703	lance.becker@clubpilates.com; sarah.becker@clubpilates.com	6%	2%	05/15/17
199	Club Pilates Round Rock	TX	Hernandez/Lindner	Hector/Molly	2800 South IH-35, Suite 160	Round Rock	TX	78681		512.593.3652	hector.hernandez@clubpilates.com; molly.lindner@clubpilates.com	6%	2%	11/22/16
200	Club Pilates Granite Hills	CA	Hughes	Megan	747 Jamacha Road	El Cajon	CA	92019	619.329.1180	619-204-9090	megan.hughes@clubpilates.com; carl.hughes@clubpilates.com	6%	2%	06/26/16
201	Club Pilates Tarzana	CA	Stromblad	Katya	18741 Ventura Blvd	Tarzana	CA	91356		818.257.3047	katya.stromblad@clubpilates.com	6%	2%	08/16/17
202	Club Pilates Reno	NV	Beardsley	Allison	6815 Sierra Center Parkway, Suite 500	Reno	NV	89511	775-2981678	(775)-737-3322	allison@clubpilates.com	0%	0%	n/a-founder
203	Club Pilates Livingston	NJ	Dimitrios/Helen/ Arnold / Amy	Angelis/ DeGarcia			NJ			D:914.772.9973 A:917.921.2595	dimitrios.angelis@clubpilates.com; helen.angelis@clubpilates.com; arnold.degarcia@clubpilates.com; amy.degarcia@clubpilates.com	6%	2%	09/26/17

Schedule 9.27

204	Club Pilates Greenwood Village	CO	Easterly	Kevin	7600 Landmark Way, Suite B-106	Greenwood Village	CO	80111	720-546-2100		kevin.easterly@clubpilates.com	6%	2%	06/28/17
205	Club Pilates Bountiful	UT	Edmonds/Miller	Mike & Becky/Scott & Karie	530 W 500 S Suite D	Bountiful	UT	84010		801.707.5630	mike.edmonds@clubpilates.com; scott.miller@clubpilates.com	6%	2%	08/21/17
206	Club Pilates Belle Meade	TN	Fielder	Tom	4326 Harding Pike, Suite 105	Nashville	TN	37205	615.988.4488	615.579.3070	tom.fielder@clubpilates.com	6%	2%	06/27/17
207	Club Pilates Dilworth	NC	Harris	Doug			NC				doug.harris@clubpilates.com; kris.harris@clubpilates.com	6%	2%	09/12/17
208	Club Pilates Summerlin	NV	Rechester	Victoria/Emil	7460 W Lake Mead Blvd. # E1	Las Vegas	NV	89108	702-979-2422	Victoria (323) 899-7083	emil.rechester@clubpilates.com	6%	2%	05/31/17
209	Club Pilates Ardsley	NY	Rhyu	Heather	875 Saw Mill River Rd	Ardsley	NY	10502	914-292-1292	310.972.8786	heather.rhyu@clubpilates.com	6%	2%	05/05/17

Schedule 9.27

210	Club Pilates Chapel Hill	NC	Schuck/Smith/Ruggieri	David / Jon / Joe	1800 E. Franklin Street #9	Chapel Hill	NC	27514	919.670.3077	D: 336.404.7871	david.schuck@clubpilates.com; jon.smith@clubpilates.com; joe.ruggieri@clubpilates.com	6%	2%	06/27/17
211	Club Pilates Yorba Linda	CA	Watson / Lombardi	Keely / Ed			CA			Keely (619) 261-5898	keely.watson@clubpilates.com; ed.lombardi@clubpilates.com	6%	2%	07/31/17
212	Club Pilates Stamford #1	CT	Ackerman	Scott	1063 Boston Post Road	Darien	CT			917.692.8894	scott.ackerman@clubpilates.com	6%	2%	10/21/16
213	Club Pilates Manhatt an #1	NY	Acquista	Dominick			NY			Dom:917.774.2853	dominick.acquista@clubpilates.com	6%	2%	01/31/17
214	Club Pilates South Carolina #1	SC	Agnoff	Steve & Mindy	1121-F Military Cutoff Rd.,	Wilmington	SC	28405	910.408.2630	910-313-0230	steve.agnoff@clubpilates.com; mindy.agnoff@clubpilates.com	6%	2%	03/08/17
215	Club Pilates South Carolina #2	SC	Agnoff	Steve & Mindy			SC				steve.agnoff@clubpilates.com; mindy.agnoff@clubpilates.com	6%	2%	06/29/17
216	Club Pilates Chicago #1 (Asbury)	IL	Asbury	Janet			IL			773.983.8165	janet.asbury@clubpilates.com	6%	2%	10/20/16
217	Club Pilates San Luis Obispo	CA	Attaway	Julianne (Juli)			CA			(619) 248-5891	juli.attaway@clubpilates.com	6%	2%	07/06/16

Schedule 9.27

218	Club Pilates Chicago #1 (Baldwin)	IL	Baldwin	Nathan & Erica	901 W Madison St.	Chicago	IL	60607		N: 608.609.5152	nathan.baldwin@clubpilates.com; erika.baldwin@clubpilates.com	6%	2%	01/24/17
219	Club Pilates Germant own	TN	Barnes	Tara & Philip			TN			T: 901.628.8004	tara.barnes@clubpilates.com; phillip.barnes@clubpilates.com	6%	2%	04/15/16
220	Club Pilates Reston	VA	Black	Vince	47100 Community Plaza #63A	Sterling	VA	20164	(703) 429-1764	703.307.9085	vince.black@clubpilates.com	6%	2%	08/30/16
221	Club Pilates Birmingh am #2	AL	Booker	Lindsay	3534 Rockhill Rd	Birmingham	AL	35233		(205) 451-2482	lindsay.booker@clubpilates.com	6%	2%	12/30/16
222	Club Pilates Broomfield	CO	Boselli	Elizabeth	14336 Lincoln Street	Thornton	CO	80023	720 441-4559	303-875-4307	elizabeth.boselli@clubpilates.com	6%	2%	03/15/17
223	Club Pilates Richmond #1	VA	Burleigh	Brian			VA			804-402- 0353	bryan.burleigh@clubpilates.com	6%	2%	04/10/17
224	Club Pilates Seattle	WA	Castro	Savannah & Maya			WA			S: 206.852.6331	savannah.castro@clubpilates.com; maya.castro@clubpilates.com	6%	2%	01/17/17

Schedule 9.27

225	Club Pilates Norfolk #1	VA	Celia	Joe			VA			917-991-0400	joe.celia@clubpilates.com	6%	2%	04/10/17
226	Club Pilates Brooklyn	NY	Chu	Isaac	181 Pacific St	Brooklyn	NY	11201	718-635-1699	646.610.0389	isaac.chu@clubpilates.com	6%	2%	08/29/16
227	Club Pilates Tulsa #1 (Clark)	OK	Clark	Curt	9130 S Sheridan Rd	Tulsa	OK	74133		918.740.0777	curt.clark@clubpilates.com; victoria.clark@clubpilates.com	6%	2%	12/19/16
228	Club Pilates TBD 1	NC	Cleveland	Aleshka			NC			8287749405	aleshkacleveland@icloud.com	6%	2%	02/25/15
229	Club Pilates TBD 2	NC	Cleveland	Aleshka			NC			8287749405	aleshkacleveland@icloud.com	6%	2%	02/25/15
230	Club Pilates Rochester	MI	Cronin	Kristen			MI			(248) 410-4259	kristen.cronin@clubpilates.com	6%	2%	06/22/16
231	Club Pilates Naples #1	FL	Deutsch	Adam			FL			614.309.9890	adam.deutsch@clubpilates.com	6%	2%	02/15/17
232	Club Pilates Virginia Highland A	GA	Dube	Sheetal and Sandeep			GA			503.780.6302	sheetal.dube@clubpilates.com; sandeep.dube@clubpilates.com	6%	2%	02/25/16

Schedule 9.27

233	Club Pilates Coral Springs (Dziugeli s)	FL	Dziugelis	Innetta and Aurimas	4388 N. State Rd 7	Coral Springs	FL	33073		561.716.7128	innetta.dziugelis@clubpilates.com	6%	2%	02/15/17
234	Club Pilates Mill Creek	UT	Edmonds/Miller	Mike & Becky/Scott & Karie	1140 E. Brickyard Rd.#30	Salt Lake City	UT	84106	801-939-2300	801.707.5630	mike.edmonds@clubpilates.com; scott.miller@clubpilates.com	6%	2%	04/11/17
235	Club Pilates Austin #1 (Fraser)	TX	Fraser	Theresa & Glenn	2712 Bee Cave Rd	Austin	TX	78746	512.515.1440	T: 858.750.8595	theresa.fraser@clubpilates.com	6%	2%	11/21/16
236	Club Pilates Austin #2 (Fraser)	TX	Fraser	Theresa & Glenn			TX			T: 858.750.8595	theresa.fraser@clubpilates.com	6%	2%	08/16/17
237	Club Pilates Cleveland #1	OH	Gage	Anita	8474 East Washington St. Unit 11	Chagrin Falls	OH	44023	440-804-5110	330-714-6792	anita.gage@clubpilates.com	6%	2%	03/02/17
238	Club Pilates Cleveland #2	OH	Gage	Anita	Pinecrest Orange Village	Pine crest	OH	44122		330-714-6792	anita.gage@clubpilates.com	6%	2%	06/29/17
239	Club Pilates Tucson #1	AZ	Garrison	Kathy	6872 EAST SUNRISE DRIVE, #150	Tucson	AZ	85750	520.444.0163	520.444.0163	kathy.garrison@clubpilates.com	6%	2%	10/06/16

Schedule 9.27

240	Club Pilates Westche ster (Gevinski)	NY	Gevinski	Sarah	30 E Main St	Mount Kisco	NY	10549	914.362.8414	646.425.8244	sarah.gevinski@clubpilates.com	6%	2%	11/29/16
241	Club Pilates New York #1 (Golden berg)	NY	Goldenberg	Louisa			NY			646.729.3230	louisa.goldenberg@clubpilates.co m; michael.goldenberg@clubpilates.c om	6%	2%	12/12/16
242	Club Pilates Missouri City	TX	Gowens	Bret			TX	22		832.659.4501	bret.gowens@clubpilates.com	6%	2%	10/11/16
243	Club Pilates DC #1	VA	Grams	Michael	1101 S. Joyce St., Suite B14	Arlington	VA	22202	571-429-4690	703-949-0378	michael.grams@clubpilates.com	6%	2%	10/10/16
244	Club Pilates Maryland #1	MD	Grover	Jan &Chuck	4959 Westview Dr. Suite D	Frederick	MD	21703	301-304-4880	240.578.0093	jan.grover@clubpilates.com; chuck.grover@clubpilates.com	6%	2%	11/15/16
245	Club Pilates Bellevue (Sheetal)	WA	Guttigoli	Sheetal	15782 Redmond Way	Redmond	WA	98052		425.829.8733	sheetal.guttigoli@clubpilates.com	6%	2%	11/30/16

Schedule 9.27

246	Club Pilates Apple Valley	MN	Hansen	Peter & John			MN			P: 218.349.9728	peter.hansen@clubpilates.com; john.hansen@clubpilates.com	6%	2%	01/25/17
247	Club Pilates Kennesaw	GA	Harman	Nicole			GA			404-819-9764	nicole.harman@clubpilates.com	6%	2%	03/24/17
248	Club Pilates Boulder - Lafeyette	CO	Hendricks	Joe	2850 Baseline Road	Boulder	CO	80303		Joe 303-513-4498 Kelly 720-355-1954	kelly.hendricks@clubpilates.com	6%	2%	03/06/17
249	Club Pilates Carmichael	CA	Holmes	Brian	2766 East Bidwell, Suite 100	Broadstone	CA	95630		B: 661.332.2233	brian.holmes@clubpilates.com; adrian.holmes@clubpilates.com	6%	2%	07/01/16
250	Club Pilates West NY	NJ	Horvath	Emese	45-4 Riverwalk Pl.,	West New York	NJ	07093		770.910.2934	emese.horvath@clubpilates.com	6%	2%	05/18/17
251	Club Pilates 4S Ranch	CA	Hoyos	Fernando			CA			619.831.1086	fernando.hoyos@clubpilates.com	6%	2%	02/28/17
252	Club Pilates Banker’s Hill	CA	Hughes	Megan	2760 5th Ave, Suite 110	San Diego	CA	92103	858-531-2348	619-204-9090	megan.hughes@clubpilates.com; carl.hughes@clubpilates.com	6%	2%	12/02/15

Schedule 9.27

253	Club Pilates Fairfax	VA	Karickhoff	Julie			VA			310.902.8810	jkarickhoff@earthlink.net	6%	2%	04/19/17
254	Club Pilates Baltimore #1 (Kay)	MD	Kay / Bateman	Karla / Liana			MD			717.825.6150	karla.kay@clubpilates.com; liana.bateman@clubpilates.com	6%	2%	12/16/16
255	Club Pilates Baltimore #2 (Kay)	MD	Kay / Bateman	Karla / Liana	100 Shawan Rd. Suite C	Hunt Valley	MD	21030	443-541-5505	717.825.6150	karla.kay@clubpilates.com; liana.bateman@clubpilates.com	6%	2%	05/11/17
256	Club Pilates Del Rey Beach	FL	Kennedy	Kelly	Linton Blvd. & Lavers Ave	Delray Beach	FL			305.389.5399	kelly.kennedy@clubpilates.com	6%	2%	09/22/16
257	Club Pilates Ft. Lauderd ale #2	FL	Kennedy	Kelly	7050 W. Palmetto Park Rd #49/50	Boca Raton	FL	33433		305.389.5399	kelly.kennedy@clubpilates.com	6%	2%	04/19/17
258	Club Pilates Sarasota #1	FL	Kilcullen / Keith	Peter / Gary	5408 Lockwood Ridge Rd	Brad enton	FL	34203	941-260-3360	P: 727.647.0429	0	6%	2%	04/14/17
259	Club Pilates Chicago #1 (Kohn)	IL	Kohn	Eric & Kristin			IL			773-580-9602	eric.kohn@clubpilates.com; kristin.kohn@clubpilates.com	6%	2%	03/08/17

Schedule 9.27

260	Club Pilates Morgan Hill (Lance)	CA	Lance	Renata and Sean			CA			Renata (650) 759-3283	renata.lance@clubpilates.com ; sean.lance@clubpilates.com	6%	2%	12/19/16
261	Club Pilates Metairie	LA	LeBrun	Denise	2513 Meterie Rd	Metaire	LA	70001	504.484.9650	504.432.0477	denise.lebrun@clubpilates.com	6%	2%	01/30/17
262	Club Pilates Atlanta #1 (Ledford)	GA	Ledford	Mandy			GA			828.925.3263	mandy.ledford@clubpilates.com	6%	2%	11/30/16
263	Club Pilates Alexandria	VA	Lee	Mindy			VA			540-419-5079	mindy.lee@clubpilates.com	6%	2%	03/13/17
264	Club Pilates Philadel phia #1	PA	Longo	Randy & Margaret	215 Lancaster Ave	Frazer	PA	19355	484.787.3 905	484.238.4230	randy.longo@clubpilates.com; margo.longo@clubpilates.com	6%	2%	02/21/17
265	Club Pilates Philadel phia #2	PA	Longo	Randy & Margaret			PA			484.238.4230	randy.longo@clubpilates.com; margo.longo@clubpilates.com	6%	2%	02/21/17
266	Club Pilates Portland #1 (McCartney)	OR	McCartney	Alyssa			OR			503-740-5025	alyssa.mccartney@clubpilates.com	6%	2%	03/02/17

Schedule 9.27

267	Club Pilates Miami #1 (Mochon)	FL	Mochon / Rosentgberg	Daniela / Horacio	16850 Collins Ave #113D	Sunny Isles Beach	FL	33160		D 786.301.2759	daniela.mochon@clubpilates.com; horacio.rosentgberg@clubpilates.c om	6%	2%	09/16/16
268	Club Pilates Morgan Hill	CA	Mohan	Chandra	120 Cochrane Plaza	Morgan Hill	CA	95037		408.887.0000	chandra.mohan@clubpilates.com	6%	2%	03/18/16
269	Club Pilates St. Paul #1	MN	Nelson	Topher			MN			612.723.6075	topher.nelson@clubpilates.com	6%	2%	11/23/16
270	Club Pilates Seattle #1 (Nichols on)	WA	Nicholson	Candi			WA			206-661-7334	candi.nicholson@clubpilates.com	6%	2%	03/03/17
271	Club Pilates Dedham	MA	Peterson	Jennifer			MA			917.573.6971	jennifer.peterson@clubpilates.com	6%	2%	02/15/17
272	Club Pilates Wesley Chapel	FL	Philyaw	Nathan	28211 Paseo Drive #1090	Tampa	FL	33543		904.635.0298	nathan.philyaw@clubpilates.com	6%	2%	04/18/17
273	Club Pilates Marin #1	CA	Poletti	Natalie	208 Vintage Way, Ste G-10	Novato	CA	94945	415.761.1315	650.302.1285	natalie.poletti@clubpilates.com	6%	2%	08/30/16

Schedule 9.27

274	Club Pilates Long Beach	CA	Rubin	Michael & Alyssa	5939 East Spring St	Long Beach	CA	90808	562-521-1800	(562)-754-4204	Alyssa.rubin@clubpilates.com	6%	2%	11/28/16
275	Club Pilates Miami #1 (Sackett)	FL	Sackett	Jamie	7835 NW 107 Avenue	Doral	FL			305.301.2050	jamie.sackett@clubpilates.com	6%	2%	10/11/16
276	Club Pilates Paramus #1	NJ	Sapka	Allison / Chris	West Grand Ave and Mercedes Drive	Montvale	NJ			C: 201.916.3359 A: 973.951.2074	allison.sapka@clubpilates.com; chris.sapka@clubpilates.com	6%	2%	07/01/16
277	Club Pilates STL #3	MO	Schade	Andrea			MO			7757719605	andrea@clubpilates.com	6%	2%	02/28/17
278	Club Pilates Texas #1 (Schreiver)	TX	Schriever	Delma / Rick	2323 Clear Lake City Blvd, Suite 183	Houston	TX	77062	832-584-4120	281.840.0864	delma.schriever@clubpilates.com; rick.schriever@clubpilates.com;	6%	2%	12/14/16
279	Club Pilates Texas #2 (Schreiver)	TX	Schriever	Delma / Rick	3875 E. League City Pkwy	League City	TX	77573	832-920-3198	281.840.0864	delma.schriever@clubpilates.com; rick.schriever@clubpilates.com;	6%	2%	08/14/17

Schedule 9.27

280	Club Pilates Naperville #2	IL	Smith	Eric			IL			630.362.9593	eric.smith@clubpilates.com	6%	2%	09/23/16
281	Club Pilates Clearwater	FL	Stewart	Wayne			FL			304.685.4959	wayne.stewart@clubpilates.com	6%	2%	02/20/17
282	Club Pilates Noblesville	IN	Thorpe	Ralph /Julie	2727 East 86th Street	Indianapolis	IN			317.696.4600	ralph.thorpe@clubpilates.com	6%	2%	04/19/17
283	Club Pilates DTLA #2	CA	Violas	Stephanie			CA			(310)-489-9803	stephanie.violas@clubpilates.com	6%	2%	04/17/17
284	Club Pilates King of Prussia	PA	Waller	George & Kris			PA			610.613.8380	george.waller@clubpilates.com; kris.waller@clubpilates.com	6%	2%	02/22/17
285	Club Pilates Ft. Lauderdale	FL	Wance / Puppin	Felipe / Adrian			FL			954-544-0609	felipe.wance@clubpilates.com; adriana.puppin@clubpilates.com	6%	2%	02/22/17
286	Club Pilates Wayne	NJ	Warner	Alison			NJ			551.427.7806	alison.warner@clubpilates.com	6%	2%	02/09/17
287	Club Pilates San Juan Capistrano	CA	Watson / Lombardi	Keely / Ed	27184 Ortega Hwy Suite 206	San Juan Capistrano	CA	92675	949-257-2292	Keely (619) 261-5898	keely.watson@clubpilates.com; ed.lombardi@clubpilates.com	4%	2%	10/05/15
288	Club Pilates Hollywood	CA	Watson / Lombardi	Keely / Ed	730 N. La Brea Ave.	Los Angeles	CA	90038	323-774-2701	Keely (619) 261-5898	keely.watson@clubpilates.com; ed.lombardi@clubpilates.com	6%	2%	03/09/15

Schedule 9.27

289	Club Pilates Houston #1 (Wells)	TX	Wells	Daniela & David	730 Kingwood Dr.	Kingwood	TX	77399	832.923.0228	david.wells@clubpilates.com; daniela.wells@clubpilates.com	6%	2%	11/18/16
290	Club Pilates Long Island #1 (Wolk)	NY	Wolk	David			NY		914.260.7489	david.wolk@clubpilates.com	6%	2%	11/08/16
291	Club Pilates Lake Oswego	OR	Wynkoop	Dan / Debra			OR		503-720-9556	dan.wynkoop@clubpilates.com; debra.wynkoop@clubpilates.com	6%	2%	07/27/16
292	Club Pilates Palm Desert	CA	Zhang	Vivian	78-437 Hwy 111	La Quinta	CA	92253	646.509.8909	vivian.zhang@clubpilates.com	6%	2%	01/27/17
293	Club Pilates Phoenix (Pickens)	AZ	Pickens	Kim			AZ			Kim.Pickens@clubpilates.com	6%	2%	05/23/17
294	Club Pilates Lonetree (Bosson)	CO	Bosson	Cathy	NEC Lincoln & Yosemite	Lonetree	CO			Cathy.Bosson@clubpilates.com	6%	2%	05/24/17
295	Club Pilates Pittsburgh	PA	Schlosser	David/ Mari Jo			PA			David.Schlosser@clubpilates.com	6%	2%	05/24/17

Schedule 9.27

296	Club Pilates Long Island (Grassi)	NY	Grassi	Jim / Kristy	NY	Jim.Grassi@clubpilates.com	6%	2%	06/30/17
297	Club Pilates Cherry Hills 1	CO	Olson / Doyle	Brianna / Michelle	CO	Brianna.Olson@clubpilates.com	6%	2%	07/13/17
298	Club Pilates Lubbock	TX	Short	Kyle / Susan	TX	Kyle.Short@clubpilates.com	6%	2%	07/28/17
299	Club Pilates Rochester	MI	Babineau	Thomas	MI	Thomas.Babineau@clubpilates.com	6%	2%	08/31/17
300	Club Pilates Seattle	WA	Schoffstall	Jeff & Jennifer	WA	Jeff.Schoffstall@clubpilates.com	6%	2%	09/14/17
301	East Montgomery	AL	Brazell	Craig/Lanie	AL	Craig.Brazell@clubpilates.com	6%	2%	05/19/17
302	Tampa	FL	Kitchen/ Erickson	Kim/Joe	FL	Kim.Kitchen@clubpilates.com	6%	2%	05/19/17
303	Napa	CA	Campton	Lois	CA	Lois.Campton@clubpilates.com	6%	2%	05/22/17
304	Chicago	IL	Kulkarni	Pradnya	IL	Pradnya.Kulkarni@clubpilates.com	6%	2%	05/22/17
305	Plano	TX	Mullins	John	TX	John.Mullins@clubpilates.com	6%	2%	05/22/17

Schedule 9.27

306	New Mexico	NM	Rule	Brian / Jessica			NM		Brian.Rule@clubpilates.com	6%	2%	05/22/17
307	Florida	FL	Abbe/Willits	Steve/Shannon			FL		Steve.Abbe@clubpilates.com	6%	2%	05/23/17
308	Rancho Mirage	CA	Dordell/ Fenske	Chris/Jason			CA		Chris.Dordell@clubpilates.com	6%	2%	05/23/17
309	Park Ridge	IL	Gentner	Andy			IL		Andy.Gentner@clubpilates.com	6%	2%	05/23/17
310	Sacramento	CA	Smith	Katie			CA		Katie.Smith@clubpilates.com	6%	2%	05/23/17
311	Chicago	IL	London	Larry/Crystal			IL		Larry.London@clubpilates.com	6%	2%	05/25/17
312	Charleston	FL	York/Schlobohm	Shaun/Zach	3438 Lithia Pinecrest Road,	Valrico	FL	33956	Shaun.York@clubpilates.com	6%	2%	05/25/17
313	Central NJ	NJ	Davis	Brennan			NJ		Brennan.Davis@clubpilates.com	6%	2%	05/26/17
314	Red Bank	NJ	Laden	Gary			NJ		Gary.Laden@clubpilates.com	6%	2%	05/26/17
315	New Jersey	NJ	Spidare	Todd & Karen			NJ		Todd.Spidare@clubpilates.com	6%	2%	06/15/17
316	San Antonio	TX	Stephens	Michelle			TX		Michelle.Stephens@clubpilates.com	6	2%	06/15/17

Schedule 9.27

317	Charleston	SC	Garrett	Jim / Patty	SC	Jim.Garrett@clubpilates.com	6%	2%	06/19/17
318	Westchester	NY	Kossar Katz	Jacquelyn	NY	Jacquelyn.Kossar@clubpilates.com	6%	2%	06/19/17
319	Winchester	MA	Day	Tim	MA	Tim.Day@clubpilates.com	6%	2%	06/20/17
320	Phoenix	AZ	Hansen	Peter	AZ	Peter.Hansen@clubpilates.com	6%	2%	06/27/17
321	Seattle	WA	Shah	Vishrut	WA	Vishrut.Shah@clubpilates.com	6%	2%	07/21/17
322	Greenville	SC	Patterson / Cole	John / Daniel	SC	John.Patterson@clubpilates.com	6%	2%	07/26/17
323	Virginia Beach	VA	Dunn	Ray	VA	Ray.Dunn@clubpilates.com	6%	2%	07/28/17
324	North Dallas	TX	Furniss	Mike	TX	Mike.Furniss@clubpilates.com	6%	2%	07/28/17
325	Bethesda	MD	Goldberg	Sue / Phil	MD	Sue.Goldberg@clubpilates.com	6%	2%	07/28/17
326	DFW	TX	Howard	Kendall	TX	Kendall.Howard@clubpilates.com	6%	2%	07/28/17
327	Ridgefield	CT	Fay	Ken & Jennifer	CT	Ken.Fay@clubpilates.com	6%	2%	08/09/17

Schedule 9.27

328	DFW & Santa Barbara	TX/CA	Tortolani	Cynthia	TX / CA	Cynthia.Tortolani@clubpilates.com	6%	2%	08/09/17
239	Manhattan	NY	Yang / Barletta	John / Renee	NY	John.Yang@clubpilates.com	6%	2%	08/09/17
330	Colorado	CO	Busse	Mary	CO	Mary.Busse@clubpilates.com	6%	2%	08/15/17
331	Dayton	OH	Shumway	Jeff & Lisa	OH	Jeff.Shumway@clubpilates.com	6%	2%	08/15/17
332	Central NJ	NJ	Guirguess	David	NJ	David.Guirguess@clubpilates.com	6%	2%	08/17/17
333	Pittsburgh	PA	Johansen	Trey & Christina	PA	Trey.Johansen@clubpilates.com	6%	2%	08/17/17
334	Billings	MT	Koeplin	David & Kristin	MT	David.Koeplin@clubpilates.com	6%	2%	08/24/17
335	Rockville	MD	Swingler	Kevin	MD	Kevin.Swingler@clubpilates.com	6%	2%	08/28/17
336	Pennsylvania	PA	Wisler	Jay	PA	Jay.Wisler@clubpilates.com	6%	2%	08/29/17
337	Atlanta	GA	Rebala	Sekhar	GA	Sekhar.Rebala@clubpilates.com	6%	2%	08/31/17
338	Colorado	CO	Cavanaugh	Josh & Elizabet	CO	Josh.Cavanaugh@clubpilates.com	6%	2%	09/15/17

Schedule 9.27

339	Oklahoma City	OK	Creecy	David & Janelle			OK				David.Creecy@clubpilates.com	6%	2%	09/15/17
340	Carmel/ Central CA	CA	Foster	Michele & Dale			CA				Michele.Foster@clubpilates.com	6%	2%	09/15/17
341	Bakersfield	CA	Mueller	Jon & Mary Anne			CA				Jon.Mueller@clubpilates.com	6%	2%	09/15/17
342	Club Pilates Dunwoody	GA	Devos	Jack / Teresa	5552-B Chamblee Dunwoody RD	Dunwoody	GA	30338	770-573-0241	(404) 824-7229	teresa.devos@clubpilates.com	6%	2%	10/23/17
343	Club Pilates New City	NY	Lefkowitz	Mark	208 S Main S	New City	NY	10956	(845) 608-8280	(210) 247-9328	mark.lefkowitz@clubpilates.com	6%	2%	10/19/17
344	Club Pilates Old Town	CO	Durand	Jordan	244 North College Ave Suite 125	Fort Collins	CO	80524	970-300-9707	(970) 381-3736	jordan.durand@clubpilates.com	6%	2%	10/02/17
345	Club Pilates Houston (Wafford)	TX	Wafford	Nicole	5535 Memorial Ave	Houston	TX	77007		(281) 733-2203	nicole.wafford@clubpilates.com	6%	2%	10/24/17

Schedule 9.27

346	Club Pilates Cleveland 1	OH	Sapitro	Jim & Dianne Dianne	OH	(440) 665-7941	jim.sapitro@clubpilates.com	6%	2%	11/15/17
347	Club Pilates Andover	MA	Pollard	Laura	MA	(617) 755-5853	laura.pollard@clubpilates.com	6%	2%	11/14/17
348	Club Pilates Omaha 1(VerMaas)	NE	VerMaas	Derrick	NE	(402) 880-9462	derrick.vermaas@clubpilates.com	6%	2%	12/28/17
349	Club Pilates Phoenix 1(Gage)	AZ	Gage	Chris / Angela	AZ			6%	2%	12/22/17
350	Club Pilates Long Island 1	NJ	Rosenbluth	Allen & Pamela	NJ	(516) 432-7704	pamela.rosenbluth@clubpilates.com	6%	2%	11/13/17
351	Club Pilates Evansville 1(Cox)	IN	Cox	Jeff / Bussie	IN	(812) 431-7251	bussie.cox@clubpilates.com	6%	2%	12/28/17
352	Club Pilates West Boston 1(Bruce)	MA	Bruce	Jeff / Michaela	MA	(508) 981-8181	michaela.bruce@clubpilates.com	6%	2%	12/22/17
353	Club Pilates Moore 1(Webb)	OK	Webb	Allie	OK	(405) 306-2815	allie.webb@clubpilates.com	6%	2%	12/22/17
354	Club Pilates Calgary	CAN	Kot	Danielle	CAN	403-471-8042	danielle.kot@clubpilates.com	6%	2%	11/20/17

Schedule 9.27

355	Club Pilates Milwaukee	WI	Stanford	Jennifer & Mitchell	WI	(708) 382-0841	mitchell.stanford@clubpilates.com	6%	2%	11/21/17

356	Club Pilates Vancouver 1(Osman zai)	CAN	Osmanzai	Omar	CAN	604-314-9290	omar.osmanzai@clubpilates.com	6%	2%	12/22/17

357	Club Pilates Central 1	CA	Stevenson	Brad	CA	(949) 466-8889	traci.stevenson@clubpilates.com	6%	2%	11/17/17

358	Club Pilates Ft. Lauderdale 2(Wance)	FL	Wance / Puppin	Felipe / Adrian	FL			6%	2%	12/28/17

359	Club Pilates Detroit (Babineau)	MI	Babineau	Tom	MI	(313) 410-0901	tom.babineau@clubpilates.com	6%	2%	12/28/17

360	Club Pilates Dallas 4	TX	Becker	Lance & Sarah	TX		sarah.becker@clubpilates.com	6%	2%	11/14/17

361	Club Pilates Lake Nona 1(Carato lli)	FL	Caratolli	Claudia	FL	(786) 879-9500	claudia.caratolli@clubpilates.com	6%	2%	02/21/18

Schedule 9.27

362	Club Pilates Manhattan 1 (Cavallo)	NY	Cavallo	Jason/Darin			NY		(917) 698-2739	jason.cavallo@clubpilates.com	6%	2%	01/25/18

363	Club Pilates Kansas City (Mollie/ Corey Cavanaugh)	KS	Cavanaugh	Mollie & Corey			KS		(719) 481-5797	josh.cavanaugh@clubpilate.com	6%	2%	11/30/17

364	Club Pilates Manhattan 2(Chu)	NY	Chu	Isaac			NY		(646) 610-0389	isaac.chu@clubpilates.com	6%	2%	02/22/18

365	Club Pilates Santa Cruz 1(Affonso)	CA	Foster/Affonso	Michele /Dale			CA				6%	2%	02/21/18

366	Club Pilates Brooklyn 2	NY	Gevinski	Sarah			NY		(646) 425-8244	sarah.gevinski@clubpilates.com	6%	2%	11/30/17

367	Club Pilates Lexington	SC	Keen	Henry	5230 Sunset Blvd., Suite C,	Lexington	SC	29072	(704) 614-3532	henry.keen@clubpilates.com	6%	2%	10/12/17

Schedule 9.27

368	Club Pilates Lutherville 1(Leary)	MD	Leary	Christine	MD	(410) 499-2642	christine.leary@clubpilates.com	6%	2%	02/21/18

369	Club Pilates Columbus 2(McTigue)	OH	McTigue	Caitlin	OH	(614) 832-5985	caitlin.mctigue@clubpilates.com	6%	2%	02/06/18

370	Club Pilates Morgan Hill (Moulios)	CA	Moulios	Jen	CA	(408) 316-1165	jen.moulios@clubpilates.com	6%	2%	02/28/18

371	Club Pilates Minneapolis 4	MN	Nelson	Topher	MN	(612) 723-6075	topher.nelson@clubpilates.com	6%	2%	11/21/17

372	Club Pilates Phoenix 3 (Pickens)	AZ	Pickens	Kim	AZ	(602) 790-0769	kim.pickens@clubpilates.com	6%	2%	12/18/17

373	Club Pilates Shreveport 3(Pryor)	LA	Pryor	Dennis	LA	(409) 382-7775	dennis.pryor@clubpilates.com	6%	2%	02/23/18

374	Club Pilates Seal Beach 2 (Rubin)	CA	Rubin	Michael & Alyssa	CA		Michael.Rubin@clubpilates.com	6%	2%	10/19/17

Schedule 9.27

375	Club Pilates Ann Arbor 2(Vogel)	MI	Vogel	Nick	MI	(989) 992-8422	nick.vogel@clubpilates.com	6%	2%	02/23/18

376	Club Pilates South Florida 3 (Wance/ Caneppa / Cazzani /Morais)	FL	Wance/ Caneppa /Cazzani /Morais	Felipe/ Felipe/ Fabian/guilherme	FL			6%	2%	01/30/18

377	Club Pilates Rockland County 1 (Watkins)	NY	Watkins	Farah	NY	(201) 663-1543	farah.watkins@clubpilates.com	6%	2%	02/01/18

378	Club Pilates Greenwod	IN	Williams	Jamie/Todd	IN			6%	2%	01/31/18

379	Club Pilates Manhattan (Yang) 2	NY	Yang / Barletta	John / Renee	NY			6%	2%	02/22/18

380	Club Pilates Park City	UT	Badger	Scott/Nicholle	UT	(801) 556-6111	scott.badger@clubpilates.com	6%	2%	03/14/18

Schedule 9.27

381	Club Pilates DC 1 (Beale)	DC	Beale	Will	DC	202-868-1545	will.beale@clubpilates.com	6%	2%	03/29/18

382	Club Pilates DC 2 (Beale)	DC	Beale	Will	DC	202-868-1545	will.beale@clubpilates.com	6%	2%	04/02/18

383	Club Pilates DC 3 (Beale)	DC	Beale	Will	DC	202-868-1545	will.beale@clubpilates.com	6%	2%	04/02/18

384	Club Pilates East Liberty 1 (Borga)	PA	Borga	Brittany	PA	(412) 651-1970	brittany.borga@clubpilates.com	6%	2%	03/21/18

385	Club Pilates Fresno 1 (Danzig)	CA	Danzig	Dan/Jannis	CA	248-561-1641	dan.danzig@clubpilates.com	6%	2%	04/05/18

386	Club Pilates Fresno 2 (Danzig)	CA	Danzig	Dan/Jannis	CA	248-561-1641	dan.danzig@clubpilates.com	6%	2%	04/05/18

387	Club Pilates Fresno 3 (Danzig)	CA	Danzig	Dan/Jannis	CA	248-561-1641	dan.danzig@clubpilates.com	6%	2%	04/05/18

388	Club Pilates Long Island 1 (Stalek/Davis)	NY	Davis/Stalek	Martin/ Rebecca	NY	516-567- 9118	martin.davis@clubpilates.com	7%	2%	05/11/18

Schedule 9.27

389	Club Pilates Long Island 2 (Stalek/ Davis)	NY	Davis/Stalek	Martin/ Rebecca	NY	516-567-9118	martin.davis@clubpilates.com	7%	2%	05/11/18

390	Club Pilates Long Island 3 (Stalek/ Davis)	NY	Davis/Stalek	Martin/ Rebecca	NY	516-567- 9118	martin.davis@clubpilates.com	7%	2%	05/11/18

391	Club Pilates Jacksonv ille 1 (Durbin)	FL	Durbin	Josh & Elizabeth	FL	(843) 408-1675	josh.durbin@clubpilates.com	6%	2%	03/02/18

392	Club Pilates Jacksonv ille 2 (Durbin)	FL	Durbin	Josh & Elizabeth	FL	(843) 408-1675	josh.durbin@clubpilates.com	6%	2%	03/02/18

393	Club Pilates Jacksonv ille 3 (Durbin)	FL	Durbin	Josh & Elizabeth	FL	(843) 408-1675	josh.durbin@clubpilates.com	6%	2%	03/02/18

394	Club Pilates Glastonb ury	CT	Fagan	Cathleen	CT	203-912- 4913	cathleen.fagan@clubpilates.com	7%	2%	05/22/18

Schedule 9.27

395	Club Pilates Long Island 1 (Goldstein)	NY	Goldstein	David	NY	516-527-4040	david.goldstein@clubpilates.com	6%	2%	04/05/18

396	Club Pilates Long Island 2 (Goldstein)	NY	Goldstein	David	NY	516-527-4040	david.goldstein@clubpilates.com	6%	2%	04/05/18

397	Club Pilates Long Island 3 (Goldstein)	NY	Goldstein	David	NY	516-527-4040	david.goldstein@clubpilates.com	6%	2%	04/05/18

398	Club Pilates Toledo 1 (Grewal)	OH	Grewal	Saru	OH	(248) 210-7864	saru.grewal@clubpilates.com	6%	2%	03/08/18

399	Club Pilates Liberty Township (Harris)	OH	Harris	Jon	OH	(704) 491-6717	doug.harris@clubpilates.com	6%	2%	03/15/18

400	Club Pilates Winston- Salem 1 (Henry)	NC	Henry	Kristin	NC	(703) 989-0470	kristin.henry@clubpilates.com	7%	2%	05/31/18

Schedule 9.27

401	Club Pilates Austin 4 (Hernandez, Shannon)	TX	Hernandez/Qureshi	Hector/ Shannon	TX	512-593-3652	hector.hernandez@clubpilates.com	6%	2%	05/31/18

402	Club Pilates 1 (Khanukayev)	MD	Khanukayev	Ron/Irina	MD	(443) 803-8254	irina.khanukayev@clubpilates.com	6%	2%	03/07/18

403	Club Pilates Doylestown	PA	Kurowicki	Donna	PA	908-310-2416	donna.kurowicki@clubpilates.com	7%	2%	05/30/18

404	Club Pilates Charlottesville 1 (Lotze, Tavares, Schettgen)	VA	Lotze/Tavares/Schettgen	Christine/ Stephen/Marvin	VA	908-310-2416	donna.kurowicki@clubpilates.com	6%	2%	03/20/18

405	Club Pilates Lexington 1 (McCarter)	KY	McCarter	Rob/Sandi	KY	(859)-552-8055	rob.mccarter@clubpilates.com	6%	2%	03/30/18

406	Club Pilates Lexington 2 (McCarter)	KY	McCarter	Rob/Sandi	KY	(859)-552-8055	rob.mccarter@clubpilates.com	6%	2%	05/31/18

Schedule 9.27

407	Club Pilates San Antonio 1 (Mueller)	TX	Mueller	Christian/ Stefanie	TX	661.302.7497	jon.mueller@clubpilates.com	6%	2%	03/23/18

408	Club Pilates Cummings 1 (Peterson)	GA	Peterson	Mike	GA	(917) 573-6971	jennifer.peterson@clubpilates.com	6%	2%	04/05/18

409	Club Pilates Omaha 1 (Powell)	NE	Powell	Lisa & Regi	NE	402-672-1918	lisa.powell@clubpilates.com	7%	2%	06/13/18

410	Club Pilates Melbourne 1 (Rehkop)	FL	Rehkop	Heath/Emily	FL	703-508-9175	heath.rehkop@clubpilates.com	6%	2%	03/29/18

411	Club Pilates Reston 1 (Shafi)	VA	Shafi	Misbah	VA	301-305-2130	misbah.shafi@clubpilates.com	7%	2%	06/07/18

412	Club Pilates Arkansas 1 (Teater/ Neblett)	AR	Teater/ Neblett	Bryce & Shayla, Leo &Katherine	AR	501-258-6737	bryce.teater@clubpilates.com	7%	2%	05/21/18

413	Club Pilates Arkansas 2 (Teater/ Neblett)	AR	Teater/ Neblett	Bryce & Shayla, Leo &Katherine	AR	501-258-6737	bryce.teater@clubpilates.com	7%	2%	05/21/18

Schedule 9.27

414	Club Pilates Arkansas 3 (Teater/ Neblett)	AR	Teater/ Neblett	Bryce & Shayla, Leo &Katherine	AR	501-258-6737	bryce.teater@clubpilates.com	7%	2%	05/21/18

415	Club Pilates Arkansas 4 (Teater/ Neblett)	AR	Teater/ Neblett	Bryce & Shayla, Leo &Katherine	AR	501-258-6737	bryce.teater@clubpilates.com	7%	2%	05/21/18

416	Club Pilates Arkansas 5 (Teater/ Neblett)	AR	Teater/ Neblett	Bryce & Shayla, Leo &Katherine	AR	501-258-6737	bryce.teater@clubpilates.com	7%	2%	05/21/18

417	Club Pilates Arkansas 6 (Teater/ Neblett)	AR	Teater/ Neblett	Bryce & Shayla, Leo &Katherine	AR	501-258-6737	bryce.teater@clubpilates.com	7%	2%	05/21/18

418	Club Pilates Indianapolis 4 (Thorpe)	IN	Thorpe	Ralph/Julie	IN	(317) 696-4600	ralph.thorpe@clubpilates.com	6%	2%	03/02/18

Schedule 9.27

419	Club Piilates Indianapolis 5 (Thorpe)	IN	Thorpe	Ralph/Julie	IN	(317) 696-4600	ralph.thorpe@clubpilates.com	6%	2%	03/02/18

420	Club Pilates Des Moines 1(Tice)	IA	Tice	Chandler	IA	515-974-7355	chandler.tice@clubpilates.com	6%	2%	04/30/18

421	Club Pilates Houston 1(Uffelm an)	TX	Uffelman	Brian and Sandy	TX	281-630-3484	brian.uffelman@clubpilates.com	7%	2%	05/03/18

422	Club Pilates Houston 2(Uffelm an)	TX	Uffelman	Brian and Sandy	TX	281-630-3484	brian.uffelman@clubpilates.com	7%	2%	05/03/18

423	Club Pilates Houston 3(Uffelm an)	TX	Uffelman	Brian and Sandy	TX	281-630-3484	brian.uffelman@clubpilates.com	7%	2%	05/03/18

424	Club Pilates Denver 1 (Van Horn)	CO	Van Horn	Erik	CO	605-645-1465	erik.vanhorn@clubpilates.com	7%	2%	05/31/18

425	Club Pilates Denver 2 (Van Horn)	CO	Van Horn	Erik	CO	605-645-1465	erik.vanhorn@clubpilates.com	7%	2%	05/31/18

Schedule 9.27

426	Club Pilates Denver 3 (Van Horn)	CO	Van Horn	Erik	CO	605-645-1465	erik.vanhorn@clubpilates.com	7%	2%	05/31/18

427	Club Pilates Lake Oswego	OR	Wynkoop	Dan/Debra	OR	(503) 720-9556	dan.wynkoop@clubpilates.com	6%	2%	05/31/18

Notes:

(i) Renewal Date - All franchise agreements are 10-year terms

(ii) There are no material waivers, alterations, amendments or other material modifications of any franchise agreements. Any waivers, alterations, amendments or modifications that exist are deemed immaterial and are primarily related to territory transfers and development schedule terms

Schedule 9.27

The License Arrangement is the only Franchise Agreement or analogous agreement of Licensor. The following information required to be disclosed pursuant to Schedule 9.27(e) is applicable to Arrangement.

Subsection	Information Requested	Disclosure
(i)	Franchise System	“AKT”[1]
(ii)	Franchisee Business	Upper East Side Studio
	Addresses	244 84th Street, New York,
NY 10028

NoMad Studio
Broadway, New York NY
10001

Hamptons Studio
3 Railroad Avenue,
East Hampton NY

New Canaan Studio
Halo Studios, Grove Street,
New Canaan CT
(iii)	Franchisee contact info	AKT inMotion, Inc.
c/o AKT Fitness LLC
244 84th Street
New York, New York 10028
Attention: Anna Kaiser
a@aktinmotion.com
(iv)	Royalty rate	Seven percent (7%) once
effective pursuant to the terms
of the Purchase Agreement
(v)	Market Fund Contribution	No contribution until the
	Rate	opening of the “AKT”
Marketing Fund. Then current
Market Fund Contribution
Rate thereafter.

1 There is technically no current “AKT” Franchise System in place, as the Licensor is in process of preparing the FDD and related elements of such system. The Licensor does license its Intellectual Property to the Licensee in an analogous manner pursuant to the License Arrangement.

Schedule 9.27

(vi)	Minimum royalty	No minimum royalties until
formal franchise agreements
are in place
(vii)	Effective date	March 21, 2018
(viii)	Modification to renewal date	N/A
(ix)	Material modifications or waivers	N/A

The Row House License Arrangement is the only Franchise Agreement or analogous agreement of Row House Licensor. The following information required to be disclosed pursuant to Schedule 9.27(e) is applicable to the Row House License Arrangement.

Subsection	Information Requested	Disclosure
(i)	Franchise System	“Stretch Labs”[2]
(ii)	Franchisee Business Addresses	Chelsea Studio
269 W. 23rd Street
New York, NY 10011
Columbus Circle Studio
559 W. 59th St
New York, NY 10019
Upper East Side Studio
406 East 91st Street
New York, NY 10128
(iii)	Franchisee contact info	Row House Holdings, Inc.
269 W. 23rd Street
New York, NY 10011
(646) 850-0540
Attention:
debra@rowhousenyc.com
(iv)	Royalty rate	No royalties until January 1,
2019. Then current royalty

2 There is technically no current “Stretch Lab” Franchise System in place, as the Stretch Lab Licensor is in process of preparing the FDD and related elements of such system. The Stretch Lab Licensor does license its Intellectual Property to the Stretch Lac Licensee in an analogous manner pursuant to the Stretch Lab License Arrangement.

Schedule 9.27

rate thereafter.
(v)	Market Fund Contribution	No contribution until the
	Rate	opening of the “Row House”
Marketing Fund. Then current
Market Fund Contribution
Rate thereafter.
(vi)	Minimum royalty	No minimum royalties until
January 1, 2019. Then current
minimum royalties thereafter.
(vii)	Effective date	December 8, 2017
(viii)	Modification to renewal date	N/A
(ix)	Material modifications or waivers	N/A

The Stretch Lab License Arrangement is the only Franchise Agreement or analogous agreement of Stretch Lab Licensor. The following information required to be disclosed pursuant to Schedule 9.27(e) is applicable to the Stretch Lab License Arrangement.

Subsection	Information Requested	Disclosure
(i)	Franchise System	“Stretch Labs”[3]
(ii)	Franchisee Business Addresses	Venice Studio
512 Rose Ave,
Venice, CA 90291
Santa Monica Studio
808 11th Street,
Santa Monica, CA 90403
Beverly Studio
8317 Beverly Boulevard
Los Angeles, CA 90048
(iii)	Franchisee contact info	Stretch Lab, LLC
512 Rose Ave,

3 There is technically no current “Stretch Lab” Franchise System in place, as the Stretch Lab Licensor is in process of preparing the FDD and related elements of such system. The Stretch Lab Licensor does license its Intellectual Property in an analogous manner pursuant to the Stretch Lab License Arrangement.

Schedule 9.27

Venice, CA 90291
(310) 450-2510
Attention: Saul J. Janson
(iv)	Royalty rate	No royalties until November
15, 2018. 7% of gross sales
thereafter.
(v)	Market Fund Contribution Rate	No contribution until the
opening of the “Stretch Lab”
Marketing Fund. 2% of gross
sales thereafter.
(vi)	Minimum royalty	No minimum royalty until
November 15, 2018. Then
current minimums for the
Franchise System thereafter.
(vii)	Effective date	November 15, 2017
(viii)	Modification to renewal date	N/A
(ix)	Material modifications or waivers	N/A

The Yoga Six License Arrangement is the only Franchise Agreement or analogous agreement of the Yoga Six Licensor. The following information required to be disclosed pursuant to Schedule 9.27(e) is applicable to the Yoga Six License Arrangement.

Subsection	Information Requested	Disclosure
(i)	Franchise System	“Yoga Six”[4]
(ii)	Franchisee Business Addresses	Yoga 6 4-S Studio
16625 Dove Canyon Rd,
San Diego, CA 92127
Yoga 6 Carlsbad Studio
1905 Calle Barcelona Suite
238,

4 There is technically no current “Yoga” Franchise System in place, as the Yoga Six Licensor is in process of preparing the FDD and related elements of such system. The Yoga Six Licensor does license its Intellectual Property in an analogous manner pursuant to the Yoga Six License Arrangement.

Schedule 9.27

Carlsbad, CA 92009
Yoga 6 Carmel Valley Studio
4639 Carmel Mountain Rd # 102,
San Diego, CA 92130
Point Loma Yoga Studio
2850 Womble Rd #101,
San Diego, CA 92106
Yoga 6 Solana Beach Studio
437 S Highway 101, Suite 401,
Solana Beach, CA 92075
Yoga 6 Highlands Studio
5724 Oakland Ave,
St. Louis, MO 63110
Yoga 6 Des Peres Studio
12360 Manchester Rd #206,
St. Louis, MO 63131
(iii)	Franchisee contact info	Yoga 6 Company, LLC
512 Via De La Valle,
Solana Beach, CA 92075
Attention: Peter Barbaresi
Email:
pbarbaresi@yogasix.com
(iv)	Royalty rate	Seven percent (7%) once
effective pursuant to the terms
of the Yoga Six Purchase
Agreement (i.e. twelve (12)
months following the date of
the Yoga Six Purchase
Agreement)
(v)	Market Fund Contribution Rate	No contribution until the
opening of the “Yoga Six”
Marketing Fund. Then current
Market Fund Contribution
Rate thereafter.
(vi)	Minimum royalty	No minimum royalty until

Schedule 9.27

formal franchise agreements
are in place.
(vii)	Effective date	July 26, 2018
(viii)	Modification to renewal date	N/A
(ix)	Material modifications or waivers	N/A

Schedule 9.27

(f)

CycleBar:

The following franchisees are in default of their Site Acquisition Deadline, per Section 4.4 of their Franchise Agreement with CBF, see Section 4.25(m):

1.   Jay Smith & Jon Rod King

2.   Alexandria Pilon

3.   Barry Hamilton

4.   Bryna Podwoiski & Troy Kelsey

5.   Joe & Cassi Ruiz

6.   April Amory & Kevin Grubb

7.   Jenn Sims

8.   Kirk & Stefanie Nelson

9.   Jeff & Calleen Hodges

10. Lisa Lewis

11. Minty & Minesh Patel

12. John & Amber Reid

13. Zach Pettus, Jean Nitchals, Paul Jevnick & Jennifer Rondestvedt

14. Natalie Rix - Breathe Fitness, LLC

15. Todd & Julie Lotzer

16. Kevin & Elizabeth Anderson

17. Stacey Stelmach

18. Laura Aquino

19. Heath Trowell

20. Nadine & Andrew Smith

21. David Busker & David Batschelett - DB2 Fitness Two, LLC

22. John & Kiersten DiChiaro

23. Claire Powell

24. Leonard & Gail Barela & Jeremy Thornton

25. Jennifer “Becky” McGinnis & Jason Stubbs - Echappe LLC

26. Rob Janda

27. Shelley & Brandon Baca

28. Amy & Ryan Rath

29. Chuck Jones & Glenn Flessas

30. Heather Branstetter & Chuck Schneider - NextLevel Cycling LLC

31. Dione & Tom Bailey

32. John & Renee Duncan - JRD Jumping Corp.

33. Christine Wallin & Andrew Aiello - AGCM Enterprises

34. Joe Bonidy

35. Ken & Eileen Plotkin - Elite Enterprises of NY, Incorporated

36. Gary Dellovade

37. Peter DeLuca

38. Claire & Sheila Hayes

39. Rod Reyes

Schedule 9.27

40. Justin Beck, Jack Weston, Scott Weiss

41. Hayley Killam

The following franchisees are in default of their Opening Deadline, per Section 4.6 of their Franchise Agreement with CBF, see Section 4.25(m):

1.   Natalie Rix

2.   Catherine Straughan & Kimberley Drobny

3.   Jeff Bass

4.   Oliver Chipp

5.   Patrick Hickey

6.   Mark Washburn

7.   Marty & Craig Coffey

8.   Erin Schiller

9.   Kreg Boynton & Hollie Pool

10. Inga & Larry Pross

11. Loma and Bassam “Bobby” Ammar

12. Todd & Julie Lotzer

13. Mark Pastolove

14. Devika Kumar

15. Saul & Lisa Locker

16. Tony Virella

17. Scott Marshall

18. Kevin & Elizabeth Anderson

19. Stacey Stelmach

20. Laura Aquino

21. David Pelsue

22. Bob & Betty Korabik

23. Carin & Ian Zellman

24. Mark & Holly Mussmann - Desert Ventures CB1, LLC

25. Nadine & Andrew Smith

26. Macelon D’Sa, Neelpa D’Sa, and Melanie Dimemmo - MNM Ventures LLC

27. David Busker & David Batschelett - DB2 Fitness Two, LLC

28. John Wood - Challenger 728 LLC

29. Keith & Kelly Weier - K&K Fit 4 Life, Inc.

30. Rick Giese and Leann Sumner

31. Ryan “Buddy” Hardiman & Dennis Hardiman

32. Jayesh Patel & Jeetendra Patel - The Sharda Group, LLC

33. Claire Powell

34. Joanna and Erik Lundberg

35. Leonard & Gail Barela & Jeremy Thornton

36. Bhumika & Ankitaben Patel and Shaifali Gondaliya - Spinenergy, LLC

37. Jennifer “Becky” McGinnis & Jason Stubbs - Echappe LLC

38. Thomas Dixon Douglas           Motion2 Consulting LLC

39. Rob Janda

40. Lisa O’Rourke - Off Islander Inc.

41. Greg & Nuch Venbrux - Kraken Cycleworks LLC

Schedule 9.27

42. Chris Yates - Elevate Partners, LLC

43. Steve & Jane Zubrzycki

44. Christie Meyers

45. Nate Fennell & Chris Shill

46. Roger, Grant, & Lucas Hendren - RockStrong Texas LLC

47. Chris Andras & Mike Silas

48. Shelley & Joseph Jonietz - Fast Gear, LLC

49. Shelley & Brandon Baca

50. Liz Hatch & Tom Epstein - Avant-garde Fitness

51. Amy & Ryan Rath

52. Chuck Jones & Glenn Flessas

53. Heather Branstetter & Chuck Schneider - NextLevel Cycling LLC

54. McLean Coble & David Noffsinger

55. Travis & Debbie Jacobson - TDW Properties, LLC

56. Dione & Tom Bailey

57. Lee Singer & Ronnie Singer

58. John & Renee Duncan - JRD Jumping Corp.

59. Christine Wallin & Andrew Aiello - AGCM Enterprises

60. Joe Bonidy

61. Ken & Eileen Plotkin - Elite Enterprises of NY, Incorporated

62. Mark Schneider

63. Gary Dellovade

64. Peter DeLuca

65. Claire & Sheila Hayes

66. Rod Reyes

67. Justin Beck, Jack Weston, Scott Weiss

68. Hayley Killam

The following franchisees are in default of their Development Agreement with CBF, see Section 4.25(m):

1.   Bill McComb & Peter Wolf - CICLO Management, LLC

2.   Joelle Bouhadana, Joseph Bouhadana, Motty Klainbaum, Danny Schactel, Mike Shalom - CYCLE26 LLC

3.   JP Green & Michael Olander - JM Cycle, LLC

4.   David Davis (Jake Davis, Jon Krumdieck) - MdG Partners LLC

5.   J. Scot McBride & Chris Sommer

6.   Tosten Schermer & Bob and Catherine Lee - ScherLeeUBike, LLC

7.   John Janszen & Michael Olander - JCM Kentucky Cycle, LLC

8.   Ryan “Buddy” Hardiman & Dennis Hardiman - GGM UTC LLC

9.   Shirelle & Joel Vilmenay - Crescent City Cycle, LLC

10. Marc & Lisa Palmer - Charlotte Cycle, Inc.

11. Joe Rothchild - GHM CB, LLC

12. Joe & Mary Laurie Cece

13. Brad Spivey & Trish Harrison

14. Jeff Wayne - CB Michigan, LLC

15. Don Dasher & Lisa Hazen

Schedule 9.27

16. Patty Harte

17. Lee Oesterling & Kirsten Rickers - Atlanta Cycle Studios, LLC

18. Barbara & Jonathan Fleming - Corones, Inc.,

19. Lee & Christine Williams

20. Katie Kannapell & Fred Ryser - PACKWOLF, LLC

21. Paul & Anita Schnapp - Schnapp Enterprises, Inc.

22. Mike Harris

23. Kathleen Boss and Stephen Pineault

From time to time, LBF franchisees may be in technical breach of the franchise agreements. LBF exercises its discretion in pursuing its rights and remedies in responding to such breaches. Currently LBF is aware of the following breaches, none of which it regards as material:

Below is a list of franchisees/location that have not opened within the 9-month time frame set forth in their respective franchise agreements:

Franchisee	Territory		Franchise Agreement Date	Opening Deadline
Daniel van Zeyl	Miami	FL	12/28/2016	09/24/2017
Lezlie Snoozy-Kaitfors & Michael Kaitfors	Phoenix	AZ	01/20.2017	10/17/2017

Carl Kirkham Peacock & Pamela Tanase	Santa Barbara	CA	04/20/2017	01/15/2018

Schedule 9.27

Club Pilates:

From time to time, CPF franchisees may be in technical breach of the franchise agreements. CPF exercises its discretion in pursuing its rights and remedies in responding to such breaches. Currently CPF is aware of the following breaches, none of which it regards as material:

Below is a list of the franchisees/locations that have not opened within the 6-month time frame set forth in their respective franchise agreements/area development agreements:

Real Estate Analysis
As
of:	6/18/2018			Franchisee

	Studio Name	Sub-Territory Name	State	Last Name	First Name	Franchise Agreement Date	Date Required to be Open by

1	Club Pilates Stamford #3	New Canaan	CT	Ackerman	Scott	10/25/16	08/25/17

2	Club Pilates Manhattan 2	Greenwich Village	NY	Acquista	Dominick	01/31/17	01/31/18

3	Club Pilates Renton		WA	Adams	Nikki/Paul	02/18/15	12/04/17

4	Club Pilates Montclair		NJ	Angelis / DeGarcia	Dimitrios/Helen / Arnold/Amy	04/04/16	10/04/17

5	Club Pilates Chicago #3 (Asbury)	Northbrooke	IL	Asbury	Janet	10/26/16	04/26/18

6	Club Pilates Pasadena	Sierra Madre - 75 walnut	CA	Bailey	Rebecca	02/27/15	12/31/16

7	Club Pilates La Canada/Flintridge		CA	Bailey	Rebecca	02/27/15	12/31/17

Schedule 9.27

8	Club Pilates Chicago 2 (Baldwin)	Old Town - W. North ave.	IL	Baldwin	Nathan & Erica	01/23/17	01/23/18

9	Club Pilates Dallas 4	Westover Hills	TX	Becker	Lance & Sara	11/14/17	05/15/18

10	Club Pilates (Bereny # 3)	Woodland Hills	CA	Bereny	Robert	06/10/15	12/04/16

11	Club Pilates Simi Valley #3	La Conchita	CA	Bloore/Drury	Ken / Allison	08/19/16	02/19/18

12	Club Pilates Parker	Parker	CO	Bosson	Cathy	07/28/17	01/28/18

13	Club Pilates Minneapolis #4	Eden Prairie	MN	Bounds	Steve & Angela	09/29/16	05/29/18

14	Club Pilates Plano	Plano	TX	Buck	Chris and Nathalie	04/12/16	04/12/17

15	Club Pilates Allen		TX	Buck	Chris and Nathalie	04/12/16	10/12/17

16	Club Pilates Richmond #2	Cary	VA	Burleigh	Bryan	04/10/17	04/10/18

17	Club Pilates Colorado (Busse) 1	Lowry	CO	Busse	Mary	08/15/17	02/15/18

18	Club Pilates Santa Rosa TBD 2	Rohnert Park	CA	Campton	Lois	05/22/17	05/22/18

19	Club Pilates Torrance #3	Torrance	CA	Castro	Savannah & Maya	11/04/16	05/04/18

20	Club Pilates Kansas City (Mollie/Corey Cavanaugh)	Kansas City	KS	Cavanaugh	Mollie & Corey	11/30/17	05/31/18

21	Club Pilates Norfolk 2 (Celia)	Williamsburg	VA	Celia	Joe	04/10/17	04/10/18

22	Club Pilates La Jolla	La Jolla	CA	Clements/Boos	Chris/Brianna	06/30/16	08/30/17

23	Club Pilates Asheville 1(Cropp) #2	Woodfin	NC	Cropp	Kevin & Hadley	04/07/17	04/07/18

24	Club Pilates Crofton		MD	Cutchall	Laura	10/21/15	10/21/16

Schedule 9.27

25	Club Pilates Central NJ #2	East Brunswick	NJ	Davis	Brennan	05/26/17	05/26/18

26	Club Pilates Winchester 1	Waltham	MA	Day	Tim	06/20/17	12/20/17

27	Club Pilates Naples 1 (Deutsch)	Naples	FL	Deutsch	Adam	02/15/17	07/15/17

28	Club Pilates Naples 2 (Deutsch)	Naples North	FL	Deutsch	Adam	02/15/17	12/15/17

29	Club Pilates Naples 3 (Deutsch)	Bonita Springs	FL	Deutsch	Adam	02/15/17	05/15/18

30	Club Pilates Miami #3 (Elgarresta)	Pinecrest	FL	Elgarresta / Harper	Ed / Christina	10/11/16	04/11/18

31	Club Pilates Woodlands	Creekside Woodlands	TX	Fichaud / Bryan	Chris / Susan	11/30/15	05/30/17

32	Club Pilates Nashville #4	North Gulch	TN	Fielder	Tom	09/23/16	05/23/18

33	Club Pilates Nashville #3	Maryland Farms	TN	Fielder	Tom	09/23/16	12/23/17

34	Club Pilates Austin #3 (Fraser)	Garrison Park	TX	Fraser	Theresa & Glenn	11/22/16	05/22/18

35	Club Pilates Tucson #3	Tanque Verde	AZ	Garrison	Kathy	10/06/16	04/06/18

36	Club Pilates Scottsdale #3	Tatum & Shea	AZ	Gatzemeier	Don	05/17/16	05/17/17

37	Club Pilates Brooklyn 2	Williamsburg	NY	Gevinski	Sarah	11/30/17	05/30/18

38	Club Pilates Bethesda 3	Forest Hills	MD	Goldberg	Sue / Phil	07/28/17	12/28/17

39	Club Pilates New York #2 (Goldenberg)	Bay Ridge	NY	Goldenberg	Louisa	12/12/16	12/12/17

40	Club Pilates New York #3 (Goldenberg)	Sheepshead Bay	NY	Goldenberg	Louisa	12/12/16	06/12/18

41	Club Pilates Orlando (Colonial)	Colonial Plaza	FL	Goldman	Christine	04/15/16	10/15/17

Schedule 9.27

42	Club Pilates Jacksonville #3	Pointe Verde	FL	Graham	Rick & Dawn	08/23/16	02/23/18
43	Club Pilates DC #3	McLean	VA	Grams	Michael	10/12/16	04/12/18
44	Club Pilates Santa Monica	Marina del Rey	CA	Griffin	Jim	05/31/16	05/31/18
45	Club Pilates Maryland #2	Germantown	MD	Grover	Jan & Chuck	11/16/16	11/16/17
46	Club Pilates Maryland #3	Urbana?Senaca	MD	Grover	Jan & Chuck	11/16/16	05/16/18
47	Club Pilates Central NJ (Guirguess) 1	West Windsor	NJ	Guirguess	David	08/17/17	02/17/18
48	Club Pilates Midtown Miami		FL	Gutierrez / Peck	Maria Isabell / Tania	02/24/16	08/24/17
49	Club Pilates Santan		AZ	Guzick	Bill / Jennifer	03/31/16	09/30/17
50	Club Pilates Piper Glen		NC	Harris	Doug	05/31/16	12/01/17
51	Club Pilates Austin #3 (Hernandez)	Georgetown	TX	Hernandez/ Lindner	Hector/Molly	11/23/16	05/23/18
52	Club Pilates Katy #2	Katy	TX	Heslop	Pam	07/05/16	01/05/17
53	Club Pilates Jersey City	Fairfield	NJ	Horvath	Emese	06/21/16	12/21/17
54	Club Pilates DFW 2 (Howard)	Rayzor	TX	Howard	Kendall	07/28/17	05/28/18
55	Club Pilates Baltimore #3 (Kay)	Canton	MD	Kay / Bateman	Karla / Liana	12/16/16	06/16/18
56	Club Pilates Ft. Lauderdale #3	East Boca	FL	Kennedy	Kelly	09/27/16	03/27/18
57	Club Pilates North Henderson	Town / Country	NV	Kim	Wesley	07/28/17	01/28/18
58	Club Pilates Tampa 2(Erickson/Kitchen)	Palm Harbor	FL	Kitchen/Erickson	Kim/Joe	05/19/17	05/19/18

Schedule 9.27

59	Club Pilates Los Gatos	Cupertino	CA	Ko/Wu	Ken/Jessie	03/16/16	09/16/17
60	Club Pilates Chicago 3(Kohn)	Elmhurst	IL	Kohn	Eric & Kristin	03/08/17	06/08/18
61	Club Pilates Calgary	Calgary	CA N	Kot	Danielle	11/20/17	05/20/18
62	Club Pilates Red Bank NJ #2	Red Bank	NJ	Laden	Gary	05/26/17	05/26/18
63	Club Pilates San Mateo		CA	Lance	Renata and Sean	12/15/16	06/15/17
64	Club Pilates Atlanta #3 (Ledford)	Midtown	GA	Ledford	Mandy	11/30/16	05/30/18
65	Club Pilates Alexandria #2	Fairfax	VA	Lee	Mindy	04/18/17	03/18/18
66	Club Pilates Alexandria #1	Alexandria_Kingsto wne	VA	Lee	Mindy	04/18/17	09/13/17
67	Club Pilates Long Island #2	Roswell	NY	Lo	David	10/26/16	10/26/17
68	Club Pilates Long Island #3	Manhasset	NY	Lo	David	10/26/16	04/26/18
69	Club Pilates Chicago #2 (London)		IL	London	Larry/Crystal	05/25/17	05/25/18
70	Club Pilates Philadelphia 2(Longo)	Exton	PA	Longo	Randy & Margaret	02/22/17	02/22/18
71	Club Pilates Boise		ID	Louis	Laura	12/22/16	06/22/17
72	Club Pilates Portland 2 (McCartney)	West Linn	OR	McCartney	Alyssa	03/03/17	03/03/18
73	Club Pilates St. George 1		UT	McClure	Krista	06/16/17	12/16/17
74	Club Pilates Emeryville	Oakland	CA	Miller	Jerry & Melissa	03/18/16	03/18/17
75	Club Pilates Berkeley		CA	Miller	Jerry & Melissa	03/18/16	09/18/17

Schedule 9.27

76	Club Pilates Boston #3	Newton	MA	Miller/Rizzo	Mike & Tammy	08/25/16	11/25/17
77	Club Pilates Boston #4	Brooklin	MA	Miller/Rizzo	Mike & Tammy	08/25/16	04/25/18
78	Club Pilates Miami #3 (Mochon)	Biscayne	FL	Mochon / Rosentgberg	Daniela / Horacio	09/11/16	03/11/18
79	Club Pilates Plano #2 (Mullins)		TX	Mullins	John	05/22/17	05/22/18
80	Club Pilates Seattle 2 (Nicholson)	425 Fairview	WA	Nicholson	Candi	03/14/17	03/14/18
81	Club Pilates Vancouver		CA N	Oussov	Ilia / Serguei	11/24/16	05/24/17
82	Club Pilates Mid-Wilshire		CA	Ovakimian	Sarkis / Esther	04/10/17	04/10/18
83	Club Pilates Kenwood		OH	Pallatroni	Bob	03/17/16	03/17/17
84	Club Pilates Hyde Park		OH	Pallatroni	Bob	03/17/16	09/17/17
85	Club Pilates Lakewood		CA	Park	Bora	08/10/16	10/15/17
86	Club Pilates Boston (Peterson)	Hingham	MA	Peterson	Jennifer	06/30/17	12/30/17
87	Club Pilates Denham		MA	Peterson	Jennifer	02/15/17	08/15/17
88	Club Pilates Ravenswood	Lakewood	IL	Phelps	Abby	03/30/16	09/30/17
89	Club Pilates New Tampa		FL	Philyaw	Nathan	06/03/16	12/03/17
90	Club Pilates Marin #2	San Rafael	CA	Poletti	Natalie	08/30/16	08/30/17
91	Club Pilates Marin #3	San Anselmo	CA	Poletti	Natalie	08/30/16	03/02/18
92	Club Pilates Atlanta (Rebala)	Swanee	GA	Rebala	Sekhar	08/31/17	02/28/18

Schedule 9.27

93	Club Pilates Westchester County #3	New Rochelle	NY	Rhyu	Heather	07/15/16	01/15/18
94	Club Pilates Seal Beach 2 (Rubin)	Huntington Beach	CA	Rubin/Mitchell	Michael/Alyssa & Kyle	10/19/17	04/20/18
95	Club Pilates New Mexico #2 (Rule)	ABQ -6410 Coors	NM	Rule	Brian / Jessica	05/22/17	05/22/18
96	Club Pilates Portland #3	Tanasborne	OR	Sander	Scott & Misty	08/25/16	02/25/18
97	Club Pilates Chicago #3	Huntley	IL	Schlichting	Steve & Robin	08/23/16	02/23/18
98	Club Pilates Texas 3 (Schreiver)	Webster	TX	Schriever	Delma / Rick	12/14/16	06/14/18
99	Club Pilates Milwaukee (Schuda)	AMLI - Collaborative	IL	Schuda	Michael & Anjelica	09/07/17	03/07/18
100	Club Pilates Dublin		CA	Shiraki	Robert / Jessica	02/15/16	02/15/18
101	Club Pilates Rancho Cucamonga		CA	Shiraki	Robert / Jessica	02/15/16	08/15/17
102	Club Pilates Pleasant Hill	Pleasant Hill	CA	Siva/Swift	Jan/Darrel	02/23/16	02/17/17
103	Club Pilates Piedmont		CA	Siva/Swift	Jan/Darrel	02/23/16	08/16/17
104	Club Pilates Sacramento #2 (Smith)	Davis	CA	Smith	Katie	05/23/17	05/23/18
105	Club Pilates Dallas #3	Keller	TX	Springer	Bobby	09/28/16	03/28/18
106	Club Pilates SFO-Financial District		CA	Srivastava	Amit & Seema	05/20/16	05/20/17
107	Club Pilates SFO-Mission District		CA	Srivastava	Amit & Seema	05/20/16	11/20/17
108	Club Pilates Milwaukee	Brookfield	WI	Stanford	Jennifer & Mitchell	11/21/17	05/21/18
109	Club Pilates San Antonio 2 (Stephens)	Shavano Heights	TX	Stephens	Michelle	06/15/17	06/15/18

Schedule 9.27

110	Club Pilates Sherman Oaks (Katya)		CA	Stromblad	Katya	10/31/16	02/28/18
111	Club Pilates Rockville 1	Sunshine/Olney	MD	Swingler	Kevin	08/28/17	02/28/18
112	Club Pilates Murrieta	Wildomar	CA	Tehranchi	Shahin	07/22/16	03/14/18
113	Club Pilates San Pedro	San Pedro	CA	Thomas / Davis	Joni / Tiffany	11/04/16	05/04/17
114	Club Pilates Truong #3	Eastvale	CA	Truong	Amy / Anthony	02/26/16	08/26/17
115	Club Pilates Corona	Corona Crossing	CA	Truong	Amy / Anthony	02/26/16	02/26/17
116	Club Pilates Shorewood	Oakland Center	WI	Tsuchiyama	Robert & Beth	05/11/16	11/11/17
117	Club Pilates New Jersey #3	Tenafly	NJ	Untener	Scott	09/23/16	03/23/18
118	Club Pilates Mountain View		CA	Venkatesan/Anant han	Hema & Venkat	11/20/15	05/20/17
119	Club Pilates Santa Clara		CA	Venkatesan/Anant han	Hema & Venkat	11/20/15	11/20/16
120	Club Pilates DTLA #3	Financial District	CA	Violas	Stephanie	04/20/17	04/20/18
121	Club Pilates Radnor		PA	Waller	George & Kris	02/24/17	02/24/18
122	Club Pilates OC #3	Irvine	CA	Watson/Lombardi /Nash	Keely/Ed/Jeff	11/16/16	05/16/18
123	Club Pilates Houston #3 (Wells)	Humble	TX	Wells	Daniela & David	11/16/16	05/16/18
124	Club Pilates Long Island #2 (Wolk)	lowry_Woodbury Villag	NY	Wolk	David	11/09/16	11/09/17
125	Club Pilates Long Island #3 (Wolk)	Syosset	NY	Wolk	David	11/09/16	05/09/18
126	Club Pilates Atlanta #2	Roswell	GA	Worley	Mark	08/23/16	02/23/18

Schedule 9.27

127	Club Pilates Manhattan (Yang) 1	Upper East Side	NY	Yang / Barletta	John / Renee	08/09/17	02/09/18
128	Club Pilates Tampa (York)	#2 orlando	FL	York/Schlobohm	Shaun/Zach	05/25/17	05/25/18

Schedule 9.27

(g)

@ the LB:

“@ the LB” Franchise Disclosure Document – Issuance Date 9/29/16

“@	the LB” Franchise Disclosure Document – Issua(nce Date 5/22/17

“@ the LB” Area Rep. Franchise Disclosure Document – Issuance Date 9/29/16

“@ the LB” Area Rep. Franchise Disclosure Document – Issuance Date 5/22/17

Shred415:

“Shred415” Franchise Disclosure Document – Issuance Date 7/10/17

“Shred415” Area Rep. Franchise Disclosure Document – Issuance Date 7/31/17

“Shred415” Franchise Disclosure Document – Issuance Date 07/10/2017_Amended 10/09/2017

CycleBar:

United States

“CycleBar” Franchise Disclosure Document – Issuance Date 1/06/2015

“CycleBar” Franchise Disclosure Document – Issuance Date 1/06/2015 as amended 2/08/2016

“CycleBar” Franchise Disclosure Document – Issuance Date 4/19/2016

“CycleBar” Franchise Disclosure Document – Issuance Date 4/28/2017

“CycleBar” Franchise Disclosure Document (Area Rep) – Issuance Date 4/28/2017

“CycleBar” Franchise Disclosure Document– Issuance Date 4/12/2018

Canada

“CycleBar” Franchise Disclosure Document (Canada) – Version Date – 11/12/2015

“CycleBar” Franchise Disclosure Document (Canada) – Version Date – 12/07/2015

“CycleBar” Statement of Material Change – Dated – 12/14/2015

“CycleBar” Franchise Disclosure Document (Canada) – Version Date – 1/26/2016

“CycleBar” Statement of Material Change – Dated – 1/26/2016

Schedule 9.27

“CycleBar” Franchise Disclosure Document (Canada) – Version Date – 2/29/2016

“CycleBar” Franchise Disclosure Document (Canada) – Version Date – 5/16/2016

Club Pilates:

CPF’s 2015 Franchise Disclosure Document (as amended).

CPF’s 2016 Franchise Disclosure Document.

CPF’s 2017 Franchise Disclosure Document

CPF Franchise Disclosure Document issued April 27, 2017, as amended on May 3, 2017

(h)

1.	The License Arrangement was not entered into pursuant to an FDD or other requirements under applicable Franchise Laws.
2.	The Row House License Arrangement was not entered into pursuant to an FDD or other requirements under applicable Franchise Laws.
3.	The Stretch Lab License Arrangement was not entered into pursuant to an FDD or other requirements under applicable Franchise Laws

(i)

1.	The Yoga Six License Arrangement was not entered into pursuant to an FDD or other requirements under applicable Franchise Laws.

Pure Barre

Agreement between PB Franchising LLC and 2441781 Ontario, Inc., dated November 26, 2014, as amended March 29, 2015, under which the company retained the services of the numbered company to provide assistance in connection with the sales of and services to franchisees and prospective franchisees in Ontario, Canada.

From time to time, the Company utilizes Franchisees to provide training/teaching services (both in person and on video). Certain Franchisees also serve on the Company’s strategic development committee to assist with the development and implementation of new content offerings. In each case, these Franchisees are compensated for their services.

(j)

Schedule 9.27

Stretch Lab Franchise LLC v. Stretch Lab LLC et al.

CycleBar:

1.

Occasionally, CBF has become aware of unauthorized or infringing use of the Owned Intellectual Property by third parties. CBF has pursued termination of such unauthorized or infringement use and have instructed such third parties to immediately cease such activities. Per internal policy CBF sends cease and desist letters for infringements upon its marks.

a.

CycleBar Cease and Desist to Ellen Gessell dated September 15, 2015 regarding the use of CycleBarSarasota.com. In September 2015, the Company’s counsel notified Ellen Gesell of her unauthorized registration of CYCLEBARSARASOTA.COM on behalf of Reid Withrow and ON1 Enterprises, LLC. Ms. Gesell denied involvement in the registration, and Mr. Withrow refused to transfer ownership of the domain to the Company. Mr. Withrow ceased use of the domain, which was believed to be inactive until September 8, 2017, when Company representatives visited the site, which appeared to be active, and immediately sent a takedown notice to the site hosting service.

b.	CycleBar Cease and Desist to Cycle Barre dated May 21, 2015 regarding use of phonetically similar mark Cycle Barre. Tara Del Russo, the owner of Cycle Barre agreed to change the name of her studio.
c.

CycleBar Cease and Desist to CycleBarL.A. LLC, Dated January 30, 2015 regarding CycleBarLA. Ruben Martinez ceased using the CycleBar name and rebranded his studio. CycleBar Cease and Desist to Jason Weiner dated December 21, 2015, regarding cyclebarla on Groupon. Groupon agreed to take down CycleBarLA after notification from Ruben Martinez.

d.	CycleBar Cease and Desist to Matthew Saunders dated October 22, 2014 regarding the use of www.rasamaya.com /pages/cycle-bar. Attorney for Rasamaya notified the Company that it agreed to change name.
e.

CycleBar Cease and Desist to Edir Holdings, LLC dated October 21, 2016, regarding Premium Indoor Cycling. No actions have been taken after the response letter from Ride Enterprises, LLC was received on October 25, 2016. The Company does not use Premium Indoor Cycling as a trade name.

f.	CycleBar email correspondence dated October 7, 2015 with Dan Daszkowski regarding unauthorized use of CycleBar mark. Franchise Broker agreed to stop using Company marks to attempt to sell franchises.
g.

CycleBar Cease and Desist to Integrated Soul, Inc. d/b/a Push Fitness dated March 11, 2016 regarding use of phonetically similar mark Cycle Barre. Letter received from Jack Silver, attorney for Integrated Soul, Inc., dated May 11, 2016, stating Integrated Soul agrees to suspend the use of the name “Cycle Barre” for one of its workout classes and change the name.

Schedule 9.27

2.

On July 13, 2015, Beats Electronics LLC (“Beats”) filed a notice of opposition with the USPTO Trademark Trial and Appeal Board (“TTAB”) (Proceeding No. 91222777) to the registration sought by the Company to the mark CYCLEBEATS, implying that the Company’s use of the mark infringed Beats’ family of BEATS marks.    On or about September 13, 2016, the Company and Beats settled the matter, whereby Beats agreed, among other things, not to oppose registration of CYCLEBEATS and the Company agreed, among other things, not to use the mark in connection with certain goods and services.

3.	StarCycle Matter.
4.

The Company entered into a Settlement Agreement with SoulCycle Inc. on February 25, 2016, pursuant to which the Company agreed to modify its wall mantra in exchange for the release of claims of infringement of SoulCycle Inc.s trade dress or copyrighted design by such wall mantra (the “SoulCycle Matter”).

5.

Alleged Infringement of “Clip in Rock Out” and Rose Spear. The Company received a letter dated August 2, 2016 from counsel for Ride 360, LLC, d/b/a Revolution Studio, claiming that the CycleBar Vintage Park studio used “Clip In, Rock Out”, a registered trademark of Ride 360, LLC and demanding that the Company and its affiliates cease and desist from using that slogan and requesting the Company terminate the employment of Rose Spear due to alleged violation of certain employment agreements. CBF and the CycleBar Vintage Park studio agreed to discontinue the use of the Clip In, Rock Out phrase. Additionally, after investigation CycleBar Vintage Park learned that it had never employed a person named Rose Spear and that the cease and desist was incorrectly sent to CycleBar Vintage Park instead of CycleBar Katy, where Rose Spear was at one time an employee. CBF contacted CycleBar Katy and told this franchisee that it must not employ staff with existing noncompete agreements and reiterated the same to Ride 360’s attorney. CBF supplied Ride 360’s attorney with the contact information for CycleBar Katy and the Company considers this matter concluded.

Concluded Litigation

1.

859 Boutique Fitness Matter (Fayette Circuit Court of the Commonwealth of Kentucky, case number 15-CI-4607 (filed December 22, 2015), United States Court of Appeals for the Sixth Circuit, Court of Appeals Docket # 16-6427 (filed September 20, 2016). 859 Boutique Fitness, LLC, a former prospective franchisee, brought an action alleging, inter alia, breach of contract in Kentucky state court. This action alleged that the CBF made a franchise offer to 859, which was accepted and CBF breached this contract by refusing to execute the franchise agreement. All allegations have been dismissed with prejudice, and the dismissal was affirmed by the Sixth Circuit.

2.	Kamdar Settlement.

3.	Beats Settlement

4.	SoulCycle Matter

Schedule 9.27

5.	RCG Lease Settlement

6.	Settlement Agreement dated September 13, 2016, by and between CB IP, LLC and Beats Electronics, LLC (“Beats Settlement”)

7.	Kamdar Settlement.

8.	Reacquisition and Settlement Agreement dated June 1, 2016, by and between CBF and Kira Knickrehm

9.	Reacquisition and Release Agreement dated February 24, 2016, by and between CBF and Pamela Lambie

10.	Termination and Release Agreement dated December 1, 2015, by and between CBF and ATX Cycling

11.	Termination and Release Agreement dated May 8, 2017, by and among CBF, Clementine Goutal and the estate of Andres Rodriguez

12.	Termination and Release Agreement dated May 4, 2016, by and between CBF and Drury Lane Ventures, Inc.

13.

Business Loan and Promissory Note Agreements (Loan No: 820112803) dated January 20, 2017, by and among St. Gregory Development Group, LLC: J3T Logistics, LLC; CBF; LB Hyde Park, LLC; and CoWorking Cincinnati, LLC and First Financial Bank (“First Financial Loan Agreements”)

14.

Settlement Agreement dated September 20, 2017 by and between RCG-Cincinnati, LLC and CycleBar Franchising, LLC and St. Gregory Development Group, LLC in the amount of one-hundred five thousand dollars and zero cents ($105,000.00): (“RCG Lease Settlement”). The RCG Lease Settlement was because of a dispute regarding the lease by and between RCG-Cincinnati, LLC (“Landlord”) and CycleBar Franchising, LLC (“Tenant”) dated August 31, 2015 for the premises known as “Store No. 7020C” and located at the “Shoppes at Kenwood” with an address of 7720 Montgomery Road, Suite 7720C, Cincinnati, Ohio 45236. The first settlement payment in the amount of $30,000.00 was made on September 25, 2017 and the second and final payment of $75,000.000 was made on September 26, 2017. CycleBar Franchising, LLC and St. Gregory Development Group, LLC have agreed to pay the RCG Lease Settlement in equal portions of $52,500.

15.

On December 31, 2016, St. Gregory Development Group deferred $306,000 owed to it by CBF for services rendered under the STG and CycleBar Franchising Services Agreement dated January 1, 2015. (“STG Deferred Payment Agreement”)

Schedule 9.27

16.

On December 31, 2016 J3T Logistics deferred $445,783 owed to it by CBF for 2016 Groupon receipts due under the J3T and CycleBar Franchising Services Agreement dated April 20, 2015. CBF applied $93,789.81 to outstanding payables due to J3T Logistics, while the remaining $351,993.19 was posted as accounts receivable due from J3T Logistics to CBF per a deferred payment agreement. (“J3T Deferred Groupon Payment Agreement”)

17.

On March 31, 2017 J3T Logistics deferred $410,536.45 owed to it by CBF for services rendered under the J3T and CycleBar Franchising Services Agreement dated April 20, 2015. (“J3T Deferred Payment Agreement”)

18.

Settlement Agreement dated October 14, 2016, by and among CBF and Tejal Kamdar, Jason J. Snyder and Meera B. Kamdar (“Kamdar Settlement”) Kamdar and Snyder Matter. CycleBar franchisees Tejal Kamdar, Meera Kamdar and Jason Snyder brought an action alleging, inter alia, breach of contract and breach of the California Franchise Investment Law. A settlement in the amount of $90,000.00 was reached. The first installment of $45,000.00 was paid and the second and installment of $45,000.00 is due on or before October 5, 2017.

19.	Outstanding bills for legal services provided by DLA Piper LLP through September 25, 2017, in the amount of $49,634.07.

20.	Outstanding bills for legal services provided by Ulmer & Berne LLP through September 25, 2017, in the amount of $4,435.89.

21.	CBF has posted the following bonds in the states of North Dakota, Washington and Illinois as required to offer or sell franchises therein:

22.	North Dakota Franchisor Surety Bond

23.	Hartford Fire Insurance Company

24.	Bond No. 35BSBHH2757

25.	Issuance Date: 3/1/17

26.	$125,000.00

27.	Renewable on an annual basis

28.	State of Washington Franchisor Surety Bond

Schedule 9.27

29. Hartford Fire Insurance Company

a.	Bond No. 35BSBHF7477

b.	Issuance Date: 7/17/15

c.	$100,000.00

d.	Renewable on an annual basis

30. Illinois Franchisor Surety Bond

31. Hartford Fire Insurance Company

a.	Bond No. 35BSBHS0409

b.	8/17/17

c.	$148,500.00

d.	Paid 4 years’ worth of premiums

Club Pilates:

1. The Kita Settlement.

2. The Default Letters.

Shread415:

The state of Washington has imposed a financial impoundment on S415 for the sale of franchises to residents of Washington, or Shred415 franchises which will be located within the state of Washington. Pursuant to WAC 460-80-460, S415 has elected to defer the receipt of franchise fees from Washington franchisees, until such time as those franchisees open their business to the public.

Pure Barre:

Schedule 9.27

1.

Pursuant to that certain Amendment No. 1 to Franchise Agreement dated as of January 16, 2015, by and between PB Franchising, LLC, elleon, LLC, as Franchisee, and Noelle Zane, the parties acknowledged that the Franchisee is the successor-in-interest to own and operate the studio located at 1701 Walnut Street in Philadelphia and amended the Territory in the Franchise Agreement as follows: (i) until the second anniversary of the Effective Date of the Franchise Agreement, the Territory will be the larger area outlined in orange on the map attached as Exhibit A to the Franchise Agreement; (ii) if a second studio has not been opened within this larger area before the Effective Date of the Franchise Agreement, the Territory will automatically and without any further action be revised to incorporate only the smaller area outlined in black on the map; (iii) if a second studio is opened by the second anniversary of the Effective Date of the Franchise Agreement, the parties will agree on an appropriate territory for each studio that will encompass the entire area outlined in orange on the map; and (iv) PB Franchising, LLC agrees it will not change the Territory as it exists under the Amendment or the territory under the Franchise Agreement for the second studio as provided for in the Amendment, if signed, upon renewal of such agreements.

2.

Pursuant to that certain Amendment No. 1 to Franchise Agreement dated as of February 11, 2015 by and between PB Franchising, LLC, Portside Group LLC, as Franchisee, and Rebecca McCarthy, Guarantor, the parties replaced the existing Long Island City Search Area Map with the Greenpoint Search Area Map. Despite the replacement of the Search Area, the Company granted the Franchisee the right to acquire the franchise and to enter into a franchise agreement to develop a Pure Barre Studio in the Long Island City Search Area, provided that the Franchisee meets the following conditions: (i) the Franchisee must sign a lease for an approved Location within the Greenpoint Search Area within three months after the date of the Amendment, (ii) the Franchisee must comply with the terms of the franchise agreement and (iii) the Franchisee or an approved affiliate must sign, on or before December 15, 2015, a lease for a location approved by the Company within the Long Island City Search Area and the Company’s then-current form of franchise agreement and related documents that will govern the Franchisee’s development and operation of a Pure Barre Studio at the location. If the Franchisee does not timely comply with the requirements in (iii) above, the Franchisee will no longer have rights to enter into, and the Company will have no obligation to allow the Franchisee to enter into, a franchise agreement for the Long Island City Search Area.

3.

In accordance with the structure of PB Franchising LLC’s franchise program (as described in the FDD), it allows qualified prospective franchisees to sign an Option Agreement prior to signing a Franchise Agreement. The Option Agreement allows the prospect to search for potential sites in a defined area and gives the prospect, within the specified time, the option to enter into a franchise agreement for a specific approved site in the defined area. Following are the outstanding Option Agreements:

a)	Option Agreement dated as of April 14, 2015, by and between PB Franchising, LLC, Jillian LaMonica and Patrick LaMonica (North Plano, TX).

Schedule 9.27

b)	Option Agreement dated as of April 9, 2015, by and between PB Franchising, LLC, Tanya Schneider and Zackary Ross (Kitsilano, Vancouver, BC).
c)	Option Agreement dated as of April 22, 2015, by and between PB Franchising, LLC and Nicole Hines (San Tan Village, AZ).

d)	Option Agreement dated as of April 14, 2015, by and between PB Franchising, LLC, Kathryn L. Lowder and Tiffany P. Bell (East Montgomery, AL).
e)	Option Agreement dated as of April 23, 2015, by and between PB Franchising, LLC, Moana Tucker and Marshall Tucker (Gainesville, FL).
f)	Option Agreement dated as of April 21, 2015, by and between PB Franchising, LLC, Jenna McGill and Matt McGill (Kingstowne, VA).
g)	Option Agreement dated as of April 27, 2015, by and between PB Franchising, LLC, Stephanie Lin and Robert Lin (West Hartford, CT).
h)	Option Agreement dated as of April 28, 2015, by and between PB Franchising, LLC and Tonia Jones (Cypress, TX).
i)	Option Agreement dated as of April 28, 2015, by and between PB Franchising, LLC, Rebecca Dunn and Scott Dunn (Cedar Park, TX).
j)	Option Agreement dated as of April 29, 2015, by and between PB Franchising, LLC, Michelle Clinger and Cassi O’Neal (Henderson, NV).

(k)

Nothing to report for LBF, S415 or CB.

As of August 31, 2017, CPF had an outstanding loan in the amount of $286,861.92 to the Club Pilates Marketing Fund.

(l)

The following persons have been engaged by LBF and/or S415 to provide services in the sale of franchises:

Lance Freeman

STG Employment Agreement_STG_L.Freeman_Eff. 1/26/2017

As amended 6/13/17

Schedule 9.27

Nick Sheehan

STG Employment Agreement_STG_N.Sheehan_Eff. 11/1/16

Justin LaCava

STG Employment Agreement_STG_J.LaCava_Eff. 2/7/13

As amended 8/27/17

Cameron Ferguson

STG Employment Agreement_STG_C.Ferguson_Eff. 7/8/17

John North

STG Employment Agreement_STG_J.North_Eff. 7/5/16

Sung Ohm

STG Employment Agreement_STG_S.Ohm Eff. 7/11/17

Emily Brown

STG Employment Agreement_STG_E.Brown_Eff. 10/1/16

Drew Chalfant

STG Employment Agreement_STG_D.Chalfant_Eff. 8/1/17

Kit Higgs

STG Employment Agreement_STG_K.Higgs_Eff. 8/15/17

Sean McCloskey

STG Employment Agreement_STG_S.McCloskey_Eff. 2/15/16

Chris Meibers

STG Employment Agreement_STG_Eff. 3/11/15

Jeff Herr

As STG Principal

Schedule 9.27

Jim Jagers

As STG Principal

Todd Kirby

As STG Principal

Joe Roda

As STG Principal

Bonnie Micheli (Shred415)

As Shred415 principal

Matt Micheli (Shred415)

As Shred415 principal

Kurt Roemer (Shred415)

As Shred415 principal

Tracy Roemer (Shred415)

As Shred415 principal

Joseph DeMarco (LBF)

As LBF principal

Jennifer DeMarco (LBF)

As LBF principal and pursuant to Executive Employment Agreement, dated November 9, 2015, by and between Local Barre Franchising, LLC and Jennifer DeMarco

The following brokers have been engaged by Company and/or its Franchisor Subsidiaries to provide assistance in the sale of franchises:

LBF

Schedule 9.27

FranChoice, Inc.

FranChoice Referral Agreement_FranChoice_LBF_Eff. 09/21/16

The Franchise Consulting Company

Franchise Referral Agreement_FCC_LBF_Eff. 10/04/16

Kirk Peacock – Broker

Broker Referral Agreement Coastal Massage,LLC_LBF_Eff. 4/20/17

Shred415

FranChoice, Inc.

FranChoice Referral Agreement_Franchoice_Shred415_Eff. 6/19/17

The Franchise Consulting Company

Franchise Referral Agreement_FCC_Shred415_Eff. 7/26/17

The Entrepreneur’s Source (TES)

TES Partnership Agreement_TES_Shred415_Eff. 8/14/17

FranNet

Franchise Referral and Commission Agreement_S415_FranNet of the Bay Area_Eff. 09/11/2017

Franchise Opportunities Network

Advertising Agreement_S415_FranchiseOpportunities.com, LLC_Eff. 02/22/2018

The following persons or entities provide material support services to Franchisees, and/or assist in the identification, offer, and sale of franchises to potential Franchisees:

LBF

Schedule 9.27

J3T Logistics, LLC – Franchisor marketing and operations support.

J3T Services Agreements LBF_J3T_Eff. 11/01/16

St. Gregory Development Group, LLC – Franchise sales support.

St. Gregory Ind. Cont. Agt._STG_LBF_Eff. 10/18/16

Jennifer DeMarco – Franchise sales support & franchisee support.

LBF Executive Employment Agreement_LBF_J.Demarco_Eff. 11/9/15

Bob Palazzi, LLC – Robert & Diane Palazzi – Area Representative

LBF AR Agreement_LBF_Bob Palazzi, LLC_Eff. 06/26/17

As modified by a Memorandum of Understanding dated 06/26/17

Carl Peacock & Pamela Tanase – Area Representative

LBF AR Agreement_LBF_C.Peacock&P.Tanase_Eff. 4/20/17

As modified by a Memorandum of Understanding dated 4/20/17

Shred415

J3T Logisitics, LLC – Franchisor marketing and operations support.

J3T Services Agreement Shred415_J3T_Eff. 6/16/17

St. Gregory Development Group, LLC – Franchise sales support.

St. Gregory Ind. Cont. Agt._STG_Shred415_Eff. 6/16/17

Shred415 Chicago Services agreement – sales and franchisee support.

Shred415 Chicago Services Agt._Shred415Franchising_Shred415Chicago_Eff. 6/16/17

REMOP Services, LLC – Services agreement – franchisee real estate support.

REMOP Services Agt._REMOP_Shred415Franchising_Eff. 8/30/17

FF&E Procurement Company of America, LLC – Franchisee furniture, fixtures and equipment product purchasing support.

FF&E Procurement Services Agt._FF&EPCA_Shred415Franchising_Eff. 8/30/17

Schedule 9.27

Club Pilates:

1. The TES Agreement.

2. The FranChoice Agreement.

3. The FranNet Agreement.

4. Franchise Referral Agreement dated December 22, 2015 between AllWright Franchise Consulting, Inc. d/b/a The You Network and the Company.

5. The St. Gregory Agreement.

6. The Colorado Agreement.

(m)

Club Pilates First Refusal Schedule:

1. Area Development Agreement dated April 17, 2017 between the Company and Stephanie Violas as amended by that certain Amendment and Acknowledgement dated April 17, 2017 between the parties.

2. Area Development Agreement dated October 31, 2016 between the Company and Katya Stromblad and the Company as amended by that certain Amendment and Acknowledgement dated October 31, 2016 between the parties.

3. Area Development Agreement dated August 23, 2016 between the Company and Mark A. Worely as amended by that certain Amendment and Acknowledgment between the parties.

4. Amendment and Right of First Refusal dated September 24, 2014 between Global and Amanda Gomez, as assigned to the Company pursuant to that certain Contribution Agreement (the “Contribution Agreement”) dated March 12, 2015 between CP, Global and the Company.

5. Amendment and Right of First Refusal dated March 6, 2014 between Global and October First LLC, as assigned to the Company pursuant to the Contribution Agreement.

6. Right of First Refusal dated August 12, 2014 between Global and Jennifer Marrinan, as assigned to the Company pursuant to the Contribution Agreement.

7. Area Development Agreement dated November 30, 2015 between the Company, Christopher M. Fichaud and Susan D. Bryan as amendment by that Amendment and Acknowledgement dated November 30, 2015 between the parties.

Schedule 9.27

8. For a period of twenty-four (24) months following the date of the Row House Purchase Agreement, the Row House Licensee has a right of first refusal on the opening of any “Row House” studios in (a) the following neighborhoods of Manhattan: (i) the Financial District, (ii) the Upper West Side, (iii) Midtown East and (iv) the Upper East Side or (b) the Hamptons.

(n)

Shred415

REMOP Services, LLC – Franchisee payments made to Shred 415 Franchising for Real Estate site selection and construction management services are then paid to REMOP to perform those services.

FF&E PROCUREMENT - FF&E performs furniture and fixture procurement services for Shred 415 Franchising. Franchisees pay monies directly to Shred 415 Franchising for these services, and Shred415 Franchising pays FF&E for rendering these services on behalf of its franchisees.

ClubReady

Master Vendor Agreement_S415_ClubReady, LLC_Eff. 02/01/2018

Pricing Agreement_S415_ClubReady, LLC_Eff. 02/01/2018

CycleBar:

1.	CycleBar Approved Vendor Agreement dated May 27, 2016, by and between CBF and Core Health & Fitness, LLC.
2.	FitMetrix Service Agreement
3.	Groupon Agreement
4.	Screencast Service Agreement
5.	Mindbody Subscriber Agreement
6.	Emma Email Marketing Agreement
7.	Sharper Decorating Systems Inc.

Club Pilates:

Summary of Vendors & Agreement Terms

Schedule 9.27

Discount, Royalty,
	Rebate		Written
	or Convention	Notes or Additional	Contract?
Vendor	Sponsorship Amount	Terms
Suppliers Terms
33.5% discount off
Balanced Body	MSRP	2%-10, net 30 terms	No
ToeSox	33% Royalty		Yes
55% discount from
Trigger Point / Implus	MSRP
Discounts ranging
from 10-25% off
Ringside-CSI-Fitness	MSRP
30% discount from
Glyder.	MSRP
Discounts ranging
from 15-30% off
Fitness First.	MSRP
Franchisees get 15%
Paychex*	permanent discount
20% discount from
Beyond Yoga	MSRP
34% discount from
Chicago/RX Bar	MSRP
40% discount from
TRX Fitness Anywhere	MSRP
Revenue Share Agreements
See Additional Details
ClubReady	~$175/studio	Below	Yes

Schedule 9.27

10% of invoiced
Priority Signs	amount		No
FloWater	$25/studio/mo		No
10% of invoiced
RFS Fooring	amount		No

Summary of Vendors & Agreement Terms
Discount, Royalty,
	Rebate		Written
	or Convention	Notes or Additional	Contract?
Vendor	Sponsorship Amount	Terms
Verbal only, but has not
	10% of invoiced	reported or paid for 2016
C&C Signs	amount	yet	No
$500 per financed
Geneva/Amerifund	Studio		No
Verbal only, but has not
	10% of invoiced	reported or paid for 2016
Action Glass	amount	yet	No

Other Vendors/Partners Rebates & Sponsorships
$5,000 convention
Trigger Point / Implus	sponsorship		No
$10,000 convention
ColePro, Inc.	sponsorship		No
$20,000 convention
ClubReady	sponsorship		No

Schedule 9.27

$5,000 convention
Glyder.	sponsorship		No
$5,000 convention
Fitness First.	sponsorship		No
$5,000 convention
Priority Signs	sponsorship		No
$2,000 convention
Paychex*	sponsorship		No
Paris, Ackerman &	$5,000 convention
Schmierer	sponsorship		No
$5,000 convention
Toesox customer	sponsorship		No
$2,000 convention
FranConnect	sponsorship		No
$5,000 convention
Savvier Fitness	sponsorship		No
$2,000 convention
ESIX	sponsorship		No
$5,000 convention
FloWater Inc.	sponsorship		No
$5,000 convention
GymWrench	sponsorship		No
$5,000 convention
C&R Components	sponsorship		No

Summary of Vendors & Agreement Terms
Discount, Royalty,
	Rebate		Written
	or Convention	Notes or Additional	Contract?
Vendor	Sponsorship Amount	Terms

Additional Details:

Schedule 9.27

      Club Ready Rebate

      Summary

	CR Fee to
	Franchisee	Rebate to Franchisor	Notes:
Software Fee	$149.00	$39.00
Draft Fee	3.75%	0.50%
Swipe Fee	2.50%	0.10%
PDC	20.00%	5.00%
Leadspeak	$69.00	$20.00
Gym HQ	$-	5%
ACH	$9.95	$9.95
Remit Stmt	$4.95	$4.95
App Fee	$49.00	$39.00
Contract Template	$350.00	$50.00
			New clubs only

(o)

N/A

(p)

See Schedules 9.27(a), 9.27(b) and 9.27(c) above.

Schedule 9.27

Row House

Franchise Agreements in Effect

Summary - excluding

terminations

As
of:	6/20/2018		Franchisee		Studio Information					Franchisee Personal Information
	Studio Name	St at e	Last Name	First Name	St re et	C it y	St at e	Z i p	St ud io Ph on e	Franchi see Phone	Franchisee Email	Ro yal ty Ra te	M F C R a t e	Mi n. Ro yal ty	Req uire d Min imu m	Indi vidu al Terr itor y FA Dat e
1	Row House Hilton Head	SC	Steward	Steph en						(843) 226– 3482	stephen.stewart@therowhouse.com	7%	2%			02/ 02/ 18
2	Row House Connectic ut	CT	Montefu sco	Rob/D ana						(203) 770– 1497	robert.montefusco@therowhouse.com dana.montefusco@therowhouse.com	7%	2%			05/ 05/ 18
3	Row House Colordo	CO	Johnson	Anne						(314) 249– 3753	anne.johnson@therowhouse.com	7%	2%			05/ 10/ 18

Schedule 9.27

4	Row House Frisco	TX	Puga	Reube n/Nish ani	(214) 455– 3277	ruben.puga@therowhouse.com nishani.puga@therowhouse.com	7%	2%	06/ 04/ 18

5	Row House West End	M A	O’Malle y	Gyee/ Bob	(817) 368– 3484	gyee.omalley@therowhouse.com bob.omalley@therowhouse.com	7%	2%	06/ 11/ 18
6	Row House Walnut Creek	CA	Yang	Henry	(925) 247– 4533	henry.yang@therowhouse.com	7%	2%	05/ 31/ 18

7	Row House San Rafael	CA	Kfouri	Emile	(781) 864– 9728	emile.kfouri@therowhouse.com	7%	2%	06/ 14/ 18

Area Development Agreement (ADA Summary) - excluding

terminations

As of:	06/20/18		Franchisee Information
	Area Name	Sta te	Last Name	First Name	Franchis ee Phone	Franchisee Email	ADA Date	Tota l # Stu dios in ADA	Develop ment Fee	# Studi os Open (PreS ale)	Develop ment Schedul e	# Add’ l Stud ios to be Ope ned
1	Denver	CO	Johnson	Anne	(314) 249- 3753	anne.johnson@therowhouse.com	05/1 0/18	3	$ 125,000	0	10/12/1 8	3
											04/12/1 9
											10/12/1

Schedule 9.27

											9
					(214)
				Ruben/N	455-	ruben.puga@therowhouse.com	06/0		$		12/04/1
2	Dallas	TX	Puga	ishani	3277	nishani.puga@therowhouse.com	4/18	3	125,000	0	8	3
											06/04/1
											9
											10/05/1
											9
					(925)
	East				247-		05/3		$		11/30/1
3	Bay	CA	Yang	Henry	4533	yang_henry@yahoo.com	1/18	3	125,000	0	8	3
											05/31/1
											9
											11/30/1
											9
					(817)
		M		Gyee/Bo	368-	gyee.omalley@therowhouse.com	06/1		$		12/11/1
4	Boston	A	O’Malley	b	3484	bob.omalley@therowhouse.com	1/18	3	125,000	0	8	3
											06/11/1
											9
											12/11/1
											9
	San				(781)
	Francisc				864-		06/1		$		11/14/1
5	o	CA	Kfouri	Emile	9728	emile.kfouri@therowhouse.com	4/18	6	210,000	0	8	6
											04/14/1
											9
											09/14/1
											9
											02/14/2
											0
											07/14/2
											0
											01/14/2
											0

Schedule 9.27

Stretch Lab

Area Development Agreement (ADA Summary) - excluding terminations

  As of:     06/19/18

	Area Name	State	Last Name	First Name	Franchisee Email	ADA Date	Total # Studios in ADA	Development Fee	# Studios Open (PreSale)	# Add’l Studios to be Opened
1	New Jersey	NJ	Weaving	Dave	David.Weaving@stretchlab.com	04/19/18	3	$125,000	0	3
	Los Angeles;
2	Seattle	CA/WA	Elton	Byron	Byron.Elton@stretchlab.com	04/16/18	6	$210,000	0	6
				Jerry &
3	Austin	TX	Stanley	Rachel	Jerry.Stanley@stretchlab.com	04/16/18	3	$125,000	0	3
4	Los Gatos, CA	CA	Kemp	John	John.Kemp@stretchlab.com	05/11/18	3	$125,000	0	3
5	Del Mar, CA	CA	Cohen	Angie	Angie.Cohen@stretchlab.com	06/09/18	3	$125,000	0	3

Franchise Agreements in Effect Summary - excluding terminations

    As of:                             06/19/18

	Studio Name	State	Last Name	First Name	City	Sta te	Franchisee Email	Roya lty Rate	M FC Ra te	Min. Roya lty	Requir ed Minim um	Indivi dual Territ ory FA Date
1	StretchLab New Jersey (Weaving)	NJ	Weaving	Dave		NJ	David.Weaving@stret chlab.com	7%	2%
2	StretchLab Westwood (Elton)	CA	Elton	Byron	Westw ood	CA	Byron.Elton@stretchl ab.com	7%	2%
3	StretchLab Austin (Stanley)	TX	Stanley	Jerry & Rachel	Austin	TX	Jerry.Stanley@stretc hlab.com	7%	2%
4	StretchLab Los Gatos (Kemp)	CA	Kemp	John	Los Gatos	CA	John.Kemp@stretchl ab.com	7%	2%

Schedule 9.27

5	StretchLab Del Mar (Cohen)	CA	Cohen	Angie	Del Mar	CA	Angie.Cohen@stretch lab.com	7%	2%
6	StretchLAB Los Angeles (Coronel)	CA	Coronel	Alexys & Oscar	Los Angeles	CA	Oscar.Coronel@stret chlab.com	7%	2%
7	StretchLab Eagle (Ely)	ID	Ely	Suzanne	Eagle	ID	Suzanne.Ely@stretchl ab.com	7%	2%

Schedule 9.27

Pursuant to the terms of the Purchase Agreement and the License Arrangement, the Licensee has the right to open two (2) additional “AKT Studios” (the “Area Development Arrangement”). The Area Development Arrangement is the only Area Development or analogous agreement of Licensor. The following information required to be disclosed pursuant to Schedule 9.27(p) is applicable to the License Arrangement

Subsection	Information Requested	Disclosure
(i)	Franchisee contact info	AKT inMotion, Inc. c/o AKT Fitness LLC 244 84th Street New York, New York 10028 Attention: Anna Kaiser a@aktinmotion.com
(ii)	Geographic Area	N/A
(iii)	Number of existing studios	Four (4)
(iv)	Development Schedule	N/A
(v)	Compliance Status	N/A
(vi)	Initial Fee	$0
(vii)	Effective Date	March 21, 2018
(viii)	Modifications or Waivers	N/A
(ix)	Third Party Franchisees	N/A

Pursuant to the terms of the Stretch Lab Purchase Agreement and the Stretch Lab License Arrangement, the Stretch Lab Licensee has the right to open two (2) additional “Stretch Lab Studios” (the “Stretch Lab Area Development Arrangement”). The Stretch Lab Area Development Arrangement is the only Area Development or analogous agreement of Stretch Lab Licensor. The following information required to be disclosed pursuant to Schedule 9.27(p) is applicable to the Stretch Lab License Arrangement

Subsection	Information Requested	Disclosure
(i)	Franchisee contact info	Stretch Lab, LLC 512 Rose Ave,

Venice, CA 90291 (310) 450-2510 Attention: Saul J. Janson
(ii)	Geographic Area	N/A
(iii)	Number of existing studios	Three (3)
(iv)	Development Schedule	N/A
(v)	Compliance Status	N/A
(vi)	Initial Fee	$0
(vii)	Effective Date	November 15, 2017
(viii)	Modifications or Waivers	N/A
(ix)	Third Party Franchisees	N/A

Pursuant to the terms of the Yoga Six Purchase Agreement and the Yoga Six License Arrangement, the Yoga Six Licensee has the right to open up to seven (7) additional “Yoga Six Studios” (the “Additional Studios”) and the option to have certain studios of the Seller Subsidiaries (the “Rebranded Studios”) enter the “Yoga Six” Franchise System upon satisfying certain conditions set forth in the Yoga Six Purchase Agreement (the “Yoga Six Area Development Arrangement”). The Yoga Six Area Development Arrangement is the only Area Development or analogous agreement of the Yoga Six Licensor. The following information required to be disclosed pursuant to Schedule 9.27(p) is applicable to the License Arrangement.

Subsection	Information Requested	Disclosure
(i)	Franchisee contact info	Yoga 6 Company, LLC 512 Via De La Valle Solana Beach, CA 92075 Attention: Peter Barbaresi Email: pbarbaresi@yogasix.com
(ii)	Geographic Area	Additional Studios
● The St. Louis Metropolitan Area, including without limitation Chesterfield, Creve Coeur, St. Charles, and/or the

Central West End
● The Chicago Metropolitan Area, including without limitation Evanston
● The San Diego Metropolitan Area, including without limitation downtown San Diego, North Carlsbad, La Jolla and San Marcos
Rebranded Studios
● 1150 N. State St., Chicago, IL 60610
● 2105 N Southport Ave Suite 200, Chicago, IL 60614
● 1136 S Delano Ct Suite E-204, Chicago, IL 60605
● 1600 W Lane Ave, Upper Arlington, OH 43221
(iii)	Number of existing studios	Seven (7)
(iv)	Development Schedule	Additional Studios Twenty-one (21) months to open five (5) Additional Studios and then an additional six (6) months to open an additional two (2) Additional Studios.
Rebranded Studios Within ninety (90) days of any Rebranded Studio having net sales at or above the average net sales of the studios in the Yoga Six franchise system.
(v)	Compliance Status	N/A
(vi)	Initial Fee	$0

(vii)	Effective Date	July 26, 2018
(viii)	Modifications or Waivers	N/A
(ix)	Third Party Franchisees	N/A

Schedule 9.29

Bank Accounts

Entity Name	Bank	Account Number	Account Type
Club Pilates Franchise, LLC	Citizens Business Bank Checking	591001167	Checking
	Citizens Business Bank Marketing Fund	591001906	Marketing Fund
Pilates Licensing,
LLC	Citizens Business Bank Checking	591001965	Checking
St. Gregory	First Financial	5312532897	Checking
Development Group,
LLC	First Financial	5312532905	Checking
	First Financial	5312628398	Checking
J3T Logistics, LLC	First Financial	5312628406	Checking
Coworking			Checking
Cincinnati, LLC	First Financial	5312566887

LB Hyde Park, LLC	First Financial	5312627978	Checking
CycleBar Franchising	First Financial	5312566911	Checking
LLC

	First Financial	5312566895	Checking
	First Financial	5312566929	Checking
	First Financial	5312566994	Checking
	First Financial	5312567000	Checking
	First Financial	5312566937	Checking
	Citizens Business Bank	591002791	Checking
	Citizens Business Bank	591002805	Checking
	Citizens Business Bank	591002813	Checking
CB IP LLC	First Financial	5312566879	Checking
CycleBar	First Financial	5312628349	Checking
International Inc.
CycleBar Worldwide	First Financial	5312628356	Checking
Inc.
CycleBar Canada
Franchising, ULC
AKT Franchise, LLC	Citizens Business Bank	591003194	Checking
	Citizens Business Bank	591003968
	Citizens Business Bank	591003798
Row House	Citizens Business Bank	591002732	Checking
Franchise, LLC	Citizens Business Bank	591002988
	Citizens Business Bank	591003216
Stretch Lab	Citizens Business Bank	591002589	Checking

Franchise, LLC	Citizens Business Bank	591002996
	Citizens Business Bank	591003224
Row House Tustin,	Citizens Business Bank	591003216	Checking
LLC
Yoga Six Studio,	Citizens Business Bank	122234149	Checking
LLC
Xponential Fitness	Citizens Business Bank	591002503	Checking
LLC
H&W Franchise	Citizens Business Bank	591002481	Checking
Holdings, LLC
PB Franchising LLC	First National Bank	0054987255	Checking
PB Product LLC	First National Bank	0054988951	Checking
Pure Barre LLC	First National Bank	0054992577	Checking
PB Opco LLC	Bank of America	223015325719	Checking
PB Opco LLC	Bank of America	223015327474	Checking
Barre Midco LLC	Silicon Valley Bank	3302225058	Checking
Yoga Six Franchise,	Citizens Business Bank	591003801	Checking
LLC		591003941

Schedule 9.30

Material Contracts

1.

Management Services Agreement, dated as of September 29, 2017, by and among H&W Franchise Holdings LLC and TPG Growth III Management, LLC, as assigned to H&W Investco Management LLC pursuant to that certain Assignment, Assumption, Waiver and Release Agreement dated as of the date hereof.

2.	Premium Finance Agreement, dated May 10, 2017, by and between St. Gregory Development Group LLC and IPFS Corporation.
3.	Shred Chicago Services Agreement, effective June 16, 2017, by and between Shred415 Franchising, LLC, and Shred415 Chicago, LLC.
4.	1410 Enterprises Services Agreement, dated August, 11, 2016, by and between Fueled Collective Franchising, LLC, and 1410 Enterprises, LLC.
5.	Services Agreement, dated May 11, 2016, by and between Fueled Collective Franchising, LLC and Fueled Coworking New York LLC.
6.	The following Independent Contractor Agreements:
a.	Independent Contractor Agreement, effective November 7, 2011, by and between St. Gregory Development Group, LLC, and InXpress , LLC.
b.	Independent Contractor Agreement, effective January 7, 2014, by and between St. Gregory Development Group, LLC, and PSP Franchising, LLC.
c.	Independent Contractor Agreement, effective April 1, 2016, by and between St. Gregory Development Group, LLC, and Bishops Franchising, LLC.
d.	Independent Contractor Agreement, effective February 1, 2014, by and between St. Gregory Development Group, LLC, and Medi-Weightloss Franchising USA, LLC.
e.	Independent Contractor Agreement, effective June 28, 2017, by and between St. Gregory Development Group, LLC, and APEX FUN RUN, LLC.
7.

Master Vendor Agreement, effective March 15, 2017, by and between the Club Pilates Franchising, LLC and CLUBREADY, LLC and First Amendment to Master Vendor Agreement and Terms of Service, dated April 27, 2017.

8.	Pilates System Multi-Unit License Agreement, dated April 3, 2017, by and among Pilates Licensing and both Fitness International, LLC and Fitness Sport & Sports Club, LLC.
9.	Shopping Center Lease dated February 13, 2018 between Row House Tustin, LLC and 2C Tustin Legacy, LLC.
10.	Lease dated May 31, 2018 between Stretch Lab Franchise, LLC and Laguna Heights Marketplace, LLC.
11.	The Yoga Six Purchase Agreement.

Schedule 9.33

Legal Names; Etc.

Legal Name	Jurisdiction	Organizational Identification Number	Additional Place(s) of Business	Chief Executive Office	Federal Employer Identification Number
H&W Franchise Holdings LLC	Delaware	6525263	N/A	17877 Von Karman Avenue, Irvine, CA 92614	82-2858652
H&W Franchise Intermediate Holdings LLC	Delaware	6552716	N/A	17877 Von Karman Avenue, Irvine, CA 92614	Pending
Xponential Fitness LLC	Delaware	6508612	N/A	17877 Von Karman Avenue, Irvine, CA 92614	82-2858491
St. Gregory Holdco, LLC	Delaware	6528538	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	82-2804962
Club Pilates Franchise, LLC	Delaware	5706045	3001 Red Hill Avenue, Building 1, Suite 103, Costa Mesa, California 92626 2270 Northwest Parkway #120, Marietta, GA	17877 Von Karman Avenue, Irvine, CA 92614	47-3380223

CycleBar Holdco, LLC	Delaware	6527735	N/A	17877 Von Karman Avenue, Irvine, CA 92614	82-2735288
Pilates Licensing, LLC	Delaware	6263407	N/A	17877 Von Karman Avenue, Irvine, CA 92614	81-4810568
CycleBar Franchising, LLC	Ohio	2283131	N/A	17877 Von Karman Avenue, Irvine, CA 92614	46-5766610
CB IP, LLC	Ohio	2330484	N/A	17877 Von Karman Avenue, Irvine, CA 92614	47-4472604
CycleBar Worldwide Inc.	Ohio	2414068	N/A	17877 Von Karman Avenue, Irvine, CA 92614	47-5253532
CycleBar International Inc.	Ohio	3867891	N/A	17877 Von Karman Avenue, Irvine, CA 92614	81-1528129
Shred415 Cincinnati, LLC	Ohio	4037972	N/A	2105 N. Southport Ave., Unit 203, Chicago, Illinois 60614	82-2841035
FC JV, LLC	Ohio	3909163	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	81-2847806
St. Gregory	Ohio	1948312	N/A	Rookwood	27-2405259

Development Group, LLC				Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209
Shred415 Franchising, LLC	Delaware	6438539	N/A	2105 N. Southport Ave., Unit 203, Chicago, Illinois 60614	82-1933928
Shred415 Franchising IP, LLC	Delaware	6438545	N/A	2105 N. Southport Ave., Unit 203, Chicago, Illinois 60614	82-2841035
Fueled Collective Franchising, LLC	Ohio	3902590	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	81-2797254
Fueled Collective IP, LLC	Ohio	3902591	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	81-2797600
FF&E Procurement Company of America, LLC	Ohio	3971438	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	82-2841504
J3T	Ohio	2179795	N/A	Rookwood	47-3452324

Logistics, LLC				Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209
REMOP Services, LLC	Ohio	3971454	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	82-2768616
LB Hyde Park, LLC	Ohio	3840122	Rookwood Exchange, 3825 Edwards Rd #102a, Cincinnati, OH 45209	Rookwood Exchange, 3825 Edwards Rd #102a, Cincinnati, OH 45209	81-1000488
Coworking Cincinnati, LLC	Ohio	3848657	Rookwood Exchange, 3825 Edwards Rd #103 and 2nd Floor, Cincinnati, OH 45209	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	81-1093996
Modular Office Company of America, LLC	Ohio	3971455	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	82-2841963
LB Franchising, LLC	Ohio	2444268	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati,	47-5535865

				Ohio 45209
LB IP, LLC	Ohio	2444266	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	47-5536032
LB Product, LLC	Ohio	3939030	N/A	Rookwood Exchange, Norwood, Ohio, 3825 Edwards Road, #103, Cincinnati, Ohio 45209	82-2841206
CycleBar Canada Franchising, ULC	Canada	None; British Columbia Incorporation No.: BC1046097	N/A	17877 Von Karman Avenue, Irvine, CA 92614	81020 5328
AKT Franchise, LLC	Delaware	6784863	N/A	17877 Von Karman Avenue, Irvine, CA 92614	35-2620635
Row House Franchise, LLC	Delaware	6645634	N/A	17877 Von Karman Avenue, Irvine, CA 92614	82-3600175
Stretch Lab Franchise, LLC	Delaware	6566497	N/A	17877 Von Karman Avenue, Irvine, CA 92614	82-2895286
Row House Tustin, LLC	Delaware	6721459	15020 Kensington Park Drive Suite J100, Tustin, CA 92870	17877 Von Karman Avenue, Irvine, CA 92614	N/A – never obtained one
Yoga Six Franchise, LLC	Delaware	6964504	17877 Von Karman Avenue,	17877 Von Karman Avenue,	Pending

			Irvine, CA 92614	Irvine, CA 92614
Experience Brand Development, LLC	Delaware	6885148	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD RH, LLC	Delaware	6885151	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD SL, LLC	Delaware	6885152	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD CP, LLC	Delaware	6885150	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD CB, LLC	Delaware	6885149	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD FC, LLC	Delaware	6885153	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD AKT, LLC	Delaware	6990684	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
EBD YS, LLC	Delaware	7006940	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
PB 1001, LLC	Delaware	5328934	N/A	100 Dunbar Street, Suite 301	Pending

				Spartanburg, SC 29306
PB 1002, LLC	Delaware	5328999	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1005, LLC	Delaware	5329008	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1006, LLC	Delaware	5330032	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1007, LLC	Delaware	5334259	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1012, LLC	Delaware	5340461	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1016, LLC	Delaware	5341910	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1018, LLC	Delaware	5342417	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1020, LLC	Delaware	5346465	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1021, LLC	Delaware	5346467	N/A	100 Dunbar Street, Suite 301 Spartanburg,	Pending

				SC 29306
PB 1029, LLC	Delaware	5363540	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1035, LLC	Delaware	5382387	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB 1042, LLC	Delaware	5434205	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB Franchising, LLC	Delaware	5215896	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB OPCO, LLC	Delaware	5319138	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PB Product, LLC	Delaware	5215897	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
PBH 1001, LLC	Delaware	5585898	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending
Pure Barre, LLC (f/k/a PB Holdco, LLC)	Delaware	5215891	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	46-1047399
Barre Midco, LLC	Delaware	5722438	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	47-3618546

STG Brand Ambassador Franchising, LLC	Ohio	4227317	N/A	3825 Edwards Rd, Ste 103 Cincinnati, OH 45209	Pending
Yoga Six Studio, LLC	Delaware	7063817	N/A	17877 Von Karman Avenue, Irvine, CA 92614	Pending
AKT Studio, LLC	Delaware	7063816	N/A	17877 Von Karman Avenue, Irvine, CA 92614	Pending
Barre Holdco, LLC	Delaware	5722428	N/A	100 Dunbar Street, Suite 301 Spartanburg, SC 29306	Pending

Schedule 10.11

Post-Closing Obligations

Pure Barre

1.

On or before the 20th day after the Closing Date (or such later date as Administrative Agent may agree in writing), Borrower shall deliver to Administrative Agent the lender’s loss payable and additional insured endorsements in favor of Administrative Agent related to the certificates of insurance required by Section 10.3(b) of the Agreement, in each case in form and substance reasonably satisfactory to Administrative Agent.

2.

On or before the 90th day after the Closing Date (or such later date as Administrative Agent may agree in writing), Borrower shall provide Administrative Agent with evidence in form and substance reasonably satisfactory to Administrative Agent that Borrower has caused the registration of each copyright and trademark of the Borrower with the United States Patent and Trademark Office, the United States Copyright Office, and the Canadian Intellectual Property Office, as applicable, to reflect “Pure Barre, LLC” as the owner of each such copyright and trademark.

3.

On or before the 60th day after the Closing Date (or such later date as Administrative Agent may agree in writing), the Loan Parties shall deliver duly executed control agreements with respect to each deposit account of the Loan Parties, including without limitation with respect to Pure Barre, other than Excluded Deposit Accounts, including without limitation account #591002805 at Citizens Business Bank, account #591003194 at Citizens Business Bank, account #122234149 at Citizens Business Bank and account #591002481 at Citizens Business Bank.

4.

On or before the 60th day after the Closing Date (or such later date as Administrative Agent may agree in writing), the Loan Parties shall use commercially reasonable efforts to deliver to Administrative Agent all executed Collateral Access Agreements required to be delivered pursuant to Section 5.9 of the Guaranty and Collateral Agreement, including without limitation with respect to 3186 Pullman Streeet, Costa Mesa, CA 92626 and including without limitation with respect to Pure Barre.

5.

On or before the 10th Business Day after the Closing Date (or such later date as Administrative Agent may agree in writing), the Loan Parties shall deliver a duly executed lease agreement with respect to 3186 Pullman Street, Costa Mesa, CA 92626.

Schedule 11.1

Existing Debt

1.

Corporate Guaranty made by St. Gregory Development Group, LLC, dated May 17, 2017, for that certain Lease Agreement dated May 15, 2017 (Lease No 40267517) by and between Cycle Bar Hyde Park, LLC and United Leasing, Inc.

2.

Corporate Guaranty made by St. Gregory Development Group, LLC, dated December 20, 2016, for that certain Lease Agreement dated December 22, 2016 (Lease No 40251291) by and between Cycle Seven Ventures Kenwood, LLC and Western Equipment Finance, Inc.

3.

Corporate Guaranty made by St. Gregory Development Group, LLC, dated June 2, 2014, for that certain Sublease Agreement, dated June 2, 2014 by and between Rookwood Hot Yoga, LLC and Cycle Bar Hyde Park, LLC and CLP-SPF Rookwood Commons, LLC.

4.

Corporate Co-Guaranty made by St. Gregory Development Group, LLC, dated January 25, 2016, for that certain Lease Agreement dated February 1, 2016 by and between Cycle Seven Ventures Kenwood, LLC and Kenwood Collection Retail LLC.

Schedule 11.2

Existing Liens

None.

Schedule 11.11

Investments

1.	Schedule 9.8 is incorporated herein by reference.
2.	Franchisee Loan by Club Pilates Franchise, LLC, as lender, to Pallatroni Ventures Inc., as debtor, dated as of September 5, 2017, with an outstanding principal balance of $187,810.37.
3.

Secured Promissory Note dated December 8, 2017 in the principal amount of $1,500,000 between Row House Franchise, LLC as lender and Row House Holdings, Inc., EVF RH Staffing, Inc., EVF Row House Inc., and Row House CC, LLC as borrowers.

Schedule 12.1

Debt to be Repaid

Credit Agreement dated as of June 11, 2015 by and among Pure Barre LLC, the other loan parties thereto, the various financial institutions parties thereto, and Monroe Capital Managmenet Advisors, LLC, as administrative agent

EXHIBIT A

AMENDED AND RESTATED [REVOLVING] [TERM] NOTE

$__________________	_______,_______
Chicago, Illinois

The undersigned, for value received, jointly and severally, promise to pay to ______________ (the “Lender”) and its permitted assigns at the principal office of Monroe Capital Management Advisors, LLC (the “Administrative Agent”) in Chicago, Illinois the principal amount of __________________ ($__________________), or if less, the unpaid principal amount of all [Revolving] [Term] Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable in the amounts and on the dates set forth in the Credit Agreement.

The undersigned further, jointly and severally, promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Amended and Restated Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Second Amended and Restated Credit Agreement, dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among Xponential Fitness LLC, a Delaware limited liability company, St. Gregory Holdco, LLC, a Delaware limited liability company, any Person from time to time joined thereto as a borrower party in accordance with the terms thereof, the other Loan Parties party thereto, the financial institutions (including the Lender) that are or may from time to time become parties thereto and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Amended and Restated Note may or must be paid prior to its due date or its due date accelerated.

This Amended and Restated Note is made and given in replacement of, and as an amendment and restatement of any Notes issued by the undersigned Borrowers to the Lender in connection with that certain Credit Agreement, dated as of September 29, 2017, among Xponential Fitness LLC and St. Gregory Holdco, LLC, as borrowers, the other loan parties party thereto, the financial institutions that are party thereto and Monroe Capital Management Advisors, LLC, as administrative agent, as amended, restated, supplemented or otherwise modified, and is not intended to be a novation.

This Amended and Restated Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of law principles.

[Signature Page Follows]

BORROWERS:

XPONENTIAL FITNESS LLC

By:
Name:
Title:

ST. GREGORY HOLDCO, LLC

By:
Name:
Title:

Signature Page to Form of Note

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE1

To:     Monroe Capital Management Advisors, LLC, as Administrative Agent

Please refer to the Second Amended and Restated Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Xponential Fitness LLC, a Delaware limited liability company, St. Gregory Holdco, LLC, a Delaware limited liability company, any Person from time to time joined thereto as a borrower party in accordance with the terms thereof, the other Loan Parties party thereto, the financial institutions that are or may from time to time become parties thereto and Monroe Capital Management Advisors, LLC, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.   Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of Borrower as at _____________, ____ (the “Computation Date”), [certified without adverse reference to going concern qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Administrative Agent (except to the extent such qualification is due to the scheduled maturity date of any Debt)]2 and prepared in accordance with GAAP consistently applied.

II.   Financial Tests. Borrower Representative hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions and/or financial calculations contained in the Credit Agreement:

A.	Section 11.14.1 - Minimum Fixed Charge Coverage Ratio
	1.	EBITDA (without giving effect to the final sentence thereof in the Credit Agreement) (from Item C(4) below)	$
	2.	Income taxes paid or payable in cash by the Loan Parties and their Subsidiaries (including without duplication Tax Distributions)	$
	3.	All Capital Expenditures made by the by the Loan Parties and their Subsidiaries not financed with (x) the proceeds Debt (other than Revolving Loans) or (y) Capital Securities	$
	4.	Sum of (2) and (3)	$

1 This certificate is for convenience only and, to the extent of any conflict between the terms of this certificate and the terms of the Credit Agreement, the Credit Agreement shall control.

2 Bracketed language only with respect to annual financial reports.

Exhibit B - 1

	5.	Remainder of (1) minus (4)	$
	6.	Cash Interest Expense	$
7.

Scheduled payments (other than payments scheduled to be made on the applicable maturity date) of principal of Funded Debt (including the Term Loans and Permitted Seller Debt but excluding the Revolving Loans and Permitted Earn-Outs)

$
	8.	Management fees paid in cash to Sponsor	$
	9.	Sum of (6), (7) and (8)	$
	10.	Ratio of (5) to (9)	to 1
	11.	Minimum Required	[1.20 to 1.00]
B.	Section 11.14.2 - Maximum Total Debt to EBITDA Ratio
	1.	Total Debt	$
	2.	Qualified Cash	$
	3.	Remainder of (1) minus (2)	$
	4.	EBITDA (from Item C(4) below)	$
	5.	Ratio of (3) to (4)	to 1
	6.	Maximum allowed	to 1
C.	EBITDA Computation[3]
	1.	Consolidated Net Income	$
	2.	Plus:[4]

3 increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification 460, Guarantees

4 The amount added to EBITDA pursuant to Section 1.3(c), clauses (c), (f) (other than pursuant to clause (f)(1)(A)), (g) and (m) may in the aggregate not exceed (i) 45% of EBITDA of Holdings and its Subsidiaries for any period ending on or prior to September 30, 2018, (ii) 40% of EBITDA of Holdings and its Subsidiaries for any period ending after September 30, 2018 but on or prior to December 31, 2018, (iii) 40% of EBITDA of Holdings and its Subsidiaries for any period ending after December 31, 2018 but on or prior to March 31, 2019 and (iv) 20% of EBITDA of Holdings and its Subsidiaries for any period ending thereafter

Exhibit B - 2

(a) any provision for (or less any benefit, including income tax credits and refunds, from) income taxes (including franchise, gross receipts and single business taxes imposed in lieu of income taxes)	$
(b) Consolidated Depreciation and Amortization Expense	$
(c) the amount of any documented and clearly identifiable restructuring charges[5]	$

(d)  any other non-cash charges or adjustments, including (i) any write offs or write downs reducing Consolidated Net Income for such period, (ii) equity-based awards compensation expense and expenses related to or associated with deferred compensation programs, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets, inventory and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, (v) charges for facilities closed prior to the applicable lease expiration, and (vi) non-cash expenses in connection with new studio or other facility openings and closings

$

(e)  the amount of (i) board of directors fees not to exceed $500,000 in the aggregate for such period and (ii) any management, monitoring, consulting and advisory fees (including termination and transaction fees) and related indemnities and expenses paid or accrued in such period under the Management Agreement

$
(f) (1) all fees, costs, charges or expenses in connection with acquisitions and Investments (including	$

5 provided that the amounts added to EBITDA pursuant to this clause (c) shall not exceed 25% of EBITDA for the period ending after September 30, 2018 but on or prior to December 31, 2019 (provided that no more than 15% of such amount is derived from Pure Barre and no more than 10% of such amount is derived from Loan Parties other than Pure Barre) and 5% of EBITDA for any period ending after December 31, 2019; and provided further, that amounts added to EBITDA pursuant to this clause (c) when aggregated with amounts added to EBITDA pursuant to clause (f) (other than pursuant to clause (f)(1)), clause (f) and Section 1.3(c) of the Credit Agreement shall not exceed (i) 40% of EBITDA for any period ending after December 31, 2018 but on or prior to March 31, 2019, (ii) 35% of EBITDA for any period ending after March 31, 2019 but on or prior to June 30, 2019, (iii) 30% of EBITDA for any period ending after June 30, 2019 but on or prior to September 30, 2019, (iv) 25% of EBITDA for any period ending after September 30, 2019 but on or prior to December 31, 2019 and (iv) 10% of EBITDA for any period ending thereafter.

Exhibit B - 3

Permitted Acquisitions), including without limitation, consulting fees paid in connection with the Closing Date Acquisition, whether or not such acquisitions are consummated; provided, (A) with respect to acquisitions and Investments (other than the Closing Date Acquisition) that are consummated after the Closing Date, such fees, costs, charges or expenses (a) are incurred within 120 days following the consummation of such acquisition or Investment and (b) shall not exceed (i) $4,000,000 in the aggregate in any period ending on or prior to December 31, 2019 and (ii) $1,500,000 for any period ending after December 31, 2019, and (B) with respect to acquisitions and Investments which are not consummated, the aggregate amount of such fees, costs, charges or expenses added back shall not exceed (x) $1,275,000 in the aggregate for such period with respect to any period ending on or prior to March 31, 2019 and (y) $680,000 in the aggregate for such period with respect to any period ending after March 31, 2019 and (2) the amount of extraordinary, nonrecurring or unusual losses (including all fees and expenses relating thereto), charges or expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities or studios, costs and operating expenses incurred in connection with any strategic initiatives or attributable to the implementation of cost saving initiatives, costs or accruals or reserves incurred in connection with acquisitions (including the Related Transactions and Permitted Acquisitions, and whether or not such acquisitions are consummated) whether on, after or prior to the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), severance costs and expenses, one-time compensation charges, retention or completion bonuses, executive recruiting costs, consulting fees, restructuring costs and reserves, and curtailments or modifications to pension and postretirement employee benefit plans;

6

6 provided, that the amounts added to EBITDA pursuant to clause (f)(2) shall not exceed 20% of EBITDA for such period; and provided further, that amounts added to EBITDA pursuant to this clause (f) (other than clause

Exhibit B - 4

(g)  (1) the amount of “run-rate” cost savings, cost synergies and operating expense reductions related to restructurings, cost savings initiatives or other initiatives that are projected by the Borrower in good faith to result from Permitted Acquisitions and Investments permitted by Section 11.11 of the Credit Agreement (1) with respect to which substantial steps have been taken, in each case, during the 15 month period following such Permitted Acquisition or Investment and (2) with respect to which substantial steps are expected to be taken (in the good faith determination of the Borrower) on or before June 30, 2019 in an amount not to exceed $900,000 in any such period (provided that in each case, such cost savings, cost synergies or operating expense reductions shall be certified by management of the Borrower and calculated on a pro forma basis as though such cost savings, cost synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken) (which adjustments shall exclude the annualization of any studio royalties and may be incremental to (but not duplicative of) pro forma cost savings, cost synergies or operating expense reduction adjustments made pursuant to Section 1.3(c) of the Credit Agreement); provided that such cost savings, cost synergies and operating expenses are (i) reasonably identifiable and factually supportable and (ii) shall not exceed $2,500,000 with respect to Pure Barre and $1,000,000 with respect to all other brands (excluding amounts associated with brands related to the Original Related Transactions in an amount not to exceed $1,250,000); [7]

$

(f)(1)) when aggregated with amounts added to EBITDA pursuant to Section 1.3(c) of the Credit Agreement, clause (c) and clause (g) shall not exceed (i) 20% of EBITDA for any period ending after June 30, 2018 but on or prior to September 30, 2018, (ii) 15% of EBITDA for any period ending after September 30, 2018 but on or prior to December 31, 2018, (iii) 15% of EBITDA for any period ending after December 31, 2018 but on or prior to March 31, 2019 and (iv) 10% of EBITDA for any period ending thereafter

7 provided further that the amounts added to EBITDA pursuant to this clause (g) shall not exceed 20% of EBITDA for such period; and provided further, that amounts added to EBITDA pursuant to this clause (g) when aggregated with amounts added to EBITDA pursuant to clause (c) and clause (f) (other than pursuant to clause (f)(1)) shall not exceed (i) 40% of EBITDA for any period ending after December 31, 2018 but on or prior to March

Exhibit B - 5

(h) any non-cash costs or expense incurred by Holdings or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement	$

(i) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to Item (C)(3) below for any previous period and not added back

$
(j) Interest Expense for such period	$
(k) to the extent covered by insurance and actually reimbursed in cash, expenses with respect to liability or casualty events	$
(l) any proceeds of a business interruption insurance claim actually received in cash and solely to the extent replacing lost profits	$

(m) any losses or start-up costs or expenses (excluding marketing costs and expenses funded or reasonably and in good faith expected to be funded with amounts contributed by franchisees in to marketing funds) incurred and reducing Consolidated Net Income for such period; provided that with respect to any test period, such amounts (A) be solely and directly attributable to any brand acquired by Borrower or any other Loan Party during the trailing twelve month period following the acquisition of such brand, (B) shall not exceed an amount equal to (i) $1,000,000 with respect to any brand in any period, (ii) $5,000,000, in the aggregate for all brands in any period ending on or prior to June 30, 2019, (iii) $2,500,000 in the aggregate for all brands in any period ending after June 30, 2019 but on or prior to December 31, 2019, (iv) $1,500,000 in the aggregate for any period ending after December 31, 2019 but on or prior to March 31, 2020, (v) $1,000,000 in the

$

31, 2019, (ii) 35% of EBITDA for any period ending after March 31, 2019 but on or prior to June 30, 2019, (iii) 30% of EBITDA for any period ending after June 30, 2019 but on or prior to September 30, 2019, (iv) 25% of EBITDA for any period ending after September 30, 2019 but on or prior to December 31, 2019 and (iv) 10% of EBITDA for any period ending thereafter

Exhibit B - 6

aggregate for any period ending after March 31, 2020 but on or prior to June 30, 2020 and (vi) $0 in the aggregate for an period ending after June 30, 2020 and (C) be supported by documentation to the satisfaction of the Administrative Agent

(n)  solely with respect to the testing of financial covenants all reasonable and documented fees or expenses incurred or paid by Holdings, Borrower or any Subsidiary in connection with the consummation of the Original Related Transactions, including payments to officers, employees and directors as change of control payments, severance payments and charges for repurchase or rollover of, or modifications to, stock options, provided that such fees or expenses shall not (together with all adjustments pursuant to clause (xiii)) exceed $3,955,000 in the aggregate and shall be incurred within 180 days of the Closing Date

(o)  all reasonable and documented fees, costs, charges or expenses incurred or paid by Holdings, Borrower or any Subsidiary in connection with the consummation of the Closing Date Acquisition, including payments to officers, employees and directors as change of control payments, severance payments and charges for repurchase or rollover of, or modifications to, stock options; provided that such fees, costs, charges or expenses shall not exceed $5,000,000 in the aggregate and shall be incurred within 180 days of the Closing Date

(p)  to the extent funded with proceeds of Incremental Loans and deducted from Consolidated Net Income, up to $10,000,000 invested by the Borrowers on or prior to December 31, 2019 in franchisees in exchange for longer contract terms from such franchisees

3.	Minus:

(a)  non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period

$

Exhibit B - 7

		(b) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period	$
		(c) extraordinary gains and unusual or non-recurring gains (less all fees and expenses relating thereto)	$

(d)  in each case to the extent included in determining such Consolidated Net Income for such period and without duplication, the amount of positive EBITDA of Subsidiaries that have not guaranteed the Obligations hereunder and provided Liens on their assets securing the Obligations for such period

$
	4.	Total (EBITDA)[8]	$
D.	Section 6.2.2(a)(iv) – Excess Cash Flow[9]
	1.	EBITDA (from Item C(4) above)	$
2.

the amount of positive EBITDA of Subsidiaries that have not guaranteed the Obligations hereunder and provided Liens on their assets securing the Obligations for such period in an amount not to exceed the amount of cash distributed by such Subsidiary to a Loan Party during such period

$
	3.	any net decrease in the Working Capital Adjustment during	$

8 Notwithstanding the foregoing, the amount added to EBITDA pursuant to Section 1.3(c) of the Credit Agreement, Items C(2)(c), C(2)(f) (other than pursuant to Item C(2)(f)(1)), C(2)(g) and C(2)(h) may in the aggregate not exceed (i) 55% of EBITDA of Holdings and its Subsidiaries for any period ending on or prior to December 31, 2018 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (ii) 50% of EBITDA of Holdings and its Subsidiaries for any period ending after December 31, 2018 but on or prior to March 31, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (iii) 45% of EBITDA of Holdings and its Subsidiaries for any period ending after March 31, 2019 but on or prior to June 30, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (iv) 40% of EBITDA of Holdings and its Subsidiaries for any period ending after June 30, 2019 but on or prior to September 30, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), (v) 35% of EBITDA of Holdings and its Subsidiaries for any period ending after September 31, 2019 but on or prior to December 31, 2019 (provided that EBTIDA attributable to Pure Barre shall not exceed $6,000,000 of such amount), and (vii) 20% of EBITDA of Holdings and its Subsidiaries for any period ending thereafter.

9 Only for annual financials

Exhibit B - 8

such period
4.	scheduled repayments of principal of the Term Loans and other Funded Debt (other than payments of revolving Debt that do not include a dollar-for-dollar commitment reduction) permitted under the Credit Agreement and made during such period	$

5.	voluntary prepayments of the Term Loan pursuant to the Credit Agreement during such period and voluntary prepayments of the Revolving Loans during such period that are accompanied by a dollar-for-dollar reduction of the Revolving Commitments	$

6.	cash payments permitted under the Credit Agreement and made during such period with respect to unfinanced (whether with equity or Debt) Capital Expenditures	$

7.	all income and franchise taxes paid in cash by the Loan Parties during such period (including, without limitation (but without duplication), Tax Distributions) net of refunds actually received in cash during such period	$

8.	cash Interest Expense (net of interest income) of the Loan Parties during such period	$

9.	in each case solely to the extent added in determining EBITDA for such period and without duplication of any of the foregoing, any other amounts paid in cash and added back to EBITDA pursuant to the definition thereof	$

10.	any net increase in Working Capital Adjustments during such period	$

11.	cash payments (not financed with the proceeds of Equity (including the Available Amount) or Debt other than Revolving Loans) made in such period with respect to Permitted Acquisitions	$

12.	Sum of (1) through (3)	$

13.	Remainder of (12) minus the sum of (4) through (11)	$

14.	ECF Percentage multiplied by (13)	$

15.	Voluntary prepayments of the revolving loans to the extent accompanied by a permanent reduction of the Commitments	$

Exhibit B - 9

pursuant to Section 6.1.1 of the Credit Agreement
16.	Voluntary prepayments of the Term Loans pursuant to Section 6.2.1 (excluding payments funded from the Available Amount) of the Credit Agreement	$
17.	Remainder of (14) minus (15) minus (16)	$

III.      Borrower further certifies to you that [no Default or Event of Default has occurred and is continuing].10

[Borrower hereby notifies you pursuant to Section 5.7(f) of the Guaranty and Collateral Agreement that an application for the registration of the following Intellectual Property has been filed with [insert filing office]: [provide description of Intellectual Property]]

IV.        Enclosed herewith is a written statement of Holdings’ management setting forth a discussion of Holdings’ and its Subsidiaries’ financial condition, changes in financial condition and results of operations.

Borrower Representative has caused this Certificate to be executed and delivered by its duly authorized signatory on _________, ____.

XPONENTIAL FITNESS LLC

By:

Name:

Title:

10 If a Default or Event of default has occurred and is continuing describe the Default or Event of Default and the steps, if any, being taken to cure it.

Exhibit B - 10

EXHIBIT C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 11 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]12 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 13 hereunder are several and not joint.] 14 Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities 15 ) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above

11 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

12 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

13 Select as appropriate.

14 Include bracketed language if there are either multiple Assignors or multiple Assignees.

15 Include all applicable subfacilities.

Exhibit C - 1

being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]

2.	Assignee[s]

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	Xponential Fitness LLC, a Delaware limited liability company and St. Gregory Holdco, LLC, a Delaware limited liability company

4.	Administrative Agent:	Monroe Capital Management Advisors, LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Second Amended and Restated Credit Agreement, dated as of October 25, 2018 among the Borrowers, the other Loan Parties party thereto, the Lenders from time to time party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent

6.	Assigned Interest:

Assignor[s][16]	Assignee[s][17]	Facility Assigned[18]	Aggregate Amount of Commitment / Loans for all Lenders[19]	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment/ Loans[20]	CUSIP Number

			$	$	%
			$	$	%
			$	$	%

16 List each Assignor, as appropriate.

17 List each Assignee, as appropriate.

18 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Loan Commitment”, etc.).

19 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

20 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit C - 2

7.	[Trade Date:	][21]

Effective Date:                                              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

[Consented to and][22] Accepted:

MONROE CAPITAL MANAGEMENT ADVISORS,
LLC, as Administrative Agent

By:

Name:

Title:

21 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

22 To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

Exhibit C - 3

[Consented to][23]

By:

Name:

Title:

23 To be added only if the consent of Borrower and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

Exhibit C - 4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[___________________]24

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in

24 Describe Credit Agreement at option of Administrative Agent.

Exhibit C - 5

accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois, without regard to conflict of laws principles of such State.

Exhibit C - 6

EXHIBIT D

FORM OF NOTICE OF BORROWING

To:     Monroe Capital Management Advisors, LLC, as Administrative Agent

Please refer to the Second Amended and Restated Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Xponential Fitness LLC, a Delaware limited liability company, St. Gregory Holdco, LLC, a Delaware limited liability company, any Person from time to time joined thereto as a borrower party in accordance with the terms thereof, the other Loan Parties party thereto, the financial institutions that are or may from time to time become parties thereto and Monroe Capital Management Advisors, LLC, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing of Revolving Loans as follows:

i.	The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____.

ii.	The aggregate amount of the proposed borrowing is $______________.

iii.	The type of Loans comprising the proposed borrowing are LIBOR Loans.

iv.	The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is one month.

The undersigned hereby certifies (solely in his/her capacity as an officer of the Borrower Representative, and not in his/her personal capacity) that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) no Default or Event of Default has occurred or is continuing under the Credit Agreement; (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof without duplication of any “material” or “Material Adverse Effect” qualifier, except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any “material” or “Material Adverse Effect” qualifier) as of such earlier date; and (iii) the Loan Parties are and shall be in compliance on a pro forma basis with the financial covenants set forth in Section 11.14 computed using the covenant levels and financial information for the most recently ended quarter for which information is available.

Exhibit D - 1

Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its signatory thereunto duly authorized on ___________, ______.

XPONENTIAL FITNESS LLC

By:

Name:

Title:

Exhibit D - 2